  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER _____, 2003
                                                      REGISTRATION NO. _________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ISLAND PACIFIC, INC.
                     (formerly known as SVI Solutions, Inc.)
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                        33-0896617
           --------                                        ----------
(State or Other Jurisdiction of                  (I.R.S. Employer Identification
 Incorporation or Organization                               Number)

                                      7372
                                      ----
            (Primary Standard Industrial Classification Code Number)

                      19800 MACARTHUR BOULEVARD, SUITE 1200
                            IRVINE, CALIFORNIA 92612
                                 (949) 476-2212
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)


                                  HARVEY BRAUN
                             CHIEF EXECUTIVE OFFICER
                              ISLAND PACIFIC, INC.
                      19800 MACARTHUR BOULEVARD, SUITE 1200
                            IRVINE, CALIFORNIA 92612
                                 (949) 476-2212
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)


                                   Copies to:
                             Harry J. Proctor, Esq.
                      Solomon Ward Seidenwurm & Smith, LLP
                            401 B Street, Suite 1200
                               San Diego, CA 92101

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                               CALCULATION OF REGISTRATION FEE
                                               -------------------------------

   TITLE OF EACH CLASS OF                             PROPOSED MAXIMUM           PROPOSED MAXIMUM
      SECURITIES TO BE          AMOUNT TO BE         OFFERING PRICE PER         AGGREGATE OFFERING          AMOUNT OF
         REGISTERED            REGISTERED (1)             SHARE (2)                  PRICE (2)        REGISTRATION FEE (3)
         ----------            --------------             ---------                  ---------        --------------------
Common Stock, $.0001
      par value                  15,555,032                  N/A                        N/A                  $2,852

(1) The registrant is hereby registering a number of shares of common stock equal to (a) 150% of the 3,180,645 shares of common stock held by Heartwood Capital, LP, Blackstone Partners, LP, Ruth Moore Bypass Trust, Douglas Moore IRA, Moore Family Trust, Burlingame Equity Investors, LP, 033 Growth Partners I, L.P., 033 Growth Partners II, L.P., Oyster Pond Partners, L.P., 033 Growth International Fund, Ltd., Passport Master Fund, LP, Passport Master Fund II, LP and Deutsche Bank AG, London Branch, all of whom have registration rights, plus (b) 115,226 shares of common stock and 282,065 shares of common stock underlying a warrant held by Roth Capital Partners, LLC, who has registration rights, plus (c) 8,923,915 shares of common stock, 71,812 shares of common stock underlying options and 763,543 shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock held by The Sage Group plc, who has registration rights with respect to the 763,543 shares issuable upon conversion of the Series A Convertible Preferred Stock and has "piggy-back" registration rights with respect to 8,923,915 shares of common stock and 71,812 shares of common stock underlying options, plus (d) 100,000 shares of common stock held by Cord Camera Centers, Inc., who has registration rights, plus (e) 204,319 shares of common stock held by Koyah Leverage Partners, L.P., Koyah Partners, L.P. and Raven Partners, L.P., all of whom have registration rights, (f) 114,849 shares of common stock held by Ronald Koren, David Leacock, Augusto Rosero, Manuel Vincente, Cheryl Valencia, Randy Pagnotta, Rachel Glicksman and Richardson & Patel, LLP, all of whom have "piggy-back" registration rights, plus (g) 208,333 shares of common stock underlying the warrant held by KBK Ventures, Inc., who has "piggy-back" registration rights. This number of shares is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar events. Therefore, pursuant to Rule 416, this Registration Statement also registers such indeterminate number of shares as may be issuable in connection with stock splits, stock dividends or similar transactions.

(2) It is not known how many of such shares of Common Stock will be purchased under this Registration Statement or at what price such shares will be purchased.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended (the "Securities Act") based upon the average of the high and low prices of our common stock on December 4, 2003 as reported on the American Stock Exchange, which was $2.05 per share.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

         THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                              ISLAND PACIFIC, INC.

                                15,555,032 SHARES

                                  COMMON STOCK

         We are registering 15,555,032 shares of our common stock for resale by the selling stockholders identified in this prospectus on pages 16 through 19. The selling stockholders may sell the shares of common stock described in this prospectus in public or private transactions, on or off the American Stock Exchange, at prevailing market prices, or at privately negotiated prices. The selling stockholders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. The selling stockholders will receive all of the proceeds from the sale of the shares and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the shares. We will pay the expenses of registration of the sale of the shares.

         Our common stock is listed on the American Stock Exchange under the symbol "IPI." The closing sale price of our common stock as reported on the American Stock Exchange on December 4, 2003 was $2.03 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS," BEGINNING ON PAGE 6.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The date of this prospectus is December ____, 2003, subject to completion.

                                                   TABLE OF CONTENTS
                                                   -----------------

                                                                                                                   Page
                                                                                                                   ----
PROSPECTUS SUMMARY............................................................................................        1

THE OFFERING..................................................................................................        2

SUMMARY CONSOLIDATED FINANCIAL DATA...........................................................................        3

RISK FACTORS..................................................................................................        6

FORWARD LOOKING STATEMENTS....................................................................................       16

SELLING STOCKHOLDERS..........................................................................................       16

PLAN OF DISTRIBUTION..........................................................................................       17

USE OF PROCEEDS...............................................................................................       19

DIVIDEND POLICY...............................................................................................       19

PRICE RANGE OF COMMON STOCK...................................................................................       21

RECENT TRANSACTIONS...........................................................................................       21

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.........................       22

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE..........................       43

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK....................................................       43

DESCRIPTION OF BUSINESS.......................................................................................       44

MANAGEMENT....................................................................................................       56

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................................................       63

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................................................       64

DESCRIPTION OF CAPITAL STOCK..................................................................................       67

LEGAL MATTERS.................................................................................................       68

EXPERTS.......................................................................................................       68

WHERE YOU CAN FIND MORE INFORMATION...........................................................................       68

FINANCIAL STATEMENTS..........................................................................................      F-1

PART II, INFORMATION NOT REQUIRED IN PROSPECTUS...............................................................     II-1

EXHIBIT INDEX.................................................................................................    II-15


         YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE ON THE COVER PAGE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THE COMMON STOCK. IN THIS PROSPECTUS, "IPI", "WE", "US", "OUR" AND "THE COMPANY" REFER TO ISLAND PACIFIC, INC., UNLESS THE CONTEXT OTHERWISE REQUIRES.

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE BUYING SHARES IN THIS OFFERING. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING "RISK FACTORS" AND OUR FINANCIAL STATEMENTS BEFORE MAKING AN INVESTMENT DECISION.

         We are a provider of software solutions and services to the retail industry. We provide solutions that help retailers understand, create, manage and fulfill consumer demand.

         Our solutions and services have been developed specifically to meet the needs of the retail industry. Our solutions help retailers improve the efficiency and effectiveness of their operations and build stronger, longer lasting relationships with their customers.

         We market our software solutions through direct and indirect sales channels primarily to retailers who sell to their customers through traditional retail stores, catalogs and/or internet-enabled storefronts.

         Our offerings consist of the following components:

         The ISLAND PACIFIC MERCHANDISE MANAGEMENT suite of applications builds on our long history in retail software design and development and provides our customers with a comprehensive and fully integrated merchandise management solution. Our complete enterprise-level offering of applications and services is designed to assist our customers in maximizing their business potential. The foundation of our application suite is the individual modules that comprise the offering. The modules are:

         o    IP GLADIATOR;

         o    IP GLOBAL NETWORK;

         o    IP INTEGRATOR;

         o    IP BUYER'S WORKMATE;

         o    IP WEATHER IMPACT;

         o    IP BUSINESS PROCESS OPTIMIZATION;

         o    IP CONSUMER RESEARCH;

         o    IP PROFILING;

         o    IP FORECASTING AND REPLENISHMENT;

         o    IP OMNICARD;

         o    IP STORE PEOPLE PRODUCTIVITY;

         o    MERCHANDISING MANAGEMENT;

         o    THE EYE(TM) ANALYSIS AND PLANNING;

         o    REPLENISHMENT AND FORECASTING;

         o    PROMOTION AND EVENTS;

         o    WAREHOUSE;

         o    TICKETING; AND

         o    FINANCIALS.

         The ISLAND PACIFIC STORE SOLUTION suite of applications builds on our long history of providing multi-platform, client server in-store solutions. We market this set of applications under the name "OnePointe," and "OnePointe International" which is a full business to consumer software infrastructure encompassing a range of integrated store solutions. "OnePointe" is a complete application providing all point-of-sale ("POS") and in-store processor (server) functions for traditional "brick and mortar" retail operations.

         Our PROFESSIONAL SERVICES provide our customers with expert retail business consulting, project management, implementation, application training, technical and documentation services. This offering ensures that our customers' technology selection and implementation projects are planned and implemented timely and effectively. We also provide development services to customize our applications to meet specific requirements of our customers and ongoing support and maintenance services.

         We market our applications and services through an experienced professional direct sales force in the United States and in the United Kingdom. We believe our knowledge of the complete needs of multi-channel retailers enables us to help our customers identify the optimal systems for their particular businesses. The customer relationships we develop build recurring support, maintenance and professional service revenues and position us to continuously recommend changes and upgrades to existing systems.

         Our executive offices are located at 19800 MacArthur Boulevard, Suite 1200, Irvine, California, 92612, telephone number (949) 476-2212.

                                  THE OFFERING
--------------------------------------    --------------------------------------
Common stock to be offered by             15,555,032 shares (1)
the selling stockholders
--------------------------------------    --------------------------------------

Common stock outstanding as of            47,489,059 shares
November 18, 2003
--------------------------------------    --------------------------------------

Use of proceeds                           We will not receive any proceeds from
                                          the sale of shares of common stock
                                          covered by this prospectus.
--------------------------------------    --------------------------------------

American Stock Exchange symbol            IPI
--------------------------------------    --------------------------------------

 (1) The registrant is hereby registering a number of shares of common stock equal to (a) 150% of the 3,180,645 shares of common stock held by Heartwood Capital, LP, Blackstone Partners, LP, Ruth Moore Bypass Trust, Douglas Moore IRA, Moore Family Trust, Burlingame Equity Investors, LP, 033 Growth Partners I, L.P., 033 Growth Partners II, L.P., Oyster Pond Partners, L.P., 033 Growth International Fund, Ltd., Passport Master Fund, LP, Passport Master Fund II, LP and Deutsche Bank AG, London Branch, all of whom have registration rights, plus (b) 115,226 shares of common stock and 282,065 shares of common stock underlying a warrant held by Roth Capital Partners, LLC, who has registration rights, plus (c) 8,923,915 shares of common stock, 71,812 shares of common stock underlying options and 763,543 shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock held by The Sage Group plc, who has registration rights with respect to the 763,543 shares issuable upon conversion of the Series A Convertible Preferred Stock and has "piggy-back" registration rights with respect to 8,923,915 shares of common stock and 71,812 shares of common stock underlying options, plus (d) 100,000 shares of common stock held by Cord Camera Centers, Inc., who has registration rights, plus (e) 204,319 shares of common stock held by Koyah Leverage Partners, L.P., Koyah Partners, L.P. and Raven Partners, L.P., all of whom have registration rights, plus (f) 114,849 shares of common stock held by Ronald Koren, David Leacock, Augusto Rosero, Manuel Vincente, Cheryl Valencia, Randy Pagnotta, Rachel Glicksman and Richardson & Patel, LLP, all of whom have "piggy-back" registration rights, plus (g) 208,333 shares of common stock underlying the warrant held by KBK Ventures, Inc., who has "piggy-back" registration rights. This number of shares is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar events. Therefore, pursuant to Rule 416, this Registration Statement also registers such indeterminate number of shares as may be issuable in connection with stock splits, stock dividends or similar transactions.

                       SUMMARY CONSOLIDATED FINANCIAL DATA
                                 (IN THOUSANDS)

         The following financial information should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements and unaudited financial information and related notes included elsewhere in this prospectus.

SUMMARY CONSOLIDATED FINANCIAL DATA FOR THE SIX-MONTH PERIODS ENDED SEPTEMBER 30, 2003 AND 2002 (IN THOUSANDS, EXCEPT PER SHARE DATA):

                                                                               SIX MONTHS ENDED SEPTEMBER 30,
                                                                                    2003            2002
                                                                                ------------   ------------
                                                                                        (UNAUDITED)

STATEMENT OF OPERATIONS DATA:
Net sales                                                                       $    12,145          8,690
Cost of sales                                                                         2,728          3,662
                                                                                ------------   ------------
     Gross profit                                                                     9,417          5,028
Expenses:
   Application development                                                              683          2,244
   Depreciation and amortization                                                      1,766          2,082
   Selling, general and administrative                                                5,797          3,827
                                                                                ------------   ------------
     Total expenses                                                                   8,246          8,153
                                                                                ------------   ------------
Operating income (loss)                                                               1,171         (3,125)
Other income (expense):
   Interest income                                                                        9              1
   Other expense                                                                       (178)             2
   Interest expense                                                                    (521)          (685)
                                                                                ------------   ------------
     Total other expense                                                               (690)          (682)
                                                                                ------------   ------------
Income (loss) before provision for income taxes                                         481         (3,807)

   Provision for income taxes                                                          (503)             1
                                                                                ------------   ------------
Income (loss) before cumulative effect of a change in accounting principle              984         (3,808)
   Cumulative effect of changing accounting principle - goodwill
     valuation under SFAS 142                                                            --           (627)
                                                                                ------------   ------------
Income (loss) from continuing operations                                                984         (4,435)

   Income from discontinued operations of the SVI Training Products, Inc.
     subsidiary net of applicable income taxes                                           --            159
                                                                                ------------   ------------

Net income (loss)                                                                       984         (4,276)

     Cumulative preferred dividends                                                     554            517
                                                                                ------------   ------------

Net income (loss) available to common stockholders                              $       430    $    (4,793)
                                                                                ============   ============

Basic earnings (loss) per share:
   Income (loss) before cumulative effect of a change in accounting principle   $      0.03    $     (0.13)
   Cumulative effect of a change in accounting principle - goodwill
     Valuation under SFAS 142                                                            --          (0.02)
                                                                                ------------   ------------
   Income (loss) from continuing operations                                            0.03          (0.15)
   Income from discontinued operations                                                   --             --
   Cumulative Preferred Dividends                                                      0.02           0.02
                                                                                ------------   ------------
       Net income (loss) available to common stockholders                       $      0.01    $     (0.17)
                                                                                ============   ============

Diluted earnings (loss) per share:
   Income (loss) before cumulative effect of a change in accounting principle   $      0.02    $     (0.13)
   Cumulative effect of a change in accounting principle - goodwill
     valuation under SFAS 142                                                            --          (0.02)
                                                                                ------------   ------------
   Income (loss) from continuing operations                                            0.02          (0.15)
   Income from discontinued operations                                                   --             --
   Cumulative Preferred Dividends                                                      0.01           0.02
                                                                                ------------   ------------
       Net income (loss) available to common stockholders                       $      0.01    $     (0.17)
                                                                                ============   ============


                                       3

                                                                               SIX MONTHS ENDED SEPTEMBER 30,
                                                                                    2003            2002
                                                                                ------------   ------------
                                                                                        (UNAUDITED)

Weighted-average common shares outstanding:
   Basic                                                                             33,264         28,685
   Diluted                                                                           61,718         28,685

BALANCE SHEET DATA:
   Working capital                                                              $     6,155    $   (12,243)
   Total assets                                                                 $    43,538    $    36,004
   Long-term obligations                                                        $        68    $     1,375
   Stockholders' equity                                                         $    37,507    $    19,273



                                       4

SUMMARY CONSOLIDATED FINANCIAL DATA FOR THE LAST 5 FISCAL YEARS(1):

                                                                            YEAR ENDED MARCH 31,
                                                         ---------------------------------------------------------
                                                           2003        2002        2001        2000        1999
                                                         ---------   ---------   ---------   ---------   ---------
                                                                 (in thousands except for per share data)
STATEMENT OF OPERATIONS DATA:
Net sales                                                $ 22,296    $ 26,715    $ 28,049    $ 25,027    $  3,648
Cost of sales                                               8,045      11,003      10,815       6,176       1,206
                                                         ---------   ---------   ---------   ---------   ---------
    Gross profit                                           14,251      15,712      17,234      18,851       2,442

Application development expenses                            4,643       4,203       5,333       4,877          --
Depreciation and amortization                               4,148       6,723       8,299       7,201       1,672
Selling, general and administrative expenses                8,072      12,036      16,985      13,769       3,181
Impairment of intangible assets                                --          --       6,519          --          --
Impairment of note receivable received in
    connection with the sale of IBIS Systems
    Limited                                                    --          --       7,647          --          --
                                                         ---------   ---------   ---------   ---------   ---------
       Total expenses                                      16,863      22,962      44,783      25,847       4,853
                                                         ---------   ---------   ---------   ---------   ---------
Loss from operations                                       (2,612)     (7,250)    (27,549)     (6,996)     (2,411)

Other income (expense):
    Interest income                                             1           7         620       1,069         516
    Other income (expense)                                     24         (56)         74        (202)        769
    Interest expense                                       (1,088)     (3,018)     (3,043)     (1,493)         (1)
                                                         ---------   ---------   ---------   ---------   ---------
       Total other income (expense)                        (1,063)     (3,067)     (2,349)       (626)      1,284
                                                         ---------   ---------   ---------   ---------   ---------
Loss before provision (benefit) for income taxes           (3,675)    (10,317)    (29,898)     (7,622)     (1,127)

    Provision (benefit) for income taxes                       11           2      (4,778)     (2,435)         30
                                                         ---------   ---------   ---------   ---------   ---------
Loss before extraordinary item and change
    in accounting principle                                (3,686)    (10,319)    (25,120)     (5,187)     (1,157)

    Extraordinary item- Gain on debt forgiveness            1,476          --          --          --          --
    Cumulative effect of changing accounting principle
       - Goodwill valuation under SFAS 142                   (627)         --          --          --          --
                                                         ---------   ---------   ---------   ---------   ---------
Loss from continuing operations                            (2,837)    (10,319)    (25,120)     (5,187)     (1,157)

Income (loss) from discontinued operations                    119      (4,339)     (3,825)      1,133       6,742
                                                         ---------   ---------   ---------   ---------   ---------
       Net income (loss)                                   (2,718)    (14,658)    (28,945)     (4,054)      5,585

Cumulative preferred dividends                              1,015         254          --          --          --
                                                         ---------   ---------   ---------   ---------   ---------
       Net income (loss) available to
          common stockholders                            $ (3,733)   $(14,912)   $(28,945)   $ (4,054)   $  5,585
                                                         =========   =========   =========   =========   =========
Basic earnings (loss) per share:
    Loss before extraordinary item and
       change in accounting principle                    $  (0.12)   $  (0.29)   $  (0.72)   $  (0.15)   $  (0.04)
    Extraordinary item - gain on debt forgiveness            0.05          --          --          --          --
    Loss from change in accounting principle                (0.02)         --          --          --          --
                                                         ---------   ---------   ---------   ---------   ---------
    Loss from continuing operations                         (0.09)      (0.29)      (0.72)      (0.15)      (0.04)
    Income (loss) from discontinued operations                 --       (0.12)      (0.11)       0.13        0.24
    Cumulative preferred dividends                          (0.03)      (0.01)         --          --          --
                                                         ---------   ---------   ---------   ---------   ---------
       Net income (loss) available to
            common stockholders                          $  (0.12)   $  (0.42)   $  (0.83)   $  (0.12)   $   0.20
                                                         =========   =========   =========   =========   =========


                                                                        YEAR ENDED MARCH 31,
                                                    --------------------------------------------------------------
                                                       2003         2002        2001         2000         1999
                                                    ----------   ----------   ----------   ----------   ----------
                                                                           (in thousands)
Diluted earnings (loss) per share:
    Loss before extraordinary item and
       change in accounting principle               $   (0.12)   $   (0.29)   $   (0.72)   $   (0.15)   $   (0.03)
    Extraordinary item - gain on debt forgiveness        0.05           --           --           --           --
    Loss from change in accounting principle            (0.02)          --           --           --           --
                                                    ----------   ----------   ----------   ----------   ----------
    Loss from continuing operations                     (0.09)       (0.29)       (0.72)       (0.15)       (0.03)
    Income (loss) from discontinued operations             --        (0.12)       (0.11)        0.03         0.20
    Cumulative preferred dividends                      (0.03)       (0.01)          --           --           --
                                                    ----------   ----------   ----------   ----------   ----------
          Net income (loss) available to
            common stockholders                     $   (0.12)   $   (0.42)   $   (0.83)   $   (0.12)   $    0.17
                                                    ==========   ==========   ==========   ==========   ==========
Weighted average common shares:
    Basic                                              29,599       35,698       34,761       32,459       28,600
    Diluted                                            29,599       35,698       34,761       32,459       33,071

BALANCE SHEET DATA:
Working capital                                     $  (4,056)   $  (5,337)   $  (2,782)   $   2,628    $  26,387
Total assets                                        $  37,637    $  40,005    $  56,453    $  94,083    $  52,374
Long-term obligations                               $   2,807    $   8,013    $  18,554    $  21,586    $   2,043
Stockholders' equity                                $  23,842    $  21,952    $  26,993    $  53,497    $  45,270


(1) Except for the year ended March 31, 2003, certain reclassifications are reflected in the above data since the filing of such annual reports on forms 10KSB, 10K and 10K/A. Such reclassifications did not result in changes in net income (loss), net income (loss) per share or stockholders' equity.

                                  RISK FACTORS

THE PURCHASE OF OUR SHARES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE MAKING A DECISION TO BUY OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS COULD BE HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. YOU SHOULD ALSO REFER TO THE OTHER INFORMATION IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND THE RELATED NOTES. EXCEPT FOR HISTORICAL INFORMATION, THE INFORMATION IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING" STATEMENTS ABOUT OUR EXPECTED FUTURE BUSINESS AND PERFORMANCE. OUR ACTUAL OPERATING RESULTS AND FINANCIAL PERFORMANCE MAY PROVE TO BE VERY DIFFERENT FROM WHAT WE MIGHT HAVE PREDICTED AS OF THE DATE OF THIS PROSPECTUS. THE RISKS DESCRIBED BELOW ADDRESS SOME OF THE FACTORS THAT MAY AFFECT OUR FUTURE OPERATING RESULTS AND FINANCIAL PERFORMANCE.

BUSINESS RISKS

WE INCURRED LOSSES FOR FISCAL YEARS 2003, 2002, 2001 AND 2000.

         We incurred losses of $2.7 million, $14.7 million, $28.9 million and $4.1 million in the fiscal years ended March 31, 2003, 2002, 2001, and 2000 respectively. The losses in the past four years have generally been due to difficulties completing sales for new application software licenses, the resulting change in sales mix toward lower margin services, and debt service expenses. We will need to generate additional revenue to achieve profitability in future periods. If we are unable to achieve profitability, or maintain profitability if achieved, may have a material adverse effect on our business and stock price and we may be unable to continue operations at current levels, if at all.

WE HAD NEGATIVE WORKING CAPITAL IN PRIOR FISCAL YEARS, AND WE HAVE EXTENDED PAYMENT TERMS WITH A NUMBER OF OUR SUPPLIERS.

         At March 31, 2003, 2002 and 2001, we had negative working capital of $4.1 million, $5.3 million and $2.8 million, respectively. We have had difficulty meeting operating expenses, including interest payments on debt, lease payments and supplier obligations. We have at times deferred payroll for our executive officers, and borrowed from related parties to meet payroll obligations. We have extended payment terms with our trade creditors wherever possible.

         As a result of extended payment arrangements with suppliers, we may be unable to secure products and services necessary to continue operations at current levels from these suppliers. In that event, we will have to obtain these products and services from other parties, which could result in adverse consequences to our business, operations and financial condition, and we may be unable to obtain these products from other parties on terms acceptable to us, if at all.

OUR NET SALES HAVE DECLINED IN RECENT FISCAL YEARS. WE EXPERIENCED A SUBSTANTIAL DECREASE IN APPLICATION SOFTWARE LICENSE SALES. OUR GROWTH AND PROFITABILITY IS DEPENDENT ON THE SALE OF HIGHER MARGIN LICENSES.

         Our net sales decreased by 16% in the fiscal year ended March 31, 2003, compared to the fiscal year ended March 31, 2002. Our net sales decreased by 5% in the fiscal year ended March 31, 2002 compared to the fiscal year ended March 31, 2001. We experienced a substantial decrease in application license software sales, which typically carry a much higher margin than other revenue sources. We must improve new application license sales to become profitable. We have taken steps to refocus our sales strategy on core historic competencies, but our typically long sales cycles make it difficult to evaluate whether and when sales will improve. We cannot be sure that the decline in sales has not been due to factors which might continue to negatively affect sales.

OUR FINANCIAL CONDITION MAY INTERFERE WITH OUR ABILITY TO SELL NEW APPLICATION SOFTWARE LICENSES.

         Future sales growth may depend on our ability to improve our financial condition. Our past financial condition has made it difficult for us to complete sales of new application software licenses. Because our applications typically require lengthy implementation and extended servicing arrangements, potential customers require assurance that these services will be available for the expected life of the application. These potential customers may defer buying decisions until our financial condition improves, or may choose the products of our competitors whose financial condition is or is perceived to be stronger. Customer deferrals or lost sales will adversely affect our business, financial conditions and results of operations.

OUR SALES CYCLES ARE LONG AND PROSPECTS ARE UNCERTAIN. THIS MAKES IT DIFFICULT FOR US TO PREDICT REVENUES AND BUDGET EXPENSES.

         The length of sales cycles in our business makes it difficult to evaluate the effectiveness of our sales strategies. Our sales cycles historically have ranged from three to twelve months, which has caused significant fluctuations in revenues from period to period. Due to our difficulties in completing new application software sales in recent periods and our refocused sales strategy, it is difficult to predict revenues and properly budget expenses.

         Our software applications are complex and perform or directly affect mission-critical functions across many different functional and geographic areas of the retail enterprise. In many cases, our customers must change established business practices when they install our software. Our sales staff must dedicate significant time consulting with a potential customer concerning the substantial technical and business concerns associated with implementing our products. The purchase of our products is often discretionary, so lengthy sales efforts may not result in a sale. Moreover, it is difficult to predict when a license sale will occur. All of these factors can adversely affect our business, financial condition and results of operations.

OUR OPERATING RESULTS HAVE FLUCTUATED SIGNIFICANTLY IN THE PAST, AND THEY MAY CONTINUE TO DO SO IN THE FUTURE, WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE.

         Our quarterly operating results have fluctuated significantly in the past and may fluctuate in the future as a result of several factors, many of which are outside of our control. If revenue declines in a quarter, our operating results will be adversely affected because many of our expenses are relatively fixed. In particular, sales and marketing, application development and general and administrative expenses do not change significantly with variations in revenue in a quarter. It is likely that in some future quarter our net sales or operating results will be below the expectations of public market analysts or investors. If that happens, our stock price will likely decline.

OUR REVENUE MAY VARY FROM PERIOD TO PERIOD, WHICH MAKES IT DIFFICULT TO PREDICT FUTURE RESULTS.

         Factors outside our control that could cause our revenue to fluctuate significantly from period to period include:

         o The size and timing of individual orders, particularly with respect to our larger customers;

         o    General health of the retail industry and the overall economy;

         o Technological changes in platforms supporting our software products; and

         o    Market acceptance of new applications and related services.

         In particular, we usually deliver our software applications when contracts are signed, so order backlog at the beginning of any quarter may represent only a portion of that quarter's expected revenues. Application license revenues in any quarter are substantially dependent on orders booked and delivered in that quarter. Additionally, we have experienced, and we expect to continue to experience, quarters or periods where individual application license or services orders are significantly larger than our typical application license or service orders. Because of the nature of our offerings, we may get one or more large orders in one quarter from a customer and then no orders the next quarter. As a result of these factors, it is difficult for us to predict revenues and adjust costs as necessary.

OUR EXPENSES MAY VARY FROM PERIOD TO PERIOD, WHICH COULD AFFECT QUARTERLY RESULTS AND OUR STOCK PRICE.

         If we incur additional expenses in a quarter in which we do not experience increased revenue, our results of operations would be adversely affected and we may incur losses for that quarter. Factors that could cause our expenses to fluctuate from period to period include:

         o The extent of marketing and sales efforts necessary to promote and sell our applications and services;

         o    The timing and extent of our development efforts; and

         o    The timing of personnel hiring.

IT IS DIFFICULT TO EVALUATE OUR PERFORMANCE BASED ON PERIOD TO PERIOD COMPARISONS OF OUR RESULTS.

         The many factors which can cause revenues and expenses to vary make meaningful period to period comparisons of our results difficult. We do not believe period to period comparisons of our financial performance are necessarily meaningful, and you cannot rely on them as an indication of our future performance.

WE MAY EXPERIENCE SEASONAL DECLINES IN SALES, WHICH COULD CAUSE OUR OPERATING RESULTS TO FALL SHORT OF EXPECTATIONS IN SOME QUARTERS.

         We may experience slower sales of our applications and services from October through December of each year as a result of retailers' focus on the holiday retail-shopping season. This can negatively affect revenues in our third fiscal quarter and in other quarters, depending on our sales cycles.

WE HAVE RELIED ON CAPITAL CONTRIBUTED BY RELATED PARTIES, AND SUCH CAPITAL MAY NOT BE AVAILABLE IN THE FUTURE.

         Our cash from operations has not been sufficient to meet our operational needs, and we have relied on capital from related parties. A company affiliated with Donald S. Radcliffe, our former director, made short-term loans to us in fiscal 2002 and in fiscal 2003 to meet payroll when cash on hand was not sufficient. Softline Limited ("Softline") loaned us $10 million to make a required principal payment on our Union Bank term loan in July 2000. A subsidiary of Softline loaned us an additional $600,000 in November 2000 to meet working capital needs. This loan was repaid in February 2001, in part with $400,000 we borrowed from Barry M. Schechter, our former Chairman. We borrowed an additional $164,000 from Mr. Schechter in March 2001, which was repaid in July 2001, for operational needs related to our Australian subsidiary.

         We may not be able to obtain capital from related parties in the future. No officer, director, stockholder or related party is under any obligation to continue to provide cash to meet our future liquidity needs.

WE MAY NEED TO RAISE CAPITAL TO GROW OUR BUSINESS. OBTAINING THIS CAPITAL COULD IMPAIR THE VALUE OF YOUR INVESTMENT.

         We may need to raise capital to:

         o    Support unanticipated capital requirements;

         o    Take advantage of acquisition or expansion opportunities;

         o    Continue our current development efforts;

         o    Develop new applications or services; or

o        Address working capital needs.

         Our future capital requirements depend on many factors including our application development, sales and marketing activities. We do not know whether additional financing will be available when needed, or available on terms acceptable to us. If we cannot raise needed funds for the above purposes on acceptable terms, we may be forced to curtail some or all of the above activities and we may not be able to grow our business or respond to competitive pressures or unanticipated developments.

         We may raise capital through public or private equity offerings or debt financings. To the extent we raise additional capital by issuing equity securities or convertible debt securities, our stockholders may experience substantial dilution and the new securities may have greater rights, preferences or privileges than our existing common stock.

INTANGIBLE ASSETS MAY BE IMPAIRED MAKING IT MORE DIFFICULT TO OBTAIN FINANCING.

         Goodwill, capitalized software, non-compete agreements and other intangible assets represent approximately 73% of our total assets as of September 30, 2003. We may have to impair or write-off these assets, which will cause a charge to earnings and could cause our stock price to decline.

         Any such impairments will also reduce our assets, as well as the ratio of our assets to our liabilities. These balance sheet effects could make it more difficult for us to obtain capital, and could make the terms of capital we do obtain more unfavorable to our existing stockholders.

FOREIGN CURRENCY FLUCTUATIONS MAY IMPAIR OUR COMPETITIVE POSITION AND AFFECT OUR OPERATING RESULTS.

         Fluctuations in currency exchange rates affect the prices of our applications and services and our expenses, and foreign currency losses will negatively affect profitability or increase losses. Approximately 12%, 9% and 8% of our net sales from continuing operations were outside North America, principally in Australia and the United Kingdom, in the fiscal years ended March 31, 2003, 2002 and 2001, respectively. Many of our expenses related to foreign sales, such as corporate level administrative overhead and development, are denominated in U.S. dollars. When accounts receivable and accounts payable arising from international sales and services are converted to U.S. dollars, the resulting gain or loss contributes to fluctuations in our operating results. We do not hedge against foreign currency exchange rate risks.

HISTORICALLY WE HAVE BEEN DEPENDENT ON A SMALL NUMBER OF CUSTOMERS FOR A SIGNIFICANT AMOUNT OF OUR BUSINESS.

         Toys "R" Us ("Toys") accounted for 13% of our net sales for the six month period ended September 30, 2003, and 31%, 47% and 33% of our net sales for the fiscal years ended March 31, 2003, 2002 and 2001, respectively. QQQ Systems Ltd. ("QQQ Systems") accounted for 32% of our net sales for the six months ended September 30, 2003. In November 2003, Toys terminated their software development and services agreement with us. We cannot provide any assurances that QQQ Systems or any of our current customers will continue at current or historical levels or that we will be able to obtain orders from new customers.

IF WE LOSE THE SERVICES OF ANY MEMBER OF OUR SENIOR MANAGEMENT OR KEY TECHNICAL AND SALES PERSONNEL, OR IF WE ARE UNABLE TO RETAIN OR ATTRACT ADDITIONAL TECHNICAL PERSONNEL, OUR ABILITY TO CONDUCT AND EXPAND OUR BUSINESS WILL BE IMPAIRED.

         We are heavily dependent on our Chairman and Chief Executive Officer, Harvey Braun, and our President and Chief Operating Officer, Steven Beck. We do not have any written employment agreements with Mr. Braun or Mr. Beck. We are also heavily dependent on our former Chairman, Barry Schechter, who remains a consultant to us. We do not have a written consulting agreement with Mr. Schechter. We also believe our future success will depend largely upon our ability to attract and retain highly-skilled software programmers, managers, and sales and marketing personnel. Competition for personnel is intense, particularly in international markets. The software industry is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. We compete against numerous companies, including larger, more established companies, for our personnel. We may not be successful in attracting or retaining skilled sales, technical and managerial personnel. The loss of key employees or our inability to attract and retain other qualified employees could negatively affect our financial performance and cause our stock price to decline.

WE ARE DEPENDENT ON THE RETAIL INDUSTRY, AND IF ECONOMIC CONDITIONS IN THE RETAIL INDUSTRY FURTHER DECLINE, OUR REVENUES MAY ALSO DECLINE. RETAIL SALES HAVE BEEN AND MAY CONTINUE TO BE SLOW.

         Our future growth is critically dependent on increased sales to the retail industry. We derive the substantial majority of our revenues from the licensing of software applications and the performance of related professional and consulting services to the retail industry. Demand for our applications and services could decline in the event of consolidation, instability or more downturns in the retail industry. This decline would likely cause reduced sales and could impair our ability to collect accounts receivable. The result would be reduced earnings and weakened financial condition, each or both of which would likely cause our stock price to decline.

         The success of our customers is directly linked to economic conditions in the retail industry, which in turn are subject to intense competitive pressures and are affected by overall economic conditions. In addition, the retail industry may be consolidating, and it is uncertain how consolidation will affect the industry. The retail industry as a whole is currently experiencing increased competition and weakening economic conditions that could negatively impact the industry and our customers' ability to pay for our products and services. Such consolidation and weakening economic conditions have in the past, and may in the future, negatively impact our revenues, reduce the demand for our products and may negatively impact our business, operating results and financial condition. Uncertain economic conditions and the specter of terrorist activities have adversely impacted sales of our software applications, and we believe mid-tier specialty retailers may be reluctant during the current economic climate to make the substantial infrastructure investment that generally accompanies the implementation of our software applications, which may adversely impact our business.

THERE MAY BE AN INCREASE IN CUSTOMER BANKRUPTCIES DUE TO WEAK ECONOMIC
CONDITIONS.

         We have in the past and may in the future be impacted by customer bankruptcies. During weak economic conditions, such as those currently being experienced in many geographic regions around the world, there is an increased risk that certain of our customers will file bankruptcy. When our customers file bankruptcy, we may be required to forego collection of pre-petition amounts owed, and to repay amounts remitted to us during the 90-day preference period preceding the filing. Accounts receivable balances related to pre-petition amounts may in certain of these instances be large due to extended payment terms for software license fees, and significant billings for consulting and implementation services on large projects. The bankruptcy laws, as well as the specific circumstances of each bankruptcy, may severely limit our ability to collect pre-petition amounts, and may force us to disgorge payments made during the 90-day preference period. We also face risk from international customers who file for bankruptcy protection in foreign jurisdictions, in that the application of foreign bankruptcy laws may be less certain or harder to predict. Although we believe that we have sufficient reserves to cover anticipated customer bankruptcies, there can be no assurance that such reserves will be adequate, and if they are not adequate, our business, operating results and financial condition would be adversely affected.

WE MAY NOT BE ABLE TO MAINTAIN OR IMPROVE OUR COMPETITIVE POSITION BECAUSE OF THE INTENSE COMPETITION IN THE RETAIL SOFTWARE INDUSTRY.

         We conduct business in an industry characterized by intense competition. Most of our competitors are very large companies with an international presence. We must also compete with smaller companies which have been able to develop strong local or regional customer bases. Many of our competitors and potential competitors are more established, benefit from greater name recognition and have significantly greater resources than us. Our competitors may also have lower cost structures and better access to the capital markets than us. As a result, our competitors may be able to respond more quickly than we can to new or emerging technologies and changes in customer requirements. Our competitors may:

         o Introduce new technologies that render our existing or future products obsolete, unmarketable or less competitive;

         o Make strategic acquisitions or establish cooperative relationships among themselves or with other solution providers, which would increase the ability of their products to address the needs of our customers; and

         o Establish or strengthen cooperative relationships with our current or future strategic partners, which would limit our ability to compete through these channels.

         We could be forced to reduce prices and suffer reduced margins and market share due to increased competition from providers of offerings similar to, or competitive with, our applications, or from service providers that provide services similar to our services. Competition could also render our technology obsolete. For a further discussion of competitive factors in our industry, see "Business" under the heading "Competition."

OUR MARKETS ARE SUBJECT TO RAPID TECHNOLOGICAL CHANGE, SO OUR SUCCESS DEPENDS HEAVILY ON OUR ABILITY TO DEVELOP AND INTRODUCE NEW APPLICATIONS AND RELATED SERVICES.

         The retail software industry is characterized by rapid technological change, evolving standards and wide fluctuations in supply and demand. We must cost-effectively develop and introduce new applications and related services that keep pace with technological developments to compete. If we do not gain market acceptance for our existing or new offerings or if we fail to introduce progressive new offerings in a timely or cost-effective manner, our financial performance will suffer.

         The success of application enhancements and new applications depends on a variety of factors, including technology selection and specification, timely and efficient completion of design, and effective sales and marketing efforts. In developing new applications and services, we may:

         o Fail to respond to technological changes in a timely or cost-effective manner;

         o Encounter applications, capabilities or technologies developed by others that render our applications and services obsolete or non-competitive or that shorten the life cycles of our existing applications and services;

         o Experience difficulties that could delay or prevent the successful development, introduction and marketing of these new applications and services; or

         o Fail to achieve market acceptance of our applications and services.

         The life cycles of our applications are difficult to estimate, particularly in the emerging electronic commerce market. As a result, new applications and enhancements, even if successful, may become obsolete before we recoup our investment.

OUR PROPRIETARY RIGHTS OFFER ONLY LIMITED PROTECTION AND OUR COMPETITORS MAY DEVELOP APPLICATIONS SUBSTANTIALLY SIMILAR TO OUR APPLICATIONS AND USE SIMILAR TECHNOLOGIES WHICH MAY RESULT IN THE LOSS OF CUSTOMERS. WE MAY HAVE TO INITIATE COSTLY LITIGATION TO PROTECT OUR PROPRIETARY RIGHTS.

         Our success and competitive position is dependent in part upon our ability to develop and maintain the proprietary aspects of our intellectual property. Our intellectual property includes our trademarks, trade secrets, copyrights and other proprietary information. Our efforts to protect our intellectual property may not be successful. Effective copyright and trade secret protection may be unavailable or limited in some foreign countries. We hold no patents. Consequently, others may develop, market and sell applications substantially equivalent to ours or utilize technologies similar to those used by us, so long as they do not directly copy our applications or otherwise infringe our intellectual property rights.

         We may find it necessary to bring claims or initiate litigation against third parties for infringement of our proprietary rights or to protect our trade secrets. These actions would likely be costly and divert management resources. These actions could also result in counterclaims challenging the validity of our proprietary rights or alleging infringement on our part. The ultimate outcome of any litigation will be difficult to predict.

OUR APPLICATIONS MAY BE SUBJECT TO CLAIMS THEY INFRINGE ON THE PROPRIETARY RIGHTS OF THIRD PARTIES, WHICH MAY EXPOSE US TO LITIGATION.

         We may become subject to litigation involving patents or proprietary rights. Patent and proprietary rights litigation entails substantial legal and other costs, and we do not know if we will have the necessary financial resources to defend or prosecute our rights in connection with any such litigation. Responding to and defending claims related to our intellectual property rights, even ones without merit, can be time consuming and expensive and can divert management's attention from other business matters. In addition, these actions could cause application delivery delays or require us to enter into royalty or license agreements. Royalty or license agreements, if required, may not be available on terms acceptable to us, if they are available at all. Any or all of these outcomes could have a material adverse effect on our business, operating results and financial condition.

DEVELOPMENT AND MARKETING OF OUR OFFERINGS DEPENDS ON STRATEGIC RELATIONSHIPS WITH OTHER COMPANIES. OUR EXISTING STRATEGIC RELATIONSHIPS MAY NOT ENDURE AND MAY NOT DELIVER THE INTENDED BENEFITS, AND WE MAY NOT BE ABLE TO ENTER INTO FUTURE STRATEGIC RELATIONSHIPS.

         Since we do not possess all of the technical and marketing resources necessary to develop and market our offerings to their target markets, our business strategy substantially depends on our strategic relationships. While some of these relationships are governed by contracts, most are non-exclusive and all may be terminated on short notice by either party. If these relationships terminate or fail to deliver the intended benefits, our development and marketing efforts will be impaired and our revenues may decline. We may not be able to enter into new strategic relationships, which could put us at a disadvantage to those of our competitors which do successfully exploit strategic relationships.

OUR PRIMARY COMPUTER AND TELECOMMUNICATIONS SYSTEMS ARE IN A LIMITED NUMBER OF GEOGRAPHIC LOCATIONS, WHICH MAKES THEM MORE VULNERABLE TO DAMAGE OR INTERRUPTION. THIS DAMAGE OR INTERRUPTION COULD HARM OUR BUSINESS.

         Substantially all of our primary computer and telecommunications systems are located in two geographic areas, and these systems are vulnerable to damage or interruption from fire, earthquake, water damage, sabotage, flood, power loss, technical or telecommunications failure or break-ins. Our insurance may not adequately compensate us for our lost business and will not compensate us for any liability we incur due to our inability to provide services to our customers. Although we have implemented network security measures, our systems are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. These disruptions could lead to interruptions, delays, loss of data or the inability to service our customers. Any of these occurrences could impair our ability to serve our customers and harm our business.

IF PRODUCT LIABILITY LAWSUITS ARE SUCCESSFULLY BROUGHT AGAINST US, WE MAY INCUR SUBSTANTIAL LIABILITIES AND MAY BE REQUIRED TO LIMIT COMMERCIALIZATION OF OUR APPLICATIONS.

         Our business exposes us to product liability risks. Any product liability or other claims brought against us, if successful and of sufficient magnitude, could negatively affect our financial performance and cause our stock price to decline.

         Our applications are highly complex and sophisticated and they may occasionally contain design defects or software errors that could be difficult to detect and correct. In addition, implementation of our applications may involve customer-specific customization by us or third parties, and may involve integration with systems developed by third parties. These aspects of our business create additional opportunities for errors and defects in our applications and services. Problems in the initial release may be discovered only after the application has been implemented and used over time with different computer systems and in a variety of other applications and environments. Our applications have in the past contained errors that were discovered after they were sold. Our customers have also occasionally experienced difficulties integrating our applications with other hardware or software in their enterprise.

         We are not currently aware of any material defects in our applications that might give rise to future lawsuits. However, errors or integration problems may be discovered in the future. Such defects, errors or difficulties could result in loss of sales, delays in or elimination of market acceptance, damage to our brand or to our reputation, returns, increased costs and diversion of development resources, redesigns and increased warranty and servicing costs. In addition, third-party products, upon which our applications are dependent, may contain defects which could reduce or undermine entirely the performance of our applications.

         Our customers typically use our applications to perform mission-critical functions. As a result, the defects and problems discussed above could result in significant financial or other damage to our customers. Although our sales agreements with our customers typically contain provisions designed to limit our exposure to potential product liability claims, we do not know if these limitations of liability are enforceable or would otherwise protect us from liability for damages to a customer resulting from a defect in one of our applications or the performance of our services. Our product liability insurance may not cover all claims brought against us.

THE SAGE GROUP PLC (THE "SAGE GROUP") HAS THE RIGHT TO ACQUIRE A SIGNIFICANT PERCENTAGE OF OUR COMMON STOCK, WHICH IF ACQUIRED BY THE SAGE GROUP, MAY ENABLE THE SAGE GROUP TO EXERCISE EFFECTIVE CONTROL OF US.

         On November 14, 2003, the Sage Group acquired substantially all of the assets of Softline, including Softline's 141,000 shares of our Series A Convertible Preferred Stock (which are convertible into 18,839,447 shares of our common stock), 8,923,915 shares of our common stock and options to purchase 71,812 shares of our common stock. The Sage Group beneficially owns approximately 41.9% of our outstanding common stock, including shares the Sage Group has the right to acquire upon conversion of its Series A Convertible Preferred Stock and exercise of its outstanding options. Although the Series A Convertible Preferred Stock is redeemable by us and 25,125,000 shares of common stock beneficially owned by the Sage Group are subject to an option held by Steven Beck, as trustee of a certain management group of the Company, if the Sage Group converts its Series A Convertible Preferred Stock, it may have effective control over all matters affecting us, including:

         o    The election of all of our directors;

         o The allocation of business opportunities that may be suitable for the Sage Group and us;

         o Any determinations with respect to mergers or other business combinations involving us;

         o    The acquisition or disposition of assets or businesses by us;

         o Debt and equity financing, including future issuance of our common stock or other securities;

         o    Amendments to our charter documents;

         o    The payment of dividends on our common stock; and

         o    Determinations with respect to our tax returns.

THE SAGE GROUP'S POTENTIAL INFLUENCE ON OUR COMPANY COULD MAKE IT DIFFICULT FOR ANOTHER COMPANY TO ACQUIRE US, WHICH COULD DEPRESS OUR STOCK PRICE.

         The Sage Group beneficially owns a significant percentage of our common stock. In addition, two of the current members of our board of directors are employed by a subsidiary of the Sage Group. The Sage Group's potential effective voting control could discourage others from initiating any potential merger, takeover or other change of control transaction that may otherwise be beneficial to our business or our stockholders. As a result, the Sage Group's potential effective control could reduce the price that investors may be willing to pay in the future for shares of our stock, or could prevent any party from attempting to acquire us at any price.

OUR STOCK PRICE HAS BEEN HIGHLY VOLATILE.

         The market price of our common stock has been, and is likely to continue to be, volatile. When we or our competitors announce new customer orders or services, change pricing policies, experience quarterly fluctuations in operating results, announce strategic relationships or acquisitions, change earnings estimates, experience government regulatory actions or suffer from generally adverse economic conditions, our stock price could be affected. Some of the volatility in our stock price may be unrelated to our performance. Recently, companies similar to ours have experienced extreme price fluctuations, often for reasons unrelated to their performance. For further information on our stock price trends, see "Price Range of Common Stock."

WE HAVE NEVER PAID A DIVIDEND ON OUR COMMON STOCK AND WE DO NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE.

         We have not previously paid any cash or other dividend on our common stock. We anticipate that we will use our earnings and cash flow for repayment of indebtedness, to support our operations, and for future growth, and we do not have any plans to pay dividends in the foreseeable future. Holders of our Series A Convertible Preferred Stock are entitled to dividends in preference and priority to common stockholders. Future equity financing(s) may further restrict our ability to pay dividends.

THE TERMS OF OUR PREFERRED STOCK MAY REDUCE THE VALUE OF YOUR COMMON STOCK.

         We are authorized to issue up to 5,000,000 shares of preferred stock in one or more series. We issued 141,000 shares of Series A Convertible Preferred Stock in May 2002. Our board of directors may determine the terms of subsequent series of preferred stock without further action by our stockholders. If we issue additional preferred stock, it could affect your rights or reduce the value of your common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third party. These terms may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, and sinking fund provisions. We are actively seeking capital, and some of the arrangements we are considering may involve the issuance of preferred stock.

FAILURE TO COMPLY WITH THE AMERICAN STOCK EXCHANGE'S LISTING STANDARDS COULD RESULT IN OUR DELISTING FROM THAT EXCHANGE AND LIMIT THE ABILITY TO SELL ANY OF OUR COMMON STOCK.

         Our stock is currently traded on the American Stock Exchange. The Exchange has published certain guidelines it uses in determining whether a security warrants continued listing. These guidelines include financial, market capitalization and other criteria, and as a result of our financial condition or other factors, the American Stock Exchange could in the future determine that our stock does not merit continued listing. If our stock were delisted from the American Stock Exchange, the ability of our stockholders to sell our common stock could become limited, and we would lose the advantage of some state and federal securities regulations imposing lower regulatory burdens on exchange-traded issuers.

DELAWARE LAW AND SOME PROVISIONS OF OUR CHARTER AND BYLAWS MAY ADVERSELY AFFECT THE PRICE OF YOUR STOCK.

         Special meetings of our stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or the Board of Directors. Stockholders have no right to call a meeting. Stockholders must also comply with advance notice provisions in our bylaws in order to nominate directors or propose matters for stockholder action. These provisions of our charter documents, as well as certain provisions of Delaware law, could delay or make more difficult certain types of transactions involving a change in control of the Company or our management. Delaware law also contains provisions that could delay or make more difficult change in control transactions. As a result, the price of our common stock may be adversely affected.

SHARES ISSUABLE UPON THE EXERCISE OF OPTIONS, WARRANTS, DEBENTURES AND CONVERTIBLE NOTES OR UNDER ANTI-DILUTION PROVISIONS IN CERTAIN AGREEMENTS COULD DILUTE YOUR STOCK HOLDINGS AND ADVERSELY AFFECT OUR STOCK PRICE.

         We have issued options and warrants to acquire common stock to our employees and certain other persons at various prices, some of which are or may in the future have exercise prices at below the market price of our stock. We currently have outstanding options and warrants for 14,491,061 shares. Of these options and warrants, as of November 18, 2003, 757,865 have exercise prices above the recent market price of $2.28 per share (as of November 18, 2003), and 13,733,196 have exercise prices at or below that recent market price. If exercised, these options and warrants will cause immediate and possibly substantial dilution to our stockholders.

         Our existing stock option plan currently has approximately 2,121,467 shares available for issuance as of November 18, 2003. Future options issued under the plan may have further dilutive effects.

         We issued to Union Bank of California, N.A. an unsecured note that is convertible into shares of common stock at a price per share of eighty percent (80%) of the average share closing price of our common stock for the ten trading day period immediately preceding the payoff date of the note, which is March 31, 2004. This note will have a dilutive effect on stockholders if converted. As of September 30, 2003, the bank assigned this note to Roth Capital Partners, LLC.

         Under a securities purchase agreement dated November 7, 2003 between the Company and various institutional investors, for a six-month period the Company is obligated to issue the investors additional shares of common stock, if the Company or any subsidiary or affiliate of the Company sells any of the Company's common stock for an aggregate purchase price of $1 million for a per share price that is less than 120% of the then current per share purchase price paid by such investors. The number of shares issued pursuant to the anti-dilution provision when aggregated with all prior issuances pursuant to the November 7, 2003 securities purchase agreement can not exceed 7,600,000 without stockholder approval.

         Sales of shares issued pursuant to exercisable options, warrants, convertible notes or anti-dilution provisions could lead to subsequent sales of the shares in the public market, and could depress the market price of our stock by creating an excess in supply of shares for sale. Issuance of these shares and sale of these shares in the public market could also impair our ability to raise capital by selling equity securities.

WE MAY BE UNABLE TO SUCCESSFULLY INTEGRATE OUR OPERATIONS WITH PAGE DIGITAL INCORPORATED ("PAGE DIGITAL") AND REALIZE ALL OF THE ANTICIPATED BENEFITS OF THE PAGE DIGITAL TRANSACTION.

         On November 20, 2003, we executed an agreement pursuant to which we will acquire Page Digital, subject to requisite regulatory, security holder and other approvals, as well as satisfaction of customary closing conditions. The acquisition involves the integration of two companies that previously have operated independently, which is a complex, costly and time-consuming process. The difficulties of combining the companies' operations include, among other things: o Coordinating geographically disparate organizations, systems and facilities;

         o    Strain on management resources due to integration demands;

         o    Integrating personnel with diverse business backgrounds;

         o    Consolidating corporate and administrative functions;

         o    Coordinating product development;

         o    Coordinating sales and marketing functions;

         o    Retaining key employees; and

         o    Preserving relationships with key customers.

SATISFYING CLOSING CONDITIONS MAY DELAY OR PREVENT COMPLETION OF THE PAGE DIGITAL TRANSACTION.

         The closing of the Page Digital acquisition is conditioned, among other things, upon the California Commissioner of Corporations issuing us a permit which is necessary to perfect our exemption under Section 3(a)(10) of the Securities Act. Part of that process involves our participation in a Fairness Hearing before the California Commissioner of Corporations. If the permit is not issued, we will file a registration statement on Form S-4 and the closing will occur immediately following the date of the Page Digital stockholders' meeting called to approve the transaction. Filing a Form S-4 is costly and time consuming. Dedicating the necessary financial and managerial resources to prepare and file the Form S-4 could have a negative impact on our operations and revenue.

BUSINESS RISKS FACED BY PAGE DIGITAL COULD DISADVANTAGE OUR BUSINESS.


         Page Digital is a developer of multi-channel commerce software and faces several business risks that could disadvantage our business if the proposed transaction is consummated. These risks include many of the risks that we face, described above, as well as:

         o LONG AND VARIABLE SALES CYCLES MAKE IT DIFFICULT TO PREDICT OPERATING RESULTS - Historically, the period between initial contact with a prospective customer and the licensing of Page Digital's products has ranged from one to twelve months. Page Digital's average sales cycle is currently three months. The licensing of Page Digital's products is often an enterprise wide decision by customers that involves a significant commitment of resources by Page Digital and its prospective customer. Customers generally consider a wide range of issues before committing to purchase Page Digital's products, including product benefits, cost and time of implementation, ability to operate with existing and future computer systems, ability to accommodate increased transaction volume and product reliability. As a part of the sales process, Page Digital spends a significant amount of resources informing prospective customers about the use and benefits of Page Digital products, which may not result in a sale, therefore increasing operating expenses. As a result of this sales cycle, Page Digital's revenues are unpredictable and could vary significantly from quarter to quarter causing our operating results to vary significantly from quarter to quarter.

         o DEFECTS IN PRODUCTS COULD DIMINISH DEMAND FOR PRODUCTS AND RESULT IN LOSS OF REVENUES - From time to time errors or defects may be found in Page Digital's existing, new or enhanced products, resulting in delays in shipping, loss of revenues or injury to Page Digital's reputation. Page Digital's customers use its products for business critical applications. Any defects, errors or other performance problems could result in damage to Page Digital's customers' businesses. These customers could seek significant compensation from Page Digital for any losses. Further, errors or defects in Page Digital's products may be caused by defects in third-party software incorporated into Page Digital products. If so, Page Digital may not be able to fix these defects without the assistance of the software providers.

         o FAILURE TO FORMALIZE AND MAINTAIN RELATIONSHIPS WITH SYSTEMS INTEGRATORS COULD REDUCE REVENUES AND HARM PAGE DIGITAL'S ABILITY TO IMPLEMENT PRODUCTS - A significant portion of Page Digital's sales are influenced by the recommendations of systems integrators, consulting firms and other third parties who assist with the implementation and maintenance of Page Digital's products. These third parties are under no obligation to recommend or support Page Digital's products. Failing to maintain strong relationships with these third parties could result in a shift by these third parties toward favoring competing products, which could negatively affect Page Digital's software license and service revenues.

         o PAGE DIGITAL'S PRODUCT MARKETS ARE SUBJECT TO RAPID TECHNOLOGICAL CHANGE, SO PAGE DIGITAL'S SUCCESS DEPENDS HEAVILY ON ITS ABILITY TO DEVELOP AND INTRODUCE NEW APPLICATIONS AND RELATED SERVICES - The retail software industry is characterized by rapid technological change, evolving standards and wide fluctuations in supply and demand. Page Digital must cost-effectively develop and introduce new applications and related services that keep pace with technological developments to compete. If Page Digital fails to gain market acceptance for its existing or new offerings or if Page Digital fails to introduce progressive new offerings in a timely or cost-effective manner, our financial performance may suffer.

         o FAILURE TO PROTECT PROPRIETARY RIGHTS OR INTELLECTUAL PROPERTY, OR INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS AGAINST PAGE DIGITAL COULD RESULT IN PAGE DIGITAL LOSING VALUABLE ASSETS OR BECOMING SUBJECT TO COSTLY AND TIME-CONSUMING LITIGATION - Page Digital's success and ability to compete depend on its proprietary rights and intellectual property. Page Digital relies on trademark, trade secret and copyright laws to protect its proprietary rights and intellectual property. Page Digital also has one issued patent. Despite Page Digital's efforts to protect intellectual property, a third party could obtain access to Page Digital's software source code or other proprietary information without authorization, or could independently duplicate Page Digital's software. Page Digital may need to litigate to enforce intellectual property rights. If Page Digital is unable to protect its intellectual property it may lose a valuable asset. Further, third parties could claim Page Digital has infringed their intellectual property rights. Any claims, regardless of merit, could be costly and time-consuming to defend.

         o COMPETITION IN THE SOFTWARE MARKET IS INTENSE AND COULD REDUCE PAGE DIGITAL'S SALES OR PREVENT THEM FROM ACHIEVING PROFITABILITY
              - The market for Page Digital's products is intensely competitive and subject to rapid technological change. Competition is likely to result in price reductions, reduced gross margins and loss of Page Digital's market share, any one of which could reduce future revenues or earnings. Further, most of Page Digital's competitors are large companies with greater resources, broader customer relationships, greater name recognition and an international presence. As a result, Page Digital's competitors may be able to better respond to new and emerging technologies and customer demands.

                           FORWARD LOOKING STATEMENTS

         THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. THESE STATEMENTS RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. IN SOME CASES, YOU CAN IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY SUCH AS THE WORDS MAY, WILL, SHOULD, EXPECT, PLAN, ANTICIPATE, BELIEVE, ESTIMATE, PREDICT, POTENTIAL OR CONTINUE, OR THE NEGATIVES OF SUCH WORDS OR OTHER COMPARABLE TERMINOLOGY. THESE STATEMENTS ARE ONLY PREDICTIONS. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IMPORTANT FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO THE ITEMS DISCUSSED UNDER "RISK FACTORS" AND OTHER SECTIONS OF THIS PROSPECTUS.

         ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS. WE ARE UNDER NO OBLIGATION TO UPDATE ANY OF THE FORWARD-LOOKING STATEMENTS AFTER THE FILING OF THIS REPORT TO CONFORM SUCH STATEMENTS TO ACTUAL RESULTS OR TO CHANGES IN OUR EXPECTATIONS.

                              SELLING STOCKHOLDERS

         We are registering 15,555,032 shares of our common stock for resale by the selling stockholders named below. The term "selling stockholders" includes each stockholder named below and such stockholder's transferees, pledgees, donees or other successors. See "Registration Rights" and below for a more complete description of our agreements with selling stockholders.

BACKGROUND

         In this registration statement, 150% of 3,180,645 shares of common stock held by Heartwood Capital, LP, Blackstone Partners, LP, Ruth Moore Bypass Trust, Douglas Moore IRA, Moore Family Trust, Burlingame Equity Investors, LP, 033 Growth Partners I, L.P., 033 Growth Partners II, L.P., Oyster Pond Partners, L.P., 033 Growth International Fund, Ltd., Passport Master Fund, LP, Passport Master Fund II, LP and Deutsche Bank AG, London Branch are being registered pursuant to a registration rights agreement dated November 7, 2003. We sold these shares of common stock to various institutional investors in a private placement under a Securities Purchase Agreement dated November 7, 2003 (the "November 7, 2003 PIPE Transaction"). See "Managements' Discussion and Analysis of Financial Condition and Results of Operations - Financing Transactions, Common Stock Institutional Investors."

         In connection with the November 7, 2003 PIPE Transaction we granted Roth Capital Partners, LLC ("Roth Capital"), as compensation for services rendered as placement agent in the transaction, 115,226 shares of our common stock and a five-year warrant to purchase 282,065 shares of our common stock at $1.71 per share. We also granted Roth Capital registration rights under our registration rights agreement executed in connection with the November 7, 2003 PIPE Transaction. All the shares held by or issuable to Roth Capital in connection with the November 7, 2003 PIPE Transaction are being registered in this registration statement.

         For the six-month period following the November 7, 2003 PIPE Transaction, the Company is required to issue additional shares to the November 7, 2003 PIPE Transaction investors if the Company or any subsidiary or affiliate of the Company sells any of the Company's common stock for an aggregate purchase price of $1 million in any 30 day period for a per share price that is less than 120% of the then current per share purchase price paid by the November 7, 2003 PIPE Transaction investors. The number of shares issued pursuant to the anti-dilution provision when aggregated with all prior issuances in the November 7, 2003 PIPE Transaction can not exceed 7,600,000 without stockholder approval. To account for this potential issuance of additional shares, the Company is required to register 150% of the shares purchased in the November 7, 2003 PIPE Transaction.

         In addition, we are registering (a) 8,923,915 shares of common stock, 71,812 shares of common stock underlying the stock options and 763,543 shares of common stock issuable on the conversion of Series A Convertible Preferred Stock held by the Sage Group, who has registration rights with respect to the 763,543 shares issuable upon conversion of the Series A Convertible Preferred Stock and has "piggy-back" registration rights with respect to the 8,923,915 shares of common stock and 71,812 shares of common stock underlying options; (b) 100,000 shares of common stock held by Cord Camera Centers, Inc., who has registration rights; (c) 204,319 shares of common stock held by Koyah Leverage Partners, L.P., Koyah Partners, L.P. and Raven Partners, L.P., all of whom have registration rights; (d) 114,849 shares of common stock held by Ronald Koren, David Leacock, Augusto Rosero, Manuel Vincente, Cheryl Valencia, Randy Pagnotta, Rachel Glicksman and Richardson & Patel, LLP, all of whom have "piggy-back" registration rights; and (e) 208,333 shares of common stock underlying the warrant held by KBK Ventures, Inc., who has "piggy-back" registration rights.

         The following table, which reflects stockholdings as of November 18, 2003, is based in part upon information provided by the selling stockholders and sets forth (i) the names of the selling stockholders; (ii) the number of shares of our common stock that the selling stockholders owned prior to the offering for resale of any of the shares of our common stock being registered hereby;
(iii) the maximum number of shares of our common stock that may be offered for resale for the accounts of the selling stockholders pursuant to this prospectus; and (iv) the percentage of shares of common stock to be held by the selling stockholders after the offering of the resale shares (assuming all of the resale shares are sold by the selling stockholders).

                             NUMBER OF SHARES OF IPI   NUMBER OF SHARES OF IPI   NUMBER OF SHARES OF IPI      PERCENTAGE OF COMMON
                                  COMMON STOCK           COMMON STOCK TO BE     COMMON STOCK BENEFICIALLY   STOCK BENEFICIALLY OWNED
SELLING STOCKHOLDERS         BENEFICIALLY OWNED (1)    RESOLD IN THE OFFERING   OWNED AFTER THE OFFERING(2)   AFTER THE OFFERING (2)
--------------------         ----------------------    ----------------------   ---------------------------   ----------------------
Heartwood Capital, LP (3)*                  70,000*              97,500                       0                    <1%
Blackstone Partners, LP (4)*                35,000*              52,500                       0                     0%
Ruth Moore Bypass Trust (5)*                17,500*              15,000                   7,500                    <1%
Douglas Moore, IRA (6)*                     53,500*              30,000                  33,500                    <1%
Moore Family Trust (7)*                     42,900*              30,000                  22,900                    <1%
Burlingame Equity Investors, LP (8)*       108,000*             150,000                   8,000                    <1%
033 Growth Partners I, L.P. (9)*         2,601,514*           2,277,044               1,083,485                   2.2%
033 Growth Partners II, L.P. (9)*          722,464*             548,781                 356,610                    <1%
Oyster Pond Partners, L.P. (9)*            343,231*             256,142                 172,470                    <1%
033 Growth International Fund, Ltd.(9)*  1,044,490*             789,002                 518,489                   1.1%
Passport Master Fund, LP (10)*             255,120*             276,563                  70,745                    <1%
Passport Master Fund 2, LP (10)*            88,980*              98,438                  23,335                    <1%
Deutsche Bank AG, London Branch (11)*      100,000*             150,000                       0                     0%
Ronald Koren                                  3,085               2,685                     400                    <1%
David Leacock (12)                           10,674               3,664                   7,010                    <1%
Augusto Rosero (13)                           7,411                 500                   6,911                    <1%
Manuel Vincente (14)                          7,382                 500                   6,882                    <1%
Cheryl Valencia                              10,292               2,500                   7,792                    <1%
Randy Pagnotta                               75,000              75,000                       0                     0%
Rachel Glicksman                             84,120              15,000                  69,120                    <1%
Richardson & Patel, LLP (15)                 15,000              15,000                       0                     0%
Cord Camera Centers, Inc. (16)              100,000             100,000                       0                     0%
The Sage Group plc (17)                  27,835,174           9,759,270              18,075,904                  37.0%
Roth Capital Partners, LLC (18)             924,791             397,291                 527,500                   1.1%
KBK Ventures, Inc. (19)                     283,333             208,333                  75,000                    <1%
Koyah Leverage Partners, L.P. (20)        2,854,201             153,239               2,700,962                   5.5%
Koyah Partners, L.P. (21)                   641,881              30,648                 611,233                   1.3%
Raven Partners, L.P. (22)                   274,464              20,432                 254,032                    <1%

* 150% of the shares of common stock purchased by this investor in the November 7, 2003 PIPE Transaction are being registered in accordance with related registration rights agreement also dated November 7, 2003.

(1) The number of shares does not include an indeterminate number of additional shares that may be registered and issued in accordance with Rule 416 under the Securities Act to prevent dilution of the common stock resulting from stock splits, stock dividends or other events.

(2) Percentage of shares of common stock beneficially owned by each stockholder after the offering is (a) based upon 47,489,059 shares of our common stock outstanding as of November 18, 2003, plus 1,325,753 shares of common stock issuable upon the exercise of options and warrants, which shares are being registered in this prospectus, plus all shares issuable t such investor within 60 days of November 18, 2003 pursuant to outstanding options, warrants and preferred stock and (b) assumes that the selling stockholders sell all shares of our common stock that are registered pursuant to this prospectus, excluding the additional 50% of the shares of common stock purchased in the November 7, 2003 PIPE Transaction that are required to be registered by the related registration rights agreement.

(3) Douglas Moore is the beneficial owner of 183,900 shares of common stock, including 70,000 shares of common stock held by Heartwood Capital, LP, 17,500 shares of common stock held by the Ruth Moore Bypass Trust, 42,900 shares of common stock held by the Moore Family Trust and 53,500 shares of common stock held by the Douglas Moore IRA. Douglas Moore is the general partner of Heartwood Capital, LP and has sole voting as dispositive power over the shares held by Heartwood Capital, LP..

(4) Tom Tyson is the general partner of Blackstone Partners, LP and has sole voting and dispositive power over these shares. Blackstone Partners, LP is a broker-dealer. It acquired the shares being registered in the ordinary course of business and it had no agreements, understandings or arrangements with any other persons, either directly or indirectly, to dispose of the securities, at the time of acquisition.

(5) Douglas Moore is the beneficial owner of 183,900 shares of common stock, including 70,000 shares of common stock held by Heartwood Capital, LP, 17,500 shares of common stock held by the Ruth Moore Bypass Trust, 42,900 shares of common stock held by the Moore Family Trust and 53,500 shares of common stock held by the Douglas Moore IRA. Ruth Moore has sole voting power over the shares held by the Ruth Moore Bypass Trust. Ruth Moore and Douglas Moore have shared dispositive power over the shares held by the Ruth Moore Bypass Trust.

(6) Douglas Moore is the beneficial owner of 183,900 shares of common stock, including 70,000 shares of common stock held by Heartwood Capital, LP, 17,500 shares of common stock held by the Ruth Moore Bypass Trust, 42,900 shares of common stock held by the Moore Family Trust and 53,500 shares of common stock held by the Douglas Moore IRA. Douglas Moore has sole voting and dispositive power over the shares held by the Douglas Moore IRA.

(7) Douglas Moore is the beneficial owner of 183,900 shares of common stock, including 70,000 shares of common stock held by Heartwood Capital, LP, 17,500 shares of common stock held by the Ruth Moore Bypass Trust, 42,900 shares of common stock held by the Moore Family Trust and 53,500 shares of common stock held by the Douglas Moore IRA. Douglas Moore has sole voting and dispositive power over the shares held by the Moore Family Trust.

(8) Blair E. Sanford is the general partner of Burlingame Equity Investors, LP and has sole voting and dispositive power over these shares.

(9) 033 Growth Partners I, L.P., 033 Growth Partners II, L.P., Oyster Pond Partners, L.P. and 033 Growth International Fund, Ltd. are all beneficial owners of 4,711,699 shares of common stock, comprised of 2,601,514 shares of common stock held by 033 Growth Partners I, L.P., 722,464 shares of common stock held by 033 Growth Partners II, L.P., 343,231 shares of common stock held by Oyster Pond Partners, L.P. and 1,044,490 shares of common stock held by 033 Growth International Fund, Ltd. 033 Asset Management, LLC has sole voting and dispositive power over all these shares. Lawrence C. Longo, Jr. has sole voting power and Michael T. Vigo has sole dispositive power with respect to all these shares.

(10) Passport Master Fund, LP and Passport Master Fund II, LP are the beneficial owners of 344,100 shares of common stock, comprised of 255,120 shares of common stock held by Passport Master Fund, LP and 88,980 shares of common stock held by Passport Master Fund II, LP. John Burbank and Ralph McCluskey have shared voting and dispositive power over all these shares.

(11) Deutsche Bank AG is a broker-dealer. It acquired the shares being registered in the ordinary course of business and it had no agreements, understandings or arrangements with any other persons, either directly or indirectly, to dispose of the securities, at the time of acquisition.

(12) Includes 6,710 shares of common stock issuable upon exercise of options held by Mr. Leacock.

(13) Includes 6,911 shares of common stock issuable upon exercise of options held by Mr. Rosero.

(14) Includes 6,882 shares of common stock issuable upon exercise of option held by Mr. Vincente.

(15) Erick Richardson is the managing partner of Richardson & Patel, LLP and has sole voting and dispositive power over these shares.

(16) Steve Cordle is the president of Cord Camera Centers, Inc. and has sole voting and dispositive power over these shares.

(17) Includes 8,923,915 shares of common stock and 71,812 shares of common stock issuable upon exercise of options held by the Sage Group. Also includes 18,839,447 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock held by the Sage Group calculated using the November 18, 2003 conversion price of $0.84249.

(18) Includes 809,565 shares of common stock issuable upon exercise of warrants held by Roth Capital, of which we are registering 282,065 shares of common stock. We are also registering 115,226 shares of common stock held by Roth Capital. Byron Roth and Gordon Roth share voting and dispositive power over all of these shares. Roth Capital is a broker-dealer. It acquired the shares being registered in the ordinary course of business and it had no agreements, understandings or arrangements with any other persons, either directly or indirectly, to dispose of the securities, at the time of acquisition. Roth Capital received the warrant as transaction based compensation for investment banking services.

(19) Includes 208,333 shares of common stock issuable upon exercise of warrant held by KBK Ventures, Inc. and 75,000 shares of common stock held by David Bromberg, president of KBK Ventures Inc. David Bromberg has sole voting and dispositive power over all these shares.

(20) Includes 1,257,925 shares of common stock issuable upon exercise of warrants held by Koyah Leverage Partners, L.P. Koyah Ventures, LLC is the general partner of Koyah Leverage Partners, L.P. and as a result has shared voting and dispositive power over shares held by Koyah Leverage Partners, L.P. ICM Asset Management, Inc. is the investment advisor to Koyah Leverage Partners, L.P. and as a result has shared voting and dispositive power over shares held by Koyah Leverage Partners, L.P. James M. Simmons is the managing member of Koyah Ventures, LLC and the President and Chief Investment Officer and the controlling shareholder of ICM Asset Management, Inc. and as a result has shared voting and dispositive power over shares held by Koyah Leverage Partners, L.P. James M. Simmons disclaims beneficial ownership of the shares held by Koyah Leverage Partners, L.P.

(21) Includes 309,784 shares of common stock issuable upon exercise of warrants held by Koyah Partners, L.P. Koyah Ventures, LLC is the general partner of Koyah Partners, L.P. and as a result has shared voting and dispositive power over shares held by Koyah Partners, L.P. ICM Asset Management, Inc. is the investment advisor to Koyah Partners, L.P. and as a result has shared voting and dispositive power over shares held by Koyah Partners, L.P. James M. Simmons is the managing member of Koyah Ventures, LLC and the President and Chief Investment Officer and the controlling shareholder of ICM Asset Management, Inc. and as a result has shared voting and dispositive power over shares held by Koyah Partners, L.P. James M. Simmons disclaims beneficial ownership of the shares held by Koyah Partners, L.P.

(22) Includes 12,535 shares of common stock issuable upon exercise of warrants held by Raven Partners, L.P. Koyah Ventures, LLC and Raven Ventures, LLC are the general partners of Raven Partners, L.P. and as a result have shared voting and dispositive power over shares held by Raven Partners, L.P. ICM Asset Management, Inc. is the investment advisor to Raven Partners, L.P. and as a result has shared voting and dispositive power over shares held by Raven Partners, L.P. James M. Simmons is the managing member of Koyah Ventures, LLC and Raven Ventures, LLC and the President and Chief Investment Officer and the controlling shareholder of ICM Asset Management, Inc. and as a result has shared voting and dispositive power over shares held by Raven Partners, L.P. James M. Simmons disclaims beneficial ownership of the shares held by Raven Partners, L.P.

                              PLAN OF DISTRIBUTION

         The shares of common stock offered for resale through this prospectus may be sold from time to time by the selling stockholders in one or more transactions at fixed prices, at market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may offer their shares of common stock in one or more of the following transactions:

         o On any national securities exchange or quotation service at which the common stock may be listed or quoted at the time of sale, including the American Stock Exchange;

         o    In the over-the-counter market;

         o    In private transactions;

         o    Through options;

         o    By pledge to secure debts and other obligations;

         o In ordinary brokerage transactions and transactions in which the broker-dealer solicits purchases;

         o In block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o Through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o Through an exchange distribution in accordance with the rules of the applicable exchange;

         o    In settlement of short sales;

         o Through the sale of a specified number of shares at a stipulated price per share by agreement between broker-dealers and the selling shareholders; or

         o    A combination of any of the above methods.

         If required, we will distribute a supplement to this prospectus to describe material changes in the terms of the offering.

         The shares of common stock described in this prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer shares of common stock to or through underwriters, broker/dealers or agents. The selling stockholders and any underwriters, broker/dealers or agents that participate in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Any profits on the resale of shares of common stock and any compensation received by any underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares and, if they default in the performance of any of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders may also transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholders may not sell all of the shares we are registering. The selling stockholders may transfer, devise or gift such shares by other means not described in this prospectus.

         To comply with the securities laws of certain jurisdictions, the common stock must be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and the selling stockholder complies with the exemption.

         Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in a distribution of the common stock may not simultaneously engage in market-making activities with respect to the common stock for nine business days prior to the start of the distribution. In addition, each selling stockholder and any other person participating in a distribution will be subject to the Exchange Act which may limit the timing of purchases and sales of common stock by the selling stockholders or any such other person. These factors may affect the marketability of the common stock and the ability of brokers or dealers to engage in market-making activities.

         We will pay all expenses of this registration. These expenses include the filing fees of the Securities and Exchange Commission (the "SEC"), fees under state securities or "blue sky" laws, and accounting and legal fees. We estimate that our expenses in connection with this registration will be approximately $40,000. All expenses for the issuance of any supplement to this prospectus will be paid by us. The selling stockholders may pay selling commissions or brokerage fees with respect to the sale of the resale shares by them. Some of the selling stockholders will be indemnified by us against certain civil liabilities under securities laws or will be entitled to contribution in connection therewith. We will be indemnified by some of the selling stockholders against certain liabilities under securities laws or will be entitled to contribution in connection therewith.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale by the selling stockholders of any of the shares of common stock covered by this prospectus. All proceeds from the resale of the shares of our common stock described in this prospectus will be for the accounts of the selling stockholders.

                                 DIVIDEND POLICY

         We have never declared any dividends on common stock. We currently intend to retain any future earnings to discharge indebtedness and finance the growth and development of the business. We therefore we do not anticipate paying any cash dividends on common stock in the foreseeable future. Furthermore, our Certificate of Designation restricts us from declaring dividends on our common stock until we first declare and pay all accrued and unpaid dividends to the holders of Series A Convertible Preferred Stock. Any future determination to pay cash dividends on common stock when we are permitted to do so will be at the discretion of the board of directors and will be dependent upon the future financial condition, results of operations, capital requirements, general business conditions and other factors that the board of directors may deem relevant.

                           PRICE RANGE OF COMMON STOCK

         Until July 15, 2003, our common stock was listed on the American Stock Exchange under the symbol "SVI" and had traded on that exchange since July 8, 1998. Effective July 16, 2003, our common stock traded on the American Stock Exchange under the symbol "IPI". The following table indicates the high and low sales prices for our shares for each quarterly period for each of our two most recent fiscal years and for the first and second quarter of the current fiscal year.

YEAR ENDING MARCH 31, 2004                       HIGH              LOW
First Quarter                                 $    2.650         $     0.880
Second Quarter                                $    3.650         $     2.100

YEAR ENDED MARCH 31, 2003                        HIGH              LOW
First Quarter                                 $     0.660        $     0.300
Second Quarter                                $     1.300        $     0.210
Third Quarter                                 $     1.250        $     0.400
Fourth Quarter                                $     1.170        $     0.550

YEAR ENDED MARCH 31, 2002                        HIGH              LOW
First Quarter                                 $     1.600        $     0.650
Second Quarter                                $     1.040        $     0.690
Third Quarter                                 $     1.010        $     0.670
Fourth Quarter                                $     0.920        $     0.580

YEAR ENDED MARCH 31, 2001                        HIGH              LOW
First Quarter                                 $    10.250        $     5.125
Second Quarter                                $     7.063        $     4.760
Third Quarter                                 $     5.000        $     0.950
Fourth Quarter                                $     2.700        $     0.910

         As of November 18, 2003 there were 47,489,059 shares of our common stock outstanding, which were held by approximately 177 stockholders of record.

                               RECENT TRANSACTIONS

         On November 20, 2003, we executed an agreement by which through a merger transaction we would acquire Page Digital, a developer of multi-channel commerce software for consideration of $7.0 million, consisting of $2.0 million in cash and 2,500,000 shares of our common shares valued at $2.00. The agreement also provides for a potential adjustment to the number of shares in the merger exchange to the extent our common stock trades below $1.50 for the 20 trading days immediately prior to the closing. We anticipate the closing will occur immediately following a fairness hearing before the California Commissioner of Corporations in order to perfect our exemption under Section 3(a)(10) of the Securities Act, or, alternatively, if the fairness hearing does not result in our ability to avail ourselves of that exemption, the closing would occur immediately following the effectiveness of an S-4 registration statement which we would file under the Securities Act. Page Digital has total assets of approximately $2.0 million (unaudited) and generates annual revenues of approximately $6.0 million (unaudited). Page Digital had 37 employees as of September 30, 2003, all of whom were based in the United States.

         An option agreement (the "Option Agreement") was prepared and agreed upon by Softline, Ltd. ("Softline") and Steven Beck, as trustee of a certain management group of the Company (the "Optionees"). Under the Option Agreement Softline agreed to grant the Optionee the right to purchase from Softline 8,000,000 shares of common stock of the Company and such number of shares of Series A Convertible Preferred Stock convertible into 17,125,000 shares of common stock of the Company (the "Option Shares") for a price of $0.80 per Option Share. The Option Agreement would expire on the earlier of March 24, 2004 and the date on which an Optionee's full-time employment as an officer or director of the Company is terminated for any reason. On September 17, 2003, 500,000 shares of common stock underlying the Series A Convertible Preferred Stock were issued in the names of 033 Growth Partners I, L.P., 033 Growth Partners II, L.P., Oyster Pond Partners, L.P. and 033 Growth International Fund Ltd.

         On November 14, 2003, the Sage Group acquired substantially all the assets of Softline, including Softline's 141,000 shares of our Series A Convertible Preferred Stock, which are convertible into 18,839,447 shares of common stock, 8,923,915 shares of our common stock and 71,812 shares of our common stock issuable on the exercise of options. The Sage Group beneficially owns 41.9% of our common stock, including shares the Sage Group has the right to acquire upon conversion of its Series A Convertible Preferred Stock. In connection with the acquisition, certain agreements of Softline, including the rights and obligations respecting and arising from the Option Agreement, were also assigned to and assumed by the Sage Group. Accordingly, the Optionees now have the right to purchase the Option Shares from the Sage Group for a price of $0.80 per Option Share. The right to exercise the Option is to be distributed as determined by the Company's Board to the Optionees, who may include Mr. Beck and other members of the Company's management, as an incentive to continue service for the Company. It is the current intent of the Optionees to transfer their rights under the Option Agreement to the Company.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

OVERVIEW

         We are a provider of software solutions and services to the retail industry. We provide solutions that help retailers understand, create, manage and fulfill consumer demand.

         Our solutions and services have been developed specifically to meet the needs of the retail industry. Our solutions help retailers improve the efficiency and effectiveness of their operations and build stronger, longer lasting relationships with their customers.

         We market our software solutions through direct and indirect sales channels primarily to retailers who sell to their customers through traditional retail stores, catalogs and/or internet-enabled storefronts. To date, we have licensed our solutions to more than 200 retailers across a variety of retail sectors.

         We developed our retail application software technology and services business through acquisitions. The largest and most important of these acquisitions were:

         o Applied Retail Solutions, Inc. ("ARS") in July 1998 for aggregate consideration of $7.9 million in cash and stock paid to the former stockholders; and

         o Island Pacific Systems Corporation ("IPSC") in April 1999 for $35 million cash.

         We consider ourselves to be one of the leading providers of retail enterprise applications. ARS was one of the leading providers of store applications, and the technology we acquired and have subsequently enhanced now forms the core of our Store Solutions.

         We accounted for both the IPSC and ARS acquisitions using purchase accounting, which has resulted in the addition of significant goodwill and capitalized software assets on our balance sheet. See "Significant Accounting Policies."

         Effective April 1, 2002, we restructured our operations into three strategic business units lead by experienced managers. The business units were our retail management solutions (formerly referred to as our Island Pacific unit), Store Solutions (formerly referred to as our SVI Store Solutions unit) and SVI Training Products, Inc. (Training Products"). Effective April 1, 2003, we sold the Training Products unit and discontinued the training product line of business. Our operations are conducted principally in the United States and the United Kingdom. Prior to February 2002, we also conducted business in Australia.

         We currently derive the majority of our revenues from the sale of application software licenses and the provision of related professional and support services. Application software license fees are dependent upon the sales volume of our customers, the number of users of the application(s), and/or the number of locations in which the customer plans to install and utilize the application(s). As the customer grows in sales volume, adds additional users and/or adds additional locations, we charge additional license fees. We typically charge for support, maintenance and software updates on an annual basis pursuant to renewable maintenance contracts. We typically charge for professional services including consulting, implementation and project management services on an hourly basis. Our sales cycles for new license sales has historically ranged from three to twelve months, but new license sales were limited during the past two fiscal years and sales cycles are now difficult to estimate. Our long sales cycles have in the past caused our revenues to fluctuate significantly from period to period. The reduction of new license sales caused the revenues of our Australian subsidiary to decrease substantially prior to discontinuation of operations in February 2002, and caused our sales mix in the US and the UK to shift to lower margin services.

         We manage long-lived assets by geographic region. The geographic distribution of our revenues and long-lived assets for the six months ended September 30, 2003 and 2002 and fiscal years ended March 31, 2003, 2002 and 2001, is as follows (in thousands):


                                                  SIX MONTHS ENDED SEPTEMBER 30,
                                                        2003         2002
                                                     ----------   ----------
                                                           (UNAUDITED)
Net sales:
   United States                                     $  11,114    $   7,652
   United Kingdom                                        1,031        1,038
                                                     ----------   ----------
       Total net sales                               $  12,145    $   8,690
                                                     ==========   ==========

                                                          September 30,
                                                        2003         2002
                                                     ----------   ----------
                                                           (unaudited)
Identifiable assets:
   United States                                     $  42,921    $  35,584
   United Kingdom                                          617          420
                                                     ----------   ----------
         Total identifiable assets                   $  43,538    $  36,004
                                                     ==========   ==========


                                                YEAR ENDED YEAR ENDED YEAR ENDED
                                                 MARCH 31,  MARCH 31,  MARCH 31,
                                                   2003       2002       2001
                                                 --------   --------   --------
                                                         (in thousands)
Net Sales:
     Continuing operations:
       United States                             $19,616    $24,246    $25,930
       United Kingdom                              2,680      2,469      2,119
                                                 --------   --------   --------
                                                  22,296     26,715     28,049
                                                 --------   --------   --------
     Discontinued operations:
       United States                               1,370      1,390      1,300
       Australia                                      --      2,363      4,959
       United Kingdom                                147        146        216
                                                 --------   --------   --------
                                                   1,517      3,899      6,475
                                                 --------   --------   --------
            Total net sales                      $23,813    $30,614    $34,524
                                                 ========   ========   ========
Long-lived assets:
       United States                             $31,595    $36,154    $48,270
       Australia (discontinued operations)            --         --      1,370
       United Kingdom                                 27         22         59
                                                 --------   --------   --------
            Total long-lived assets              $31,622    $36,176    $49,699
                                                 ========   ========   ========
         Up to April 1, 2002, we classified our operations into two lines of business: retail solutions and training products. As revenues, results of operations and assets related to our training products subsidiary were below the threshold established for segment reporting, we considered our business for the periods prior to April 1, 2002 to have consisted of one reportable operating segment.

         Effective April 1, 2002, we reorganized our operations into three business units that have separate management teams and reporting infrastructures. Each unit is evaluated primarily based on total revenues and operating income excluding depreciation and amortization. Identifiable assets are also managed by business units. The units are as follows:

         o RETAIL MANAGEMENT SOLUTIONS - offers suite of applications, which builds on our long history in retail software design and development. We provide our customers with an extremely reliable, widely deployed, comprehensive and fully integrated retail management solutions. Retail Management Solutions includes merchandise management that optimizes workflow and provides the highest level of data integrity. This module supports all operational areas of the supply chain including planning, open-to-buy purchase order management, forecasting, warehouse and store receiving distribution, transfers, price management, performance analysis and physical inventory. In addition, Retail Management Solutions includes a comprehensive set of tools for analysis and planning, replenishment and forecasting, event and promotion management, warehouse, ticketing, financials and sales audit. Through collaborations with strategic partners, Retail Management Solutions offers tools for loss prevention, communication with stores and vendors, integration needs, purchase and allocation decisions, analysis of weather impact, control and management of business processes, consumer research, tracking consumer shopping patterns, forecasting and replenishment, and analyzing store people productivity.

         o STORE SOLUTIONS - offers suite of applications builds on our long history of providing multi-platform, client server in-store solutions. We market this set of applications under the name "OnePointe," and "OnePointe International" which is a full business to consumer software infrastructure encompassing a range of integrated store solutions. "OnePointe" is a complete application providing all point-of-sale ("POS") and in-store processor (server) functions for traditional "brick and mortar" retail operations.

         o TRAINING PRODUCTS, INC. ("Training Products") - developed and distributed PC Courseware and skills assessment products for both desktop and retail applications. This unit was sold and discontinued effective April 1, 2003.

A summary of the revenues and operating income (loss), excluding depreciation and amortization, attributable to each of these business units and identifiable assets for the six months ended September 30, 2003 and twelve months ended March 31, 2003 is as follows (in thousands):

                                                               Six Months     Twelve Months
                                                                 Ended            Ended
                                                              September 30,     March 31,
                                                                  2003            2003
                                                              -------------   -------------
                                                                       (unaudited)
Net sales:
      Retail Management Solutions                             $     11,370    $     20,390
      Store Solutions                                                  775           1,906
      Training Products                                                 --           1,517
                                                              -------------   -------------
      Consolidated net sales                                  $     12,145    $     23,813
                                                              =============   =============
Operating income (loss):
      Retail Management Solutions                             $      4,819           3,129
      Store Solutions                                                 (192)            129
      Training Products                                                 --             287
      Other (see below)                                             (3,456)         (5,974)
                                                              -------------   -------------
      Consolidated operating loss                             $      1,171    $     (2,429)
                                                              =============   =============
Depreciation:
      Retail Management Solutions                             $         65    $        192
      Store Solutions                                                   16              47
      Other                                                             25              91
                                                              -------------   -------------
      Consolidated depreciation                               $        106    $        330
                                                              =============   =============
Other operating loss:
      Amortization of intangible assets                       $     (1,660)   $     (3,818)
      Depreciation                                                    (106)            (91)
      Administrative costs and other non-allocated expenses         (1,690)         (2,065)
                                                              -------------   -------------
      Consolidated other operating loss                       $     (3,456)   $     (5,974)
                                                              =============   =============
Identifiable assets:
      Retail Management Solutions                             $     37,228    $     31,953
      Store Solutions                                                4,410           4,404
      Training Products                                                 --             381
                                                              -------------   -------------
      Consolidated identifiable assets                        $     41,638    $     36,738
                                                              =============   =============

         Operating income in Retail Management Solutions, Store Solutions and Training Products includes direct expenses for software licenses, maintenance services, programming and consulting services, sales and marketing expenses, product development expenses, and direct general, administrative and depreciation expenses. The "Other" caption includes amortization of intangible assets, non-allocated costs and other expenses that are not directly identified with a particular business unit and which we do not consider in evaluating the operating income of the business unit.

         Results of operations for fiscal 2003 reflect continued weakness in new license sales of our application software suites. As a result of our net losses, we experienced significant strains on our cash resources throughout the 2003 fiscal year. We have taken a number of affirmative steps to address our operating situation and liquidity problems, and to position us for improved results of operations.

         o In July 2003, our Board of Directors appointed Ran Furman to the position of Chief Financial Officer.

         o In January 2003, we appointed Harvey Braun, a well-known and highly-respected retail industry veteran, to the position of Chief Executive Officer of Island Pacific, one of our business units. In April 2003, our Board of Directors appointed Mr. Braun to the positions of Chief Executive Officer and director and, in July 2003, to the position of Chairman of the Board.

         o In October 2002, we appointed Steven Beck, a retail industry expert, to the position of President of our Island Pacific unit. In April 2003, our Board of Directors appointed Mr. Beck to the positions of President and Chief Operating Officer and director.

         o We are strengthening our product offerings through strategic relationships with Planalytics, KMG Solutions, Raymark, Inc., Wazagua LLC, ANT USA, Inc. and IT Resources Inc.

         o Under a partnership agreement with Planalytics Inc., Island Pacific will market Impact LR, an internet-based application that measures the specific effects of future weather on consumer demand by product, location and time. Using Impact LR, our customers can plan the timing of in-season markdowns, as well as the season-to-season flow of merchandise into their stores with maximum effectiveness.

         o Under a marketing license agreement with KMG Solutions, Island Pacific will integrate, market and support Traxion(TM) process management solutions. Traxion's business process management solution consists of three modules. Traxion ProcessEngine(TM) is the real-time process management platform that retailers use to actively manage and support their organizations' unique business processes. Traxion ProcessModeler(TM), includes simulation functions such as same-time comparison of process variations and the use of actual cost data to produce process-based financial estimates. Traxion OrganizationModeler(TM) simplifies the creation of sophisticated models including inter-company workgroups, payroll information, and roles.

         o Under an OEM agreement with Raymark, Inc., we will integrate, market and support Xpert Store point-of-sale ("POS") software solution under the Island Pacific brand. Raymark's full-featured POS solution streamlines the checkout process in order to increase sales associate efficiency and augment customer satisfaction. The software supports multi-channel, multi-language, multi-currency and multi-taxation requirements.

         o Under an agreement with Wazagua LLC, we will exclusively offer to retailers worldwide Wazagua's products and services including web-based Loss Prevention Case Management Package, ASP Data Hosting and POS Exception Reporting. WAZAGUA(TM) ASP Hosted Suite of Modules automates data management for the Loss Prevention, Operations, Human Resources, Safety & Risk Management community. These ASP-hosted productivity tools enable retailers to capture the power of the internet. Retailers can create efficiencies, manage and share information, make better use of their staff, eliminate redundant data entry - and work from virtually any point in the world.

         o Under terms of a reseller agreement, we will market, sell, install, interface to, and support ANT USA's products including Buyer's Toolbox,(TM) a leading suite of merchandise and assortment planning software that has been successfully implemented by over 140 retailers worldwide. The software will extend Island Pacific's assortment and planning capabilities by providing a solid planning methodology accessed through an easy-to-use interface, in a cost-effective offering.

         o A marketing license agreement with IT Resources Inc. enables Island Pacific to market, sell, install, support and integrate IT Resources' Buyer's WorkMate(r) Suite, an innovative decision support software platform developed for merchandising organizations. The software will bring mobility and other timesaving benefits to the buying process.

         o Under a marketing alliance agreement with BIGresearch, we will provide retailers, suppliers and third party companies with an end-to-end information solution to forecast consumer demand, better utilize assets and merchandise, and develop strategy and market position.

         o As of April 1, 2002, we refocused the company into three strategic business units each led by experienced managers. The units were retail management solutions (formerly known as Island Pacific division), Store Solutions (formerly known as our SVI Store Solutions division), and SVI Training Products, Inc. Effective April 1, 2003, we sold our shares of SVI Training Products, Inc., a wholly-owned subsidiary, to Arthur Klitofsky. Mr. Klitofsky resigned from the Board in March 2003. See "Discontinued Operations" below.

         o We issued a total of $1.25 million in convertible notes to a limited number of accredited investors related to ICM Asset Management, Inc. of Spokane, Washington, a significant beneficial owner of our common stock in fiscal 2001. In July 2002, we amended the convertible notes to extend the maturity date to September 30, 2003 and we replaced the warrants issued to these investors. In September 2003, the investors converted the outstanding balance of principal and accrued interest totaling $1.4 million into 2,287,653 shares of our common stock. See "Financing Transactions -- ICM Asset Management, Inc." below.

         o In July 2002, we negotiated an extension of our senior bank lending facility to August 31, 2003, and then we subsequently satisfied this debt under the Discounted Loan Payoff Agreement dated March 31, 2003. Under this agreement, we paid the bank $2.8 million in cash and issued to the bank 1,000,000 shares of our common stock, valued at $788,000, and a $500,000 one-year unsecured, non-interest bearing convertible note payable in either cash or stock, at our option. The Board decided that the convertible note will be converted solely for equity and will not be repaid in cash. In September 2003, the bank assigned the note to Roth Capital Partners, LLC.

         o In May 2002, we completed a series of transactions with Softline to repay our subordinated note to Softline, to transfer to Softline our note received in connection with the sale of IBIS Systems Limited, and to issue to Softline shares of Series A Convertible Preferred Stock. Softline also transferred to us 10,700,000 shares of our common stock. Steven Cohen, then Softline's Chief Operating Officer, and Gerald Rubenstein, then a director of Softline, resigned from our board of directors in May 2002. Ivan Epstein, then Softline's Chief Executive Officer, continues to serve on our board, and in June 2002, Robert P. Wilkie, then Softline's Chief Financial Officer, was appointed to our board of directors. On November 14, 2003, the Sage Group acquired all of Softline's interest in our common stock, our Series A Convertible Preferred Stock and options to purchase our common stock. Messrs. Epstein and Wilkie are currently employed by a subsidiary of the Sage Group. For a further discussion of the terms of transactions with Softline during the 2002 fiscal year, see "Financing Transactions - Softline/The Sage Group." For a further discussion of the terms of the transaction between Softline and the Sage Group, see "Recent Transactions" above.

         o In May 2002, we entered into a new two-year software development and services agreement with our largest customer, Toys "R" Us, Inc. ("Toys"). Toys also agreed to invest $1.3 million for the purchase of a non-recourse convertible note and a warrant to purchase up to 2,500,000 common shares. In November 2003, we entered into a agreement with Toys to terminate the software development and services agreement. Pursuant to the agreement the outstanding note was settled in full and the outstanding warrant was cancelled. For a further details, see "Financing Transactions -- Toys "R" Us Inc. below.

         o In March 2003, we issued a total of $3.5 million in 9% convertible debentures to Midsummer Investment, Ltd., Omicron Master Trust and Islandia, L.P. Along with these debentures, warrants to purchase an aggregate of 1,572,858 shares of common stock were issued to these investors. See "Financing Transactions - Midsummer/Omicron/Islandia" below. In August 2003, we exercised our right to convert these debentures into shares of common stock at the conversion rate of $1.0236. The conversion was deferred until September 30, 2003, and the investors agreed to cease accruing interest as of August 11, 2003. As of September 30, 2003, the investors converted the remaining balance of their debentures into an aggregate of 2,930,832 shares of common stock.

         o In April 2003, we issued $400,000 in 9% convertible debentures to MBSJ Investors, LLC. Along with these debentures, warrants to purchase 156,311 shares of common stock were issued to this investor. See "Financing Transactions - MBSJ". In August 2003, we exercised our right to convert these debentures into shares of our common stock at the conversion rate of $1.0236. As of September 2003, the investor converted its debenture into 390,777 shares of our common stock.

         o In March 2003, the Board adopted a resolution to change our name to "Island Pacific, Inc.", and our shareholders approved this change on July 9, 2003.

         o In July 2003, our common stock began trading under the new ticker symbol "IPI" on the American Stock Exchange.

         o In May 2003, we issued $300,000 in 9% convertible debentures to Crestview Capital Fund I, L.P., Crestview Capital Fund II, L.P. and Crestview Capital Offshore Fund, Inc. Along with these debentures, warrants to purchase 101,112 shares of common stock were issued to these investors. See "Financing Transactions - Crestview". Effective August 11, 2003, we exercised our right to convert these debentures into shares of our common stock at the conversion rate of $1.0236. As of September 30, 2003, the investors converted their debentures in an aggregate of 293,082 shares of our common stock.

         o Under a Securities Purchase Agreement dated June 27, 2003, we issued a total of 5,275,000 shares of common stock to various institutional investors in a private placement transaction for an aggregate purchase price of $7,912,500 (the "June 27, 2003 PIPE Transaction"). See "Financing Transactions - Common Stock Institutional Investors" below.

         o In the November 7, 2003 PIPE Transaction, we sold an aggregate of 3,180,645 shares of common stock at a price of $1.55 per share to various institutional investors in a private placement transaction for an aggregate purchase price of $4.9 million. We also granted the November 7, 2003 PIPE Transaction investors registration rights under a registration rights agreement in which we agree to file a registration statement with the Securities and Exchange Commission for the resale of all of the shares sold in the November 7, 2003 PIPE Transaction. If the registration statement is not filed by December 8, 2003 or declared effective by February 5, 2003, we will be obligated to pay on December 8, 2003 or February 5, 2003, and each respective monthly anniversary until the registration statement is filed or declared effective, an amount in cash, as liquidated damages, equal to 2.0% of the purchase price paid by the investors in the November 7, 2003 PIPE Transaction.

ACQUISITION OF PAGE DIGITAL

         On November 20, 2003, we executed an agreement by which through a merger transaction we would acquire Page Digital, a developer of multi-channel commerce software for consideration of $7.0 million, consisting of $2.0 million in cash and 2,500,000 shares of our common shares valued at $2.00. The agreement also provides for a potential adjustment to the number of shares in the merger exchange to the extent our common stock trades below $1.50 for the 20 trading days immediately prior to the closing. We anticipate that there is a high probability of closing this transaction. We anticipate the closing will occur immediately following a fairness hearing before the California Commissioner of Corporations in order to perfect our exemption under Section 3(a)(10) of the Securities Act, or, alternatively, if the fairness hearing does not result in our ability to avail ourselves of that exemption, the closing would occur immediately following the effectiveness of an S-4 registration statement which we would file under the Securities Act. Page Digital has total assets of approximately $2.0 million (unaudited) and generates annual revenues of approximately $6.0 million (unaudited). Page Digital had 37 employees as of September 30, 2003, all of whom were based in the United States.

         The legitimization of business to business and business to consumer direct commerce (Internet, brick-and-mortar, catalog, and other) has rapidly created a substantial market for the Page Digital suite of direct commerce applications. According to the United States Department of Commerce, the market for multi-channel direct commerce applications was just $15 billion in 1999, grew to $27.28 billion in 2000, and to $32.6 billion in 2001, and it is growing at a rate 2.5 times greater than traditional retailing (Source: Internet Retailer, April 2002). The acquisition of Page Digital will enable us to continue to provide our customers with Page Digital's e-commerce, customer relations management, and Catalog Management solutions. We expect to further integrate these solutions into our offerings to enable customers to complete the multi-channel retail distribution and customer service chain. In addition, the acquisition will also allow us to offer Page Digital's customers the IP Merchandising solution, as well as Point of Sale, Loss Prevention, and IP's other alliance solutions.

DISCONTINUED OPERATIONS

         Effective April 1, 2003, we sold Training Products unit to Arthur Klitofsky, a former director, for the sale price of $180,000 plus earn-out payments equal to 20% of the total gross revenues of the Training Products unit in each of its next two fiscal years, to the extent the revenues in each of those years exceed certain targets. We received a promissory note for the amount of $180,000 and the earn-out payments, if any, will be made in quarterly installments following each fiscal year, bearing an annual interest rate of 5%. The sale of Training Products resulted in a loss of $129,000, net of estimated income taxes, which was accrued for at March 31, 2003. The operating results of this subsidiary of $248,000 are shown as discontinued operations, net of the loss on sale of the Training Products unit with the prior period results restated. The balance of the note receivable was $162,000 as of November 18, 2003.

         Due to the declining performance of our Australian subsidiary, we decided in the third quarter of fiscal 2002 to sell certain assets of the Australian subsidiary to the former management of such subsidiary, and then cease Australian operations. Such sale was, however, subject to the approval of National Australia Bank, the subsidiary's secured lender. The bank did not approve the sale and the subsidiary ceased operations in February 2002. The bank caused a receiver to be appointed in April 2002 to sell substantially all of the assets of the Australian subsidiary and pursue collections on any outstanding receivables. The receiver proceeded to sell substantially all of the assets for $300,000 in May 2002 to the entity affiliated with former management, and is actively pursuing the collection of receivables. If the sale proceeds plus collections on receivables are insufficient to discharge the indebtedness to National Australia Bank, we may be called upon to pay the deficiency under our guarantee to the bank. We have accrued $187,000 as our potential exposure. The receiver has also claimed that we are obligated for inter-company balances of $636,000. We do not believe any amounts are owed to the receiver, who has not as of the date of this report acknowledged the monthly corporate overhead recovery fees and other amounts charged by us to the Australian subsidiary offsetting the amount claimed to be due. For further details, see "Liquidity and Capital Resources -- Contractual Obligations -- National Australia Bank."

         The disposal of our Australian subsidiary resulted in a loss of $3.2 million. The operating results of the Australian subsidiary are shown on our financial statements as discontinued operations with the prior period results restated.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         Our discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, based on historical experience, and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         We believe the following critical accounting policies affect significant judgments and estimates used in the preparation of our consolidated financial statements:

         o REVENUE RECOGNITION. Our revenue recognition policy is significant because our revenue is a key component of our results of operations. In addition, our revenue recognition determines the timing of certain expenses such as commissions and royalties. We follow specific and detailed guidelines in measuring revenue; however, certain judgments affect the application of our revenue policy.

              We license software under non-cancelable agreements and provide related services, including consulting and customer support. We recognize revenue in accordance with Statement of Position 97-2 (SOP 97-2), Software Revenue Recognition, as amended and interpreted by Statement of Position 98-9, Modification of SOP 97-2, Software Revenue Recognition, with respect to certain transactions, as well as Technical Practice Aids issued from time to time by the American Institute of Certified Public Accountants.

              Software license revenue is generally recognized when a license agreement has been signed, the software product has been delivered, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable, and collection is considered probable. If a software license contains an undelivered element, the fair value of the undelivered element is deferred and the revenue recognized once the element is delivered. In addition, if a software license contains customer acceptance criteria or a cancellation right, the software revenue is recognized upon the earlier of customer acceptance or the expiration of the acceptance period or cancellation right. Typically, payments for our software licenses are due in installments within twelve months from the date of delivery. Where software license agreements call for payment terms of twelve months or more from the date of delivery, revenue is recognized as payments become due and all other conditions for revenue recognition have been satisfied. Deferred revenue consists primarily of deferred license, prepaid services revenue and maintenance support revenue.

              Consulting services are separately priced, are generally available from a number of suppliers, and are not essential to the functionality of our software products. Consulting services, which include project management, system planning, design and implementation, customer configurations, and training are billed on both an hourly basis and under fixed price contracts. Consulting services revenue billed on an hourly basis is recognized as the work is performed. On fixed price contracts, consulting services revenue is recognized using the percentage of completion method of accounting by relating hours incurred to date to total estimated hours at completion. We have from time to time provided software and consulting services under fixed price contracts that require the achievement of certain milestones. The revenue under such arrangements is recognized as the milestones are achieved.

              Customer support services include post-contract support and the rights to unspecified upgrades and enhancements. Maintenance revenues from ongoing customer support services are billed on a monthly basis and recorded as revenue in the applicable month, or on an annual basis with the revenue being deferred and recognized ratably over the maintenance period. If an arrangement includes multiple elements, the fees are allocated to the various elements based upon vendor-specific objective evidence of fair value.

         o ACCOUNTS RECEIVABLE. We typically extend credit to our customers. Software licenses are generally due in installments within twelve months from the date of delivery. Billings for customer support and consulting services performed on a time and material basis are due upon receipt. From time to time software and consulting services are provided under fixed price contracts where the revenue and the payment of related receivable balances are due upon the achievement of certain milestones. Management estimates the probability of collection of the receivable balances and provides an allowance for doubtful accounts based upon an evaluation of our customers ability to pay and general economic conditions.

         o VALUATION OF LONG-LIVED AND INTANGIBLE ASSETS AND GOODWILL. For fiscal 2003, we adopted SFAS No. 142 resulting in a change in the way we value long-term intangible assets and goodwill. We completed an initial transitional analysis of goodwill impairment as of April 1, 2002 and recorded an impairment of $0.6 million as a cumulative effect of a change in accounting principle in the first quarter of fiscal 2003. We no longer amortize goodwill, but instead test goodwill for impairment on an annual basis or more frequently if certain events occur. Goodwill is to be measured for impairment by reporting units, which currently consist of our operating segments. At each impairment test for a business unit, we are required to compare the carrying value of the business unit to the fair value of the business unit. If the fair value exceeds the carrying value, goodwill will not be considered impaired. If the fair value is less than the carrying value, we will perform a second test comparing the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. The difference if any between the carrying amount of that goodwill and the implied fair value will be recognized as an impairment loss, and the carrying amount of the associated goodwill will be reduced to its implied fair value. These tests require us to make estimates and assumptions concerning prices for similar assets and liabilities, if available, or estimates and assumptions for other appropriate valuation techniques.

              For our intangible assets with finite lives, including our capitalized software and non-compete agreements, we assess impairment at least annually or whenever events and circumstances suggest the carrying value of an asset may not be recoverable based on the net future cash flows expected to be generated from the asset on an undiscounted basis. When we determine that the carrying value of intangibles with finite lives may not be recoverable, we measure any impairment based on a projected discounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model.

FINANCING TRANSACTIONS

         AMRO INTERNATIONAL, S.A.

         On October 24, 2000, the SEC declared effective a registration statement registering up to 700,000 shares of our common stock for resale by AMRO International, S.A. AMRO purchased 344,948 shares in March 2000 for approximately $2.9 million, and under the terms of the purchase agreement, was entitled to receive additional shares of our common stock if the average of the closing price of our stock for the five days preceding the effective date of the registration statement was less than $10.34. Pursuant to the repricing formula, we issued to AMRO 375,043 additional shares of common stock. We became obligated to pay to AMRO liquidated damages for late effectiveness of the registration statement in the amount of $286,000. AMRO agreed in March 2001 to accept 286,000 shares of common stock in satisfaction of the liquidated damages, and agreed to purchase an additional 214,000 shares of common stock for $214,000. In connection with this agreement, we issued AMRO a two-year warrant to purchase up to 107,000 shares of common stock at $1.50 per share, which has since expired.

         We agreed to register all of the shares sold in March 2001, and those that we may sell under the warrant, with the SEC. We became obligated to pay to AMRO as liquidated damages the amount of $60,000. In April 2002, AMRO agreed to accept 140,000 shares of common stock in satisfaction of the liquidated damages.

         ICM ASSET MANAGEMENT, INC.

         In December 2000, we entered into an agreement to sell up to 2,941,176 common shares to a limited number of accredited investors related to ICM Asset Management, Inc. for cash at $0.85 per share. We sold 1,764,706 of such shares in December 2000, for gross proceeds of $1.5 million, and an additional 588,235 shares in January 2001, for additional gross proceeds of $0.5 million. Two of the investors exercised a right to purchase an additional 588,235 shares in February 2001 for additional gross proceeds of $0.5 million.

         We also agreed to issue to each investor a warrant to purchase one common share at $1.50 for each two common shares purchased in the private placement (aggregate warrants exercisable for 1,470,590 shares). We had the right to call 50% of the warrants, subject to certain conditions, if our common shares traded at a price above $2.00 per share for thirty consecutive days. We had the right to call the remaining 50% of the warrants, subject to certain conditions, if our common shares traded at a price above $3.00 per share for thirty consecutive days.

         We agreed to register all of the shares sold under the purchase agreement or upon exercise of the warrants with the SEC. Our agreement with the investors provided that if a registration statement was not effective on or before April 21, 2001, we would be obligated to issue two-year warrants to each investor, entitling the investor to purchase additional shares of our common stock at $0.85 per share. We filed a registration statement in January 2001 to register these shares, but it did not become effective. As of June 28, 2002, we had issued the investors warrants to purchase 1,249,997 common shares under this agreement.

         In May and June 2001, we issued a total of $1.25 million in convertible notes to a limited number of accredited investors related to ICM Asset Management, Inc. The notes were originally due August 30, 2001, and required interest at the rate of 12% per annum to be paid until maturity, with the interest rate increasing to 17% in the event of a default in payment of principal or interest. Any portion of the unpaid amount of principal and interest was convertible at any time by the investors into common shares valued at $1.35 per share. We also agreed to issue to the investors three-year warrants to purchase 250 common shares for each $1,000 in notes purchased, at an exercise price of $1.50 per share.

         In July 2002, we agreed to amend the terms of the notes and warrants issued to the investors related to ICM Asset Management, Inc. The investors agreed to replace the existing notes with new notes having a maturity date of September 30, 2003. The interest rate on the new notes was reduced to 8% per annum, increasing to 13% in the event of a default in payment of principal or interest. We are required to pay accrued interest on the new notes calculated from July 19, 2002, in quarterly installments beginning September 30, 2002. The investors agreed to reduce accrued interest and late charges on the original notes by up to $16,000, and to accept the reduced amount in 527,286 shares of our common stock valued at $0.41 per share which was the average closing price of our shares on the American Stock Exchange for the 10 trading days prior to July 19, 2002. The new notes were convertible at the option of the holders into shares of our common stock valued at $0.60 per share. We do not have a right to prepay the notes. In December 2002, the investors agreed to extend the payments of accrued interest to September 30, 2003. In September 2003, the investors converted the outstanding principal and accrued interest totaling $1.4 million into 2,287,653 shares of our common stock.

         We also agreed that the warrants previously issued to the investors to purchase an aggregate of 3,033,085 shares at exercise prices ranging from $0.85 to $1.50, and expiring on various dates between December 2002 and June 2004, would be replaced by new warrants to purchase an aggregate of 1,600,000 shares at $0.60 per share, expiring July 19, 2007. The replacement warrants are not callable by us.

         We also agreed to file a registration statement for the resale of all shares held by or issuable to these investors. We filed a registration statement that was declared effective by the SEC on July 18, 2003.

         We incurred approximately $40,000 in legal fees and costs to consummate these transactions with the investors related to ICM Management.

         SOFTLINE/THE SAGE GROUP

         In May 2002, we entered into a series of transactions with Softline by which:

         1. We transferred to Softline the note received in connection with the sale of IBIS Systems Limited.

         2. We issued to Softline 141,000 shares of newly-designated Series A Convertible Preferred Stock.

         3. Softline released us from approximately $12.3 million in indebtedness due to Softline under a promissory note.

         4. Softline surrendered 10,700,000 shares of our common shares held by Softline.

         The Series A Convertible Preferred Stock has a stated value of $100 per share and is redeemable at our option any time prior to the maturity date of December 31, 2006 for 107% of the stated value and accrued and unpaid dividends. The shares are entitled to cumulative dividends of 7.2% per annum, payable semi-annually when, as and if declared by the board of directors. Each share of Series A Convertible Preferred Stock may be converted by the holder at any time into the number of common shares determined by dividing the stated value plus all accrued and unpaid dividends whether or not declared by the board, by a conversion price initially equal to $0.80. The conversion price increases at an annual rate of 3.5% calculated on a semi-annual basis. The conversion price was $0.84249 as of November 18, 2003. The Series A Convertible Preferred Stock is entitled upon liquidation to an amount equal to its stated value plus accrued and unpaid dividends in preference to any distributions to our common stockholders. The Series A Convertible Preferred Stock has no voting rights prior to conversion into common stock, except with respect to proposed impairments of the Series A Preferred rights and preferences, or as provided by law. We have the right of first refusal to purchase all but not less than all of any shares of Series A Convertible Preferred Stock or common shares received on conversion of the Series A Convertible Preferred Stock which Softline may propose to sell to a third party, upon the same price and terms as the proposed sale to the third party. We also granted Softline certain registration rights for the common shares into which the Series A Convertible Preferred Stock is convertible, including the right to demand registration on Form S-3 if such form is available to us and certain other conditions were satisfied, and the right to include shares issuable upon conversion of the Series A Convertible Preferred Stock in other registration statements we propose to file. We filed a registration statement covering the resale of 18,575,904 shares of our common stock issubale upon conversion of the Series A Convertible Preferred Stock held by Softline. The registration statement was declared effective by the SEC on July 18, 2003.

         These transactions were recorded for accounting purposes on January 1, 2002, the date when Softline took effective control of the IBIS note and we ceased accruing interest on the Softline note. We did not recognize any gain or loss in connection with the disposition of the IBIS note or the other components of the transactions.

         We incurred approximately $50,000 in legal fees and expenses to consummate these transactions with Softline.

         In September 2003, Softline converted $421,000 of dividends into 500,000 shares of our common stock.

         On November 14, 2003, the Sage Group acquired substantially all of the assets of Softline, which included 141,000 shares of our Series A Convertible Preferred Stock, 8,923,915 shares of our common stock and 71,812 shares of our common stock underlying stock options. In connection with this acquisition, certain agreements of Softline were also assigned to and assumed by the Sage Group, including the rights and obligations respecting and arising from the Option Agreement between Softline and Steven Beck, as trustee of a certain management group of the Company. Accordingly, the Optionees under the Option Agreement now have the right to purchase 8,000,000 shares of common stock of the Company and such number of shares of Series A Convertible Preferred Stock convertible into 17,125,000 shares of common stock of the Company from the Sage Group for a price of $0.80 per Option Share. The right to exercise the Option is to be distributed as determined by the Company's Board to the Optionees, who may include Mr. Beck and other members of the Company's management, as an incentive to continue service for the Company. It is the current intent of the Optionees to transfer their rights under the Option Agreement to the Company. On September 17, 2003, 500,000 shares of common stock underlying the Series A Convertible Preferred Stock were issued in the names of 033 Growth Partners I, L.P., 033 Growth Partners II, L.P., Oyster Pond Partners, L.P. and 033 Growth International Fund Ltd.

         TOYS "R" US, INC.

         In May 2002, Toys agreed to invest $1.3 million for the purchase of a non-recourse convertible note and a warrant to purchase 2,500,000 common shares. The purchase price was received in installments through September 27, 2002. The note was non-interest bearing, and the face amount was either convertible into shares of our common stock valued at $0.553 per share or payable in cash at our option, at the end of the term. In November 2002, the Board decided that this note would be converted solely for equity and would not be repaid in cash. The note was due May 29, 2009, or if earlier than that date, three years after the completion of the development project contemplated in the development agreement between us and Toys entered into at the same time. We did not have the right to prepay the convertible note before the due date. The face amount of the note was 16% of the $1.3 million purchase price as of May 29, 2002, and increased by 4% of the $1.3 million purchase price on the last day of each succeeding month, until February 28, 2004, when the face amount was the full $1.3 million purchase price. The face amount ceased to increase if Toys terminated its development agreement with us for a reason other than our breach. The face amount would have been zero if we had terminated the development agreement due to an uncured breach by Toys of the development agreement.

         The warrant entitled Toys to purchase up to 2,500,000 of our common shares at $0.553 per share. The warrant was initially vested as to 400,000 shares as of May 29, 2002, and vested at the rate of 100,000 shares per month until February 28, 2004. The warrant ceased to vest if Toys terminated its development agreement with us for a reason other than our breach. The warrant would have become entirely non-exercisable if we had terminated the development agreement due to an uncured breach by Toys of the development agreement. Toys could have elected a "cashless exercise" where a portion of the warrant was surrendered to pay the exercise price.

         The note conversion price and the warrant exercise price were each subject to a 10% reduction in the event of an uncured breach by us of certain covenants to Toys. These covenants did not include financial covenants. Conversion of the note and exercise of the warrant each required 75 days advance notice to us. As a result, under the rules of the SEC, Toys would not have been considered the beneficial owner of the common shares into which the note was convertible and the warrant was exercisable until 15 days after it had given notice of conversion or exercise, and then only to the extent of such noticed conversion or exercise. We also granted Toys certain registration rights for the common shares into which the note would be convertible and the warrant would be exercisable, including the right to demand registration on Form S-3 if such form was available to us, and the right to include shares underlying the note and the warrant in other registration statements we propose to file.

         In November 2003, we entered into an agreement with Toys to terminate the software development and services agreement. Pursuant to that agreement the note was settled in full and the warrant was cancelled.

         We incurred approximately $40,000 in legal fees and expenses to consummate these transactions with Toys.

         MIDSUMMER/OMICRON/ISLANDIA

         On March 31, 2003, we entered into a Securities Purchase Agreement with Midsummer Investment, Ltd. ("Midsummer"), Omicron Master Trust ("Omicron"), and Islandia, L.P. ("Islandia") for the sale to these investors of 9% debentures, convertible into shares of our common stock at a conversion price equal to $1.0236 per share, for an aggregate amount of $3,500,000. The investors also each received a warrant to purchase up to, in the aggregate, 1,572,858 shares of common stock with an exercise price equal to $1.0236 per share.

         The debentures bore an interest rate of 9% per annum, and they provided for interest only payments on a quarterly basis, payable, at our option, in cash or shares of common stock. The debentures would have matured in May 2005. If certain conditions were met, we had the right, but not the obligation, to redeem the debentures at 110% of their face value, plus accrued interest. Commencing on February 1, 2004, we were required to redeem $218,750 per month of the debenture. Furthermore, if the daily volume weighed average price ("VWAP") of our common stock on the American Stock Exchange exceeded $1.0236 by more than 200% for 15 consecutive trading days, we had the option to cause the investors to convert their debentures into common stock. In July 2003, Omicron converted $500,000 of its debentures into 488,472 shares of our common stock. In August 2003, the VWAP exceeded $1.0236 by more than 200% for 15 consecutive trading days. Therefore, we exercised our right to cause the investors to convert their debentures into an aggregate of 2,930,832 shares of common stock as of September 30, 2003.

         The warrants issued to the investors were for a 5-year term, with an exercise price equal to $1.0236 per share.

         The investors were also given registration rights under a Registration Rights Agreement requiring us to file a registration statement respecting 130% of the common stock issuable upon the conversion of the debentures and the warrants by April 30, 2003, and to use best efforts to have the registration statement declared effective at the earliest date. We filed a registration statement that was declared effective by the SEC on July 18, 2003.

         Additional debentures aggregating up to $2,000,000 will be sold to these investors in a second closing if within one year after the date of first sale of debentures there occurs a period of 15 consecutive trading days during which the VWAP of our common stock is maintained at a price at or above $1.75 per share, subject to certain conditions. The shares of common stock underlying these debentures and warrants are not included for registration in this prospectus. Neither the investors nor we have participated in a second closing as of November 18, 2003.

         In connection with the sale of the debentures to Midsummer and Omicron, Softline agreed that, during the Option Term, it would not sell the shares issuable upon exercise of the Option except pursuant to the Option Agreement. Further, if upon the expiration of the Option Term Midsummer and Omicron still hold outstanding debentures, Softline may sell only that number of shares it would be permitted to sell pursuant to Rule 144(e) under the Securities Act, notwithstanding that any shares may be registered for resale at such time. Midsummer and Omicron converted all their debentures into common stock in September 2003; however, both Midsummer and Omicron are entitled to acquire additional debentures in a second closing, if within one year of the date of the first sale the daily volume weighted average closing price of our common stock is maintained at or above $1.75. At the time it acquired substantially all the assets of Softline, the Sage Group agreed to and assumed these restrictions.

         We incurred approximately $23,000 in legal fees and expenses to consummate these transactions with Midsummer, Islandia and Omicron.

         MBSJ INVESTORS, LLC

         On April 1, 2003, we entered into a Securities Purchase Agreement with MBSJ Investors, LLC ("MBSJ") for the sale to MBSJ of a 9% debenture, convertible to shares of our common stock at a conversion price of $1.0236, for $400,000. This debenture was accompanied by a five-year warrant to purchase 156,311 shares of common stock with an exercise price of $1.0236 per share. Interest was due on a quarterly basis, payable in cash or shares of common stock at our option. Commencing on February 1, 2004, we would have been obligated to redeem $20,000 per month of the debenture. The debenture was to mature in October 2005. MBSJ was also granted registration rights under a Registration Rights Agreement, and certain other rights similar to those granted to Midsummer, Omicron and Islandia. Effective August 11, 2003, we exercised our right to convert these debentures into 390,777 shares of common stock at the conversion rate of $1.0236 pursuant to the terms of the debentures. The conversion was completed as of September 2003.

         CRESTVIEW

         On May 6, 2003, we entered into an agreement with Crestview Capital Fund I, L.P., Crestview Capital Fund II, L.P. and Crestview Capital Offshore Fund, Inc. (collectively, the "Crestview Investors") for the sale to the Crestview Investors of 9% debentures, convertible into shares of our common stock at a conversion price of $1.0236, for $300,000. These debentures were accompanied by five-year warrants to purchase an aggregate of 101,112 shares of common stock with an exercise price of $1.0236 per share. Interest was due on a quarterly basis, payable in cash or shares of common stock at our option. Commencing on February 1, 2004, we would have been obligated to redeem $19,000 per month of the debentures. The debentures were to mature in October 2005. The Crestview Investors were also granted registration rights under a registration rights agreement, and certain other rights similar to those granted to Midsummer, Omnicron and Islandia. Effective August 11, 2003, we exercised our right to convert these debentures into an aggregate of 293,082 shares of common stock at the conversion rate of $1.0236 pursuant to the terms of the debentures. The conversion was completed as of September 30, 2003.

         We incurred approximately $1,200 in legal fees and expenses to consummate these transactions with the Crestview Investors.

         Additional debentures aggregating up to $300,000 will be sold to these investors in a second closing, if within one year after the date of first sale of debentures there occurs a period of 15 consecutive trading days during which the daily volume weighted average closing price of our common stock is maintained at a price at or above $1.75 per share, subject to certain conditions. The shares of common stock underlying these debentures and warrants were not included in the registration statement declared effective in July 2003. Neither the investors nor we have participated in a second closing as of November 18, 2003.

         COMMON STOCK INSTITUTIONAL INVESTORS

         In the June 27, 2003 PIPE Transaction, we sold an aggregate of 5,275,000 shares of common stock at a per share price of $1.50 to various institutional investors in a private placement transaction for an aggregate purchase price of $7,912,500. We also granted the June 27, 2003 PIPE Transaction investors registration rights under a registration rights agreement that obligated us to file a separate registration statement registering their shares by July 31, 2003 or pay cash penalties of 2% per month based on the amount invested in the June 27, 2003 PIPE Transaction. In the event the registration statement was not declared effective by the SEC on or before September 29, 2003, or upon the occurrence of certain other events, we would have been be obligated to pay cash penalties at the rate of 2% per month as liquidated damages. The registration statement was declared effective by the SEC on September 26, 2003.

         In connection with the June 27, 2003 PIPE Transaction, we paid Roth Capital, as placement agent, cash compensation of 8% of the proceeds and issued a warrant to purchase 527,500 shares of common stock at an exercise price of $1.65 per share. We also issued warrants to purchase 375,000 shares of common stock at an exercise price of $1.65 to Midsummer, Omicron, Islandia and the Crestview Investors, each a holder of our 9% convertible debentures, in order to obtain their requisite consents and waivers of rights they possessed to participate in the June 27, 2003 PIPE Transaction. In accordance with the warrant agreements, these warrants were adjusted to $1.55 due to the sale of common stock at the price of $1.55 on November 7, 2003. Roth Capital, Midsummer, Omicron, Islandia and the Crestview Investors were given registration rights with respect to these warrants under our registration rights agreement executed in connection with the June 27, 2003 PIPE Transaction.

         We incurred approximately $29,000 in legal fees and costs to consummate these transactions with the Common Stock Institutional Investors.

         In the November 7, 2003 PIPE Transaction, we sold an aggregate of 3,180,645 shares of common stock at a price of $1.55 per share to various institutional investors in a private placement transaction for an aggregate purchase price of $4.9 million. We also granted the November 7, 2003 PIPE Transaction investors registration rights under a registration rights agreement in which we agree to file a registration statement with the SEC for the resale of all shares sold in the November 7, 2003 PIPE Transaction. If the registration statement is not filed by December 8, 2003 or declared effective by February 5, 2003, we will be obligated to pay on December 8, 2003 or February 5, 2003, and each respective monthly anniversary until the registration statement is filed or declared effective, an amount in cash, as liquidated damages, equal to 2.0% of the purchase price paid by the investors in the November 7, 2003 PIPE Transaction.
         In connection with the November 7, 2003 PIPE Transaction, we paid Roth Capital, as placement agent, a compensation of $178,600 in cash and 115,226 shares of our common stock and issued a five-year warrant to purchase 282,065 shares of our common stock at an exercise price of $1.71 per share. Roth Capital was granted the registration rights similar to those granted to the investors in the November 7, 2003 PIPE Transaction.

         We incurred approximately $214,000 in legal fees and costs to consummate the November 7, 2003 PIPE Transaction.

RESULTS OF OPERATIONS

         The following table sets forth, for the periods indicated, the relative percentages that certain income and expense items bear the net sales for the six months ended September 30, 2003 and 2002 (in thousands):

                                                             SIX MONTHS ENDED SEPTEMBER 30,
                                                     ----------------------------------------------
                                                             2003                     2002
                                                     ---------------------    ---------------------
                                                                PERCENTAGE               PERCENTAGE
                                                      AMOUNT    OF REVENUE     AMOUNT    OF REVENUE
                                                     ---------   ---------    ---------   ---------
                                                          (UNAUDITED)               (UNAUDITED)

Net sales                                            $ 12,145         100%    $  8,690         100%
Cost of sales                                           2,728          22%       3,662          42%
                                                     ---------   ---------    ---------   ---------
Gross profit                                            9,417          78%       5,028          58%

Application development expense                           683           5%       2,244          26%
Depreciation and amortization                           1,766          15%       2,082          24%
Selling, general and administration expenses            5,797          48%       3,827          44%
Impairment of intangible assets                            --          --           --          --
Impairment of note receivable received in
  connection with the sale of IBIS
  Systems Limited                                          --          --           --          --
                                                     ---------   ---------    ---------   ---------
Total expenses                                          8,246          68%       8,153          94%
                                                     ---------   ---------    ---------   ---------
Income (loss) from operations                           1,171          10%      (3,125)        (36)%

Other income (expense)
  Interest income                                           9           0%           1           0%
  Other income (expense)                                 (178)         (2)%          2           0%
  Interest expense                                       (521)         (4)%       (685)         (8)%
                                                     ---------   ---------    ---------   ---------
  Total other expense                                    (690)         (6)%       (682)         (8)%
                                                     ---------   ---------    ---------   ---------
Income (loss) before provision for income taxes           481           4%      (3,807)        (44)%

  Provision (benefit) for income taxes                   (503)          4%           1           0%
                                                     ---------   ---------    ---------   ---------
Loss before extraordinary item and change in
  accounting principle                                    984           8%      (3,808)        (44)%

Cumulative effect of changing accounting principle
  - Goodwill valuation under SFAS 142                      --                     (627)
                                                     ---------                ---------

Income (loss) from continuing operations                  984                   (4,435)

Income from discontinued operations,
  net of taxes                                             --                      159
                                                     ---------                ---------
Net income (loss)                                         984                   (4,276)

  Cumulative preferred dividends                          554                      517
                                                     ---------                ---------
Net Income (loss) available to common stockholders   $    430                 $ (4,793)
                                                     =========                =========


SIX MONTHS ENDED SEPTEMBER 30, 2003 COMPARED TO SIX MONTHS ENDED SEPTEMBER 30, 2002

         NET SALES

         Net sales increased by $3.4 million, or 39%, to $12.1 million in the six months ended September 30, 2003 from $8.7 million in the six months ended September 30, 2002 primarily due to an increase in license sales.

         COST OF SALES/GROSS PROFIT

         Cost of sales decreased by $1.0 million, or 27%, to $2.7 million in the six months ended September 30, 2003 from $3.7 million in the six months ended September 30, 2002. Gross profit as a percentage of net sales increased to 78% in the six ended September 30, 2003 from 58% in the prior comparative period. The decrease in cost of sales and the increase in gross profit as a percentage of net sales were due to the increase in high-margin license revenues coupled with the decrease in low margin software modification and professional services. During the six months ended September 30, 2003 and 2002, application technology license revenues represented 44% and 14% of net sales, respectively, and modification and professional services revenues represented 25% and 48% of net sales, respectively.

         APPLICATION DEVELOPMENT EXPENSE

         Application development expense decreased by $1.5 million, or 68%, to $0.7 million in the six months ended September 30, 2003 from $2.2 million in the six months ended September 30, 2002. The decrease is primarily due to capitalizing $1.8 million development costs for new products. We've made significant investments in our new products in the first six months of the current quarter. We anticipate these new products will be launched during the second half of the fiscal 2004. In the prior comparative period, research and development efforts was spent on enhancing existing products.

         DEPRECIATION AND AMORTIZATION

         Depreciation and amortization decreased by $0.3 million, or 14%, to $1.8 million in the six months ended September 30, 2003 from $2.1 million in the six months ended September 30, 2002. The decrease is mainly due to a decrease in amortization of purchased and capitalized software.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Selling, general and administrative expenses increased by $2.0 million, or 53%, to $5.8 million in the six months ended September 30, 2003 from $3.8 million in the six months ended September 30, 2002. The first six months of fiscal 2003 included a $0.6 million reversal of excess amount accrued in prior periods for a litigation settlement. Additional, much of the first six months of fiscal 2004 was spent building the infrastructure and developing our sales organization.

         OPERATING INCOME

         Operating income from continuing operations, which included depreciation and amortization expense, was $1.2 million for the six months ended September 30, 2003, compared to a loss from continuing operations of $3.1 million for the comparable period in prior year. Earnings from continuing operations before interest, provision for income taxes, depreciation, amortization and change in accounting principle was $2.9 million for the six months ended September 30, 2003 compared to a loss of $1.0 million for the six months ended September 30, 2002.

         INTEREST EXPENSE

         Interest expense decreased by $0.2 million, or 29%, to $0.5 million in the six months ended September 30, 2003 from $0.7 million in the six months ended September 30, 2002. The decrease is due to $4.5 million decrease in average balance of interest-bearing debts.

         PROVISION FOR INCOME TAXES

         Provision for income taxes represents $0.6 million income tax refund and $0.1 million provision for state income taxes in the six months ended September 30, 2003. No provision was made at in the six months ended September 30, 2002 due to the availability of tax losses. The income tax refund of $0.6 million at September 30, 2003 results from amending prior years' income tax returns to carry back net operating losses incurred in the past 2 years.

         CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE

         Pursuant to SFAS 142, we completed the transitional analysis of goodwill impairment as of April 1, 2002 and recorded an impairment of $0.6 million as the cumulative effect of a change in accounting principle in the quarter ended June 30, 2002. We also evaluated the remaining useful lives of our intangibles in the quarter ended June 30, 2002 and no adjustments have been made to the useful lives of our intangible assets. There have been no such charges in the six months ended September 30, 2003.

         CUMULATIVE PREFERRED DIVIDENDS

         Cumulative dividends on the outstanding preferred stock attributable to the six months ended September 30, 2003 and 2002 were $0.6 million and $0.5 million, respectively.

         The following table sets forth, for the periods indicated, the relative percentages that certain income and expense items bear to net sales for the fiscal years ended March 31, 2003, 2002, and 2001 (in thousands):

                                                                                  YEAR ENDED MARCH 31,
                                                        -----------------------------------------------------------------------
                                                                2003                     2002                     2001
                                                        ---------------------    ---------------------    ---------------------
                                                                   PERCENTAGE               PERCENTAGE               PERCENTAGE
                                                         AMOUNT    OF REVENUE     AMOUNT    OF REVENUE     AMOUNT    OF REVENUE
                                                        ---------   ---------    ---------   ---------    ---------   ---------
Net sales                                               $ 22,296         100%    $ 26,715         100%    $ 28,049         100%
Cost of sales                                              8,045          36%      11,003          41%      10,815          39%
                                                        ---------   ---------    ---------   ---------    ---------   ---------
Gross profit                                              14,251          64%      15,712          59%      17,234          61%

Application development expense                            4,643          21%       4,203          16%       5,333          19%
Depreciation and amortization                              4,148          19%       6,723          25%       8,299          30%
Selling, general and administration expenses               8,072          36%      12,036          45%      16,985          60%
Impairment of intangible assets                               --          --           --          --        6,519          23%
Impairment of note receivable received in
   connection with the sale of IBIS
   Systems Limited                                            --          --        7,647          27%
                                                        ---------   ---------    ---------   ---------    ---------   ---------
     Total expenses                                       16,863          76%      22,962          86%      44,783         159%
                                                        ---------   ---------    ---------   ---------    ---------   ---------
Loss from operations                                      (2,612)        (12)%     (7,250)        (27)%    (27,549)        (98)%

Other income (expense)
   Interest income                                             1           0%           7           0%         620           2%
   Other income (expense)                                     24           0%         (56)          0%          74           1%
   Interest expense                                       (1,088)         (5)%     (3,018)        (11)%     (3,043)        (11)%
                                                        ---------   ---------    ---------   ---------    ---------   ---------
   Total other expense                                    (1,063)         (5)%     (3,067)        (11)%     (2,349)         (8)%
                                                        ---------   ---------    ---------   ---------    ---------   ---------
Loss before provision (benefit) for income taxes          (3,675)        (17)%    (10,317)        (38)%    (29,898)       (106)%

     Provision (benefit) for income taxes                     11           0%           2           0%      (4,778)         17%
                                                        ---------   ---------    ---------   ---------    ---------   ---------
Loss before extraordinary item and change in
   accounting principle                                   (3,686)        (17)%    (10,319)        (38)%    (25,120)        (89)%

   Extraordinary item - gain on debt forgiveness           1,476                       --                       --
   Cumulative effect of changing accounting principle
   - Goodwill valuation under SFAS 142                      (627)                      --                       --
                                                        ---------                ---------                ---------

Loss from continuing operations                           (2,837)                 (10,319)                 (25,120)

Income (loss) from discontinued operations,
   net of taxes                                              119                   (4,339)                  (3,825)
                                                        ---------                ---------                ---------
Net loss                                                  (2,718)                 (14,658)                 (28,945)

Cumulative preferred dividends                             1,015                      254                       --
                                                        ---------                ---------                ---------
Net loss available to
common stockholders                                     $ (3,733)                $(14,912)                $(28,945)
                                                        =========                =========                =========

FISCAL YEAR ENDED MARCH 31, 2003 COMPARED TO FISCAL YEAR ENDED MARCH 31, 2002

         NET SALES

         Net sales decreased by $4.4 million, or 16%, to $22.3 million in the fiscal year ended March 31, 2003 from $26.7 million in the fiscal year ended March 31, 2002.

         Fiscal 2003 was a challenging year for the sale of new application licenses. The slow down in the U.S. and world economy combined with the fear of future terrorist attacks and the ongoing hostilities in the world caused the retail industry to be more cautious with their investment in information systems and deliberately evaluating solutions, which resulted in decrease in sales and in extended sales cycles. In addition, our financial condition may have interfered with our ability to sell new application software licenses, as implementation of our applications generally requires extensive future services and support, and some potential customers have expressed concern about our financial ability to provide these ongoing services. We believe strongly that we provide and will continue to provide excellent support to our customers, as demonstrated by the continuing upgrade purchases by our top-tier established customer base. Significant sales growth may however depend in part on our ability to improve our financial condition.

         COST OF SALES/GROSS PROFIT

         Cost of sales decreased $3.0 million, or 27%, to $8.0 million in the fiscal year ended March 31, 2003 from $11.0 million in the fiscal year ended March 31, 2002. Gross profit as a percentage of net sales increased to 64% in fiscal 2003 from 59% in fiscal 2002. The increase in gross profit margin was due to a decrease in modification and professional services sales, which have low margin, combined with an increase in software license sales, which have much higher margin. During fiscal 2003, software license sales represented 25% of net sales and related services represented 45% of net sales, compared to 17% and 57%, respectively, of net sales during fiscal 2002.

         Cost of sales for fiscal 2003 and 2002 included $2.4 million and $3.6 million, respectively, in costs associated with the development or modification of modules for Toys, including the use of higher cost outsource development services (subcontractors) for certain components of the overall project. These costs are neither capitalized nor included in application technology development expenses, but we consider them to be part of our overall application technology development program.

         APPLICATION DEVELOPMENT EXPENSE

         Application development expense increased by $0.4 million, or 10%, to $4.6 million in fiscal year ended March 31, 2003 from $4.2 million in the fiscal year ended March 31, 2002. The increase in application development expense is primarily due to the ongoing enhancement of our suites of applications.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Selling, general and administrative expenses decreased by $3.9 million, or 33%, to $8.1 million compared to $12.0 million in the fiscal year ended March 31, 2002. The decrease is due to decrease in sales and personnel reduction implemented in the third quarter of 2002 and fourth quarter of 2003 and control of expenditures.

         DEPRECIATION AND AMORTIZATION

         Depreciation and amortization decreased by $2.6 million, or 38%, to $4.1 million in the fiscal year ended March 31, 2003 from $6.7 million in the fiscal year ended March 31, 2002. The decrease is mainly due a reduction of $2.2 million in amortization pursuant to the non-amortization provisions of Statement Financial Accounting Standard No. 142 ("SFAS 142") for goodwill with indefinite useful lives.

         INTEREST EXPENSE

         Interest expense decreased by $1.9 million, or 64%, to $1.1 million in the fiscal year ended March 31, 2003 from $3.0 million in the fiscal year ended March 31, 2002. Interest expense in fiscal 2002 included $1.2 million interest expense on the $10 million note payable to Softline Limited. Our obligations related to this note were released by Softline effective in January 1, 2002 in connection with the integrated series of recapitalization transactions with Softline. The decrease was also due to $0.7 million decrease in amortization of debt discount.

         DISCONTINUED OPERATIONS

         Income from discontinued operations in fiscal 2003 represents a profit of $0.2 million from operations of the Training Products subsidiary; offset in part by $0.1 million accrual for loss on the sale of our Training Products subsidiary. Our Training Products subsidiary was sold effective April 1, 2003.

         CUMULATIVE PREFERRED DIVIDENDS

         Cumulative dividends on the outstanding preferred stock attributable to the fiscal years ended March 31, 2003 and 2002 were $1.0 million and $0.3 million, respectively.

FISCAL YEAR ENDED MARCH 31, 2002 COMPARED TO FISCAL YEAR ENDED MARCH 31, 2001

         NET SALES

         Net sales decreased slightly by $1.3 million, or 5%, to $26.7 million in the fiscal year ended March 31, 2002 from $28.0 million in the fiscal year ended March 31, 2001. Fiscal year 2001 revenues included recognition of $2.0 million in revenue from a one-time sale of technology rights, which was signed in fiscal 2000.

         Fiscal 2002 was a challenging year in which to close new application license sales. We believe our difficulties initially arose from insufficient staffing of our sales force. Although we significantly increased the staffing of our sales force in the first quarter of fiscal 2002, the economic slowdown and the terrorist attacks of September 11, 2001, and the ongoing hostilities in the world increased the challenges faced by our sales force. In addition, our financial condition may have interfered with our ability to sell new application software licenses, as implementation of our applications generally requires extensive future services and support, and some potential customers have expressed concern about our financial ability to provide these ongoing services.

         COST OF SALES/GROSS PROFIT

         Cost of sales was $11.0 million in the fiscal years ended March 31, 2002 and 2001. Gross profit as a percentage of net sales decreased to 59% in fiscal 2002 from 61% in fiscal 2001. The decrease in gross profit margin was due to a further shift in the sales mix from high margin application licenses to lower margin software modification and professional services. During fiscal 2002, application technology license revenues represented 17% of net sales and related services represented 57% of net sales, compared to 24% and 49%, respectively, of net sales during fiscal 2001.

         Cost of sales for fiscal 2002 and 2001 included $3.6 million and $3.4 million, respectively, in costs associated with the development or modification of modules for Toys "R" Us, including the use of higher cost outsource development services (subcontractors) for certain components of the overall project. These costs are neither capitalized nor included in application technology development expenses, but we consider them to be part of our overall application technology development program.

         APPLICATION DEVELOPMENT EXPENSE

         Application development expense for the fiscal year ended March 31, 2002 was $4.2 million as most development expenditures were client funded compared to $5.3 million for the fiscal year ended March 31, 2001, a decrease of 21%. The decrease reflects a shift toward customer-funded development expenses.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

         Selling, general and administrative expenses decreased by $5.0 million, or 29%, to $12.0 million compared to $17.0 million in the fiscal year ended March 31, 2001. The decrease was due to the following:

         o Personnel reduction implemented in the fourth quarter of 2001 and third quarter of 2002 and control of expenditures.

         o    A $0.9 million reserve for bad debts in fiscal 2001.

         During the third quarter of 2002, we completed an analysis of our operations and concluded that it was necessary to restructure the composition of our management and personnel. We anticipated that the restructuring would result in an approximately $3.0 million annual reduction in our expense levels compared to expenses prior to implementation of the plan. To the extent resources are available, we expect to slowly increase our expense levels in fiscal 2003 from the reduced level after the reductions in the third quarter of fiscal 2002. Additional planned expenditures are for the building of our sales force and for additions to our Professional Services group for US and UK retail operations as new licenses and services are sold.

         DEPRECIATION AND AMORTIZATION

         Depreciation and amortization decreased by $1.6 million, or 19%, to $6.7 million in the fiscal year ended March 31, 2002 from $8.3 million in the fiscal year ended March 31, 2001. The decrease reflected the reduction in the base amounts of goodwill and capitalized software assets resulting from the recognition of impairments of those assets in the fourth quarter of fiscal 2001.

         INTEREST INCOME AND EXPENSE

         Interest expense was $3.0 million in the fiscal years ended March 31, 2002 and 2001.

         Interest income decreased $0.6 million to $0.1 million in fiscal 2002, compared to $0.7 million in fiscal 2001 due to cessation of the accrual of interest income on the note receivable received in connection with the sale of IBIS after the second quarter of fiscal 2001.

         DISCONTINUED OPERATIONS

         Loss from discontinued operations in fiscal 2002 was $4.3 million, which included $1.4 million of net loss from Australian operations and $3.2 million of loss on disposal of the Australian operations; offset in part by $0.2 million of net income from the Training Products operations. Loss from discontinued operations in fiscal 2001 was $3.8 million, which included $3.7 million of net loss from the Australian operations and $0.1 million of net loss from the Training Products operations. Our Training Products subsidiary was sold effective April 1, 2003 and our Australian operations were disposed in the fourth quarter of fiscal 2002.

         CUMULATIVE PREFERRED DIVIDENDS

         Cumulative dividends on the outstanding preferred stock attributable to the fiscal years ended March 31, 2002 and 2001 were $0.3 million and $0, respectively. The Series A Convertible Preferred Stock was issued in January 2002.

LIQUIDITY AND CAPITAL RESOURCES

CASH FLOWS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2003

         During the six months ended September 30, 2003, we financed our operations using cash on hand, internally generated cash, proceeds from the sale of common stock and proceeds from sale of convertible debentures. At September 30, 2003 and March 31, 2003, we had cash of $1.1 million and $1.3 million, respectively.

         Operating activities used cash of $5.6 million in the six months ended September 30, 2003 and $1.9 million in the six months ended September 30, 2002. Cash used for operating activities in the six months ended September 30, 2003 resulted from $4.5 million increase in accounts receivable and other receivables and $3.9 million decrease in accounts payable and accrued expenses; offset in part by $1.0 million net income and $1.8 million of non-cash depreciation and amortization.

         Investing activities used cash of $2.5 million in the six months ended September 30, 2003 and $0.3 million in the six months ended September 30, 2002. Cash used for investing activities in the current quarter was primarily for capitalization of $2.2 million software development costs.

         Financing activities provided cash of $7.8 million and $1.0 million in the six months ended September 30, 2003 and 2002, respectively. The 2004 financing activities included net proceeds of $7.2 million from the sale of common stock and $0.7 million from the issuance of convertible debentures.

         Accounts receivable increased to $8.5 million at September 30, 2003 from $4.0 million at March 31, 2003. The increase is primarily due to $3.9 million increase in current receivable from new license sales.

         We believe that our cash and cash equivalent and funds generated from operations will provide adequate liquidity to meet our normal operating requirements for at least the next twelve months.

 CASH FLOWS FOR THE FISCAL YEAR ENDED MARCH 31, 2003

         During the fiscal year ended March 31, 2003, we financed our operations using cash on hand, internally generated cash, cash from the issuance of convertible note and debentures and loans from an entity affiliated with Donald
S. Radcliffe, a director. During the fiscal year ended March 31, 2002, we financed our operations using cash on hand, internally generated cash, cash from the issuance of convertible notes and loans from an entity affiliated with Donald S. Radcliffe, a director. During the fiscal year ended March 31, 2001, we financed our operations using cash on hand, internally generated cash, cash from the sale of common stock, proceeds from the exercise of options, lines of credit and loans from each of Softline, a subsidiary of Softline and Barry M. Schechter, our former Chairman. At March 31, 2003 and 2002, we had cash from continuing operations of $1.3 million.

         Operating activities used cash of $1.1 million in the fiscal year ended March 31, 2003, provided cash of $1.6 million in the fiscal year ended March 31, 2002 and used cash of $2.4 million in the fiscal year ended March 31, 2001. Cash used in fiscal 2003 resulted primarily from $2.7 million of net loss, $1.5 million non-cash gain on debt forgiveness, $2.0 million increase on accounts receivable and other receivable and $2.0 million increase in deferred revenue; offset in part by non-cash charges of $4.1 million in depreciation and amortization and $0.6 million in a change in accounting principle, $1.0 million increase in accounts payable and accrued expenses and $0.9 million increase in accrued interest payable. Cash provided for operating activities in fiscal 2002 resulted primarily from $2.5 million decrease in accounts receivable and other receivables, $1.6 million increase in deferred revenue, $7.1 million in non-cash depreciation and amortization, $3.2 million of loss on disposal of Australian operations, $2.3 million increase in interest payable and $1.0 million in non-cash charges for stock-based compensation and interest related to convertible notes due stockholders; offset by $14.7 million of net losses and $1.9 million decrease in accounts payable and accrued expenses. Cash used for operating activities in fiscal 2001 resulted primarily from $28.9 million of net loss, a $4.4 million decrease in net deferred tax liability and a $4.4 million decrease in deferred revenue; offset by $16.5 million in non-cash impairments of assets, $9.5 million in non-cash depreciation and amortization, a $5.1 million decrease in accounts receivable, and a $4.4 million increase in accounts payable and accrued expenses.

         Accounts receivable increased during fiscal year 2003 primarily due to $2.5 million increase in unbilled receivables. The unbilled receivables represents license and services revenue fully earned at March 31, 2003 that will later be billed in accordance with the contract terms. Accounts receivable decreased during fiscal year 2002 primarily due to a write-off of $367,000 in receivables in connection with the discontinuation of Australian operations in February 2002 and a significant improvement in collection efforts. Accounts receivable balances fluctuate significantly due to a number of factors including acquisitions and dispositions, seasonality, shifts in customer buying patterns, contractual payment terms, the underlying mix of applications and services sold, and geographic concentration of revenues.

         Investing activities used cash of $0.2 million, $0.7 million and $3.0 million in the fiscal years ended March 31, 2003, 2002 and 2001. Investing activities during fiscal 2003 included $0.1 million purchases of furniture and equipment and $0.1 million capitalized development costs. Investing activities during fiscal 2002 included a $0.4 million increase in capitalized software development costs and $0.3 million in furniture and equipment purchases. Investing activities during fiscal year 2001 included a $2.5 million increase in purchase of software and capitalized software development costs and $0.5 million in furniture and equipment purchases.

         Financing activities provided cash of $1.3 million in the fiscal year ended March 31, 2003, used cash of $0.8 million in the fiscal year ended March 31, 2002 and provided cash of $1.9 million in the fiscal year ended March 31, 2001. Financing activities during fiscal 2003 included proceeds of $3.5 million from the issuance of convertible debentures, $1.4 million from issuance of convertible note to our major customer and $0.1 million loan from an entity affiliated with Donald S. Radcliffe, a director; offset in part by payments of $3.3 million on a term loan, $0.3 million interest on stockholders' notes and $0.1 million on loan from Mr. Radcliffe's affiliated entity. Financing activities during fiscal year 2002 included $1.2 million in note payments and $0.8 million decrease in amounts due to stockholders; offset in part by $1.3 million in proceeds from issuance of convertible notes. Financing activities during fiscal year 2001 included $3.8 million in proceeds from the sale of common stock, $9.9 million increase in amounts due to stockholders and $1.6 million in proceeds from lines of credit, offset by $13.2 million in note payments.

         Changes in the currency exchange rates of our foreign operations had the effect of decreasing cash by an aggregate of $0.1 million in the fiscal years ended March 31, 2003, 2002 and 2001.

CONTRACTUAL OBLIGATIONS

         The following table summarizes our contractual obligations, including purchase commitments at September 30, 2003, and the effect such obligations are expected to have on our liquidity and cash flow in future periods.

                                          For the fiscal years ending March 31,
                                          -------------------------------------
Contractual Cash Obligations               2004     2005     2006     2007  Thereafter
----------------------------              ------   ------   ------   ------   ------
                                                        (in thousands)
Operating leases                          $  445   $  867   $  360   $  107   $   13
Purchases                                    667      394
Payables aged over 90 days                   398
                                          ------   ------   ------   ------   ------
     Total contractual cash obligations   $1,510   $1,261   $  360   $  107   $   13
                                          ======   ======   ======   ======   ======

                                          For the fiscal years ending March 31,
                                          -------------------------------------
Other Commercial Commitments               2004     2005     2006     2007  Thereafter
----------------------------              ------   ------   ------   ------   ------
                                                        (in thousands)
Guarantees                                $  187
                                          ------   ------   ------   ------   ------
      Total commercial commitments        $  187
                                          ======   ======   ======   ======   ======

         NATIONAL AUSTRALIA BANK LIMITED

         Our Australian subsidiary maintained an AUS$1,000,000 (approximately US$510,000) line of credit facility with National Australia Bank Limited. The facility was secured by substantially all of the assets of our Australian subsidiary, and we have guaranteed all amounts owing on the facility. In April 2001, we received a formal demand under our guarantee for the full AUS$971,000 (approximately US$495,000) then alleged by the bank to be due under the facility. Due to the declining performance of our Australian subsidiary, we decided in the third quarter of fiscal 2002 to sell certain assets of the Australian subsidiary to the former management of such subsidiary, and then cease Australian operations. Such sale was, however, subject to the approval of National Australia Bank, the subsidiary's secured lender. The bank did not approve the sale and the subsidiary ceased operations in February 2002. The bank caused a receiver to be appointed in February 2002 to sell substantially all of the assets of the Australian subsidiary and pursue collections on any outstanding receivables. The receiver proceeded to sell substantially all of the Australian subsidiary's assets for $300,000 in May 2002 to the entity affiliated with former management, and is actively pursuing the collection of receivables. If the sale proceeds plus collections on receivables are insufficient to discharge the indebtedness to National Australia Bank, we may be called upon to pay the deficiency under our guarantee to the bank. We have accrued $187,000 as the maximum amount of our potential exposure. The receiver has also claimed that we are obligated to it for inter-company balances of $636,000, but we do not believe any amounts are owed to the receiver, who has not as of the date of this report acknowledged the monthly corporate overhead recovery fees and other amounts charged by us to the Australian subsidiary offsetting the amount claimed to be due.

CASH POSITION
         As a result of our indebtedness and net losses for the past three years, we have experienced significant strains on our cash resources. In order to manage our cash resources, we reduced expenses and discontinued our Australian operations. We have also extended payment terms with many of our trade creditors wherever possible, and we have diligently focused our collection efforts on our accounts receivable. We had a working capital of $6.2 million at September 30, 2003 and a negative working capital of $12.2 million at September 30, 2002. We had a negative working capital of $4.1 million and $5.3 million at March 31, 2003 and 2002, respectively.

         We were unable to make timely, monthly rent payments due for our Irvine and Carlsbad facilities during fiscal 2003. We renegotiated rent terms with the landlords of our Irvine and Carlsbad facilities, and we have been in compliance with the renegotiated terms. In July 2003, we terminated the lease for the Carlsbad office. We are current with rent payments for our current leased facilities.

         We have been actively engaged in attempts to resolve our liquidity problems. In the June 27, 2003 PIPE Transaction, we issued 5,275,000 shares of our common stock for an aggregate amount of $7.9 million, less expenses and placement fees. In the November 7, 2003 PIPE Transaction, we issued 3,180,645 shares of our common stock for an aggregate amount of $4.9 million, less expenses and placement fees. We believe we will have sufficient cash to remain in compliance with our debt obligations, and meet our critical operating obligations, for the next twelve months. We may continue to seek a private equity placement to help discharge aged payables, pursue growth initiatives and prepay bank indebtedness. We have no binding commitments for funding at this time. Financing may not be available on terms and conditions acceptable to us, or at all.

RECENT ACCOUNTING PRONOUNCEMENTS

         In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145 ("SFAS 145"), "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies, and simplifies existing accounting pronouncements. This statement rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4 and is no longer necessary as SFAS No. 4 has been rescinded. SFAS No. 44 has been rescinded as it is no longer necessary. SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions to be accounted for in the same manner as sale-lease transactions. This statement also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. The accounting prescribed in SFAS 145 was applied in connection with the gain from extinguishment of our debt to Union Bank of California.

         In November 2001, the FASB issued an Emerging Issues Task Force Issue No. 01-14 ("EITF No. 01-14"), "Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred". EITF No. 01-14 establishes that reimbursements received for out-of-pocket expenses should be reported as revenue in the income statement. Currently, we classify reimbursed out-of-pocket expenses as a reduction in cost of consulting services. We are required to adopt the guidance of EITF No. 01-14 in the first quarter of fiscal year 2003 and our consolidated statements of operations for prior periods will be reclassified to conform to the new presentation. The adoption of EITF No. 01-14 results in an increase in reported net sales and cost of sales; however, it does not affect net income or loss in any past or future periods.

         In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146 ("SFAS 146"), "Accounting for Costs Associated with Exit or Disposal Activities". SFAS 146 replaces current accounting standards and requires the recognition of costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. The provisions of the SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. We do not expect adoption of SFAS No. 146 to have a significant effect on our results of operations or financial condition.

         In October 2002, the FASB issued Statement of Financial Accounting Standards No. 147 ("SFAS 147"), "Acquisition of certain Financial Institutions". SFAS 147 removes the requirement in SFAS 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets, to include certain financial institution related intangibles. We do not expect SFAS 147 to have a material impact on our financial statements.

         In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 ("SFAS 148"), "Accounting for Stock-Based Compensation-Transition and Disclosure". This Statement amends SFAS 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of SFAS 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. We do not expect SFAS 148 to have a material impact on our financial statements.

         In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accountings and disclosure Requirements for Guarantees, Including Indirect Guarantees of the Indebtedness of Others", which clarifies the requirement of SFAS No. 5, "Accounting for Contingencies", relating to a guarantor's accounting for and disclosures of certain guarantee issues. FIN 45 was applied to our guarantee of a line of credit facility from National Australia Bank Limited to our former Australian subsidiary.

         In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities". Variable interest entities are defined as entities with a level of invested equity that is not sufficient to fund future activities to permit it to operate on a stand-alone basis. We do not participate in variable interest entities and therefore have not applied FIN 46.

         In November 2002, the FASB reached consensus on Emerging Issues Task Force Issue No. 00-21 ("EITF No. 00-21"), "Accounting for Revenue Arrangements with Multiple Deliverables." In general, this issue addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. Specifically, this issue addresses how to determine whether an arrangement involving multiple deliverables contains more than one earnings process and, if so, how to divide the arrangement into separate units of accounting consistent with the identified earnings processes for revenue recognition purposes. This issue also addresses how arrangement consideration should be measured and allocated to the separate units of accounting in the arrangement. EITF Issue 00-21 is applicable to arrangements entered into after June 15, 2003. We do not believe the application of EITF Issuer 00-21 will have any material impact on our consolidated financial statements.

         In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 further clarifies accounting for derivative instruments. We believe the adoption of this statement will have no material impact on our consolidated financial statements.

         In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We do not believe the adoption of SFAS 150 will have a material impact on our consolidated financial statements.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

         On November 30, 2001, Deloitte & Touche LLP notified us that they were resigning as our independent certified public accountants. On December 5, 2001, we engaged Singer Lewak Greenbaum & Goldstein LLP ("Singer Lewak") as our new independent auditors. Singer Lewak previously audited our financial statements for the fiscal years ended March 31, 1998 and September 30, 1997, 1996, 1995 and 1994. The decision to engage Singer Lewak was recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors.

         Deloitte & Touche's reports on the financial statements for the fiscal years ended March 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as noted in the following sentence. Deloitte & Touche's audit report on the financial statements for the year ended March 31, 2001, dated July 13, 2001, expressed an unqualified opinion and included an explanatory paragraph relating to substantial doubt about our ability to continue as a going concern. Further, in connection with its audits of our financial statements for the past two fiscal years and the subsequent interim period immediately preceding the date of resignation of Deloitte & Touche, we had no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused them to make a reference to the subject matter of the disagreements in connection with their reports on our consolidated financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Market risk represents the risk of loss that may impact our consolidated financial position, results of operations or cash flows. We are exposed to market risks, which include changes in interest rates, changes in foreign currency exchange rate as measured against the U.S. dollar and changes in the value of stock of a publicly traded company, which secures a promissory note we hold.

FOREIGN CURRENCY EXCHANGE RATE RISK

         We conduct business in various foreign currencies, primarily in Europe. Sales are typically denominated in the local foreign currency, which creates exposures to changes in exchange rates. These changes in the foreign currency exchange rates as measured against the U.S. dollar may positively or negatively affect our sales, gross margins and retained earnings. We attempt to minimize currency exposure risk through decentralized sales, development, marketing and support operations, in which substantially all costs are local-currency based. There can be no assurance that such an approach will be successful, especially in the event of a significant and sudden decline in the value of the foreign currency. We do not hedge against foreign currency risk. Approximately 8% and 12% of our total net sales were denominated in currencies other than the U.S. dollar for the six months ended September 30, 2003 and 2002, respectively. Approximately 12%, 9% and 8% of our total net sales were denominated in currencies other than the U.S. dollar for the periods ended March 31, 2003, 2002 and 2001, respectively.

EQUITY PRICE RISK

We have no direct equity investments.

                             DESCRIPTION OF BUSINESS

GENERAL

         We are a provider of software solutions and services to the retail industry. We provide solutions that help retailers understand, create, manage and fulfill consumer demand. Up until April 1, 2003, we also developed and distributed PC courseware and skills assessment products for both desktop and retail applications.

         Our solutions and services have been developed specifically to meet the needs of the retail industry. Our solutions help retailers improve the efficiency and effectiveness of their operations and build stronger, longer lasting relationships with their customers.

         We market our software solutions through direct and indirect sales channels primarily to retailers who sell to their customers through traditional retail stores, catalogs and/or Internet-enabled storefronts. To date, we have licensed our solutions to more than 200 retailers across a variety of retail sectors.

ISLAND PACIFIC

         Historically, retailers have relied upon custom-built systems, often self-developed, to manage business processes and business information with both trading partners and customers. These legacy systems are typically built on 1960's business models and 1970s technology. They are not Internet-enabled, and do not permit collaboration among a retailer's customers, partners, suppliers and other members of the supply/demand chain. Moreover, they reflect the thinking of a seller's market.

         Over the past few years, retailers have begun to purchase packaged solutions designed specifically for the retail industry. Most of these systems are very expensive to license, and very expensive, time-consuming and difficult to implement. They have been primarily positioned to the largest companies, who have enormous amounts of managerial, technical and financial resources at their disposal- organizations for which distraction and mistakes are affordable.

         These solutions ignore the needs of the small to medium sized retailers, who have many of the same needs and face many of the same challenges as do the larger retailers, but lack the managerial, financial and technological capacity of the larger retailers.

         Our solutions serve the small to medium sized market.

         All retailers today face the challenge of operating in a very competitive environment, an environment that can be best described as over-stored and over-homogenized -- an environment in which power has shifted from the seller to the buyer.

         As retailers expand their businesses to include the Internet, catalog, kiosk and other distribution channels, the complexity of managing inventory and meeting customer demands places tremendous pressure on their business processes and their technology infrastructure.

         To meet an ever more mobile and demanding consumer's expectations, retailers need to deliver on the customer's terms. This means having the right product, at the right time and in the right place across multi-channel touch points. To do this, retailers need valuable consumer insights, intelligence on external factors that shape consumer response such as how the weather, the economy and changing consumer attitudes will affect future buying patterns. This intelligence, augmented by powerful communications, comprehensive loss prevention, strong forecasting, planning, assortment planning, allocation, event planning, replenishment and merchandising functions are critical to profitably achieve this goal. These represent the content of our product offering.

         Small to medium sized retailers need a cost-effective, easily installed, affordable, comprehensive, integrated software infrastructure that spans supplier to consumer and gives the retailer visibility, flexibility and control of all business processes to meet all competitive challenges.

         We believe a market opportunity exists to provide these retailers with a software solution that is designed specifically for their needs. This solution should be easy-to-use, leverage a retailer's existing investments in information technology and be sufficiently flexible to meet the specific needs of a broad range of retail sectors, such as fashion, hard-lines, mass merchandise or food and drug.

         We have developed and deployed software solutions that enable retailers to manage the entire scope of their operations. These operations include point-of-sale, customer relationship management, vendor relationship management, merchandising, demand chain management, planning, and forecasting.

         Key areas, which differentiate our software solutions, include:

         o VALUE - Our integrated and modular architecture helps retailers meet return on investment (ROI) objectives by allowing them to implement the most critical and valuable applications first. This modular architecture decreases migration path risk for the replacement of legacy systems and increases the probability of an on-time, on-budget implementation project.

         o PROVEN - We are a leading provider of retail infrastructure software and services. We understand the complex needs of retailers and have designed our solutions specifically for the retail industry. We provide certain software products and services infrastructure for retailers with combined revenues of over $200 billion annually.

         o SCALABLE - Our solutions are engineered to provide scalability to efficiently handle large volumes of transactions and users. Our solutions work in environments that span from one to five thousand stores.

         o INNOVATIVE - Our partnerships and our solutions include some of the most advanced technologies available to retailers.

RECENT DEVELOPMENTS

         On November 20, 2003, we executed an agreement pursuant to which we will acquire Page Digital. Page Digital is a developer of multi-channel commerce software. Upon the closing of the transaction, Page Digital stockholders will receive $2,000,000 in cash and 2,500,000 shares of our common stock. See "Recent Transactions" above.

         In the November 7, 2003 PIPE Transaction, we sold 3,180,645 shares of common stock at a price of $1.55 per share to various institutional investors in a private placement transaction for an aggregate purchase price of $4.9 million. We also granted the November 7, 2003 PIPE Transaction investors registration rights under a registration rights agreement in which we agree to file a registration statement with the SEC for the resale of all shares sold these investors. If the registration statement is not filed by December 8, 2003 or declared effective by February 5, 2003, we will be obligated to pay on December 8, 2003 or February 5, 2003, and each respective monthly anniversary until the registration statement is filed or declared effective, an amount in cash, as liquidated damages, equal to 2.0% of the purchase price paid by the investors in the November 7, 2003 PIPE Transaction.

         In connection with the November 7, 2003 PIPE Transaction we paid Roth Capital, as placement agent, compensation of $178,600 in cash and 115,226 shares of our common stock and issued a five-year warrant to purchase 282,065 shares of our common stock at an exercise price of $1.71 per share. Roth Capital was granted the registration rights similar to those granted to the investors in the November 7, 2003 PIPE Transaction.

         In October 2003, Donald Radcliffe resigned as a member of our Board of Directors.

         In July 2003, we appointed Ran Furman to the position of Chief Financial Officer.

         In the June 27, 2003 PIPE Transaction, we issued a total of 5,275,000 shares of common stock to various institutional investors in a private placement transaction for an aggregate purchase price of $7.9 million. See "Financing Transactions - Common Stock Institutional Investors."

         In January 2003, we appointed Harvey Braun, a well-known and highly-respected retail industry veteran, to the position of Chief Executive Officer of Island Pacific, one of our business units. In April 2003, our Board of Directors appointed Mr. Braun to the position of Chief Executive Officer and director, and in July 2003 to the position of Chairman of the Board. Barry Schechter remains as a consultant.

         In October 2002, we appointed Steven Beck, a retail industry expert, to the position of President of our Island Pacific division. In April 2003, our Board of Directors appointed Mr. Beck to the position of President and Chief Operating Officer and director. We anticipate Mr. Braun and Mr. Beck will lead us through the next evolution of product and service offerings to meet the ever-changing needs of retailers worldwide. Mr. Beck's vision for our company is to become the dominant provider of "Thoughtware" to the retail industry. Mr. Beck's goals are to develop high value products and services to the retail industry; using breakthrough technologies and processes, and to provide these products and their associated services in partnership with major consulting organizations and other best of breed solution providers. These products and services will be offered to small and mid-size retailers. Our goal is to expand alternatives to retailers, matching innovative solutions to emerging industry complexities so retailers will realize ongoing successes. We will make available to retailers at what we believe to be affordable prices a "dashboard" of decision makers, and experienced minds in the industry, yielding a range of velocity management alternatives for review and actions that span merchandising and marketing activities from conception to consumption.

         We are strengthening our product offerings through strategic relationships with Planalytics, KMG Solutions, Raymark, Inc., Wazagua LLC, ANT USA, Inc. and IT Resources Inc.

         Under a partnership agreement with Planalytics Inc. ("Planalytics"), Island Pacific will market Impact LR, an internet-based application that measures the specific effects of future weather on consumer demand by product, location and time. Using Impact LR, our customers can plan the timing of in-season markdowns, as well as the season-to-season flow of merchandise into their stores with maximum effectiveness.

         Under a marketing license agreement with KMG Solutions ("KMG"), Island Pacific will integrate, market and support Traxion(TM) process management solutions. Traxion's business process management solution consists of three modules. Traxion ProcessEngine(TM) is the real-time process management platform that retailers use to actively manage and support their organizations' unique business processes. Traxion ProcessModeler(TM), includes simulation functions such as same-time comparison of process variations and the use of actual cost data to produce process-based financial estimates. Traxion OrganizationModeler(TM) simplifies the creation of sophisticated models including inter-company workgroups, payroll information, and roles.

         Under an OEM agreement with Raymark, Inc., we will integrate, market and support Xpert Store point-of-sale ("POS") software solution under the Island Pacific brand. Raymark's full-featured POS solution streamlines the checkout process in order to increase sales associate efficiency and augment customer satisfaction. The software supports multi-channel, multi-language, multi-currency and multi-taxation requirements.

         Under an agreement with Wazagua LLC ("Wazagua"), we will exclusively offer to retailers worldwide Wazagua's products and services including web-based Loss Prevention Case Management Package, ASP Data Hosting and POS Exception Reporting. WAZAGUA(TM) ASP Hosted Suite of Modules automates data management for the Loss Prevention, Operations, Human Resources, Safety & Risk Management community. These ASP-hosted productivity tools enable retailers to capture the power of the internet. Retailers can create efficiencies, manage and share information, make better use of their staff, eliminate redundant data entry - and work from virtually any point in the world.

         Under terms of a reseller agreement, we will market, sell, install, interface to, and support ANT USA Inc.'s ("ANT") products including Buyer's Toolbox(TM), a leading suite of merchandise and assortment planning software that has been successfully implemented by over 140 retailers worldwide. The software will extend Island Pacific's assortment and planning capabilities by providing a solid planning methodology accessed through an easy-to-use interface, in a cost-effective offering.

         A marketing license agreement with IT Resources Inc. enables Island Pacific to market, sell, install, support and integrate IT Resources' Buyer's WorkMate(r) Suite, an innovative decision support software platform developed for merchandising organizations. The software will bring mobility and other timesaving benefits to the buying process.

         Under a marketing alliance agreement with BIGresearch, we will provide retailers, suppliers and third party companies with an end-to-end information solution to forecast consumer demand, better utilize assets and merchandise, and develop strategy and market position.

         As of April 1, 2002, we refocused the company into three strategic business units each lead by experienced managers. The units were our retail management solutions unit (formerly known as Island Pacific division), our Store Solutions division (formerly known as our SVI Store Solutions division), and SVI Training Products, Inc. Effective April 1, 2003, we agreed to sell our shares of SVI Training Products, Inc., our wholly-owned subsidiary, to Arthur Klitofsky. Mr. Klitofsky resigned from the Board in March 2003. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the heading "Discontinued Operations" below.

         We issued a total of $1.25 million in convertible notes to a limited number of accredited investors related to ICM Asset Management, Inc. of Spokane, Washington, a significant beneficial owner of our common stock in fiscal 2001. In July 2002, we amended the convertible notes to extend the maturity date to September 30, 2003 and we replaced the warrants issued to these investors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the heading "Financing Transactions -- ICM Asset Management, Inc." below. As of September 2003, the investors converted the outstanding principal and accrued interest totaling $1.4 million into 2,287,653 shares of our common stock.

         In July 2002, we negotiated an extension of our senior bank lending facility to August 31, 2003, and then we subsequently satisfied this debt under the Discounted Loan Payoff Agreement dated March 31, 2003. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the heading "Liquidity and Capital Resources -- Indebtedness -- Union Bank" below. This loan was assigned to Roth Capital Partners, LLC, as of September 30, 2003.

         In May 2002, we completed a series of transactions with Softline to repay our subordinated note to Softline, to transfer to Softline our note received in connection with the sale of IBIS Systems Limited, and to issue to Softline shares of Series A Convertible Preferred Stock. Softline also transferred to us 10,700,000 shares of our common stock. Steven Cohen, then Softline's Chief Operating Officer, and Gerald Rubenstein, then a director of Softline, resigned from our board of directors in May 2002. Ivan Epstein, then Softline's Chief Executive Officer, continues to serve on our board, and in June 2002, Robert P. Wilkie, then Softline's Chief Financial Officer, was appointed to our board of directors. On November 14, 2003, the Sage Group acquired substantially all of the assets of Softline, including Softline's interest in our common stock, options to purchase our common stock and our Series A Convertible Preferred Stock. Messrs. Epstein and Wilkie are currently employed by a subsidiary of the Sage Group. In connection with this acquisition, the Sage Group was also assigned and assumed certain agreements of Softline, including rights and obligations respecting and arising from the Option Agreement between Softline and Steven Beck, as trustee of a certain management group of the Company. Under the terms of the Option Agreement, the Optionees have the right to purchase 8,000,000 shares of common stock of the Company and such number of shares of Series A Convertible Preferred Stock convertible into 17,125,000 shares of common stock of the Company held by the Sage Group. The right to exercise the Option is to be distributed as determined by the Company's Board to the Optionees, who may include Mr. Beck and other members of the Company's management, as an incentive to continue service for the Company. It is the current intent of the Optionees to transfer their rights under the Option Agreement to the Company. On September 17, 2003, 500,000 shares of common stock underlying the Series A Convertible Preferred Stock were issued in the names of 033 Growth Partners I, L.P., 033 Growth Partners II, L.P., Oyster Pond Partners, L.P. and 033 Growth International Fund Ltd. For a further discussion of the terms of transactions with Softline during the 2002 fiscal year, see "Management's Discussion and Analysis of Financial Condition and Results of Operation" under the heading "Financing Transactions - Softline/The Sage Group." For further discussion of the terms of the transaction between Softline and the Sage Group see "Recent Transactions" above.

         In May 2002, we entered into a new two-year software development and services agreement with our largest customer, Toys. Toys also agreed to invest $1.3 million for the purchase of a non-recourse convertible note and a warrant to purchase up to 2,500,000 common shares. In November 2003, we entered into an agreement with Toys to terminate the software development and services agreement. Pursuant to that agreement the note was settled in full and the warrant was cancelled. For a further details, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the heading Financing Transactions -- Toys "R" Us, Inc." below.

         In March 2003, we issued a total of $3.5 million in 9% convertible debentures to Midsummer Investment, Ltd., Omicron Master Trust and Islandia, L.P. Along with these debentures, warrants to purchase an aggregate of 1,572,858 shares of common stock were issued to these investors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the heading "Financing Transactions - Midsummer/Omicron/Islandia". In July 2003, Omicron converted $500,000 of its debenture into 488,472 shares of our common stock. We have since notified these investors that we are exercising our right to convert these debentures into an aggregate of 2,930,832 shares of common stock at the conversion rate of $1.0236 pursuant to the terms of the debentures. The conversion was deferred until September 30, 2003, and the investors agreed to cease accruing interest as of August 11, 2003. As of September 30, 2003, the investors converted the remaining balance of their debentures into an aggregate of 2,930,832 shares of our common stock.

         In April 2003, we issued $400,000 in a 9% convertible debenture to MBSJ Investors, LLC. Along with this debenture, a warrant to purchase 156,311 shares of common stock was issued to this investor. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the heading "Financing Transactions - MBSJ". Effective August 11, 2003, we exercised our right to convert this debenture into shares of common stock at the conversion rate of $1.0236 pursuant to the terms of the debenture. In September 2003, the investor converted its debenture into 390,777 shares of our common stock.

         In March 2003, the Board adopted a resolution to change our name to "Island Pacific, Inc.", and the resolution was approved by our shareholders on July 9, 2003.

         In May 2003, we issued $300,000 in 9% convertible debentures to Crestview Capital Fund I, L.P., Crestview Capital Fund II, L.P. and Crestview Capital Offshore Fund, Inc. Along with these debentures, warrants to purchase 101,112 shares of common stock were issued to these investors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the heading "Financing Transactions - Crestview". Effective August 11, 2003, we exercised our right to convert these debentures into our common stock at the conversion rate of $1.0236 pursuant to the terms of the debentures. As of September 30, 2003, the investors converted their debentures into an aggregate of 293,082 shares of our common stock.

         In July 2003, our common stock began trading under the new ticker symbol "IPI" on the American Stock Exchange (our ticker symbol was previously "SVI").

STRATEGY

         Our mission is to provide the small to medium sized retailer all the intelligence, tools and infrastructure necessary to success in a highly competitive environment.

         Our mission is to make this information and these tools and infrastructure useable, affordable and reliable for end-use in highly volatile environments.

         Our mission is to make our products and services easy to acquire, easy to install and easy to live with.

         Our mission is to create value for retailers by providing valuable intelligence and innovative technology solutions that help to understand, create, manage, and fulfill consumer demand.

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

         Our strategies are as follows:

         o INCREASE OUR MARKET SHARE. We believe we can continue to build and expand our position of leadership within the retail packaged software applications market as the retail industry increasingly turns to packaged software applications as an alternative to expensive in-house and custom developed applications.

         o PROVIDE HIGH LEVELS OF CUSTOMER SATISFACTION. The retail industry is strongly influenced by formal and informal references. We believe we have the opportunity to expand market share by providing high levels of customer satisfaction with our current customers, thereby fostering strong customer references to support sales activities.

         o DELIVER VALUE TO OUR CUSTOMERS. We believe that maximizing our customers' return on investment will help us compete in our market space and increase our market share.

         o BECAME THE PREFERRED APPLICATION AND TECHNOLOGY ARCHITECTURE FOR THE SMALL TO MEDIUM SIZED RETAILERS GLOBALLY. By leveraging our 25 years of success, we believe we are uniquely positioned to become the preferred application and technology architecture provider for retail software and associated services to this market.

         o FULFILL THE MULTI-CHANNEL REQUIREMENTS OF RETAILERS. Through the acquisition of Page Digital, we believe we will be able to address the expanding needs of retailers to cohesively manage their varied channels of distribution.


PRODUCTS

         We partner, develop and sell business intelligence and software solutions that support virtually all of the operational activities of a typical retailer. Our business intelligence is critical to sound strategy and execution. Our software solutions create value by applying innovative technology that helps our customers efficiently and effectively understand, create, manage and fulfill consumer demand. Our products can be deployed individually to meet specific business needs, or as part of a fully integrated, end-to-end solution.

         Our solution set consists of the following components:

                      [IP INTEGRATOR GRAPHIC APPEARS HERE]

         THE ISLAND PACIFIC RETAIL MANAGEMENT suite of applications builds on our long history in retail software design and development and provides our customers with an extremely reliable, widely deployed, comprehensive and fully integrated retail management solution. Our complete enterprise-level offering of applications and services is designed to assist our customers in maximizing their business potential.

         Our offerings are a combination of collaborations with partner companies and solutions developed internally by us. They are all completely integrated. Our offerings include:

         o IP GLADIATOR: is a collaborative solution with Wazagua that orchestrates a myriad of processes across retail enterprise to deliver effective loss prevention. To do so, IP Gladiator enables an integrated asset protection workflow spanning exception management, investigation management, case management and civil collection. The salient features of this solution include: (a) availability in ASP or in-house modes, (b) advanced data mining to recognize loss patterns, and (c) POS platform independence.

         o IP GLOBAL NETWORK: is an offering that cost-effectively enables retailer collaboration with vendors, including product design collaboration, and facilitates improved communication with stores. This will feature services such as teleconferencing, voice-over-IP, and instant messaging to deliver the collaboration capabilities.

         o IP INTEGRATOR: is a common integration platform that seamlessly unifies all IP applications with partner applications as well as enables integrations to 3rd party and legacy applications of a retailer. It leverages an industry proven technology to deliver speed, reliability, maintainability and shorter implementation cycles in addressing integration needs. This solution is jointly developed with Bostech.

         o IP BUYER'S WORKMATE: features a suite of integrated modules that enable, automate and enforce best practices leading to sound merchandise purchase and allocation decisions, in compliance with the approved budgets. This suite, along with the range of capabilities provided through IP Consumer Research, IP Weather Impacts, IP Profiling and the IP Core Merchandising suite, enables the retailer to plan and execute consumer-sensitive merchandising, placement, pricing and promotion decisions. The suite consists of:


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

         o IP DECISION SUPPORT: features an analytical processing tool designed to provide retailers with relevant, timely and detailed business information.

         o IP ASSORTMENT PLANNING: enables retailer to arrive at a well-researched and sound buying decisions - yielding merchandise assortments that meet local consumer demand, minimize inventory investment, accelerate sales, lessen inter-store transfers and reduce markdowns.

         o IP ALLOCATION: enables allocation of purchase order receipts, advanced shipping notices and warehouse back-stock in a manner sensitive to the assortment plan, merchandise performance, and store stocking levels.

         o IP WEATHER IMPACTS: is a collaborative offering with Planalytics to enable retailers to understand and address the impact that weather has had and will have on their businesses, helping them to avoid surprises and improve bottom line profitability.

         o IP BUSINESS PROCESS OPTIMIZATION: is a collaborative retail process management solution offered in partnership with KMG that enables the retailers to improve productivity and reduce inefficiencies through better control and management of business processes. The applications of interest to retailers can range from operational activities such as new store construction and opening, global sourcing, distribution center optimization and promotions management to fiduciary responsibilities and processes such tracking and control of financial reporting.

         o IP CONSUMER RESEARCH: is a collaborative offering with BIGresearch to leverage syndicated consumer intelligence from over 8,000 shoppers each month to provide retailers a projected look at consumers demand. The deep and proven consumer research insights can enable retailers to anticipate consumer demand, correct market focus, develop strategy and market positioning, to understand simultaneous media usage and exposure to determine what they are actually receiving from their media expenditures.

         o IP PROFILING: is a collaborative offering to develop Sales Profiles by recognizing common selling patterns from voluminous sales history. It features an advanced statistical pattern coupled with an interactive graphical approach to the creation, maintenance and monitoring of seasonal profiles.

         o IP FORECASTING AND REPLENISHMENT: is a collaborative offering of a full feature forecasting and replenishment solution to address the needs of retailers seeking a higher end solution in this area.

         o IP OMNICARD: provides a loyalty card application, with advanced features such as secure authentication, data storage, and radio frequency identification, to retailers that enables them to provide consumers with reason to carry a retailer loyalty card.

         o IP STORE PEOPLE PRODUCTIVITY: application helps retailer analyze store, people and item and transaction level sales productivity.

         At the foundation of our application suite are the integrated modules that comprise our core-merchandising solution. They are:

         o    MERCHANDISING MANAGEMENT

              o The Island Pacific Merchandising module is a comprehensive solution for management of core retail processes, which optimizes workflow and provides the highest level of data integrity.

              o This module supports all operational areas of the supply chain: Planning, Open-To-Buy, Purchase Order Management, Forecasting, Warehouse and Store Receiving, Distribution, Transfers, Price Management, Performance Analysis, and Physical Inventory.

         o    THE EYE(TM) ANALYSIS AND PLANNING

              o The Eye(TM), our datamart is a comprehensive analysis and planning tool that provides answers to retailer's merchandising questions. The specific "who, what, where, when and why" are defined in a multi-dimensional format. The Eye is completely integrated to IP Core Merchandising.

              o This application enables the retailer to develop completely user-defined inquiries and reports. The capacity of The Eye to store, manipulate, and present information is limited only by the retailer's imagination.


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

         o    REPLENISHMENT AND FORECASTING

              o The Island Pacific Replenishment module is a tool that ensures the retailer will have the right merchandise in the right stores at the right time by dynamically forecasting accurate merchandise need, reducing lost sales, increasing stock turn, and reducing cost of sales.

         o    PROMOTIONS AND EVENTS

              o The Island Pacific Event and Promotion Management tool enables the retailer to manage, plan and track all promotional and event related activities including price management, in-store display, deal, and media related promotions. The promotions addressed through this module can include non-price promotions as well. The analysis includes actual to plan comparisons prior to, during and after the event.

         o    WAREHOUSE

              o The Island Pacific Warehouse module provides enhanced control and visibility of product movement through the warehouse. Item, quantity and bin integrity is ensured through directed put away, task confirmation, RF procedures, automated cycle counts and carton control.

         o    TICKETING

              o The Island Pacific Ticketing module supports both merchandise and warehouse location identification utilizing multiple printers and bar codes. User-configured tickets may include desired product characteristics, including but not limited to retail price, compare at pricing, item, style, color and size information.

         o    FINANCIALS

              o The Island Pacific Financials module incorporates a General Ledger that is synchronized with the Merchandising Stock Ledger.

              o This module also includes a robust Accounts Payable application, which supports 3-way automated matching of invoices, receipts, and purchase orders that streamline workflow to optimize operations.

         o    SALES AUDIT

              o This module is an integrated conduit between Point-of-Sale applications and the Island Pacific Host System, which manages the upload- and download- processes. The upload process manages all transactional information that occurs at the store such as Sales, Customer Returns, Physical Inventory, Transfers, Acknowledgements, Purchase Order Drop Ship Receipts, Layaway, and Special Order. The Download process manages all Store pricing including Price Look Up, Promotional pricing, Deal pricing, Event pricing, Price Changes, Markdowns, On Order to Stores, In-transit, Current Inventory, Company definitions (Hierarchy, Constants, Vendors, Stores)

              o This application is flexible relative to POS requirements, while featuring full integration to IP POS product, OnePointe.

         The ISLAND PACIFIC STORE SOLUTION suite of applications builds on our long history of providing multi-platform, client server in-store solutions. We market this set of applications under the name "OnePointe," and "OnePointe International" which is a full business to consumer software infrastructure encompassing a range of integrated store solutions. "OnePointe" is a complete application providing all point-of-sale ("POS") and in-store processor (server) functions for traditional "brick and mortar" retail operations.

         The PAGE DIGITAL suite of applications focuses on the multi-channel requirements of retailers.


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

         SYNARO(R) SOLUTION

         Page Digital has designed its applications to specifically address direct commerce business processes, which primarily relate to interactions with the end-user. Having developed its software out of necessity to manage its own former direct commerce operation, Page Digital has been extremely attentive to functionality, usability and scalability. Its software components include applications for customer relations management, order management, call centers, fulfillment, data mining and financial management. Specific activities like partial ship orders, payments with multiple tenders, back order notification, returns processing and continuum marketing (e.g., up sells based on time coffee of the month club), represent just a few of the more than 1,000 parameterized direct commerce activities it has built into its SYNARO(R) applications. Page Digital makes these components and its interfacing technology available to customers, systems integrators and independent software developers who may modify them to meet their specific needs. This growing base of inherited functionality continues to improve the market relevance of its products.

SYNARO(R) PRODUCTS

         Page Digital has designed a suite of SYNARO(R) products for plug-and-play use to allow companies to rapidly capitalize on direct commerce opportunities, both through the Internet as well as through call centers and catalogs to augment Web-based components or as a complete integrated solution.

The table below provides a brief description the associated benefits of each of Page Digital's products.

                         SYNARO(R) PRODUCT DESCRIPTIONS
--------------------------------------------------------------------------------

PRODUCT               DESCRIPTION
-------               -----------

INTEGRATOR            A powerful middleware processor that seamlessly integrates disparate front- and back-end business systems to allow for the creation of best-of-breed solutions. Integrator is specially tuned to provide real-time integration for high volume and high performance requirements. SYNARO(R) components are tightly integrated out-of-the-box for rapid deployment of best practice functionality.

ERM A platform to manage communications between a company and its customers across all mediums, which utilizes segmentation, list management, campaign management and forecasting functions that can be applied to both interactive and traditional channels. ERM provides a graphical user interface that allows our customers to configure screens and keystrokes to accommodate their specific requirements. It includes features such as multi-channel order entry, e-mail management and response, closed loop workflow and real-time communications with customers to name a few.

WEBSTORE A real-time, online front-end for manufacturers, retailers, wholesalers, direct marketers and other businesses whothat seek to facilitate sales transactions over the Internet. WebStore comes with preset templates, a shopping cart metaphor, SSL security, search engine and databases for configuring the site to handle product information, special selling situations, etc. It is compatible with multiple web servers such as BEA's WebLogic, IBM's WebSphere, and Sun's iPlanet.

ORDER                 A multi-faceted component application, which ensures
MANAGEMENT            proper accounting for orders e.g. back order, customer
                      hold, hold until complete, date sensitive orders, continuity orders, etc.; exceptions are brought to management's attention; and orders can be processed and verified from any Web application. It includes a comprehensive Call Center capability including Computer
                      Telephony Integration (CTI) and customer relations management.

ORDER                 A comprehensive application that monitors and controls all
FULFILLMENT           fulfillment parameters including specifications,
                      replenishment orders, continuity programs, drop ship orders, ship complete orders, gift orders, backorders and shipping and handling orders.

MARKETING             Controls offer and promotion set-up, which includes
                      customer list segmentation, campaign management including targeted e-mail capability, item selection and placement and pricing. Targeted marketing promotions and offers provide the opportunity to improve margins and accelerate return on investment.

PRODUCT               Controls inventory management issues such as item type and
MANAGEMENT            attributes. Multiple item types such as configured, kits,
                      gift certificates, serialized, drop ship, special order, and club membership allow for significant flexibility.

WAREHOUSE             Provides pick ticket processing, cycle count physical
MANAGEMENT            inventory, bin location control, cross docking and
                      location maintenance.

WORK FLOW             Provides for closed loop issues management and future
MANAGEMENT            chain of events processing of marketing campaigns.

DATA ANALYSIS         A report writer and query tool for mining, visualizing and analyzing data that supports Business Objects, Crystal
                      Reports, FOCUS and ORACLEany SQL-compliant DB.


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

FORECASTING           The Oracle-based Forecasting application allows for
                      flexible inventory and merchandise forecasting that enables direct commerce companies to increase turns and reduce back orders.

FINANCIALS            A product suite that includes all financial components
                      necessary to run a business, including real-time or batch
                      credit card processing, accounts receivable and accounts
                      payable management and general ledger operations.
--------------------------------------------------------------------------------


         Our PROFESSIONAL SERVICES provide our customers with expert retail business consulting, project management, implementation, application training, technical and documentation services. This product offering ensures that our customers' technology selection and implementation projects are planned and implemented timely and effectively. We also provide development services to customize our applications to meet specific requirements of our customers and ongoing support and maintenance services.

         We market our applications and services through an experienced professional direct sales force in the United States and in the United Kingdom. We believe our knowledge of the complete needs of multi-channel retailers enables us to help our customers identify the optimal systems for their particular businesses. The customer relationships we develop build recurring support, maintenance and professional service revenues and position us to continuously recommend changes and upgrades to existing systems.

         Up until April 1, 2003, we also developed and distributed retail system training products and general computer courseware and computer skills testing products through our SVI Training Products, Inc. subsidiary. Effective April 1, 2003, we sold the SVI Training Products, Inc. subsidiary and discontinued this line of business.

         Our executive offices are located at 19800 MacArthur Boulevard, Suite 1200, Irvine, California 92612, telephone number (949) 476-2212.

MARKETS AND CUSTOMERS

         Our software is installed in over 200 retailers worldwide. Our applications are used by the full spectrum of retailers including specialty goods sellers, mass merchants and department stores. Most of our U.S. customers are in the Tier 1 to Tier 3 retail market sectors.

         A sample of some of our active customers is listed below:
          Nike                        Limited Brands            American Eagle Outfitters        Disney
          Phillips-Van Heusen         Signet (UK)               Shoefayre (UK)                   Pacific Sunwear
          Toys "R" Us                 Timberland                Vodaphone (UK)                   Academy Sports

         A sample of some of Page Digital's active customers is listed below:
          IBM                         Lands' End                Hershey Foods                    Mason Shoe Company
          A&E Television Network      Turner Broadcasting       FAO Schwartz                     Michaels' Stores

MARKETING AND SALES

         We sell our applications and services primarily through a direct sales force that operates in the United States and the United Kingdom. Sales efforts involve comprehensive consultations with current and potential customers prior to completion of the sales process. Our Sales Executives, Retail Application Consultants (who operate as part of the sales force) and Marketing and Technology Management associates use their collective knowledge of the needs of multi-channel retailers to help our customers identify the optimal solutions for their individual businesses.

         We maintain a comprehensive web site describing our applications, services and company. We regularly engage in cooperative marketing programs with our strategic alliance partners. We annually host a Users Conference in which hundreds of our customers attend to network and to share experiences and ideas regarding their business practices and implementation of our, and our partners' technology. This Users Conference also provides us with the opportunity to meet with many of our customers on a concentrated basis to provide training and insight into new developments and to gather valuable market requirements information.

         We are aggressively focusing on our Product Marketing and Product Management functions to better understand the needs of our markets in advance of required implementation, and to translate those needs into new applications, enhancements to existing applications and related services. These functions are also responsible for managing the process of market need identification through product or service launch and deployment. It is the goal of these functions to position Island Pacific optimally with customers and prospects in our target market.

         We have established a Product Direction Council, comprised of leading executives from our customers. The purpose of this Council is to help guide us in the future development of our applications and services, to maximize our opportunity to meet overall retail market trends and needs for a broad sector of the industry, and to do so well in advance of our competitors.

COMPETITION

         The markets for our application technology and services are highly competitive, subject to rapid change and sensitive to new product introductions or enhancements and marketing efforts by industry participants. We expect competition to increase in the future as open systems architecture becomes more common and as more companies compete in the emerging electronic commerce market.

         The largest of our competitors offering end-to-end retail solutions is JDA Software Group, Inc. Other suppliers offer one or more of the components of our solutions. In addition, new competitors may enter our markets and offer merchandise management systems that target the retail industry. For enterprise solutions, our competitors include Retek Inc., SAP AG, nsb Retail Systems PLC, Essentus, Inc., GERS, Inc., Marketmax, Inc., Micro Strategies Incorporated and Evant, Inc., formerly NONSTOP Solutions. For Store Solutions, our competitors include Datavantage, Inc., CRS Business Computers, NSB Retail Systems PLC, Triversity, ICL, NCR and IBM. Our Direct applications compete with Smith Gardner & Associates, Inc., and CommercialWare, Inc. Our professional services offerings compete with the professional service groups of our competitors, major consulting firms associated or formerly associated with the "Big 4" accounting firms, as well as locally based service providers in many of the territories in which we do business. Our strategic partners, including IBM, NCR and Fujitsu, represent potential competitors as well. Page Digital's primary competitors in the multi-channel market include Ecometry, CommercialWare and Sigma-Micro.

         We believe the principal competitive factors in the retail solutions industry are price, application features, performance, retail application expertise, availability of expert professional services, quality, reliability, reputation, timely introduction of new offerings, effective distribution networks, customer service, and quality of end-user interface.

         We believe we currently compete favorably with respect to these factors. In particular, we believe that our competitive advantages include:

         o Proven, single version technology, reducing implementation costs and risks and providing continued forward migration for our customers.
         o Extensive retail application experience for all elements of the customer's business, including Professional Services, Development, Customer Support, Sales and Marketing/Technology Management.
         o    Ability to provide expert Professional Services.
         o    Large and loyal customer base.
         o    Hardware platform independent Store Solution (POS) application.
         o Breadth of our application technology suite including our multi-channel retailing capabilities.
         o    Our corporate culture focusing on the customer.

         Many of our current and potential competitors are more established, benefit from greater name recognition, have greater financial, technical, production and/or marketing resources, and have larger distribution networks, any or all of which could give them a competitive advantage over us. Moreover, our current financial condition has placed us at a competitive disadvantage to many of our larger competitors, as we are required to provide assurance to customers that we have the financial ability to support the products we sell. We believe strongly that we provide and will continue to provide excellent support to our customers, as demonstrated by the continuing upgrade purchases by our top-tier established customer base.

PROPRIETARY RIGHTS

         Our success and ability to compete depend in part on our ability to develop and maintain the proprietary aspects of our technologies. We rely on a combination of copyright, trade secret and trademark laws, and nondisclosure and other contractual provisions, to protect our various proprietary applications and technologies. We seek to protect our source code, documentation and other written materials under copyright and trade secret laws. We license our software under license agreements that impose restrictions on the ability of the customer to use and copy the software. These safeguards may not prevent competitors from imitating our applications and services or from independently developing competing applications and services, especially in foreign countries where legal protections of intellectual property may not be as strong or consistent as in the United States.

         We hold no patents. Consequently, others may develop, market and sell applications substantially equivalent to our applications, or utilize technologies similar to those used by us, so long as they do not directly copy our applications or otherwise infringe our intellectual property rights.

         We integrate widely-available platform technology from third parties for certain of our applications. These third-party licenses generally require us to pay royalties and fulfill confidentiality obligations. Any termination of, or significant disruption in, our ability to license these products could cause delays in the releases of our software until equivalent technology can be obtained and integrated into our applications. These delays, if they occur, could have a material adverse effect on our business, operating results and financial condition.

         Intellectual property rights are often the subject of large-scale litigation in the software and Internet industries. We may find it necessary to bring claims or litigation against third parties for infringement of our proprietary rights or to protect our trade secrets. These actions would likely be costly and divert management resources. These actions could also result in counterclaims challenging the validity of our proprietary rights or alleging infringement on our part. We cannot guarantee the success of any litigation we might bring to protect our proprietary rights.

         Although we believe that our application technology does not infringe on any third-party's patents or proprietary rights, we cannot be certain that we will not become involved in litigation involving patents or proprietary rights. Patent and proprietary rights litigation entails substantial legal and other costs, and we do not know if we will have the necessary financial resources to defend or prosecute our rights in connection with any such litigation. Responding to, defending or bringing claims related to our intellectual property rights may require our management to redirect our human and monetary resources to address these claims. In addition, these actions could cause delivery delays or require us to enter into royalty or license agreements. Royalty or license agreements, if required, may not be available on terms acceptable to us, if they are available at all. Any or all of these outcomes could have a material adverse effect on our business, operating results and financial condition.

EMPLOYEES

         As of September 30, 2003, we had a total of 127 employees, 109 of which were based in the United States and 18 of which were based in the United Kingdom. Of the total, 13% were engaged in sales and marketing, 40% were engaged in application technology development projects, 26% were engaged in professional services, and 21% were in general and administrative. We believe our relations with our employees overall are good. We have never had a work stoppage and none of our employees are subject to a collective bargaining agreement.

         As of September 30, 2003, Page Digital had a total of 37 employees, all of which are based in United States. Of the total employees, 11% were engaged in sales and marketing, 46% were engaged in application technology development projects, 32% were engaged in professional services, and 11% were engaged in general and administrative responsibilities.

FACILITIES

         Our principal corporate headquarters consists of 26,521 square feet in a building located at 19800 MacArthur Blvd in Irvine, California. This facility is occupied under a lease that expires on June 30, 2005. The current monthly rent is $56,148. We also occupy administrative offices in La Jolla, California. These offices are occupied under leases that expire in June 2007 and October 2005, and the monthly rent for these offices is $12,859 in the aggregate. We also occupy premises in the United Kingdom located at The Old Building, Mill House Lane, Wendens Ambo, Essex, England. The lease for this office building expires August 31, 2003. Annual rent is $43,646 (payable quarterly) plus common area maintenance charges and real estate taxes.

         Page Digital's principal office consists of 44,505 square feet of rentable space in a building located 6450 S. Revere Parkway, Englewood, Colorado. Page Digital entered into a 10 year three-party lease agreement. Pending resolution of certain building issues, Page Digital has leased the building on a month-to-month basis, and monthly rent for the facility is $64,717. Page Digital has sublet office space to two sub-tenants of approximately 5,000 square feet, for a rental income of $7,500 per month.

LEGAL PROCEEDINGS

         In April of 2002, our former CEO, Thomas Dorosewicz, filed a demand with the California Labor Commissioner for $256,250 in severance benefits allegedly due under a disputed employment agreement, plus attorney's fees and costs. Mr. Dorosewicz's demand was later increased to $283,894. On June 18, 2002, we filed an action against Mr. Dorosewicz, Michelle Dorosewicz and an entity affiliated with him in San Diego Superior Court, Case No. GIC790833, alleging fraud and other causes of action relating to transactions Mr. Dorosewicz caused us to enter into with his affiliates and related parties without proper board approval. On July 31, 2002, Mr. Dorosewicz filed cross-complaints in that action alleging breach of statutory duty, breach of contract, fraud and other causes of action related to his employment with the Company and other transactions he entered into with the Company. The parties agreed to resolve all claims in binding arbitration. The dispute was heard by an arbitrator the week of October 3, 2003. The arbitrator issued an award on November 7, 2003, resolving most of the disputed issues in favor of the Company as follows: (a) the Company was awarded a refund of rental payments amounting to $66,950.76; (b) the excessive equipment leasing financing charges by Mr. Dorosewicz were recast substantially reducing the Company's unpaid balance; (c) Mr. Dorosewicz was ordered to repay attorneys' fees reimbursement he had previously been provided by the Company; (d) Mr. Dorosewicz was denied severance benefits; (e) Mr. Dorosewicz's claims with respect to options were denied; and
(e) Mr. Dorosewicz was awarded his unpaid bonus in the amount of $56,719. The net amount awarded to Mr. Dorozewicz was $85,672.09. The arbitrator has not yet made an order regarding payment of attorneys' fees and costs. An attorneys' fee award in our favor could reduce or eliminate any award to Mr. Dorosewicz. A decision from the arbitrator should be forthcoming.

         Due to the declining performance of our Australian subsidiary, we decided in the third quarter of fiscal 2002 to sell certain assets of our Australian subsidiary to the former management of such subsidiary, and then cease Australian operations. Such sale was, however, subject to the approval of National Australia Bank, the subsidiary's secured lender. The bank did not approve the sale and the subsidiary ceased operations in February 2002. The bank caused a receiver to be appointed in February 2002 to sell substantially all of the assets of the Australian subsidiary and pursue collections on any outstanding receivables. The receiver proceeded to sell substantially all of the assets for $300,000 in May 2002 to an entity affiliated with former management, and is actively pursuing the collection of receivables. If the sale proceeds plus collections on receivables are insufficient to discharge the indebtedness to National Australia Bank, we may be called upon to pay the deficiency under our guarantee to the bank. We have accrued $187,000 as our potential exposure. The receiver has also claimed that we are obligated to it for inter-company balances of $636,000, but we do not believe any amounts are owed to the receiver, who has not as of the date of this report acknowledged the monthly corporate overhead recovery fees and other amounts charged by us to the Australian subsidiary offsetting the amount claimed to be due.

         On May 15, 2002, an employee who is currently out on disability/worker's compensation leave, Debora Hintz, filed a claim with the California Labor Commissioner seeking $41,000 in alleged unpaid commissions. In or about December of 2002, Ms. Hintz filed a discrimination claim against the Company with the Department of Fair Employment and Housing, alleging harassment and sexual orientation discrimination. The Company has responded appropriately to both the wage claim and the discrimination allegations, which the Company believes lack merit based on present information. On December 1, 2003, the Department of Fair Housing and Employment closed the case on the basis of no probable cause to prove violation of statute, and gave notice of right to sue.

         On August 30, 2002, Cord Camera Centers, Inc., an Ohio corporation ("Cord Camera"), filed a lawsuit against one of our subsidiaries, SVI Retail, Inc. as the successor to Island Pacific Systems Corporation, in the United States District Court for the Southern District of Ohio, Eastern Division, Case No. C2 02 859. The lawsuit claims damages in excess of $1.5 million, plus punitive damages of $250,000, against SVI Retail for alleged fraud, negligent misrepresentation, breach of express warranties and breach of contract. These claims pertain to the following agreements between Cord Camera and Island
Pacific: (i) a License Agreement, dated December 1999, as amended, for the use of certain software products, (ii) a Services Agreement for consulting, training and product support for the software products and (iii) a POS Software Support Agreement for the maintenance and support services for a certain software product. We settled this case on September 30, 2003. The terms of the settlement agreement are subject to a confidentiality covenant.

         In mid-2002, we were the subject of an adverse judgment entered against it in favor of Randall's Family Golf Centers, ("Randall") in the approximate sum of $61,000. The judgment was entered as a default judgment, and is based on allegations that the Company received a preferential transfer of funds within 90 days of the filing by Randall of a chapter 11 case in the United States Bankruptcy Court for the Southern District of New York. We and Randall have agreed to settle this claim for $12,500, subject to the settlement receiving approval by the U.S. Bankruptcy Court.

         On December 16, 2002, Chapter 11 Debtors Natural Wonders, Inc. and World of Science, Inc. (collectively "Debtors") filed an adversary proceeding against our subsidiary SVI Retail, Inc. seeking to avoid and recover preferential transfers. The Debtors sought recovery of approximately $84,000, which it had previously paid to SVI Retail for goods and services rendered. On March 12, 2003, the Debtors and SVI Retail settled the adversary proceeding for $18,000.

         On November 22, 2002, UDC Homes, Inc and UDC Corporation now known as Shea Homes, Inc. served Sabica Ventures, Inc. ("Sabica"), our wholly owned subsidiary and our then Island Pacific division (now are retail management solutions division) with a cross-complaint for indemnity on behalf of an entity identified in the summons as Pacific Cabinets. We filed a notice of motion and motion to quash service of summons on the grounds that we have never done business as Pacific Cabinets and have no other known relation to the construction project that is the subject of the cross-complaint and underlying complaint. A hearing on our motion to quash occurred on May 22, 2003 and was subsequently denied.

         Except as set forth above, we are not involved in any material legal proceedings, other than ordinary routine litigation proceedings incidental to our business, none of which are expected to have a material adverse effect on our financial position or results of operations. However, litigation is subject to inherent uncertainties, and an adverse result in existing or other matters may arise from time to time which may harm our business.


                                               MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

       NAME                          AGE                    POSITION
       ----                          ---                    --------
Harvey Braun                         64               Chief Executive Officer and Chairman of the Board

Steven Beck                          63               President and Chief Operating Officer and Director

Ran Furman                           34               Chief Financial Officer

Ivan M. Epstein                      42               Director

Michael Silverman (1) (2)            59               Director

Ian Bonner (1) (2)                   48               Director

Robert P. Wilkie                     34               Director

George Brocco                        56               Vice President, Sales North America

Michael Lenaghan                     50               Vice President, Strategy and Business Development

Kavindra Malik                       43               Executive Vice President, Product Management

Ronald Koren                         49               Vice President, Marketing Communications

Mike Dotson                          37               Managing Director, European Operations

         (1) Member of the Compensation Committee
         (2) Member of the Audit Committee

         Harvey Braun became our Chief Executive Officer in April 2003 and our Chairman in July 2003, and he served as CEO of our retail management solutions division (formerly our Island Pacific division), from January 2003 to February 2003. Prior to joining the Company, he was a Senior Partner in Deloitte & Touche's Consulting Consumer Business Program. He worked for Deloitte & Touche for over 20 years, and has acted as a consultant to many of the top retailers in the country, including Ahold, ConAgra, Inc., Federated, Heilig-Meyers, Home Depot, IBM, Kmart, Marmaxx, RJR Nabisco, Sears, The Gap, and The Limited. Mr. Braun holds an engineering degree from Rensselaer Polytechnic Institute and a Masters of Administration from Carnegie Mellon.

         Steven Beck became our President, Chief Operating Officer and a director in April 2003. He had been President and Chief Operating Officer of our retail management solutions divisions (formerly our Island Pacific division) since September, 2002. Since January 2002, he had served as an independent consultant to various retailers. From March 1998 until January 2002, he was co-founder and Chief Operating Officer of Planalytics, the foremost provider of past and future weather analytics to industry, the inventor of ARTHUR (a trademark of JDA), the most widely installed Merchandise Planning System for retailers, an officer of The Limited, and President of Dennison TRG. Mr. Beck received a B.A. from Adelphi University.

         Ran Furman joined Island Pacific on July 23, 2003, from e.Digital Corporation where he served as Chief Financial Officer since 2001. Prior to that, he was a Managing Director at DP Securities, Inc. He was also a Senior Vice President at Jesup & Lamont Securities between 1995 and 2000, and previously held positions at Bank of Montreal/Nesbitt Burns and Deloitte & Touche. He was awarded a Bachelor of Arts from the University of Washington and an M.B.A. from Columbia Business School.

         Ivan M. Epstein became a director of the Company in May 1998. He is the former Chief Executive Officer and Chairman of Softline, which he co-founded in 1988. Softline is listed in the Information Technology sector of the Johannesburg Stock Exchange (JSE:SFT) and is one of the leading accounting software vendors in the world. Mr. Epstein is now an employee of a subsidiary of the Sage Group.

         Michael Silverman became a director in January 2001. Mr. Silverman founded Advanced Remote Communications Solutions, Inc. (formerly known as Boatracs, Inc.) in 1990 and serves on its board of directors. He previously served as its Chairman until May 2002, and as Chief Executive Officer and President until October 1997, and from November 1999 to May 2002. Mr. Silverman is a Chartered Accountant (South Africa) and has an M.B.A. from Stanford University. Mr. Silverman is a member of the Audit and Compensation Committees.

         Ian Bonner became a director in May 1998. He is President and Chief Executive Officer of Terraspring, Inc., a software and Internet infrastructure company. From 1993 until April 2001, he held various positions with IBM Corporation, including Vice President of Partner Marketing and Programs for the IBM/Lotus/Tivoli Software Group. His responsibilities included the development and implementation of marketing campaigns and programs designed to serve the business partners of IBM, Lotus and Tivoli, including major accounts, independent software vendors and global systems integrators. He also oversaw the IBM BESTeam and the Lotus Business Partner programs which are designed to provide enhanced opportunities, including education, marketing and training support, to qualified providers of IBM's and Lotus's portfolio of network solutions. Mr. Bonner received a Bachelor of Commerce from the University of the Witwatersrand in 1976 and a graduate degree in Marketing Management and Market Research and Advertising from the University of South Africa in 1978. Mr. Bonner is a member of the Audit and Compensation Committees.

         Robert P. Wilkie became a director in June 2002. He is the former the Group Financial Director and director of Softline, which he joined in 1997 as controller. Mr. Wilkie was responsible for operational fiscal discipline, group treasury and financial reporting across Softline. Mr. Wilkie received a Bachelor of Commerce from the University of Cape Town in 1989 and Bachelor of Accounting from the University of Witwatersrand in 1992. Mr. Wilkie is a Chartered Accountant (South Africa). Mr. Wilkie is now an employee of a subsidiary of the Sage Group.

         George Brocco is Vice President, North America Sales, since May 2003. Prior to joining Island Pacific Mr. Brocco was the IBM Retail Store Systems Brand Manager for Americas Software from January 2002. From January 2001 to January 2002 he managed the North American Retail Store Systems Software Sales team. Since 1998 he managed IBM's Worldwide Host Integration Software Sales team responsible for selling software that enabled large legacy systems to integrate web technologies. Prior to that he held various marketing and sales roles at IBM. Mr. Brocco received a B.A. from Colgate University.

         Michael Lenaghan is Vice President Strategy and Business Development for Island Pacific, since April, 2003. Mr. Lenaghan's role is to develop and enhance business partner relations and create new business opportunities for Island Pacific's clients, partners and stockholders. Mr. Lenaghan started his retail career with the JC Penney Company in New York City as a Management Trainee in Distribution Operations in the late 1970's, after graduating with a BA from Iona College in New Rochelle, NY. His association with retailing includes VP and COO of Tenn Ohio; a Columbus based logistic and supply chain company. In 1994, he joined GE Capital as a Senior Vice President; in 1996 joined Value City Department Stores as a VP of Strategy and Store Operations Support; became Practice Leader of Supply Chain for Origin Technology (Philips
BV) in 1999, and consulted with various technology investment organizations in 2001, to help preIPO companies gain market share. Mr. Lenaghan received his MBA in Finance and Marketing from Wagner College in New York City.

         Kavindra Malik became Executive Vice President in May 2003. Mr. Malik served as Vice President from January 2003 to April 2003. Mr. Malik is responsible for the product vision and roadmap for Island Pacific unit. Prior to joining Island Pacific, Mr. Malik served as Vice President of Product Management for Spotlight Solutions from 2002. From 1997 to 2002, Mr. Malik was the Director of Retail and Consumer Goods Solutions Management for i2 Technologies. Mr. Malik received a Ph. D. in Decision Sciences from the University of Pennsylvania in 1988.

         Ronald Koren became Vice President in December 2002. Mr. Koren is responsible for marketing communications. Prior to joining Island Pacific, Mr. Koren was briefly in charge of Retail Solutions Marketing at Fujitsu. From April 2000 to May 2002, Mr. Koren was Director of Marketing for Raymark in Canada. His responsibilities included web development, direct and web-based mail campaigns as well as launching a branding strategy for newly developed hand-held products for point-of-sale and inventory. From November 1994 to May 2000, Mr. Koren was Director of Sales Support for Wincor Nixdorf. Mr. Koren received a B.A. in Communications from San Francisco State University.

         Mike Dotson became Managing Director of our United Kingdom Operations since April 2001. Prior to that appointment, Mr. Dotson held various positions with Island Pacific's United Kingdom office since January 1998. Mr. Dotson received a B.A. in Political Science and Economy from University of California at Irvine in May 1988.

         There are no family relationships among the directors. There are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected.

BOARD COMMITTEES

         We have established a Compensation Committee and an Audit Committee.

         The Board of Directors formed a Compensation Committee in April 1998. The Compensation Committee's primary function is to establish the compensation policies and recommend to the Board of Directors the compensation arrangements for senior management and directors. The Compensation Committee also recommends the adoption of compensation plans in which officers and directors are eligible to participate and the granting of stock options or other benefits to executive officers. The Compensation Committee is composed entirely of independent directors (as "independence" is defined in Section 121(A) of the listing standards of the American Stock Exchange). Current members of the Compensation Committee are Ian Bonner and Michael Silverman. The Compensation Committee met three times during the fiscal year ended March 31, 2003.

         The Board of Directors also formed an Audit Committee in April 1998. The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities for our financial reporting. The Audit Committee recommends the engagement and discharge of independent auditors, reviews with independent auditors the audit plan and the results of the audit, reviews the independence of the independent auditors, reviews internal accounting procedures and discharges such other duties as may from time to time be assigned to it by the Board of Directors. Current members of the Audit Committee are Ian Bonner and Michael Silverman. The Audit Committee met four times during the fiscal year ended March 31, 2003.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Ian Bonner and Michael Silverman served as the members of the Compensation Committee during the fiscal year ended March 31, 2003. No member of our Compensation Committee during the last completed fiscal year has ever been an officer of the Company or any of its subsidiaries. During the last completed fiscal year, no executive officer of the Company served as a member of a compensation committee or board of directors of any entity that had one or more of its executive officers serving as a member of our Compensation Committee.

COMPENSATION OF DIRECTORS

         During fiscal 2003, we issued the following options to purchase shares of our common stock to our directors: (a) 5,000 options with exercise prices of $0.35 per share to each of Barry Schechter, Arthur Klitofsky, Ian Bonner, Michael Silverman, Donald Radcliffe and Ivan Epstein, vesting immediately; (b) 20,000 options with exercises prices of $0.28 to each of Arthur Klitofsky, Donald Radcliffe, Ian Bonner, Michael Silverman, Ivan Epstein, and Robert Wilkie, vesting 1/3 on the first anniversary date of the grant and 2/3 in 24 equal monthly installments; (c) 100,000 options with exercise prices of $0.44 to Donald Radcliffe, vesting 1/3 on the first anniversary date of the grant and 2/3 in 24 equal monthly installments; (d) 5,000 options with exercise prices of $0.85 to each of Donald Radcliffe, Ian Bonner, Michael Silverman, Ivan Epstein, and Robert Wilke, vesting immediately; (e) 25,000 options with exercises prices of $0.85 to Donald Radcliffe, vesting immediately; (f) 50,000 options with exercise prices of $0.85 to each of Michael Silverman and Ian Bonner, vesting immediately.

         On January 30, 2002, the Board adopted a plan to issue to each director who attends a Board meeting an option under the 1998 Incentive Stock Plan to purchase 5,000 shares at an exercise price equal to the fair market value on the date of the meeting.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

         The following table sets forth summary information concerning the compensation for the last three fiscal years received by each person who served as Chief Executive Officer during the last completed fiscal year, the four other most highly compensated persons serving as executive officers at the end of the last completed fiscal year who earned more than $100,000 in salary and bonus in the last completed fiscal year, and two other persons who were executive officers during the last completed fiscal year and earned more than $100,000 in salary and bonus, but who were not executive officers at the end of the last completed fiscal year. These individuals are referred to as the "named executive officers."


                                                                                            LONG TERM
                                         ANNUAL COMPENSATION                              COMPENSATION
                                                                                           SECURITIES         ALL OTHER
       NAME AND                                                         OTHER ANNUAL        UNDERLYING      COMPENSATION
PRINCIPAL POSITION         YEAR       SALARY($)      BONUS($)          COMPENSATION($)     OPTIONS/SARS        ($) (1)
------------------         ----       ---------      --------          ---------------     ------------        -------
Barry M. Schechter         2003        369,314              --                --              505,000               --
(Former Chairman of the    2002        337,486              --                --              505,000            4,263
Board and Chief            2001        312,492              --                --              321,429            4,995
Executive Officer)

Harvey Braun (2)           2003        162,764              --                --            2,000,000               --
(Chairman of the Board and
Chief Executive Officer)

Steven Beck (3)            2003        379,431              --                --            2,000,000               --
(President and Chief
Operating Officer)

Arthur S. Klitofsky        2003        201,755              --                --               65,000               --
(Former Vice President     2002        168,000          14,700                --                5,000            3,807
& Pres. of SVI Training)   2001        152,400              --                --               90,000            4,572

Randy Pagnotta             2003        237,828              --                --                   --               --
(Former Vice President)    2002         40,000                                                100,000               --

Mike Dotson                2003        154,410              --                --                   --            6,176
(Vice President)           2002        143,100                                                 25,000            5,272
                           2003        148,290                                                 14,000            2,723
___________

         (1) We also provide certain compensatory benefits and other non-cash compensation to the named executive officers. Except as set forth above, our incremental cost of all such benefits and other compensation paid in the years indicated to each such person was less than 10% of his or her reported compensation and also less than $50,000.

         (2) Mr. Braun began his employment with Island Pacific, Inc. in January 2003.

         (3) Mr. Beck began his employment with Island Pacific, Inc. in October 2002.

STOCK OPTION GRANTS AND EXERCISES

         The following table sets forth the information concerning individual grants of stock options during the last fiscal year to the named executive officers.

                                              OPTION GRANTS IN LAST FISCAL YEAR
                                                                                               POTENTIAL REALIZABLE VALUE
                                                                                                 AT ASSUMED ANNUAL RATES
                                                                                                     OF STOCK PRICE
                                                                                                 APPRECIATION FOR OPTION
                                            INDIVIDUAL GRANTS                                           TERM ($)
                       -----------------------------------------------------------------------   ------------------------
                                                                      EXERCISE OR
                       DATE OF        OPTIONS                          BASE PRICE   EXPIRATION
       NAME             GRANT        GRANTED(#)        % OF TOTAL        ($/SH.)       DATE            5%          10%
       ----             -----        ----------        ----------        -------       ----            --          ---
Barry M. Schechter     06/24/02         5,000(2)           0.09%          0.35        06/24/12        1,101       2,789
                       09/03/02       500,000(1)           8.61%          0.28        09/03/12       88,045     223,124
Arthur S. Klitofsky    06/24/02         5,000(1)           0.09%          0.35        06/24/12        1,101       2,789
                       09/03/02        60,000(2)           1.03%          0.28        09/03/12       10,566      26,775
Harvey Braun           09/03/02     2,000,000(3)          34.42%          0.28        09/03/05       88,270     185,360
Steven Beck            09/03/02     2,000,000(3)          34.42%          0.28        09/03/05       88,270     185,360

(1)      Options vest on the date of grant and subject to continuing service.

(2) Options vest as to one-third of the shares on the first anniversary of the grant and the remaining two-thirds of the shares in 24 equal monthly installments after the first vesting date, subject to continuing service.

(3)      Options granted outside of the plan and vest on the date of grant.

         The potential realizable value is calculated based on the term of the option at its time of grant and the number of shares underlying the grant at fiscal year end. It is calculated based on assumed annualized rates of total price appreciation from the market price at the date of grant of 5% and 10% (compounded annually) over the full term of the grant with appreciation determined as of the expiration date. The 5% and 10% assumed rates of appreciation are mandated by SEC rules and do not represent our estimate or projections of future common stock prices. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

         The following table sets forth the information concerning the fiscal year end value of unexercised options held by the named executive officers. None of the named executive officers exercised options during the last fiscal year.

                                                FISCAL YEAR END OPTION VALUES

                                           NUMBER OF SECURITIES
                                          UNDERLYING UNEXERCISED              VALUE OF UNEXERCISED IN-THE-MONEY
                                           OPTIONS AT FY END (#)                    OPTIONS AT FY END ($)
       NAME                              EXERCISABLE/UNEXERCISABLE              EXERCISABLE/UNEXERCISABLE (1)
       ----                              -------------------------              -----------------------------
Barry M. Schechter                           1,315,926/200,928                          525,193/3,807
Arthur S. Klitofsky                           162,549/122,151                           3,867/46,783
Harvey Braun                                    2,000,000/0                              1,540,000/0
Steven Beck                                     2,000,000/0                              1,540,000/0
Randy Pagnotta                                 41,375/58,625                            14,068/19,933
Mike Dotson                                    21,471/18,529                             4,226/4,774

(1) Based upon the market price of $1.05 per share, determined on the basis of the closing sale price per share of our common stock on the American Stock Exchange on the last trading day of the 2003 fiscal year, less the option exercise price payable per share.

EMPLOYMENT AGREEMENTS

         We entered into an employment agreement with Barry M. Schechter effective October 1, 2000. This agreement was terminated in July 2003 upon Mr. Schechter's resignation from the position of Chairman of the Board. Under the employment agreement, Mr. Schechter had the right to annual compensation of $325,000 for the first year of the agreement, $350,000 for the second year of the agreement and $375,000 for the third year of the agreement. In addition, Mr. Schechter was entitled to receive on each anniversary of the date of the agreement, an option to purchase the number of shares of common stock determined by dividing 150% of his base compensation for the prior year by the closing price of our common stock on the anniversary date. The agreement stated that options will be fully vested when issued and exercisable for ten years after the date of the grant. Mr. Schechter remains a consultant to us. A consulting agreement with Mr. Schechter is currently being drafted. For the six months ended September 30, 2003, Mr. Schechter was paid $74,000 for consulting services.

         We entered into an employment agreement with Thomas A. Dorosewicz effective January 10, 2001. Under the agreement, Mr. Dorosewicz was paid base annual compensation of $250,000. For fiscal year 2001, he was entitled to earn a guaranteed bonus of $18,750 and an additional $18,750 performance bonus. Mr. Dorosewicz earned the full $37,500 bonus for fiscal 2001, and he agreed to accept payment in shares of common stock. We agreed to pay the withholding taxes which were due upon this stock grant and that Mr. Dorosewicz would be entitled to a cash bonus upon achievement of performance targets in fiscal 2002. We also agreed to issue Mr. Dorosewicz 250,000 options priced at fair market value on his start date, vesting over five years, and an additional 300,000 special stock options priced at 85% of fair market value, vesting 100,000 immediately, 100,000 after six months and 100,000 after 24 months. Furthermore, we agreed to issue additional options to Mr. Dorosewicz during fiscal 2002 based on various performance criteria and to pay Mr. Dorosewicz certain relocation expenses. If we terminated the agreement, the agreement provided that Mr. Dorosewicz would be entitled to severance equal to six months' base salary plus bonus. In addition, if we terminated the agreement after one year, the agreement provided that Mr. Dorosewicz would be entitled to additional severance of one month's base salary for each year of service completed, up to a maximum of six additional months. Effective October 21, 2001, Mr. Dorosewicz resigned from his position. As a result of his resignation, we did not pay severance to Mr. Dorosewicz. Mr. Dorosewicz filed a demand with the California Labor Commissioner for $256,250 in alleged unpaid severance benefits. His demand was later increase to $283,893.43. On June 18, 2002, we filed a lawsuit against Mr. Dorosewicz and an entity affiliated with in the San Diego Superior Court alleging fraud and other causes of action. Mr. Dorosewicz filed cross-complaints alleging various causes of action. The parties agreed to resolve all claims in arbitration. This dispute was heard by an arbitrator the week of October 4, 2003. The arbitrator issued an award on November 7, 2003, resolving most of the disputed issues in favor of the Company as follows: (a) the Company was awarded a refund of rental payments amounting to $66,950.76; (b) the excessive equipment leasing financing charges by Mr. Dorosewicz were recast substantially reducing the Company's unpaid balance; (c) Mr. Dorosewicz was ordered to repay attorneys' fees reimbursement he had previously been provided by the Company; (d) Mr. Dorosewicz was denied severance benefits; (e) Mr. Dorosewicz's claims with respect to options were denied; and (e) Mr. Dorosewicz was awarded his unpaid bonus in the amount of $56,719. The net amount awarded to Mr. Dorozewicz was $85,672.09. The arbitrator has not yet made an order regarding payment of attorneys' fees and costs. An attorneys' fee award in our favor could reduce or eliminate any award to Mr. Dorosewicz. A decision from the arbitrator should be forthcoming.

LONG TERM INCENTIVE PLANS

         We do not have any long-term incentive plans, as those terms are defined in SEC regulations. During the fiscal years ended March 31, 2002 and 2003, we did not adjust or amend the exercise price of stock options awarded to the named executive officers. We have no defined benefit or actuarial plans covering any named executive officer.

STOCK INCENTIVE PLANS

         We have two stock incentive plans. Our Incentive Stock Option Plan ("1989 Plan") terminated in October 1999. It provided for issuance of incentive stock options to purchase up to 1,500,000 shares of common stock to employees. 438,735 of such shares remain subject to option as of November 18, 2003. The 1989 Plan was administered by the Board of Directors, which established the terms and conditions of each option grant.

         The 1998 Incentive Stock Plan ("1998 Plan") authorizes the issuance of shares of common stock through incentive stock options, non-statutory options, stock bonuses, stock appreciation rights and stock purchase agreements. The 1998 Plan was amended in August 2000 to increase the number of shares reserved from 3,500,000 to 4,000,000. The August 2000 amendments authorized a further automatic annual increase in reserved shares to take place on the first trading day of each fiscal year. The amount of the automatic annual increase is 2% of the total number of shares of common stock outstanding on the last trading day of the immediately prior fiscal year. The automatic annual increase cannot however be more than 600,000 shares, and the Board may in its discretion provide for a lesser increase. The 1998 Plan was further amended in August 2002 to increase the number of shares reserved from 4,600,000 to 5,600,000. The August 2000 amendments also implemented a limit on stock awards to any one person in excess of 500,000 shares in any calendar year, which limit was increased to 1,000,000 shares in August 2002. Our stockholders approved the August 2000 amendments at our annual meeting held November 16, 2000 and the August 2002 amendments at our annual meeting held September 19, 2002. On April 1, 2002 and April 1, 2003, the automatic increase of 565,872 and 600,000 shares, respectively, was effected, so that the total number of shares reserved under the 1998 Plan is currently 6,765,872. The exercise price of options is determined by the Board of Directors, but the exercise price may not be less than 100% of the fair market value on the date of the grant, in the case of incentive stock options, or 85% of the fair market value on the date of the grant, in the case of non-statutory stock options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows beneficial ownership of shares of our common stock as of November 18, 2003 (except as otherwise stated below) (i) by all persons known by us to beneficially own more than 5% of such stock and (ii) by each director, each of the named executive officers, and all directors and executive officers as a group. Except as otherwise specified, the address for each person is 19800 MacArthur Boulevard, 12th Floor, Irvine, California 92612. As of November 18, 2003, there were 47,489,059 shares of common stock outstanding. Each of the named persons has sole voting and investment power with respect to the shares shown (subject to community property laws), except as stated below.

   NAME AND ADDRESS OF                       AMOUNT AND NATURE OF
  BENEFICIAL OWNER (1)                       BENEFICIAL OWNERSHIP                              PERCENT OF CLASS*
  --------------------                       --------------------                              -----------------
The Sage Group plc                                  27,835,174                   (2)                 41.9%
Sage House
Benton Park Road
Newcastle upon Tyne NE7 7LZ, England

033 Growth Fund I, L.P.
033 Growth Fund II, L.P.
033 Growth Fund International, Ltd.
Oyster Pond Partners, L.P.                           4,711,699                   (3)                  9.9%
Attn: Larry Longo, COO
125 High Street, Suite 1405
Boston, MA 02110

ICM Asset Management, Inc.                           3,803,924                   (4)                  7.8%
601 W. Main Ave., Suite 600
Spokane, WA 99201

Steven Beck                                          2,000,000                   (5)                  4.0%
Harvey Braun                                         2,000,000                   (5)                  4.0%
Kavindra Malik                                          75,001                   (6)                   <1%
Ronald Koren                                             3,085                                         <1%
Mike Dotson                                             32,083                   (5)                   <1%

Michael Silverman                                      173,027                   (7)                   <1%
345 S. Reeves Drive, #203
Beverly Hills, CA 90212

Ian Bonner                                             146,027                   (5)                   <1%
5527 Inverrary Court
Dallas, Texas 75287

Ivan M. Epstein                                        132,083                   (5)                   <1%
2 Victoria Eastgate Extension 13
Sandton 2148
South Africa

Robert P. Wilkie                                        18,889                   (5)                   <1%
16 Commerce Crescent
Eastgate Extension 13
Sandton 2148
South Africa

All directors and executive officers as              4,580,195                   (8)                  8.8%
a group (9 persons)

      *    Percent of shares of common stock beneficially owned by each investor
           (a) is based upon 47,489,059 shares of our common stock outstanding as of November 18, 2003, plus all shares of common stock issuable to such investor within 60 days of November 18, 2003 pursuant to outstanding options, warrants and preferred stock.

      (1) This table is based on information supplied by officers, directors and principal stockholders. The inclusion in this table of such shares does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit of, such shares.

      (2) Includes 71,812 shares issuable pursuant to outstanding options exercisable within 60 days of November 18, 2003 and 18,839,447 shares issuable upon conversion of Series A Convertible Preferred Stock based on the November 18, 2003 conversion price of $0.84249. Each of the foregoing persons disclaims beneficial ownership of the shares and options held by the Sage Group.

      (3) Includes 2,601,514 shares of common stock held by 033 Growth Partners I, L.P., 722,464 shares of common stock held by 033 Growth Partners II, L.P., 343,231 shares of common stock held by Oyster Pond Partners, L.P. and 1,044,490 shares of common stock held by 033 Growth International Fund, Ltd.

      (4) In addition to 28,328 shares held by ICM Asset Management, Inc., includes 1,596,276 shares held by Koyah Leverage Partners, L.P., 332,097 shares held by Koyah Partners, L.P., and 261,929 shares held by Raven Partners, L.P. Also includes 1,257,925 shares issuable upon exercise of outstanding warrants held by Koyah Leverage Partners, L.P., 309,784 shares issuable upon exercise of outstanding warrants held by Koyah Partners, L.P., and 12,535 shares issuable upon exercise of outstanding warrants held by Raven Partners, L.P. Koyah Ventures, LLC is the general partner of Koyah Leverage Partners, L.P., Koyah Partners, L.P. and Raven Partners, L.P., and as a result has shared voting and dispositive power over shares held by all three entities. Raven Ventures, LLC is an additional general partner of Raven Partners, L.P. and as a result has shared voting and dispositive power over shares held by Raven Partners, L.P. ICM Asset Management, Inc. is the investment advisor to Koyah Leverage Partners, L.P., Koyah Partners, L.P. and Raven Partners, L.P., and as a result has shared voting and dispositive power over shares held by all three entities. Also includes 5,050 shares held by other clients of ICM Asset Management, Inc. ICM Asset Management, Inc. has discretionary authority over these shares held by its other clients and as a result has shared voting and dispositive power over these shares. James M. Simmons is the managing member of Koyah Ventures, LLC and Raven Ventures, LLC and the President and Chief Investment Officer and the controlling stockholder of ICM Asset Management, Inc. and as a result has shared voting and dispositive power over shares held by Koyah Leverage Partners, L.P., Koyah Partners, L.P., Raven Partners, L.P., ICM Asset Management, Inc. and these other clients of ICM Asset Management, Inc. Each of these entities or persons disclaims beneficial ownership in these securities except to the extent of such entity's or person's pecuniary interest in these securities and disclaims membership in a group with any other entity or person within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

      (5) Consists of outstanding options exercisable within 60 days of November 18, 2003.

      (6) Includes 25,001 shares of common stock issuable pursuant to outstanding options exercisable within 60 days of November 18, 2003.

      (7) Includes 146,027 shares of common stock issuable pursuant to outstanding options exercisable within 60 days of November 18, 2003.

      (8) Includes 4,518,110 shares of common stock issuable pursuant to outstanding options exercisable within 60 days of November 18, 2003.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following is a description of transactions since April 1, 2002 to which we have been a party, in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock had or will have a direct or indirect interest, other than compensation arrangements with our directors and named executive officers described above under "Executive Compensation." Certain of these transactions will continue in effect and may result in conflicts of interest between the Company and such individuals. Although these persons may owe fiduciary duties to our stockholders, there is a risk that such conflicts of interest may not be resolved in our favor.

         We borrowed $10 million from Softline in July 2000 in order to pay the same amount to Union Bank as a mandatory reduction of principal owing to Union Bank. In July 2001, we amended and restated the Softline note. The restated note was in the original principal amount of $11.4 million and accrued interest at 14% per annum. All unpaid principal and interest was due May 1, 2003, unless our term loan from Union Bank of California, N.A. was not extended to November 1, 2002, in which case the note would have been due and payable on November 1, 2002. The restated note was subordinate to our bank indebtedness, and we were not required or permitted to make any payments of principal or interest under the restated note so long as the bank indebtedness was outstanding.

         In May 2002, we entered into a series of transactions with Softline by which:

         o We transferred to Softline the note received in connection with the sale of IBIS Systems Limited.

         o We issued to Softline 141,000 shares of newly-designated Series A Convertible Preferred Stock.

         o Softline released us from approximately $12.3 million then due under the promissory note to Softline.

         o Softline transferred to us 10,700,000 shares of our common stock held by Softline.

           On November 14, 2003, the Sage Group acquired substantially all the assets of Softline, including 141,000 shares of our Series A Convertible Preferred Stock, 8,923,915 shares of our common stock and options exercisable for 71,812 shares of our common stock. As a result of this transaction the Sage Group became the beneficial owner of 41.9% of our outstanding common stock.

           The Sage Group was also assigned and assumed certain agreements of Softline, including the rights and obligations respecting and arising from the Option Agreement between Softline and Steven Beck, as trustee of a certain management group of the Company. Under the Option Agreement the Optionees have the right to purchase up to 8,000,000 shares of common stock of the Company and such number of shares of Series A Convertible Preferred Stock convertible into 17,125,000 shares of common stock of the Company. The right to exercise the Option is to be distributed as determined by the Company's Board to the Optionees, who may include Mr. Beck and other members of the Company's management, as an incentive to continue service for the Company. It is the current intent of the Optionees to transfer their rights under the Option Agreement to the Company. On September 17, 2003, 500,000 shares of common stock underlying the Series A Convertible Preferred Stock were issued in the names of 033 Growth Partners I, L.P., 033 Growth Partners II, L.P., Oyster Pond Partners, L.P. and 033 Growth International Fund Ltd.

         In December 2000, we entered into an agreement to sell up to 2,941,176 common shares to a limited number of accredited investors related to ICM Asset Management, Inc. ("ICM") for cash at $0.85 per share. We sold 1,764,706 of such shares in December 2000, for gross proceeds of $1.5 million, and an additional 588,235 shares in January 2001, for additional gross proceeds of $0.5 million. Two of the investors exercised a right to purchase an additional 588,235 shares in February 2001 for additional gross proceeds of $0.5 million. We also agreed to issue to each investor a warrant to purchase one common share at $1.50 for each two common shares purchased in the private placement (aggregate warrants exercisable for 1,470,590 shares). We had the right to call 50% of the warrants, subject to certain conditions, if our common stock traded at a price above $2.00 per share for thirty consecutive days. We also had the right to call the remaining 50% of the warrants, subject to certain conditions, if our common stock traded at a price above $3.00 per share for thirty consecutive days. We also agreed to register all of the shares sold under the purchase agreement or upon exercise of the warrants with the SEC. The agreement with the investors provided that if a registration statement was not effective on or before April 21, 2001, we would be obligated to issue two-year warrants to each investor, entitling the investor to purchase additional shares of our common stock at $0.85 per share. We filed a registration statement in January 2001 to register these shares, but it did not become effective. As of June 28, 2002, we had issued the investors warrants to purchase 1,249,997 shares of common stock under this agreement. At the time of these investments, none of the investors were affiliated with us, but ICM and related persons became greater than 5% beneficial owners of our common stock as a result of such transactions.

         In May and June 2001, we issued a total of $1.25 million in convertible notes to a limited number of accredited investors related to ICM. The notes were originally due August 30, 2001, and required interest at the rate of 12% per annum to be paid until maturity, with the interest rate increasing to 17% in the event of a default in payment of principal or interest. Any portion of the unpaid amount of principal and interest was convertible at any time by the investors into shares of common stock valued at $1.35 per share. We also agreed to issue to the investors three-year warrants to purchase 250 common shares for each $1,000 in notes purchased, at an exercise price of $1.50 per share.

         In July 2002, the terms of the notes and warrants issued to the investors related to ICM were amended. The investors agreed to replace the existing notes with new notes having a maturity date of September 30, 2003. The interest rate on the new notes was reduced to 8% per annum, increasing to 13% in the event of a default in payment of principal or interest. We are required to pay accrued interest on the new notes calculated from July 19, 2002, in quarterly installments beginning September 30, 2002. In December 2002, the investors agreed to extend the accrued interest payments on the new notes to September 30, 2003. The investors agreed to reduce accrued interest and late charges on the original notes by $16,000, and to accept the reduced amount in 527,286 shares of our common stock valued at $0.41 per share, which was the average closing price of our shares on the American Stock Exchange for the ten trading days prior to July 19, 2002. The new notes were convertible at the option of the holders into shares of common stock valued at $0.60 per share. In September 2003, the investors converted the outstanding balance and accrued interest totaling $1.4 million into 2,287,653 shares of our common stock.

         We also agreed that the warrants previously issued to the investors to purchase an aggregate of 3,033,085 shares at exercise prices ranging from $0.85 to $1.50, and expiring on various dates between December 2002 and June 2004, would be replaced by new warrants to purchase an aggregate of 1,600,000 shares at $0.60 per share, expiring July 19, 2007. The replacement warrants are not callable by us. No warrants have been exercised as of November 18, 2003.

         We also agreed to file a registration statement for the resale of all shares held by or issuable to these investors. We filed a registration statement, which was declared effective by the SEC on July 18, 2003.

         In May 2002 and September 2002, we borrowed $70,000 and $50,000 from World-Wide Business Centres, a company affiliated with Donald S. Radcliffe, to meet payroll expenses. These amounts were repaid together with interest at the then-effective prime rate, promptly as revenues were received, and had been paid in full as of November 2002.

         We began occupying our previous principal executive offices in Carlsbad, California in July 2001. At that time, the premises were owned by an affiliate of then Chief Executive Officer, Thomas A. Dorosewicz. Monthly rent for these premises was set at $13,783. In April 2002, the premises were sold to an entity unrelated to Mr. Dorosewicz. We rented these premises from the new owner from May 2002 to July 2003. Our current principal executive offices are in Irvine, California.

         During fiscal 2003, we paid a total of $122,959 in interest and principal to Claudav Holdings Ltd. B.V., an entity affiliated with Barry Schechter, our former Chairman. The original loan was in the amount of $1.5 million, bore interest at the prime rate, and was used to pay a portion of the purchase price for Island Pacific in 1999. The loan was due on demand, and was paid in full as of July 31, 2002.

         In the June 27, 2003 PIPE Transaction, we sold an aggregate of 5,275,000 shares of common stock at a per share price of $1.50 to various institutional investors in a private placement transaction for an aggregate purchase price of $7,912,500. We also granted the June 27, 2003 PIPE Transaction investors registration rights under a registration rights agreement that obligated us to file a separate registration statement respecting their shares by July 31, 2003 or pay cash penalties of 2% per month based on the amount invested in the June 27, 2003 PIPE Transaction. We filed a registration statement that was declared effective by the SEC on September 26, 2003.

         In connection with the June 27, 2003 PIPE Transaction, we paid Roth Capital Partners, LLC, as placement agent, cash compensation of 8% of the proceeds and issued a five-year warrant to purchase 527,500 shares of common stock at an exercise price of $1.65 per share. We also issued Midsummer, Omicron, Islandia and the Crestview Investors, each a holder of our 9% convertible debentures, five-year warrants to purchase 375,000 shares of common stock at an exercise price of $1.65 in order to obtain their requisite consents and waivers of rights they possessed to participate in the June 27, 2003 PIPE Transaction. Roth Capital, Midsummer, Omicron, Islandia and the Crestview Investors were given registration rights with respect to these warrants under our registration rights agreement executed in connection with the June 27, 2003 PIPE Transaction.

         We incurred approximately $29,000 in legal fees and costs to consummate the June 27, 2003 PIPE Transaction.

         We retain Radcliffe & Associates, an entity affiliated with Donald S. Radcliffe, our former director, to perform financial advisory services. During the fiscal years ended March 31, 2003, we incurred $36,000 in fees and costs to Radcliffe & Associates. In June 2002, we issued Mr. Radcliffe 75,000 shares of common stock to repay $25,000 in obligations pursuant to these arrangements.

         Effective April 1, 2003, we sold our wholly-owned Training Products subsidiary to its president, Arthur Klitofsky, for the sale price of $180,000 plus earn-out payments equal to 20% of the total gross revenues of Training Products in each of its next two fiscal years, to the extent the revenues in each of those years exceed certain targets. We received a promissory note for the amount of $180,000 and the earn-out payments, if any, will be made in quarterly installments following each fiscal year, bearing an annual interest rate of 5%. The balance of the note receivable is $162,000 as of November 18, 2003.

         In the November 7, 2003 PIPE Transaction, we sold 3,180,645 shares of common stock at a price of $1.55 per share to various institutional investors in a private placement transaction for an aggregate purchase price of $4.9 million. We also granted the November 7, 2003 PIPE Transaction investors registration rights under a registration rights agreement in which we agree to file a registration statement with the SEC for the resale of all shares sold these investors. If the registration statement is not filed by December 8, 2003 or declared effective by February 5, 2003, we will be obligated to pay on December 8, 2003 or February 5, 2003, and each respective monthly anniversary until the registration statement is filed or declared effective, an amount in cash, as liquidated damages, equal to 2.0% of the purchase price paid by the investors in the November 7, 2003 PIPE Transaction.

         In connection with the November 7, 2003 PIPE Transaction, we paid Roth Capital, as placement agent, a compensation of $178,600 in cash and 115,226 shares of our common stock and issued a five-year warrant to purchase 282,065 shares of our common stock at an exercise price of $1.71 per share. Roth Capital was granted the registration rights similar to those granted to the investors in the November 7, 2003 PIPE Transaction.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of (1) 100,000,000 authorized shares of common stock, $0.001 par value, and (2) 5,000,000 shares of preferred stock of which 141,000 are designated Series A Convertible Preferred Stock. As of November 18, 2003, there were 47,489,059 shares of common stock outstanding and 141,000 shares of Series A Convertible Preferred Stock outstanding. The following description of our capital stock is a summary and is qualified by the provisions of our amended and restated certificate of incorporation, as amended and our bylaws, as amended, copies of which have been filed as exhibits to the registration statement.

COMMON STOCK

         Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of our common stock have no conversion, preemptive or subscription rights and there are no redemption provisions applicable to our common stock. The rights of the holders of common stock are subject to the rights of holders of preferred stock. All outstanding shares of common stock are, and the shares underlying all options and warrants will be, duly authorized, validly issued, fully paid and non-assessable.

WARRANTS

         282,065 shares of our common stock underlying a Roth Capital's warrant are being registered in this statement. The warrant expires on November 7, 2008 and has an exercise price of $1.71 per share. The exercise price is subject to adjustment to reflect stock dividends, splits, reverse splits, and other similar events.

PREFERRED STOCK

         The Series A Convertible Preferred has an original issue price of $100 per share and may be redeemed at our option any time prior to the maturity date of December 31, 2006 for 107% of the original issue price plus accrued and unpaid dividends. The Series A Convertible Preferred shares are entitled to cumulative dividends of 7.2% per annum, payable semi-annually. The holders may convert each share of Series A Convertible Preferred at any time into the number of shares of our common stock determined by dividing the original issue price plus all accrued and unpaid dividends, whether or not declared by the Company's board, by a conversion price initially equal to $0.80. The conversion price increases at an annual rate of 3.5% calculated on a semi-annual basis. The conversion price as of September 30, 2003 is $0.84249. The Series A Convertible Preferred is entitled upon liquidation to an amount equal to its original issue price plus accrued and unpaid dividends in preference to any distributions to common stockholders. The Series A Convertible Preferred has no voting rights prior to conversion into common stock, except with respect to proposed impairments of the Series A Convertible Preferred rights and preferences, or as provided by law. We have the right of first refusal to purchase all but not less than all of any shares of Series A Convertible Preferred or shares of common stock received on conversion which the holder may propose to sell to a third party, upon the same price and terms as any proposed sale to a third party.

REGISTRATION RIGHTS

         GENERAL

The following is only a summary of the terms and conditions of the agreements involving parties which have registration rights. Copies of the actual agreements have been filed as exhibits to this registration statement. We will pay for all expenses incurred in connection with these registrations, other than underwriting discounts and commissions.

         GRANTED TO THE NOVEMBER 7, 2003 PIPE TRANSACTION INVESTORS AND OTHER STOCKHOLDERS

         We granted Heartwood Capital, LP, Blackstone Partners, LP, the Ruth Moore Bypass trust, the Douglas Moore, IRA, the Moore Family Trust, Burlingame Equity Investors, LP, 033 Growth partners I, L.P., 033 Growth Partners II, L.P., Oyster Pond Partners, L.P., 033 Growth International Fund, Ltd., Passport Master Fund, L.P., Passport Master Fund II, L.P., Deutsche Bank Ag, London Branch, registration rights under the registration rights agreement executed in connection with the November 7, 2003 PIPE Transaction. We are registering 150% of these shares as required by the registration rights agreement.

         Roth Capital Partners, LLC was also granted registration rights with respect to 115,226 shares of common stock and 282,065 shares of common stock underlying a warrant in the November 7, 2003 PIPE Transaction registration rights agreement. We are registering 100% of these shares.

         Cord Camera Centers, Inc. ("Cord") was granted registration rights with respect to 100,000 shares of common stock in connection with the settlement agreement between Cord and the Company dated September 30, 2003. We are registering 100% of these shares.

         Koyah Leverage Partners, L.P., Koyah Partners, L.P. and Raven Partners, L.P. were granted registration rights with respect to 204,319 shares of common stock. We are registering 100% of these shares.

         The Sage Group acquired 8,923,915 shares of common stock, options exercisable for 71,812 shares of common stock and 141,000 shares of Series A Convertible Preferred Stock convertible into 18,839,447 shares of common stock. The Sage Group acquired registration rights with respect to 763,543 shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock. The Sage Group also has "piggy-back" registration rights with respect to the 8,923,915 shares of common stock acquired from Softline and 71,812 shares of common stock underlying options. We are registering 9,759,270 shares of common stock held by or issuable to the Sage Group.

         Ronald Koren, David Leacock, Augusto Rosero, Manuel Vincente, Cheryl Valencia, Randy Pagnotta, Rachel Glicksman and Richardson & Patel, LLP were granted "piggy-back" registration rights with respect to 114,849 shares of common stock. We are registering 100% of these shares.

         KBK Ventures was granted "piggy-back" registration rights with respect to 208,333 shares issued pursuant to consulting agreement. We are registering 100% of these shares.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will by passed on for us by Solomon Ward Seidenwurm & Smith, LLP, 401 B Street, Suite 1200, San Diego, California 92101.

                                     EXPERTS

         The consolidated financial statements of Island Pacific, Inc. for the years ended March 31, 2003 and March 31, 2002 appearing in this Prospectus and Registration Statement have been audited by Singer Lewak Greenbaum Goldstein LLP, independent accountants and auditors as set forth in their report thereof appearing elsewhere herein and are included in reliance upon such report and given upon their authority of such firm as experts in accounting and auditing.

         The consolidated statements of operations, stockholders' equity and cash flows of Island Pacific, Inc. (formerly, SVI Solutions, Inc.) for the year ended March 31, 2001 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form S-1 under the Act with the SEC with respect to the shares offered hereby. This prospectus filed as part of the registration statement does not contain all of the information contained in the registration statement and exhibits thereto and reference is hereby made to such omitted information. Statements made in this registration statement are summaries of the terms of such referenced contracts, agreements or documents and are not necessarily complete. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference.

         You can read the registration statement and our future SEC filings, over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 450 Fifth Street, N.W., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.


                                     ISLAND PACIFIC, INC. AND SUBSIDIARIES
                                     Condensed Consolidated Balance Sheets
                                     (in thousands, except share amounts)

                                                                                    SEPTEMBER 30,    MARCH 31,
                                                                                        2003           2003
                                                                                      ---------      ---------
                                                                                     (UNAUDITED)
         ASSETS

Current assets:
   Cash and cash equivalents                                                          $  1,052       $  1,319
   Accounts receivable, net of allowance for doubtful accounts of
     $203 and $372, respectively                                                         8,514          3,974
   Income tax refund receivable                                                            846             --
   Other receivables, including $0 and $3 from related parties, respectively                87             97
   Inventories                                                                              84             91
   Current portion of non-compete agreements                                               917            917
   Net assets from discontinued operations                                                  --            309
   Prepaid expenses and other current assets                                               618            225
                                                                                      ---------      ---------
       Total current assets                                                             12,118          6,932

Note receivable                                                                            171             --
Property and equipment, net                                                                370            380
Purchased and capitalized software, net                                                 15,846         14,804
Goodwill, net                                                                           14,795         14,795
Non-compete agreements, net                                                                209            668
Other assets                                                                                29             58
                                                                                      ---------      ---------
       Total assets
                                                                                      $ 43,538       $ 37,637
                                                                                      =========      =========

         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Debt due to stockholders                                                           $     --       $  1,320
   Convertible note                                                                        500            500
   Current portion of long-term debts                                                       --            149
   Accounts payable                                                                        483          2,941
   Accrued expenses                                                                      2,896          4,517
   Deferred revenue                                                                      1,686          1,561
   Income tax payable                                                                      398             --
                                                                                      ---------      ---------
       Total current liabilities                                                         5,963         10,988

Convertible debentures, net of debt discount of $0 and  $625, respectively                  --          2,726
Other long-term liabilities                                                                 68             81
                                                                                      ---------      ---------
       Total liabilities                                                                 6,031         13,795
                                                                                      ---------      ---------

Commitments and contingencies

Stockholders' equity:
   Preferred Stock, $.0001 par value; 5,000,000 shares authorized; Series A
   Convertible Preferred, 7.2% cumulative 141,100 shares authorized and outstanding with a stated value of $100 per share, dividends in arrears of
     $1,439 and $1,269, respectively                                                    14,100         14,100
   Committed common stock - 2,500,000 shares                                             1,383          1,383
   Common stock, $.0001 par value; 100,000,000 shares authorized; 43,987,176 and
     42,199,632 shares issued; and 43,987,176 and 31,499,632 shares outstanding              4              4
   Additional paid in capital                                                           61,526         57,751
   Accumulated deficit                                                                 (39,506)       (40,490)
   Treasury stock, at cost; shares - 10,700,000                                             --         (8,906)
                                                                                      ---------      ---------
       Total stockholders' equity                                                       37,507         23,842
                                                                                      ---------      ---------

       Total liabilities and stockholders' equity                                     $ 43,538       $ 37,637
                                                                                      =========      =========


                                    The accompanying notes are an integral
                          part of these condensed consolidated financial statements.
                                                      F-1

                                ISLAND PACIFIC, INC. AND SUBSIDIARIES
                           Condensed Consolidated Statements of Operations
                                (in thousands, except per share data)

                                                                              Six Months Ended
                                                                                September 30,
                                                                             2003           2002
                                                                          ---------      ---------
                                                                         (unaudited)    (unaudited)
Net sales                                                                 $ 12,145       $  8,690
Cost of sales                                                                2,728          3,662
                                                                          ---------      ---------
      Gross profit                                                           9,417          5,028

Expenses:
  Application development                                                      683          2,244
  Depreciation and amortization                                              1,766          2,082
  Selling, general and administrative                                        5,797          3,827
                                                                          ---------      ---------
      Total expenses                                                         8,246          8,153
                                                                          ---------      ---------

Income (loss) from operations                                                1,171         (3,125)

Other income (expense):
  Interest income                                                                9              1
  Other income (expense)                                                      (178)             2
  Interest expense                                                            (521)          (685)
                                                                          ---------      ---------
      Total other expenses                                                    (690)          (682)
                                                                          ---------      ---------

Income (loss) before provision for income taxes                                481         (3,807)

Provision for income taxes (benefits)                                         (503)             1
                                                                          ---------      ---------
Income (loss) before cumulative effect of a change in accounting
     principle                                                                 984         (3,808)
     Cumulative effect of changing accounting principle - goodwill
         valuation under SFAS 142                                               --           (627)
                                                                          ---------      ---------
Income (loss) from continuing operations                                       984         (4,435)

    Income from discontinued operations of the SVI Training
         Products Inc, subsidiary, net of applicable income taxes               --            159
                                                                          ---------      ---------
Net income (loss)                                                              984         (4,276)

    Cumulative preferred dividends                                             554            517
                                                                          ---------      ---------
Net income (loss) available to common stockholders                        $    430       $ (4,793)
                                                                          =========      =========

Basic earnings (loss) per share:
    Income (loss) before cumulative effect of a change in
        accounting principle                                              $   0.03       $  (0.13)
    Cumulative effect of a change in accounting principle - goodwill
        Valuation under SFAS 142                                                --          (0.02)
                                                                          ---------      ---------
    Income (loss) from continuing operations                                  0.03          (0.15)
    Income (loss)  from discontinued operations                                 --             --
    Cumulative preferred dividends                                            0.02           0.02
                                                                          ---------      ---------
        Net income (loss) available to common stockholders                $   0.01       $  (0.17)
                                                                          =========      =========

Diluted earnings (loss) per share:
    Income (loss) before cumulative effect of a change in
        accounting principle                                              $   0.02       $  (0.13)
    Cumulative effect of a change in accounting principle - goodwill
        valuation under SFAS 142                                                --          (0.02)
                                                                          ---------      ---------
    Income (loss) from continuing operations                                  0.02          (0.15)
    Income from discontinued operations                                         --             --
    Cumulative preferred dividends                                            0.01           0.02
                                                                          ---------      ---------
        Net income (loss) available to common stockholders                $   0.01       $  (0.17)
                                                                          =========      =========

Weighted-average common shares outstanding:
     Basic                                                                  33,264         28,685
         Diluted                                                            61,718         28,685


                               The accompanying notes are an integral
                     part of these condensed consolidated financial statements.


                                     ISLAND PACIFIC, INC. AND SUBSIDIARIES
                                Condensed Consolidated Statements of Cash Flows
                                     (in thousands, except share amounts)

                                                                                  SIX MONTHS ENDED SEPTEMBER 30,
                                                                                        2003          2002
                                                                                      --------      --------
                                                                                     (UNAUDITED)   (UNAUDITED)
Cash flows from operating activities:
   Net income (loss)                                                                  $   984       $(4,276)
   Adjustments to reconcile net income (loss) to net cash used for operating activities:
     Depreciation and amortization                                                      1,766         2,082
     Cumulative effect of a change in accounting principle - goodwill
       valuation under SFAS 142                                                            --           627
     Gain on disposal of furniture and equipment                                          169            --
     Amortization of debt discount and conversion option                                  267           171
     Stock-based compensation                                                             126             8
     Common stock issued for services rendered                                             25            64
   Changes in assets and liabilities net of effects from acquisitions:
     Accounts receivable and other receivables                                         (4,530)          417
     Income tax refund receivable                                                        (846)           --
     Inventories                                                                            7             7
     Prepaid expenses and other assets                                                   (363)          (34)
     Accounts payable and accrued expenses                                             (3,880)          348
     Income tax payable                                                                   398          (106)
     Accrued interest on stockholders' loans, convertible notes and term loan             187           465
     Deferred revenue                                                                     125        (1,696)
                                                                                      --------      --------
Net cash used for operating activities                                                 (5,565)       (1,923)
                                                                                      --------      --------

Cash flows from investing activities:
   Payment received from note receivable                                                    9            --
   Purchases of furniture and equipment                                                  (264)          (26)
   Capitalized software development costs                                              (2,243)         (255)
                                                                                      --------      --------
Net cash used for investing activities                                                 (2,498)         (281)
                                                                                      --------      --------

Cash flows from financing activities:
   Sale of common stock, net of offering costs                                          7,232            --
   Decrease in amount due to stockholders, net                                             --          (287)
   Proceeds from committed stock                                                          700         1,383
   Payments on term loan and debentures                                                  (135)         (125)
   Proceeds from short-term loan from related party                                        --           120
   Payments on short-term loan from related party                                          --           (70)
                                                                                      --------      --------
Net cash provided by financing activities                                               7,797         1,021
                                                                                      --------      --------

Effect of exchange rate changes on cash                                                    (1)           (2)
                                                                                      --------      --------

Net decrease in cash and cash equivalents                                                (267)       (1,185)
Cash and cash equivalents, beginning of period                                          1,319         1,309
                                                                                      --------      --------
Cash and cash equivalents, end of period                                              $ 1,052       $   124
                                                                                      ========      ========

Supplemental disclosure of cash flow information:
   Interest paid                                                                      $   134       $   246

Supplemental schedule of non-cash investing and financing activities:
    Issued 4,103,161 shares of common stock upon conversion of the 9% debentures      $ 4,200            --
    Issued 2,287,653 shares of common stock upon conversion of the note due to
      stockholders                                                                    $ 1,374            --
    Issued 500,000 shares of common stock as payment for dividend on preferred
      stock                                                                           $   421            --
    Retired 1,070,000 shares of treasury stock                                        $(8,905)           --
    Issued 100,000 shares of common stock for services in connection with an
      equity financing in December 2000                                                    --       $    45
    Issued 140,000 shares of common stock to pay for penalty for late
      effectiveness of the registration statement                                          --       $    60
    Received 262,500 shares of common stock related to early termination
      of a service contract                                                                --       $  (210)
    Issued 84,849 and 568,380 shares of common stock as payments for bonuses
      and services rendered in prior periods                                          $    83       $   237


                                    The accompanying notes are an integral
                          part of these condensed consolidated financial statements.
                                                     F-3

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BASIS OF PREPARATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to interim financial statements. Accordingly, they do not include all of the information and notes required for complete financial statements. In the opinion of management, all adjustments necessary to present fairly the financial position, results of operations and cash flows at September 30, 2003 and for all the periods presented have been made.

Certain amounts in the prior periods have been reclassified to conform to the presentation for the six months ended September 30, 2003. The financial information included in this quarterly report should be read in conjunction with the consolidated financial statements and related notes thereto in our Form 10-K/A for the year ended March 31, 2003.

The results of operations for the six months ended September 30, 2003 and 2002 are not necessarily indicative of the results to be expected for the full year.


NOTE 2 - DISCONTINUED OPERATIONS

Effective April 1, 2003, we sold our wholly-owned subsidiary, SVI Training Products, Inc. ("Training Products"), to its former president, for the sale price of $180,000 plus earn-out payments equal to 20% of the total gross revenues of Training Products in each of its next two fiscal years, to the extent the revenues in each of those years exceed certain target. We received a promissory note for the amount of $180,000 and the earn-out payments, if any, will be made in quarterly installments following each fiscal year, bearing an annual interest rate of 5%. The note has a balance of $171,000 at September 30, 2003.

The sale of the Training Products subsidiary resulted in a loss of $129,000, net of estimated income taxes, which was accrued for at March 31, 2003. Accordingly, the operating results of the Training Products subsidiary for the three and six months ended September 30, 2002 were restated as discontinued operations.


NOTE 3 - INVENTORIES

Inventories consist of finished goods and are stated at the lower of cost or market, on a first-in, first-out basis.


NOTE 4 - CONVERTIBLE DEBTS

CONVERTIBLE NOTES DUE TO STOCKHOLDERS

During the quarter ended June 30, 2001, we entered into subscription agreements with a limited number of accredited investors related to existing stockholders for gross proceeds of $1.3 million. Each unit consisted of a convertible promissory note to purchase 250 shares of our common stock for each $1,000 borrowed by us. The holders of the notes had the option to convert the unpaid principal and interest to common stock at any time at a conversion price of $0.60 per share. The notes matured on September 30, 2003 and earned interest at 8% per annum, increasing to 13% in the event of a default in payment of principal or interest, to be paid at maturity. We did not have a right to prepay the notes. In September 2003, these investors converted all outstanding balances of principal and accrued interest totaling $1.4 million into 2,287,653 shares of our common stock.

We also issued to these investors warrants to purchase an aggregate of 1,600,000 shares at $0.60 per share, expiring July 19, 2007. The warrants are not callable by us. No warrants have currently been exercised.

We filed a registration statement for the resale of all shares held by or obtainable by these and other investors. The registration statement was declared effective on July 18, 2003.

CONVERTIBLE NOTE DUE TO UNION BANK OF CALIFORNIA

Pursuant to the Discounted Loan Payoff Agreement dated March 31, 2003, we issued to Union Bank of California a $500,000 unsecured, non-interest bearing convertible note payable in either cash or shares of common stock, at our option. If we elect to pay the principal amount or any portion thereof in shares of common stock, the shares will be computed on a price per share of 80% of the average share closing price of our common stock for the ten trading day period immediately preceding the payoff date. The maturity date is March 31, 2004. As of September 30, 2003, the bank had assigned the note to Roth Capital Partners, LLC, who was the placement agent for the financings in June and November 2003.

CONVERTIBLE DEBENTURES

In March 2003, we entered into a Securities Purchase Agreement for the sale of convertible debentures to a group of investors (the "March `03 Debenture Investors"). The debentures were convertible into shares of our common stock at a conversion price of $1.02 per share, for the total proceeds of $3.5 million. The debentures would have matured in May 2005 and bore an interest rate of 9% per annum. Interest was payable on a quarterly basis commencing on June 1, 2003, in cash or shares of common stock, at our option. If certain conditions were met, we had the right, but not the obligation, to redeem the debentures at 110% of their face value, plus accrued interest. Commencing in February 2004, we would have been obligated to redeem $219,000 per month of the debentures. In August 2003, the daily volume weighted average price of our common stock on the American Stock Exchange exceeded $1.02 by more than 200% for 15 consecutive trading days; therefore, we exercised our option to cause the investors to convert their debentures into common stock. As a result, the investors converted all of their debentures into an aggregate of 3,419,304 shares of our common stock in the quarter ended September 30, 2003.

We filed a registration statement covering 130% of the common stock issuable upon the conversion of the debentures and warrants. The registration statement was declared effective on July 18, 2003.

Additional debentures, aggregating up to $2 million, will be sold to these investors in a second closing, if within one year after the date of first sale of debentures there occurs a period of 15 consecutive trading days during which the daily volume weighted average closing price of our common stock is maintained at a price at or above $1.75 per share, subject to certain conditions. The shares of common stock underlying these debentures and warrants were not included in the registration statement declared effective in July 2003. Neither the investors nor we have executed the second closing as of September 30, 2003.

In accordance with generally accepted accounting principles, the difference between the conversion price of $1.02 and our stock price on the date of issuance of the debentures was recorded as interest expense. It was recognized in the statement of operations during the period from the issuance of the debt to the time at which the debt first became convertible. We recognized this interest expense of $715,000 in March 2003.

The March `03 Debenture Investors also received warrants to purchase up to, in the aggregate, 1,572,858 shares of common stock with an exercise price equal to $1.02 per share. The warrants expire five years from the date of issuance. We allocated the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants was $625,000 and was being amortized as interest expense over the life of the convertible debentures. For the six months ended September 30, 2003, we recorded an interest expense of $144,000. At the date of the conversion of the debentures to equity, $481,000 of the expense remained unamortized and has been debited to additional paid in capital. The value of the detachable warrants of $481,000 has been recorded as an offering cost at September 30, 2003. As such, there is no effect on our statement of operations.

In April 2003, we entered into a Securities Purchase Agreement with an investor (the "April `03 Debenture Investor") for the sale of a 9% debenture, convertible to shares of our common stock at a conversion price of $1.02, for the gross proceeds of $400,000. Interest was due on a quarterly basis commencing on June 1, 2003, payable in cash or shares of common stock at our option. Commencing on February 1, 2004, we would have been obligated to redeem $20,000 per month of the debenture. The debenture would have matured in October 2005. In August 2003, the daily volume weighted average price of our common stock on the American

Stock Exchange exceeded $1.02 by more than 200% for 15 consecutive trading days; therefore, we exercised the option to cause this investor to convert its debenture into common stock. As a result, the April `03 Debenture Investor converted its debenture into 390,777 shares of our common stock in the quarter ended September 30, 2003.

The April `03 Debenture Investor was also granted registration rights under a registration rights agreement, and certain other rights similar to those granted to the March `03 Debenture Investors.

In accordance with generally accepted accounting principles, the difference between the conversion price of $1.02 and our stock price on the date of issuance of the debentures was recorded as interest expense. We recognized this interest expense of $69,000 in the quarter ended June 30, 2003.

The debenture issued to the April `03 Debenture investor was accompanied by a five-year warrant to purchase 156,311 shares of our common stock with an exercise price of $1.02 per share. We allocated the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants was determined to be $63,000 and was being amortized as interest expense over the life of the convertible debentures. We recorded an interest expense of $11,000 in the six months ended September 30, 2003. At the date of the conversion of the debentures to equity, $52,000 of the expense remained unamortized and has been debited to additional paid in capital. The value of the detachable warrants of $52,000 has been recorded as an offering cost at September 30, 2003. As such, there is no effect on our statement of operations.

In May 2003, we entered into an agreement with a group of investors (the "May `03 Debenture Investors") for the sale of 9% debentures, convertible into shares of our common stock at a conversion price of $1.02 for the gross proceeds of $300,000. Interest was due on a quarterly basis commencing on June 1, 2003, payable in cash or shares of common stock at our option. Commencing on February 1, 2004, we would have been obligated to redeem $19,000 per month of the debentures. In August 2003, the daily volume weighted average price of our common stock on the American Stock Exchange exceeded $1.02 by more than 200% for 15 consecutive trading days; therefore, we exercised the option to cause the investors to convert their debentures into common stock. As a result, the May `03 Debenture Investors converted their debentures into an aggregate of 293,083 shares of our common stock in the quarter ended September 30, 2003.

The debentures would have been matured in May 2005. The May `03 Debenture Investors were also granted registration rights under a registration rights agreement, and certain other rights similar to those granted to the March `03 Debenture Investors.

Additional debentures aggregating up to $300,000 will be sold to the May `03 Debenture Investors in a second closing, if within one year after the date of first sale of debentures there occurs a period of 15 consecutive trading days during which the daily volume weighted average closing price of our common stock is maintained at a price at or above $1.75 per share, subject to certain conditions. The shares of common stock underlying these debentures and warrants were not included in the registration statement declared effective in July 2003. Neither the investors nor we have executed the second closing as of the date of this report.

In accordance with generally accepted accounting principles, the difference between the conversion price of $1.02 and our stock price on the date of issuance of the debentures was recorded as interest expense. We recognized this interest expense of $38,000 in the quarter ended June 30, 2003.

These debentures were accompanied by five-year warrants to purchase an aggregate of 101,112 shares of common stock with an exercise price of $1.02 per share. We allocated the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants is $39,000 and was being amortized as interest expense over the life of the convertible debentures. We recorded an interest expense of $5,000 in the six months ended September 30, 2003. At the date of the conversion of the debentures to equity, $34,000 of the expense remained unamortized and has been debited to additional paid in capital. The value of the detachable warrants of $34,000 has been recorded as an offering cost at September 30, 2003. As such, there is no effect on our statement of operations.

In June 2003, we entered into an agreement with various institutional investors ("Common Stock Institutional Investors") for the sale of 5,275,000 shares of common stock at a per share price of $1.50 for an aggregate purchase price of $7.9 million. In connection with this financing, we paid Roth Capital Partners, LLC, as placement agent, cash compensation of 8% of the proceeds and issued a five-year warrant to purchase 527,500 shares of common stock at an exercise price of $1.65 per share. We also issued five-year warrants to purchase 375,000 shares of common stock at an exercise price of $1.65 to the March `04 Debenture Investors and May `04 Debenture Investors in order to obtain their requisite consents and waivers of rights they possessed to participate in the financing. We filed a registration statement covering the shares sold and warrants issued in connection with this transaction. The registration statement was declared effective September 26, 2003.

NOTE 5 - INCOME TAX BENEFITS

Income tax benefits for the six months ended September 30, 2003 include $846,000 income tax refund receivable; offset in part by income tax payable relating to prior periods of $271,000. The net amount of $570,000 has been recorded as income under provision for income taxes in the consolidated statement of operations in the six months ended September 30, 2003. The income tax refund resulted from carrying back net operating losses in the last three years to prior periods.


NOTE 6 - CHANGE IN ACCOUNTING PRINCIPLE


In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which is effective for fiscal years beginning after December 15, 2001. SFAS 142 prohibits the amortization of goodwill and intangible assets with indefinite useful lives but requires that these assets be reviewed for impairment at least annually or on an interim basis if an event occurs or circumstances change that could indicate that their value has diminished or been impaired. Other intangible assets will continue to be amortized over their estimated useful lives. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill.

Effective April 1, 2002, we adopted SFAS 142 and ceased amortization of goodwill recorded in business combinations prior to June 30, 2001. We evaluate the remaining useful lives of these intangibles on an annual basis to determine whether events or circumstances warrant a revision to the remaining period of amortization.

Pursuant to SFAS 142, we completed the transitional analysis of goodwill impairment as of April 1, 2002 and recorded an impairment of $627,000 as a cumulative effect of a change in accounting principle in the quarter ended June 30, 2002.

NOTE 7 - PREFERRED STOCK

The Series A Preferred has a stated value of $100 per share and is redeemed at our option any time prior to the maturity date of December 31, 2006 for 107% of the stated value and accrued and unpaid dividends. The preferred shares are entitled to cumulative dividends of 7.2% per annum, payable semi-annually, and have accumulative dividends of $1.4 million and $10.21 and $777,000 of $5.46 per share, at September 30, 2003 and 2002, respectively. The holders may convert each share of Series A Preferred at any time into the number of shares of our common stock determined by dividing the stated value plus all accrued and unpaid dividends, by a conversion price initially equal to $0.80. The conversion price will increase at an annual rate of 3.5% calculated on a semi-annual basis. The conversion price as of September 30, 2003 is $0.84. The Series A Preferred is entitled upon liquidation to an amount equal to its stated value plus accrued and unpaid dividends in preference to any distributions to common stockholders. The Series A Preferred has no voting rights prior to conversion into common stock, except with respect to proposed impairments of the Series A Preferred rights and preferences, or as provided by law. We have the right of first refusal to purchase all but not less than all of any shares of Series A Preferred or shares of common stock received on conversion which the holder may propose to sell to a third party, upon the same price and terms as the proposed sale to a third party.

NOTE 8 - EARNINGS (LOSS) PER SHARE

Basic earnings (loss) per common share are calculated by dividing net income
(loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per common shares ("diluted EPS") reflect the potential dilutive effect, determined by the treasury method, of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. Earnings per share for six months ended September 30, 2003 and 2002 is calculated as follows (in thousands):

                                             Six months ended September 30,
                                                   2003          2002
                                                ---------     ---------
         Net income (loss) available to
         common stockholders                    $    430      $ (4,793)

         Basic weighted average shares            33,264        28,685

         Dilutive common stock equivalent         28,454            --
                                                ---------     ---------
         Diluted weighted average shares          61,718        28,685
                                                =========     =========

         Basic earnings (loss) per share        $   0.01      $  (0.17)
         Diluted earnings (loss) per share      $   0.01      $  (0.17)


The following potential common shares have been excluded from the computation of diluted net loss per share for the six months ended September 30, 2002, because the effect would have been anti-dilutive:

     Outstanding options under our stock option plans                 5,181,082
     Outstanding options granted outside our stock option plans       5,074,312
     Warrants issued in conjunction with private placements           4,232,000
     Warrants issued for services rendered                              804,002
     Convertible notes due to stockholders                            2,083,333
     Convertible note due to a major customer                         2,500,000
     Series A Convertible Preferred Stock                            18,576,750
                                                                   -------------
                  Total                                              38,451,479
                                                                   =============

NOTE 9 - BUSINESS SEGMENTS AND GEOGRAPHIC DATA

We are a leading provider of software solutions and services to the retail industry. We provide high value innovative solutions that help retailers understand, create, manage and fulfill consumer demand. Our solutions and services have been developed specifically to meet the needs of the retail industry. Our solutions help retailers improve the efficiency and effectiveness of their operations and build stronger, longer lasting relationships with their customers. We currently operate in the United States and the United Kingdom. The geographic distribution of our net sales and long-lived assets are as follows (in thousands):

                                                                       Six months ended September 30,
                                                                           2003              2002
                                                                       -------------    -------------
             Net sales:
                 United States                                         $     11,114     $      7,652
                 United Kingdom                                               1,031            1,038
                                                                       -------------    -------------
                    Total net sales                                    $     12,145     $      8,690
                                                                       =============    =============


                                                                                September 30,
                                                                            2003             2002
                                                                       -------------    -------------
              Identifiable assets from continuing operations:
                 United States                                         $     42,921     $     35,584
                 United Kingdom                                                 617              420
                                                                       -------------    -------------
                    Total identifiable assets                          $     43,538     $     36,004
                                                                       =============    =============


For the six months ended September 30, 2003 and 2002, net sales to major customers are as follows (in thousands):

                                                                        Six months ended September 30,
                                                                            2003             2002
                                                                        ------------    --------------

             QQQ Systems Ltd.                                                   32%                --
             Toys `R' Us                                                        13%               35%


The account receivable balances from Toys `R' Us at September 30, 2003 and 2002 represent 25% and 9% of total accounts receivable. The account receivable balance from QQQ Systems Ltd. at September 30, 2003 represents 46% of total accounts receivable.

We organize our business into two segments as follows:

         o RETAIL MANAGEMENT SOLUTIONS - offer suite of applications, which builds on our long history in retail software design and development. We provide our customers with an extremely reliable, widely deployed, comprehensive and fully integrated retail management solutions. Retail Management Solutions include merchandise management that optimizes workflow and provides the highest level of data integrity. This module supports all operational areas of the supply chain including planning, open-to-buy purchase order management, forecasting, warehouse and store receiving distribution, transfers, price management, performance analysis and physical inventory. In addition, Retail Management Solutions include a comprehensive set of tools for analysis and planning, replenishment and forecasting, event and promotion management, warehouse, ticketing, financials and sales audit. Through collaborations with strategic partners, Retail Management Solutions offer tools for loss prevention, communication with stores and vendors, integration needs, purchase and allocation decisions, analysis of weather impact, control and management of business processes, consumer research, tracking consumer shopping patterns, forecasting and replenishment, and analyzing store people productivity.

         o STORE SOLUTIONS - offer suite of applications builds on our long history of providing multi-platform, client server in-store solutions. We market this set of applications under the name "OnePointe," and "OnePointe International" which is a full business to consumer software infrastructure encompassing a range of integrated store solutions. "OnePointe" is a complete application providing all point-of-sale ("POS") and in-store processor (server) functions for traditional "brick and mortar" retail operations.

A summary of the revenues and operating income (loss), excluding depreciation and amortization, attributable to each of these business units and identifiable assets is as follows (in thousands):

                                                                Six months ended
                                                                  September 30,
                                                               2003           2002
                                                            ---------      ---------
Net sales:
          Retail Management Solutions                       $ 11,370       $  7,972
          Store Solutions                                        775            728
                                                            ---------      ---------
               Total net sales                              $ 12,145       $  8,690
                                                            =========      =========
Operating income (loss):
          Retail Management Solutions                       $  4,819       $    535
          Store Solutions                                       (192)          (341)
          Other (see below)                                   (3,456)        (3,319)
                                                            ---------      ---------
               Total operating income (loss)                $  1,171       $ (3,125)
                                                            =========      =========
Depreciation:
          Retail Management Solutions                       $     65       $    100
          Store Solutions                                         16             26
          Other (see below)                                       25             47
                                                            ---------      ---------
               Total depreciation                           $    106       $    173
                                                            =========      =========
Other operating loss:
          Amortization of intangible assets                 $ (1,660)      $ (1,909)
          Depreciation                                          (106)          (173)
          Administrative costs and other non-allocated
            expenses                                          (1,690)        (1,237)
                                                            ---------      ---------
               Total other operating loss                   $ (3,456)      $ (3,319)
                                                            =========      =========

Identifiable assets:
          Retail Management Solutions                       $ 37,228       $ 30,634
          Store Solutions                                      4,410          4,756
                                                            ---------      ---------
               Total identifiable assets                    $ 41,638       $ 35,390
                                                            =========      =========


Operating income (loss) in Retail Management Solutions and Store Solutions includes direct expenses for software licenses, maintenance services, programming and consulting services, sales and marketing expenses, product development expenses, and direct general and administrative expenses. The "Other" caption includes depreciation, amortization of intangible assets, non-allocated costs and other expenses that are not directly identified with a particular business unit and which management does not consider in evaluating the operating income of the business unit.

NOTE 10 - STOCK-BASED COMPENSATION

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 ("SFAS 148"), "Accounting for Stock-Based Compensation-Transition and Disclosure". This Statement amends SFAS 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of SFAS 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002.

The following table presents pro forma disclosures required by SFAS No. 148 of net income (loss) and basic and diluted earnings (loss) per share as if stock-based employee compensation had been recognized during the six months ended September 30, 2003 and 2002. The compensation expense for these periods has been determined under the fair value method using the Black-Scholes pricing model, and assumes graded vesting.

                                                                 SIX MONTHS ENDED
                                                             SEPTEMBER 30, SEPTEMBER 30,
                                                                 2003           2002
                                                              -----------   -----------
                                                       (in thousands, except per share amounts)
                                                                     (unaudited)

         Net income (loss) as reported                        $      984    $   (4,276)
         Less: stock-based compensation expense,
              net of related tax effects                            (986)         (857)
                                                              -----------   -----------
         Pro forma net loss                                   $       (2)   $   (5,133)
                                                              ===========   ===========

         Basic earnings (loss) per share - as reported        $     0.03    $    (0.15)
         Diluted earnings (loss) per share - as reported      $     0.02    $    (0.15)
         Basic earnings (loss) per share - pro forma          $     0.00    $    (0.18)
         Diluted earnings (loss) per share - pro forma        $     0.00    $    (0.18)


NOTE 11 - RECENT ACCOUNTING PRONOUNCEMENTS

In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 further clarifies accounting for derivative instruments. We believe the adoption of this statement will have no material impact on our consolidated financial statements.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We do not believe the adoption of SFAS 150 will have a material impact on our consolidated financial statements.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

In June 2003, we entered into a development and marketing license agreement with a software and services company affiliated with one of our officers. Under this agreement, we obtain an exclusive right to sell and distribute this company's software. In return, we committed to fund $1.2 million toward development of this product. We also agreed to pay a royalty of 30% of the software license sales up until we have recuperated all the development funding, at which point the royalty will increase to 50% thereafter. As of September 30, 2003, we've funded $275,000 toward development.

In April of 2002, our former CEO, Thomas Dorosewicz, filed a demand with the California Labor Commissioner for $256,250 in severance benefits allegedly due under a disputed employment agreement, plus attorney's fees and costs. Mr. Dorosewicz's demand was later increased to $283,894. On June 18, 2002, we filed an action against Mr. Dorosewicz, Michelle Dorosewicz and an entity affiliated with him in San Diego Superior Court, Case No. GIC790833, alleging fraud and other causes of action relating to transactions Mr. Dorosewicz caused us to enter into with his affiliates and related parties without proper board approval. On July 31, 2002, Mr. Dorosewicz filed cross-complaints in that action alleging breach of statutory duty, breach of contract, fraud and other causes of action related to his employment with us and other transactions he entered into with us. This dispute was heard before an arbitrator during the week ended October 3, 2003. The arbitrator issued an award on November 7, 2003, resolving most of the disputed issues in favor of the Company as follows: (a) the Company was awarded a refund of rental payments amounting to $66,950.76; (b) the excessive equipment leasing financing charges by Mr. Dorosewicz were recast substantially reducing the Company's unpaid balance; (c) Mr. Dorosewicz was ordered to repay attorneys' fees reimbursement he had previously been provided by the Company; (d) Mr. Dorosewicz was denied severance benefits; (e) Mr. Dorosewicz's claims with respect to options were denied; and (e) Mr. Dorosewicz was awarded his unpaid bonus in the amount of $56,719. The net amount awarded to Mr. Dorozewicz was $85,672.09. The arbitrator has not yet made an order regarding payment of attorneys' fees and costs. An attorneys' fee award in our favor could reduce or eliminate any award to Mr. Dorosewicz. A decision from the arbitrator should be forthcoming.

We decided in the third quarter of fiscal 2002 to sell certain assets of our Australian subsidiary to the former management of such subsidiary, and then cease Australian operations. Such sale was, however, subject to the approval of National Australia Bank, the subsidiary's secured lender. The bank did not approve the sale and the subsidiary ceased operations in February 2002. The bank caused a receiver to be appointed in February 2002 to sell substantially all of the assets of the Australian subsidiary and pursue collections on any outstanding receivables. The receiver proceeded to sell substantially all of the assets for $300,000 in May 2002 to an entity affiliated with former management, and is actively pursuing the collection of receivables. If the sale proceeds plus collections on receivables are insufficient to discharge the indebtedness to National Australia Bank, we may be called upon to pay the deficiency under our guarantee to the bank. We have reserved $187,000 as our potential exposure. The receiver has also claimed that we are obligated to it for inter-company balances of $636,000, but we do not believe any amounts are owed to the receiver, who has not as of the date of this report acknowledged the monthly corporate overhead recovery fees and other amounts charged by us to the Australian subsidiary offsetting the amount claimed to be due.

On May 15, 2002, an employee who is currently out on disability/worker's compensation leave, Debora Hintz, filed a claim with the California Labor Commissioner seeking $41,000 in alleged unpaid commissions. In or about December of 2002, Ms. Hintz filed a discrimination claim against us with the Department of Fair Employment and Housing, alleging harassment and sexual orientation discrimination. We have responded appropriately to both the wage claim and the discrimination allegations, which we believe lack merit based on present information. On December 1, 2003, the Department of Fair Housing and Employment closed the case on the basis of no probable cause to prove violation of statute, and gave notice of right to sue.

On August 30, 2002, Cord Camera Centers, Inc., an Ohio corporation ("Cord Camera"), filed a lawsuit against one of our subsidiaries, SVI Retail, Inc. as the successor to Island Pacific Systems Corporation, in the United States District Court for the Southern District of Ohio, Eastern Division, Case No. C2 02 859. The lawsuit claimed damages in excess of $1.5 million, plus punitive damages of $250,000, against SVI Retail for alleged fraud, negligent misrepresentation, breach of express warranties and breach of contract. These claims pertained to the following agreements between Cord Camera and Island
Pacific: (i) a License Agreement, dated December 1999, as amended, for the use of certain software products, (ii) a Services Agreement for consulting, training and product support for the software products and (iii) a POS Software Support Agreement for the maintenance and support services for a certain software product. The parties settled this matter in September 2003. The terms of the settlement agreement are subject to a confidentiality covenant.

In mid-2002, we were the subject of an adverse judgment entered against us in favor of Randall's Family Golf Centers, ("Randall") in the approximate sum of $61,000. The judgment was entered as a default judgment, and is based on allegations that the Company received a preferential transfer of funds within 90 days of the filing by Randall of a chapter 11 case in the United States Bankruptcy Court for the Southern District of New York. We and Randall have agreed to settle this claim for $12,500, subject to the settlement receiving approval by the U.S. Bankruptcy Court.

On November 22, 2002, UDC Homes, Inc and UDC Corporation now known as Shea Homes, Inc. served Sabica Ventures, Inc. ("Sabica") and Island Pacific, an operating division of SVI Solutions, Inc. ("Island Pacific") with a cross-complaint for indemnity on behalf of an entity identified in the summons as Pacific Cabinets. Sabica and Island Pacific filed a notice of motion and motion to quash service of summons on the grounds that neither Sabica nor Island Pacific has ever done business as Pacific Cabinets and has no other known relation to the construction project that is the subject of the cross-complaint and underlying complaint. A hearing on Sabica's and Island Pacific's motion to quash occurred on May 22, 2003 which was subsequently denied.

Except as set forth above, we are not involved in any material legal proceedings, other than ordinary routine litigation proceedings incidental to our business, none of which are expected to have a material adverse effect on our financial position or results of operations. However, litigation is subject to inherent uncertainties, and an adverse result in existing or other matters may arise from time to time which may harm our business.

NOTE 13 - RELATED-PARTY TRANSACTIONS

We retain our former CEO and Chairman of the Board to provide consulting services starting August 2003. For the quarter and six months ended September 30, 2003, the expense for this service was $74,000.

We retained an entity owned by an immediate family member of our CEO and Chairman to provide recruiting services. For the six months ended September 30, 2003, the expense for this service was $108,000.

In June 2003, we entered into a development and marketing license agreement with a software and services company affiliated with one of our officers. Under this agreement, we obtain an exclusive right to sell and distribute this company's software. In return, we committed to fund $1.2 million toward development of this product. We also agreed to pay a royalty of 30% of the software license sales up until we have recuperated all the development funding, at which point the royalty will increase to 50% thereafter. As of September 30, 2003, we've funded $275,000 toward development.

NOTE 14 - SUBSEQUENT EVENTS

In October 2003, Donald Radcliffe resigned as a member of our Board Directors.

In the November 7, 2003 PIPE Transaction, we sold 3,180,645 shares of common stock at a price of $1.55 per share to various institutional investors in a private placement transaction for an aggregate purchase price of $4.9 million. We also granted the November 7, 2003 PIPE Transaction investors registration rights under a registration rights agreement in which we agree to file a registration statement with the SEC for the resale of all shares sold in the November 7, 2003 PIPE Transaction. If the registration statement is not filed by December 8, 2003 or declared effective by February 5, 2003, we will be obligated to pay on December 8, 2003 or February 5, 2003, and each respective monthly anniversary until the registration statement is filed or declared effective, an amount in cash, as liquidated damages, equal to 2.0% of the purchase price paid by the investors in the November 7, 2003 PIPE Transaction.

In connection with the November 7, 2003 PIPE Transaction, we paid Roth Capital Partners, LLC ("Roth Capital"), as placement agent, a compensation of $178,600 in cash and 115,226 shares of our common stock and issued a five-year warrant to purchase 282,065 shares of our common stock at an exercise price of $1.71 per share. Roth Capital was granted the registration rights similar to those granted to the November 7, 2003 PIPE Transaction investors. .

On November 13, 2003, we entered into an agreement with Toys "R" Us to terminate the software and services development agreement. Under the agreement the outstanding note was settled in full and the warrant to purchase 2.5 million shares of our common stock was cancelled.

On November 20, 2003, we executed an agreement by which through a merger transaction we would acquire Page Digital, a developer of multi-channel commerce software for consideration of $7.0 million, consisting of $2.0 million in cash and 2,500,000 shares of our common shares valued at $2.00. The agreement also provides for a potential adjustment to the number of shares in the merger exchange to the extent our common stock trades below $1.50 for the 20 trading days immediately prior to the closing. We anticipate that there is a high probability of closing this transaction. We anticipate the closing will occur immediately following a fairness hearing before the California Commissioner of Corporations in order to perfect our exemption under Section 3(a)(10) of the Securities Act, or, alternatively, if the fairness hearing does not result in our ability to avail ourselves of that exemption, the closing would occur immediately following the effectiveness of an S-4 registration statement which we would file under the Securities Act. Page Digital has total assets of approximately $2.0 million (unaudited) and generates annual revenues of approximately $6.0 million (unaudited). As of September 30, 2003, Page Digital had 37 employees, all of whom were based in the United States.

An option agreement (the "Option Agreement") was prepared and agreed upon by Softline, Ltd. and Steven Beck, as trustee of a certain management group of the Company (the "Optionees"). Under the Option Agreement Softline agreed to grant the Optionees the right to purchase from Softline 8,000,000 shares of common stock of the Company and such number of shares of Series A Convertible Preferred Stock convertible into 17,125,000 shares of common stock of the Company (the "Option Shares") for a price of $0.80 per Option Share. The Option Agreement would expire on the earlier of March 24, 2004 and the date on which an Optionee's full-time employment as an officer or director of the Company is terminated for any reason. On September 17, 2003, 500,000 shares of common stock underlying the Series A Convertible Preferred Stock were issued in the names of 033 Growth Partners I, L.P., 033 Growth Partners II, L.P., Oyster Pond Partners, L.P. and 033 Growth International Fund Ltd.

On November 14, 2003, The Sage Group plc (the "Sage Group") acquired substantially all the assets of Softline, including Softline's 141,000 shares of our Series A Convertible Preferred Stock convertible into 18,839,447 shares of common stock, 8,923,915 shares of our common stock and options exercisable for 71,812 shares of our common stock. In connection with the acquisition, certain agreements of Softline, including the rights and obligations respecting and arising from the Option Agreement, were also assigned to and assumed by the Sage Group. Accordingly, the Optionees now have the right to purchase the Option Shares from the Sage Group for a price of $0.80 per Option Share. The right to exercise the Option is to be distributed as determined by the Company's Board to the Optionees, who may include Mr. Beck and other members of the Company's management, as an incentive to continue service for the Company. It is the current intent of the Optionees to transfer their rights under the Option Agreement to the Company.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
Island Pacific, Inc. and subsidiaries

We have audited the accompanying consolidated balance sheets of Island Pacific, Inc. (formerly known as SVI Solutions, Inc.) and subsidiaries as of March 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Island Pacific, Inc. and subsidiaries as of March 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note 7 to the consolidated financial statements, the Company adopted SFAS 142 effective April 1, 2002 and ceased amortization of goodwill.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 30, 2003

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Island Pacific, Inc. and subsidiaries:

We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of Island Pacific, Inc. (formerly known as SVI Solutions, Inc.) and subsidiaries (collectively, the "Company") (a majority owned subsidiary of Softline Limited) for the year ended March 31, 2001. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated statements present fairly, in all material respects, the results of the Company's operations and its cash flows for the year ended March 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying statements have been prepared assuming that the Company will continue as a going concern. The Company's recurring losses from operations and negative working capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
July 13, 2001


ISLAND PACIFIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS


                                                                                     MARCH 31,      MARCH 31,
                                                                                        2003           2002
                                                                                     ---------      ---------
                                                                               (in thousands, except share amounts)
ASSETS
Current assets:
     Cash and cash equivalents                                                       $  1,319       $  1,309
     Accounts receivable, net of allowance for doubtful
         accounts of $372 and $446, respectively                                        3,974          1,946
     Other receivables, including $3 and $31 from related parties, respectively            97            255
     Inventories                                                                           91            126
     Current portion - non-compete agreements                                             917            917
     Net assets from discontinued operations                                              309             --
     Prepaid expenses and other current assets                                            225            150
                                                                                     ---------      ---------
              Total current assets                                                      6,932          4,703

Property and equipment, net                                                               380            641
Purchased and capitalized software, net                                                14,804         17,612
Goodwill, net                                                                          14,795         15,422
Non-compete agreements, net                                                               668          1,585
Other assets                                                                               58             42
                                                                                     ---------      ---------
              Total assets                                                           $ 37,637       $ 40,005
                                                                                     =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Debt due to stockholders                                                        $  1,320       $    618
     Current portion of long-term debt                                                    649            435
     Accounts payable                                                                   2,941          1,497
     Accrued expenses                                                                   4,517          3,864
     Deferred revenue                                                                   1,561          3,528
     Income tax payable                                                                    --             98
                                                                                     ---------      ---------
              Total current liabilities                                                10,988         10,040

Term loans refinanced in July 2002                                                         --          6,472
Convertible notes due to stockholders                                                      --          1,421
Convertible debentures                                                                  2,726             --
Other long-term liabilities                                                                81            120
                                                                                     ---------      ---------
              Total liabilities                                                        13,795         18,053
                                                                                     ---------      ---------

Commitments and contingencies (Note 12)

Stockholders' equity:
     Preferred stock, $.0001 par value; 5,000,000 shares authorized; Series A
         Convertible Preferred stock, 7.2% cumulative convertible 141,100 shares authorized and outstanding with a stated value of $100 per
         share, dividends in arrears of $1,269 and $254                                14,100         14,100
     Committed common stock - 2,500,000 shares                                          1,383             --
     Common stock, $.0001 par value; 100,000,000 shares authorized;
         42,199,632 and 38,993,609 shares issued and 31,499,632 and
         28,293,609 shares outstanding                                                      4              4
     Additional paid-in capital                                                        57,751         54,685
     Retained (deficit) earnings                                                      (40,490)       (37,772)
     Treasury stock, at cost - 10,700,000 shares                                       (8,906)        (8,580)
     Shares receivable                                                                     --           (485)
                                                                                     ---------      ---------
              Total stockholders' equity                                               23,842         21,952
                                                                                     ---------      ---------
              Total liabilities and stockholders' equity                             $ 37,637       $ 40,005
                                                                                     =========      =========

                                    The accompanying notes are an integral
                               part of these consolidated financial statements.

ISLAND PACIFIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                        YEAR ENDED MARCH 31,
                                                                             ---------------------------------------
                                                                                2003           2002           2001
                                                                             ---------      ---------      ---------
                                                                              (in thousands, except per share data)
Net sales                                                                    $ 22,296       $ 26,715       $ 28,049
Cost of sales                                                                   8,045         11,003         10,815
                                                                             ---------      ---------      ---------
              Gross profit                                                     14,251         15,712         17,234
                                                                             ---------      ---------      ---------
Expenses:
    Application development                                                     4,643          4,203          5,333
    Depreciation and amortization                                               4,148          6,723          8,299
    Selling, general and administrative                                         8,072         12,036         16,985
    Impairment of capitalized software and goodwill                                --             --          6,519
    Impairment of note receivable received in
         connection with the sale of IBIS Systems Limited                          --             --          7,647
                                                                             ---------      ---------      ---------
              Total expenses                                                   16,863         22,962         44,783
                                                                             ---------      ---------      ---------

Loss from operations                                                           (2,612)        (7,250)       (27,549)

Other income (expense):
    Interest income                                                                 1              7            620
    Other income (expense)                                                         24            (56)            74
    Interest expense, including $128, $1,988 and $1,391 to
         related parties                                                       (1,088)        (3,018)        (3,043)
                                                                             ---------      ---------      ---------
              Total other expense                                              (1,063)        (3,067)        (2,349)
                                                                             ---------      ---------      ---------

Loss before provision (benefit) for income taxes                               (3,675)       (10,317)       (29,898)

    Provision (benefit) for income taxes                                           11              2         (4,778)
                                                                             ---------      ---------      ---------
Loss before extraordinary item and change in accounting principle              (3,686)       (10,319)       (25,120)

    Extraordinary item - Gain on debt forgiveness, net of taxes                 1,476             --             --
    Cumulative effect of changing accounting principle - Goodwill
         valuation under SFAS 142                                                (627)            --             --
                                                                             ---------      ---------      ---------
Loss from continuing operations                                                (2,837)       (10,319)       (25,120)

Discontinued operations:
    Income (loss) from operations of SVI Training Products, Inc., net
         of estimated income tax expense (benefit) of ($57), $37 and $1           119            220            (79)
    Loss from Australian operations, net of estimated income taxes
         benefit of $0 and ($833)                                                  --         (4,559)        (3,746)
                                                                             ---------      ---------      ---------
Income (loss) from discontinued operations                                        119         (4,339)        (3,825)
                                                                             ---------      ---------      ---------

Net loss                                                                       (2,718)       (14,658)       (28,945)
    Cumulative preferred dividends                                              1,015            254             --
                                                                             ---------      ---------      ---------
Net loss available to common stockholders                                    $ (3,733)      $(14,912)      $(28,945)
                                                                             =========      =========      =========

Basic and diluted earnings (loss) per share:
    Loss before change in accounting principle                               $  (0.12)      $  (0.29)      $  (0.72)
    Gain on debt forgiveness                                                     0.05             --             --
    Loss from change in accounting principle                                    (0.02)            --             --
                                                                             ---------      ---------      ---------
    Loss from continuing operations                                             (0.09)         (0.29)         (0.72)
    Discontinued operations                                                        --          (0.12)         (0.11)
    Cumulative preferred dividends                                               0.03           0.01             --
                                                                             ---------      ---------      ---------
         Net loss available to common stockholders                           $  (0.12)      $  (0.42)      $  (0.83)
                                                                             =========      =========      =========


Basic and diluted weighted average common shares outstanding                   29,599         35,698         34,761
                                                                             =========      =========      =========

                                         The accompanying notes are an integral
                                    part of these consolidated financial statements.
                                                          F-20

ISLAND PACIFIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                                 ACCUMULATED
                                                      ADDITIONAL                        RETAINED      OTHER          OTHER
                                  PREFERRED   COMMON   PAID-IN    TREASURY   SHARES     EARNINGS  COMPREHENSIVE  COMPREHENSIVE
                                    STOCK     STOCK    CAPITAL     STOCK   RECEIVABLE   DEFICIT)      LOSS           LOSS      TOTAL
                                  -------------------------------------------------------------------------------------------------
                                                             (in thousands, except share amounts)

Balance, April 1, 2000                       $   3  $  53,454   $(4,306)             $   5,831                $   (1,485) $  53,497
Exercise of stock options                                 792                                                                  792
Income tax benefit on stock options
   Exercised                                               84                                                                   84
Compensation expense for stock
   Options                                                 28                                                                   28
Issuance of common stock warrants
   For services                                             6                                                                    6
Issuance of common stock (net of
   financing costs of $40,035)                   1      2,460                                                                2,461
Issuance of common stock (net of
   $286,000 late registration fees)                       214                                                                  214
Issuance of common stock for
   Services                                                70                                                                   70
Comprehensive loss:
   Net loss                                                                            (28,945)  $  (28,945)                (28,945)
   Other comprehensive loss:
   Translation adjustment                                                                            (1,214)      (1,214)    (1,214)
                                                                                                 -----------
     Comprehensive loss                                                                          $  (30,159)
                                  ---------- ------ ---------- --------- ----------  ---------- ============= ----------- ----------
Balance, March 31, 2001                      $   4  $  57,108   $(4,306)             $ (23,114)               $   (2,699) $  26,993


Issuance of common stock for
   services and severance payments                        441                                                                  441
Common stock to be returned                               485            $    (485)                                             --
Compensation expense for
  warrants granted                                        579                                                                  579
Interest charges on convertible
  notes due to stockholders                               438                                                                  438
Warrants issued for late effectiveness
  of the registration for common
  stock sold in a private
  placement in fiscal 2001                                711                                                                  711
Offering costs                                           (711)                                                                (711)
Liquidated damages for late
  effectiveness of the
  registration statement                                  (60)                                                                 (60)
Issuance of Series A Preferred stock
  in exchange for common stock,
  sale of IBIS note receivable and
  settlement of Softline note
  payable                         $  14,100                      (8,580)                                                     5,520
Retired treasury stock                                 (4,306)    4,306                                                         --

                                                                                (Continued)

                                              The accompanying notes are an integral
                                         part of these consolidated financial statements.
                                                               F-21

ISLAND PACIFIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)


                                                                                                                  ACCUMULATED
                                                                                                          OTHER     OTHER
                                                                 ADDITIONAL                    RETAINED   COMPRE-   COMPRE-
                                      PREFERRED COMMITTED COMMON  PAID-IN  TREASURY   SHARES   EARNINGS   HENSIVE  HENSIVE
                                        STOCK     STOCK    STOCK  CAPITAL   STOCK   RECEIVABLE (DEFICIT)   LOSS      LOSS    TOTAL
                                      ----------------------------------------------------------------------------------------------
                                                                     (in thousands, except share amounts)
Comprehensive loss:
  Net loss                                                                                     (14,658) $(14,658)           (14,658)
  Other comprehensive loss:
     Disposal of Australian operation                                                                         --    2,699     2,699
                                                                                                        ---------
     Comprehensive loss                                                                                 $(14,658)
                                       --------- -------- ------- --------- -------- -------- ---------           -------- ---------
Balance, March 31, 2002                $ 14,100           $    4  $ 54,685  $(8,580) $  (485) $(37,772)           $    --  $ 21,952

Issuance of common stock for
   services and interest expense                                       761                                                      761
Issuance of common stock to
  payoff a stockholder's note payable                                  388                                                      388
Issuance of common stock and
  convertible note to payoff term loan                                 787                                                      787
Issuance of common stock for liquidated
  damage charge for late effectiveness of
  the registration statement                                            60                                                       60
Issuance of convertible note payable
  solely in common stock                           1,383                                                                      1,383
Common stock returned                                                 (474)              485                                     11
Compensation expense for warrants
  and options granted                                                   32                                                       32
Interest charges on convertible notes
  due to major customer                                                879                                                      879
Offering costs                                                        (708)                                                    (708)
Interest charges on convertible debentures                           1,341                                                    1,341
Adjustment to cost of treasury stock                                           (326)                                           (326)
Comprehensive loss
  Net loss                                                                                      (2,718) $ (2,718)            (2,718)
                                                                                                        ---------
     Comprehensive loss                                                                                 $ (2,718)
                                      ---------- -------- ------- --------- -------- -------- --------- ==========-------- ---------
Balance, March 31, 2003               $  14,100  $ 1,383  $    4  $ 57,751  $(8,906) $    --  $(40,490)           $    --  $ 23,842
                                      ========== ======== ======= ========= ======== ======== =========           ======== =========

                                              The accompanying notes are an integral
                                         part of these consolidated financial statements.
                                                               F-22

ISLAND PACIFIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       YEAR ENDED MARCH 31,
                                                                               2003            2002           2001
                                                                             ---------      ---------      ---------
                                                                               (in thousands, except share amounts)

Cash flows from operating activities:
     Net loss                                                                $ (2,718)      $(14,658)      $(28,945)
     Adjustments to reconcile net loss to net cash provided
         by (used for) operating activities:
     Depreciation and amortization                                              4,148          7,069          9,540
     Cumulative effect of a change in accounting principle -
         Goodwill valuation under SFAS 142                                        627             --             --
     Impairment of note receivable                                                 --             --          7,647
     Impairment of intangible assets associated with discontinued
         operations                                                                --             --          8,886
     Gain on debt forgiveness                                                  (1,476)            --             --
     Loss on disposal of Training Products and Australian operations              129          3,171             --
     Compensation expense for stock options and warrants                            8            579            112
     Interest charges on convertible debt                                         171            438             --
     Common stock issued for services rendered, severance and
         interest payments                                                        115            245             --
     Deferred income tax provision                                                 --           (149)        (4,396)
     Loss on sale of furniture and equipment                                       --             64              3
     Changes in assets and liabilities, net of effects of acquisitions:
         Accounts receivable and other receivables                             (2,046)         2,548          5,126
         Accrued interest on note receivable                                       --             --           (555)
         Inventories                                                               24             61             (8)
         Prepaid expenses and other current assets                               (286)            60            157
         Accounts payable and accrued expenses                                  1,394         (1,892)         3,506
         Accrued interest on stockholders' loans and note payable                 853          2,295            944
         Deferred revenue                                                      (1,967)         1,642         (4,438)
         Income taxes payable                                                     (98)            98             --
                                                                             ---------      ---------      ---------
             Net cash provided by (used for) operating activities              (1,122)         1,571         (2,421)
                                                                             ---------      ---------      ---------

Cash flows from investing activities:
     Purchase of furniture and equipment                                          (67)          (301)          (534)
     Proceeds from sale of furniture and equipment                                 --             13             --
     Purchase of software and capitalized software development costs              (93)          (409)        (2,471)
                                                                             ---------      ---------      ---------
             Net cash used for investing activities                              (160)          (697)        (3,005)
                                                                             ---------      ---------      ---------

Cash flows from financing activities:
     Proceeds from issuance of common stock                                        --             --          3,754
     Increase (decrease) in amounts due to stockholders, net                     (287)          (844)         9,855
     Proceeds from lines of credit                                                 --             --          1,555
     Proceeds from committed stock                                              1,383             --             --
     Proceeds from convertible notes due to stockholders                           --          1,260             --
     Proceeds from convertible debentures                                       3,500             --             --
     Proceeds from short-term loan from related party                             120             --             --
     Payments on term loans                                                    (3,303)        (1,243)       (13,231)
     Payments on short-term loan from related party                              (120)            --             --
                                                                             ---------      ---------      ---------
             Net cash provided by (used for) financing activities               1,293           (827)         1,933
                                                                             ---------      ---------      ---------

                                                                                                         (Continued)

                                         The accompanying notes are an integral
                                    part of these consolidated financial statements.
                                                          F-23

ISLAND PACIFIC, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


                                                                                        YEAR ENDED MARCH 31,
                                                                               2003          2002          2001
                                                                             --------      --------      --------
                                                                                (in thousands, except share amounts)

Effect of exchange rate changes on cash                                           (1)           (5)          (78)
                                                                             --------      --------      --------

Net increase (decrease) in cash and cash equivalents                              10            42        (3,571)
Cash and cash equivalents, beginning of year                                   1,309         1,267         4,838
                                                                             --------      --------      --------
Cash and cash equivalents, end of year                                       $ 1,319       $ 1,309       $ 1,267
                                                                             ========      ========      ========


Supplemental disclosure of non-cash information:
     Interest paid                                                           $   492       $ 1,194       $ 1,990
     Income taxes paid                                                       $    40            --       $   665

Supplemental disclosure of non-cash investing and financing activities:
     Issued 1,000,000 shares of common stock for part of term loan
         payoff                                                              $   788            --            --
     Issued 1,010,000 shares of common stock to payoff a shareholder's
         loan                                                                $   388            --            --
     Issued 38,380 shares of common stock for services to be provided             --       $    31            --
         629,500 shares of common stock returned for service contract
         canceled after shares were issued                                   $  (474)      $   485            --
     Issuance of 141,000 shares of Series A Preferred Stock and
     Transfer of note receivable received from the sale of
         IBIS Systems Limited in exchange for 10,700,000 shares
         of common stock and settlement of Softline note payable                  --       $ 5,520            --
     Issued 1,223,580, 168,208 and 54,845 shares of common stock for
         services rendered and interest payments                             $   657       $   165       $    70
     Issued 500,000 shares of common stock for $214,000 in cash and $286,000 in accrued costs related to penalty for
         late effectiveness of the registration statement                         --            --       $   286
     Issued 140,000 shares of common stock for accrued liquidated
         damages for late effectiveness of the registration statement        $    60            --            --
     Issued 5,000 warrants in connection with an equity financing                 --            --       $     8

                                                                                                     (Concluded)

                                    The accompanying notes are an integral
                               part of these consolidated financial statements.

ISLAND PACIFIC, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BUSINESS CONDITIONS - We are a leading provider of software solutions and services to the retail industry. We provide high value innovative solutions that help retailers understand, create, manage and fulfill consumer demand. Up until April 1, 2003, we also developed and distributed PC courseware and skills assessment products for both desktop and retail applications through our SVI Training Products subsidiary. Our solutions and services have been developed specifically to meet the needs of the retail industry. Our solutions help retailers improve the efficiency and effectiveness of their operations and build stronger, longer lasting relationships with their customers. Effective April 1, 2003, we discontinued this line of business.

         PRINCIPLES OF CONSOLIDATION AND FINANCIAL STATEMENT PRESENTATION - The consolidated financial statements include the accounts of Island Pacific, Inc. and our wholly-owned subsidiaries, SVI Retail, Inc., Sabica Ventures, Inc. and SVI Training Products, Inc. ("Training Products)", based in U.S., and SVI Retail (Pty) Limited based in Australia. The Australian subsidiary ceased operations effective February 2002 and the Training Products was sold effective April 1, 2003 (see Note 3). All material intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements are stated in U.S. dollars and are prepared under accounting principles generally accepted in the United States.

         RECLASSIFICATIONS - Certain amounts in the prior periods have been reclassified to conform to the presentation for the fiscal year ended March 31, 2003. Such reclassifications did not have any effect on losses reported in prior periods.

         ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS - Cash and cash equivalents include cash and highly liquid investments with original maturities of not more than three months.

         FAIR VALUE OF FINANCIAL INSTRUMENTS - The fair value of short-term financial instruments, including cash and cash equivalents, trade accounts receivable, other receivables, prepaid expenses, other assets, accounts payable, accrued expenses, lines of credit and demands due to stockholders approximate their carrying amounts in the financial statements due to the short maturity of and/or the variable nature of interest rates associated with such instruments.

         The fair value of the long-term note receivable is discussed in Note 5.

         The amounts shown for term loans and convertible notes due to stockholders approximate fair value because current interest rates offered to the Company for debt of similar maturity are substantially the same or the difference is immaterial.

         INVENTORIES - Inventories consist of finished goods and are stated at the lower of cost or market, on a first-in, first-out basis.

         PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, generally ranging from 4 to 10 years.

         Leasehold improvements are amortized using the straight-line method, over the shorter of the life of the improvement or lease term. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized.

         GOODWILL - Goodwill represents the excess of cost over the fair value of net assets acquired. Beginning April 1, 2002, we adopted Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") and ceased amortization of goodwill recorded in business combinations prior to June 30, 2001 (see Note 8). We review goodwill for impairment at least annually or on an interim basis if an event occurs or circumstances change that could indicate that its value has diminished or been impaired. Goodwill was amortized using the straight-line method over various periods not exceeding 10 years. As described in Note 8 to the consolidated financial statements, effective April 1, 1999, we revised our estimate of the useful life of goodwill from twenty years to ten years.

         PURCHASED AND CAPITALIZED SOFTWARE COSTS - Pursuant to the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," we capitalize internally developed software and software purchased from third parties if the related software product under development has reached technological feasibility or if there are alternative future uses for the purchased software. These costs are amortized on a product-by-product basis typically over three to ten years using the greater of the ratio that current gross revenue for a product bears to the total of current and anticipated future gross revenue for that product or the straight-line method over the remaining estimated economic life of the product. At each balance sheet date, we evaluate on a product-by-product basis the unamortized capitalized cost of computer software compared to the net realizable value of that product. The amount by which the unamortized capitalized costs of a computer software product exceed its net realizable value is written off (see Note 7).

         NON-COMPETE AGREEMENTS - Non-compete agreements represent agreements to retain key employees of acquired subsidiaries for a certain period of time and prohibit those employees from competing with us within a stated period of time after terminating employment with us. The amounts incurred are capitalized and amortized over the life of the agreements, generally ranging from two to six years.

         IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF
         - We adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment of disposal of long-lived assets, and supercedes Statement Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 144 applies to all long-lived assets (including discontinued operations) and consequently amends APB Opinion 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS 144 develops one accounting model for long-lived assets that are to be disposed of by sale. SFAS 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book value or fair value cost to sell. Additionally SFAS 144 expands the scope of discontinued operations to include all components of an entity with operations that (1) can be distinguished from the rest of the entity and (2) will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS 144 is effective for fiscal years beginning after December 15, 2001. The accounting prescribed in SFAS 144 was applied in connection with the disposal of the Australian operations in fiscal 2002 and the Training Products subsidiary sold on April 1, 2003.

         Prior to the adoption of SFAS 144, we evaluated our long-lived assets for impairment whenever events or changes in circumstances indicated that the carrying amount of such assets or intangibles might not be recoverable. Recoverability of assets to be held and used was measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets were considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeded the fair value of the assets (see Notes 4, 7, 8 and 9). Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

         REVENUE RECOGNITION - We license software under non-cancelable agreements and provide related services, including consulting and customer support. We recognize revenue in accordance with Statement of Position 97-2 (SOP 97-2), Software Revenue Recognition, as amended and interpreted by Statement of Position 98-9, Modification of SOP 97-2, Software Revenue Recognition, with respect to certain transactions, as well as Technical Practice Aids issued from time to time by the American Institute of Certified Public Accountants.

         Software license revenue is generally recognized when a license agreement has been signed, the software product has been delivered, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable, and collection is considered probable. If a software license contains an undelivered element, the fair value of the undelivered element is deferred and the revenue recognized once the element is delivered. In addition, if a software license contains customer acceptance criteria or a cancellation right, the software revenue is recognized upon the earlier of customer acceptance or the expiration of the acceptance period or cancellation right. Typically, payments for our software licenses are due in installments within twelve months from the date of delivery. Where software license agreements call for payment terms of twelve months or more from the date of delivery, revenue is recognized as payments become due and all other conditions for revenue recognition have been satisfied. Deferred revenue consists primarily of deferred license, prepaid services revenue and maintenance support revenue.

         Consulting services are separately priced, are generally available from a number of suppliers, and are not essential to the functionality of our software products. Consulting services, which include project management, system planning, design and implementation, customer configurations, and training are billed on both an hourly basis and under fixed price contracts. Consulting services revenue billed on an hourly basis is recognized as the work is performed. On fixed price contracts, consulting services revenue is recognized using the percentage of completion method of accounting by relating hours incurred to date to total estimated hours at completion. We have from time to time provided software and consulting services under fixed price contracts that require the achievement of certain milestones. The revenue under such arrangements is recognized as the milestones are achieved.

         Customer support services include post contract support and the rights to unspecified upgrades and enhancements. Maintenance revenues from ongoing customer support services are billed on a monthly basis and recorded as revenue in the applicable month, or on an annual basis with the revenue being deferred and recognized ratably over the maintenance period. If an arrangement includes multiple elements, the fees are allocated to the various elements based upon vendor-specific objective evidence of fair value.

         REIMBURSABLE OUT-OF-POCKET EXPENSES - We adopted Financial Accounting Standards Board Emerging Issues Task Force No. 01-14 ("EITF 01-14"), "Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred". EITF 01-14 establishes that reimbursements received for out-of-pocket expenses should be reported as revenue in the income statement. Through March 31, 2002, we classified reimbursed out-of-pocket expenses as a reduction in cost of consulting services. The adoption of EITF 01-14 increased reported net sales and cost of sales; however, it did not affect the net income or loss in any post or future periods. Reimbursed expenses of $615,000 have been classified in both net sales and cost of sales for the year ended March 31, 2003 and we have reclassified reimbursed expenses of $1.1 million and $1.9 million to net sales and cost of sales in the consolidated statements of operations for the years ended March 31, 2002 and 2001, respectively.

         NET INCOME (LOSS) PER SHARE - As required by Statement of Financial Accounting Standards No. 128, "Earnings per Share," we have presented basic and diluted earnings per share amounts. Basic earnings per share is calculated based on the weighted-average number of shares outstanding during the year, while diluted earnings per share also gives effect to all potential dilutive common shares outstanding during the year such as stock options, warrants and contingently issuable shares.

         INCOME TAXES - We utilize Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

         TRANSLATION OF FOREIGN CURRENCY - The financial position and results of operations of our foreign division are measured using local currency as the functional currency. Revenues and expenses of such division have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange at the balance sheet date. Transaction gains and losses are deferred as a separate component of stockholders' equity, unless there is a sale or complete liquidation of the underlying foreign investments. Aggregate foreign currency transaction gains and losses are included in determining net earnings.

         ADVERTISING AND PROMOTIONAL EXPENSES - Advertising and promotional expenses are charged to expense as incurred and amounted to $60,000, $38,000 and $198,000 for the years ended March 31, 2003, 2002 and 2001, respectively.

         COMPREHENSIVE INCOME - We utilize Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities and are included as a component of stockholders' equity.

         STOCK-BASED COMPENSATION - As permitted under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", we account for costs of stock based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and accordingly, discloses the pro forma effect on net income (loss) and related per share amounts using the fair-value method defined in SFAS No. 123.

         In April 2000, the FASB issued FASB Interpretation (FIN) No. 44, "Accounting for Certain Transactions Involving Stock Compensation and Interpretation of APB No. 25," which is effective July 1, 2000 except for certain conclusions which cover specific events after either December 15, 1998 or January 12, 2000. FIN No. 44 clarifies the application of APB No. 25 related to modifications of stock options, changes in grantee status, and options issued on a business combination, among other things. The adoption of FIN No. 44 did not have a significant impact on the consolidated financial position or results of operations.

         CONCENTRATIONS - We maintain cash balances and short-term investments at several financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. As of March 31, 2003, the uninsured portion of these balances held at financial institutions aggregated to approximately $1.2 million. We have not experienced any losses in such accounts and believe it is not exposed to any significant credit risk on cash and cash equivalents.

         For the fiscal years ended March 31, 2003, 2002 and 2001, sales to one customer accounted for 31%, 47% and 33%, respectively, of total consolidated net sales. As of March 31, 2003 and 2002, our trade receivables from this customer accounted for 43% and 40%, respectively, of total consolidated receivables. As of March 31, 2003 and 2002, deferred revenues from this customer accounted for 0% and 48%, respectively, of total consolidated deferred revenue.

         RECENT ACCOUNTING PRONOUNCEMENTS - In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145 ("SFAS 145"), "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies, and simplifies existing accounting pronouncements. This statement rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4 and is no longer necessary as SFAS No. 4 has been rescinded. SFAS No. 44 has been rescinded as it is no longer necessary. SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions to be accounted for in the same manner as sale-lease transactions. This statement also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. The accounting prescribed in SFAS 145 was applied in connection with the gain from extinguishment of our debt to Union Bank of California.

         In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146 ("SFAS 146"), "Accounting for Costs Associated with Exit or Disposal Activities". SFAS 146 replaces current accounting literature and requires the recognition of costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. The provisions of the SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. We do not expect adoption of SFAS No. 146 to have a significant effect on our results of operations or financial condition.

         In October 2002, the FASB issued Statement of Financial Accounting Standards No. 147 ("SFAS 147"), "Acquisition of certain Financial Institutions". SFAS 147 removes the requirement in SFAS 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets, to include certain financial institution related intangibles. This statement is not likely to have any impact on our consolidated financial statements.

         In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 ("SFAS 148"), "Accounting for Stock-Based Compensation-Transition and Disclosure". This Statement amends SFAS 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of SFAS 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. We will provide the comparative interim pro forma disclosures required by SFAS 148 beginning in first quarter ending June 30, 2003. SFAS 148 is not expected to have a material impact on the Company's financial statements.

         In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accountings and disclosure Requirements for Guarantees, Including Indirect Guarantees of the Indebtedness of Others", which clarifies the requirement of SFAS No. 5, "Accounting for Contingencies", relating to a guarantor's accounting for and disclosures of certain guarantee issues. FIN 45 was applied to our guarantee of a line of credit facility from National Australia Bank Limited to our former Australian subsidiary (see Note
         2).

         In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities". Variable interest entities are defined as entities with a level of invested equity that is not sufficient to fund future activities to permit it to operate on a stand alone basis. We do not participate in variable interest entities.

         In November 2002, the FASB reached consensus on Emerging Issues Task Force Issue No. 00-21 ("EITF No. 00-21"), "Accounting for Revenue Arrangements with Multiple Deliverables." In general, this issue addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. Specifically, this issue addresses how to determine whether an arrangement involving multiple deliverables contains more than one earnings process and, if so, how to divide the arrangement into separate units of accounting consistent with the identified earnings processes for revenue recognition purposes. This issue also addresses how arrangement consideration should be measured and allocated to the separate units of accounting in the arrangement. EITF Issue 00-21 is applicable to arrangements entered into after June 15, 2003. We do not believe the application of EITF Issuer 00-21 will have any material impact on our consolidated financial statements.

         In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149 ("SFAS 149"), "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 further clarifies accounting for derivative instruments. We believe the adoption of this statement will have no material impact on our consolidated financial statements.

         In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," ("SFAS 150"). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We do not believe the adoption of SFAS 150 will have a material impact on our consolidated financial statements.

2.       DISCONTINUED OPERATIONS

         Effective April 1, 2003, we sold our wholly-owned subsidiary, SVI Training Products, Inc. ("Training Products") to our former president of Training Products for the sale price of $180,000 plus earnout payments equal to 20% of the total gross revenues of Training Products in each of its next two fiscal years, to the extent the revenues in each of those years exceed certain target. We received a promissory note for the amount of $180,000 and the earnout payments, if any, will be made in quarterly installments following each fiscal year, bearing an annual interest rate of 5%. The sale of the Training Products subsidiary resulted in a loss of $129,000, net of estimated income taxes, which was accrued for at March 31, 2003. The operating results of Training Products are shown as discontinued operations with the prior period results restated. The operating results reflected in income (loss) from operations are summarized as follows:


         Year ended March 31,                          2003          2002          2001
                                                       ----          ----          ----

         Net sales                                   $   1,517       $ 1,537       $  1,516
         Income (loss) before taxes                  $     191       $   257       $    (80)
         Taxes (benefits) on loss                          (57)           37              1
         Net income (loss)                           $     248       $   220       $    (79)
         Net income per share of common stock        $    0.01       $  0.01       $     --

         Our Australian subsidiary maintained an AUS$1,000,000 (approximately US$510,000) line of credit facility with National Australia Bank Limited. The facility was secured by substantially all of the assets of the Australian subsidiary, and we have guaranteed all amounts owing on the facility. The facility became due in February of each year, but had renewed annually. In April 2001, we received a formal demand under the guarantee for the full AUS$971,000 (approximately US$495,000) then alleged by the bank to be due under the facility. Due to the declining performance of the Australian subsidiary, we decided in the third quarter of fiscal 2002 to sell certain assets of the Australian subsidiary to the former management of such subsidiary, and then cease Australian operations. Such sale was however subject to the approval of National Australia Bank, the subsidiary's secured lender. The bank did not approve the sale and the subsidiary ceased operations in February 2002. The bank caused a receiver to be appointed in April 2002 to sell substantially all of the assets of the Australian subsidiary and pursue collections on any outstanding receivables. The receiver proceeded to sell substantially all of the assets for $300,000 in May 2002 to the entity affiliated with former management, and is actively pursuing the collection of receivables. If the sale proceeds plus collections on receivables are insufficient to discharge the indebtedness to National Australia Bank, we may be called upon to pay the deficiency under our guarantee to the bank. We have accrued $187,000 as the maximum amount of our potential exposure. The receiver has also claimed that we are obligated to it for inter-company balances of $636,000, but we do not believe any amounts are owed to the receiver, who has not as of the date of this report acknowledged the monthly corporate overhead recovery fees and other amounts charged by us to the Australian subsidiary offsetting the amount claimed to be due.

         The disposal of the Australian subsidiary resulted in a loss of $3.2 million. The operating results of the Australian subsidiary are shown as discontinued operations with the prior period results restated. The operating results reflected in loss from discontinued operations are summarized as follows:

                                                            Year ended March 31,
                                                           2002              2001
                                                           ----              ----
         Net sales                                       $    2,363        $    4,959
         Income (loss) before taxes                      $   (1,056)       $   (4,580)
         Taxes (benefits) on loss                               332              (833)
         Net income (loss)                               $   (1,388)       $   (3,746)
         Net income (loss) per share of common stock     $    (0.04)       $   (0.11)


3.       ASSET IMPAIRMENT CHARGES

         In the fiscal year ended March 31, 2001, we evaluated the recoverability of the long-lived assets in accordance with the evaluation of our long-lived assets as described in Note 1. In determining the amount of impairment, we compared the net book value of the long-lived assets associated with the Australian operations, primarily consisting of recorded goodwill and software intangibles, to their estimated fair values. Fair values were estimated based on anticipated future cash flows of our operations consistent with the assets' remaining useful lives. The anticipated future cash flows were then discounted at 13%, which approximates our interest rate on our amended and restated loan agreement in fiscal year ended March 31, 2001. Accordingly, we recorded impairment of goodwill of $2.3 million and capitalized software of $6.6 million, of which $2.4 million was classified as discontinued operations, in the fiscal year ended March 31, 2001.

         We also recorded an impairment charge to our note receivable in the fiscal year ended March 31, 2001 (See Note 4).

4.       NOTE RECEIVABLE

         In connection with the sale of our United Kingdom subsidiary, IBIS Systems Limited ("IBIS") to Kielduff Investments Limited ("Kielduff") in the fourth quarter of fiscal 1999, we recorded a note receivable (the "Note") of $13.6 million. The Note bore interest at 2% over the base prime rate for United States dollar deposits quoted by the Hong Kong Shanghai British Columbia Bank plc, and principal and interest were originally due October 1, 1999. In September 1999, the Note was extended to February 15, 2000 to allow Kielduff sufficient time to complete a combination of several companies under a common name, Integrity Software, Inc. ("Integrity"), and register this newly formed entity for trading on a United States exchange. The Note was further extended to November 15, 2000 to accommodate the registration and underwriting process related to Integrity. In September 2000, we discontinued accruing interest on the Note. The Note was secured by approximately 11% of the outstanding shares of Integrity. We also had the right to convert all sums due from Kielduff into shares of Integrity at our option. We did not exercise our option to convert any amount of the Note into shares of Integrity. Kielduff did not pay the Note on the November 15, 2000 due date. Given our lack of ability to enforce collection on the due date, we classified the Note as long term. We engaged Business Valuation Services, Inc. ("BVS") to perform an analysis of the fair value of the Note's underlying collateral at each quarter during fiscal year 2001. After consideration of the BVS reports and other relevant data, we concluded that the fair value of the collateral underlying the Note was impaired. Thus, during the fiscal year ended March 31, 2001, we recorded an impairment of $7.6 million. The carrying value of the Note at March 31, 2001 was $7.0 million.

         Effective January 1, 2002, we transferred the Note to Softline Limited ("Softline"), a major stockholder, in connection with an integrated series of transactions with Softline (see Notes 10 and 13). The transactions with Softline were as follows:

         1. We transferred to Softline the note received in connection with the sale of IBIS.
         2. We issued to Softline 141,000 shares of newly-designated Series A Convertible Preferred Stock ("Series A Preferred").
         3. In consideration of the above, Softline released us from our obligations related to the note payable due to Softline. Softline also transferred to us 10,700,000 shares of our common stock.

         No gain or loss was recognized in connection with the disposition of the Note or the other components of the transactions.

5.       PROPERTY AND EQUIPMENT

         Property and equipment at March 31, 2003 and 2002 consisted of the following (in thousands):

                                                                 2003              2002
                                                            --------------    --------------
         Computer equipment and purchased software          $       2,321     $       2,299
         Furniture and fixtures                                       474               473
         Leasehold improvements                                       406               400
                                                            --------------    --------------
                                                                    3,201             3,172
         Less accumulated depreciation and amortization             2,821             2,531
                                                            --------------    --------------
             Total                                          $         380     $         641
                                                            ==============    ==============

         Depreciation and amortization expense from continuing operations for the fiscal years ended March 31, 2003, 2002 and 2001 was $330,000, $520,000 and $698,000, respectively. Depreciation and amortization expense from discontinued operations for the fiscal years ended March 31, 2003, 2002 and 2001 was $0, $46,000 and $173,000, respectively.

6.       CAPITALIZED SOFTWARE

         Capitalized software at March 31, 2003 and 2002 consisted of the following (in thousands):

                                                                  2003             2002
                                                            --------------    --------------
         Software                                           $      28,221     $      28,128
         Less accumulated amortization                             13,417            10,516
                                                            --------------    --------------
         Total                                              $      14,804     $      17,612
                                                            ==============    ==============

         Amortization expense from continuing operations for the fiscal years ended March 31, 2003, 2002 and 2001 was $2.9 million, $2.9 million and $3.4 million, respectively. Amortization expense from discontinued operations for the fiscal years ended March 31, 2002 and 2001 was $300,000 and $751,000, respectively. We recorded an impairment of $6.6 million to the capitalized software associated with our discontinued Australian subsidiary in fiscal 2001, of which $2.4 million was classified as discontinued operations (see Note 2).

7.       GOODWILL

         Effective April 1, 1999, in evaluating the economic benefit and useful lives of goodwill obtained in connection with our acquisition of Divergent Technologies Pty. Ltd., Chapman Computers Pty. Ltd., Applied Retail Solutions, Inc. and Island Pacific Systems Corporation, management determined that the period of amortization should be revised from twenty years to ten years. Accordingly, the unamortized cost of such assets at April 1, 1999 have been allocated to the reduced number of remaining periods in the revised useful life.

         We adopted SFAS 142 effective April 1, 2002 and ceased amortization of goodwill we recorded in business combinations prior to June 30, 2001. SFAS 142 prohibits the amortization of goodwill and certain other intangible assets with indefinite useful lives but requires that these assets be reviewed for impairment at least annually or on an interim basis if an event occurs or circumstances change that could indicate that their value has diminished or been impaired. Other intangible assets continue to be amortized over their useful lives.

         Pursuant to SFAS 142, we completed the transitional analysis of goodwill impairment as of April 1, 2002 and recorded an impairment of $627,000 as a cumulative effect of a change in accounting principle in the quarter ended June 30, 2002. We also completed our annual test for goodwill impairment during fourth quarter 2003 and found no indication of impairment of the goodwill allocated to the individual reporting units. Accordingly, absent future indications of impairment, the next annual impairment test will be performed in fourth quarter 2004.

         We also evaluated the remaining useful lives of our intangible assets in the quarter June 30, 2002 and during the fourth quarter 2003. No adjustments have been made to the useful lives of our intangible assets.

         Goodwill at March 31, 2003 and 2002 consisted of the following (in thousands):

                                                  2003             2002
                                            --------------    --------------

         Cost                               $      21,288     $      21,915
         Less accumulated amortization              6,493             6,493
                                            --------------    --------------
         Total                              $      14,795     $      15,422
                                            ==============    ==============

         The amortization expense for twelve months ended March 31, 2003, 2002 and 2001 was zero, $2.2 million, and $2.6 million, respectively. We recorded an impairment to the goodwill associated with our discontinued Australian subsidiary of approximately $2.3 million at March 31, 2001 (see Note 2).

         The following table reconciles net loss and loss per share as reported for the years ended March 31, 2003, 2002 and 2001 to net loss and loss per share as adjusted to exclude amortization expense, net of taxes, related to goodwill that are no longer being amortized (in thousands).

                                                 YEAR ENDED     YEAR ENDED     YEAR ENDED
                                                  MARCH 31,      MARCH 31,      MARCH 31,
                                                    2003           2002           2001
                                                 ---------      ---------      ---------
         Reported net loss                       $ (2,718)      $(14,658)      $(28,945)
         Add back:  Goodwill amortization              --          2,220          2,618
                                                 ---------      ---------      ---------
         Adjusted net loss                       $ (2,718)      $(12,438)      $(26,327)
                                                 =========      =========      =========

         Basic and diluted loss per share:
         Reported net loss                       $  (0.09)      $  (0.41)      $  (0.83)
         Goodwill amortization                         --           0.06           0.07
                                                 ---------      ---------      ---------
         Adjusted net loss                       $  (0.09)      $  (0.35)      $  (0.76)
                                                 =========      =========      =========

         Basic and diluted weighted average
            common shares outstanding              29,599         35,698         34,761

8.       NON-COMPETE AGREEMENTS

         Non-compete agreements as of March 31, 2003 and 2002 are as follows (in thousands):

                                                      2003             2002
                                                --------------    --------------

              Cost                              $       6,986     $       6,986
              Less accumulated amortization             5,401             4,484
                                                --------------    --------------
              Total                                     1,585             2,502

              Current portion                             917               917
                                                --------------    --------------
              Long-term portion                 $         668     $       1,585
                                                ==============    ==============

         The amortization expense for the twelve months ended March 31, 2003, 2002 and 2001 was $917,000, $1.1 million and $1.6 million, respectively.

9.       TERM LOANS

         TERM LOAN DUE TO BANK

         Our term loans at March 31, 2003 and 2002 consist of the following (in thousands):

                                                               2003             2002
                                                         --------------    --------------
         Term loans payable to bank                      $          --     $       6,907
         Less term loans payable to bank classified
         as long-term as discussed below                            --             6,472
                                                         --------------    --------------
         Current portion of term loans                   $          --     $         435
                                                         ==============    ==============

         Effective June 29, 2001, the term loan was amended and restated. Under the restated term loan agreement, the Bank extended the maturity date to May 1, 2002. The restated agreement also provided for us, at our option, to receive a further extension of six months (i.e., until November 1, 2002), subject to certain conditions. Interest on the term loan accrued and was payable monthly at a rate per annum equal to the Bank's reference rate plus five percentage points. The restated agreement included affirmative covenants regarding our maintaining and obtaining certain financial ratios. We were required to make monthly principal payments of $50,000 starting October 1, 2001.

         On March 18, 2002, the loan agreement was amended to release certain collateral from the pledge to the Bank, and to instead pledge to the Bank 10,700,000 shares of our common stock surrendered by Softline in the related recapitalization transactions with Softline described in Notes 4, 9 and 13. The release collateral consisted of shares of capital stock of our Australian subsidiary, and the IBIS note and related shares of Integrity Software.

         On May 21, 2002, the Bank further amended the loan agreement to extend the maturity date to May 1, 2003 and to revise other terms and conditions. We agreed to pay to the Bank $100,000 as a loan extension fee, payable in four monthly installments of $25,000 each commencing on June 30, 2002. If we failed to pay any installment when due, the loan extension fee increased to $200,000, and the monthly payments increased accordingly. We also agreed to pay all overdue interest and principal by June 30, 2002, and to pay monthly installments of $24,000 commencing on June 30, 2002 and ending April 30, 2003 for the Bank's legal fees.

         We were not able to make the payments required in June 2002. We were also out of compliance with certain financial covenants as of June 28, 2002. Effective July 15, 2002, the Bank further amended the restated term loan agreement, and waived the then existing defaults. Under this third amendment to the restated agreement, the Bank agreed to waive the application of the additional 2% interest rate for late payments of principal and interest, and to waive the additional $100,000 refinance fee required by the second amendment. The Bank also agreed to convert $361,000 in accrued and unpaid interest and fees to term loan principal, and we executed a new term note in total principal amount of $7.2 million. We were required to make a principal payment of $35,000 on October 15, 2002, principal payments of $50,000 on each of November 15, 2002 and December 15, 2002, and consecutive monthly principal payments of $100,000 each on the 15th day of each month thereafter through August 15, 2003. The entire amount of principal and accrued interest was due August 31, 2003. The Bank also agreed to eliminate certain financial covenants and to ease others, and we were in compliance with the revised covenants.

         On January 2, 2003, we issued a warrant to an affiliate of the Bank to purchase up to 1.5 million shares of our common stock for $0.01 per share. The warrant was exercisable for shares equal to 1% of our outstanding common stock on January 2, 2003, and would become exercisable for shares equal to an additional 0.5% of outstanding common stock on the first day of each month thereafter, until it was exercisable for the full 4.99% of the outstanding common stock. The warrant would not become exercisable to the extent that the Company discharged in full the Bank indebtedness prior to a vesting date.

         On March 31, 2003, we entered into a Discounted Loan Payoff Agreement with the Bank. Under this agreement, we paid the Bank $2.8 million from the sale of 9% convertible debentures to certain investors (see Note
         10). We also issued to the Bank 1 million shares of our common stock, valued at $788,000, and a $500,000 one-year unsecured, non-interest bearing convertible note payable in either cash or stock, at our option. The cash payment, shares and convertible note were accepted by the Bank in full satisfaction of our debt to the Bank. The Bank also canceled the warrant to purchase 1.5 million shares of our common stock and returned all collateral held, including 10.7 million shares of our common stock pledged as security. The 10.7 million shares were canceled and retired in May 2003. In March 2003, the Board decided that the $500,000 convertible note will be converted solely for equity and will not be repaid in cash. However, as the conversion price cannot be determined at the date of this report; therefore, this convertible note has been reported as current liability as it becomes payable on March 31, 2004. In connection with the settlement of the debt to the Bank, we reported as extra-ordinary gain of $1.5 million.

         SUBORDINATED TERM LOAN DUE TO STOCKHOLDER

         During the second quarter of fiscal 2001, Softline loaned us $10 million for the purpose of making a $10 million principal reduction on the Bank term loan. This loan was unsecured and was subordinated to the term loan. The loan bore interest at 14% per annum, payable monthly, and had a stated due date of August 1, 2001. We did not pay monthly interest and had accrued $1.0 million interest as of March 31, 2001. There were no financial covenants or restrictions related to the Softline loan. Effective June 30, 2001, the terms of the loan with Softline were amended. Included in the amendment was an extension of the maturity date to November 1, 2002.

         We agreed to reimburse Softline for costs associated with this loan in the amount of $326,000, which was fully accrued for as of March 31, 2001 and was paid off in fiscal 2003. These costs were to be amortized over the initial 13-month life of the loan.

         Effective January 1, 2002, we entered into an integrated series of transactions with Softline where Softline agreed to release our obligations relating to this loan. For further discussion of the transactions with Softline (see Notes 4 and 13).

         During the fiscal year ended March 31, 2001, we borrowed $0.6 million from a subsidiary of Softline on a short-term basis (see Note 16).

         Interest expense included interest due to Softline and its subsidiary for the fiscal years ended March 31, 2003, 2002 and 2001 of $0, $1.3 million and $1.0 million, respectively. Interest expense for the fiscal years ended March 31, 2003, 2002 and 2001 also included interest due to other stockholders in the amount of $128,000, $56,000 and $130,000 respectively.

10.      CONVERTIBLE DEBT

         CONVERTIBLE NOTE DUE TO STOCKHOLDERS

         In May and June 2001, we entered into Subscription Agreements with a limited number of accredited investors related to existing stockholders for gross proceeds of $1.3 million. Each unit consisted of a convertible promissory note and warrants to purchase 250 shares of our common stock for each $1,000 borrowed by us. The holders of the notes had the option to convert the unpaid principal and interest at any time at a conversion price of $1.35. The notes matured on August 30, 2001 and earned interest at 12% per annum to be paid at maturity.

         The interest rate increased to 17% per annum on August 30, 2001 as a result of the non-payment on the maturity date.

         In accordance with generally accepted accounting principles, the difference between the conversion price of $1.35 and our stock price on the date of issuance of the notes was considered to be interest expense. It was recognized in the statement of operations during the period from the issuance of the debt to the time at which the debt first became convertible. We recognized interest expense of $191,000 in the accompanying statement of operations for the fiscal year ended March 31, 2002.

         Each warrant entitled the holder to purchase one share of our common stock at an exercise price of $1.50. The warrants were to expire three years from the date of issuance. We allocated the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants was determined to be $247,000 and was included in interest expense in the accompanying statement of operations for the year ended March 31, 2002.

         In July 2002, we agreed to amend the terms of the notes and warrants issued to these investors. The investors agreed to replace the existing notes with new notes having a maturity date of September 30, 2003. The interest rate on the new notes was reduced to 8% per annum, increasing to 13% in the event of a default in payment of principal or interest. We are required to pay accrued interest on the new notes calculated from July 19, 2002, in quarterly installments beginning September 30, 2002. The investors agreed to reduce accrued interest and late charges on the original notes by up to $16,000, and to accept the reduced amount in 527,286 shares of our common stock valued at $0.41 per share, which was the average closing price of the shares on the American Stock Exchange for the 10 trading days prior to July 19, 2002. The new notes are convertible at the option of the holders into shares of our common stock valued at $0.60 per share. We do not have the right to prepay the notes. In December 2002, the investors agreed to extend the payments of accrued interest to September 30, 2003.

         We also agreed that the warrants previously issued to the investors to purchase an aggregate of 3,033,085 shares of common stock at exercise prices ranging from $0.85 to $1.50, and expiring on various dates between December 2002 and June 2004, would be replaced by new warrants to purchase an aggregate of 1,600,000 shares at $0.60 per share, expiring July 19, 2007.

         We also agreed to file a registration statement with the Securities and Exchange Commission for the resale of all shares held by or obtainable by these investors. The registration statement was filed on May 12, 2003. In the event such registration statement is not declared effective by the SEC by June 30, 2003, we will be obligated to issue five-year penalty warrants for the purchase of 5% of the total number of registrable securities at an exercise price of $0.60 per share. For the first and second 30 day periods after June 30, 2003 in which the registration statement is not effective, we will be obligated to issue additional warrants for the purchase of 5% of the total number of registrable securities at an exercise price of $0.60 per share. For each 30 day period thereafter in which the registration statement is not effective, we will be obligated to issue additional penalty warrants for the purchase of 2.5% of total number of registrable securities at an exercise price of $0.60 per share. On June 27, 2003, the investors agreed to extend the due date for the effectiveness of the registration statement to July 31, 2003. No further penalty warrants will accrue from the original registration obligation to these investors (see Note 13).

         As of March 31, 2003 and 2002, the balance of these convertible notes was $1.3 million and $1.4 million, respectively, which included accrued interest of $70,000 and $171,000, respectively. Interest expense related to these convertible notes was $115,000 and $609,000 in the fiscal years ended March 31, 2003 and 2002, respectively.

         CONVERTIBLE DEBENTURES

         On March 31, 2003, we entered into a Securities Purchase Agreement for the sale to a group of investors convertible debentures, convertible into shares of our common stock at a conversion price of $1.02 per share, for the total proceeds of $3.5 million. $2.8 million of the proceeds were used to pay our debt to the Bank (see Note 9). The debentures mature in May 2005 and bear an interest rate of 9% per annum. Interest are payable on a quarterly basis beginning June 1, 2003, at our option, in cash or shares of common stock. If certain conditions are met, we have the right, but not the obligation, to redeem the debentures at 110% of their face value, plus accrued interest. Commencing in February 2004, we must redeem $219,000 per month of the debenture. Furthermore, if the daily volume weighted average price of our common stock on the American Stock Exchange exceeds $1.02 by more than 200% for 15 consecutive trading days, we will have the option to cause the investors to convert their debentures into common stock.

         In accordance with generally accepted accounting principles, the difference between the conversion price of $1.02 and our stock price on the date of issuance of the notes was considered to be interest expense. It was recognized in the statement of operations during the period from the issuance of the debt to the time at which the debt first became convertible. We recognized interest expense of $715,000 against the extra-ordinary gain of debt forgiveness, related to the payoff of our debt to the Bank, in the accompanying statement of operations for the fiscal year ended March 31, 2003.

         The investors also each received a warrant to purchase up to, in the aggregate, 1,572,858 shares of common stock with an exercise price equal to $1.02 per share. The warrants are to expire five years from the date of issuance. We allocated the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. The amount allocated to the warrants was determined to be $625,000 and will be amortized as interest expense over the life of the convertible debentures.

         As of March 31, 2003, the balance of these convertible debentures was as follows (in thousands):

                  Convertible debentures                      $         3,500
                  Less:  unamortized debt discount                        625
                                                              ----------------
                                                                        2,875
                  Current portion                                         149
                                                              ----------------
                  Long-term portion                           $         2,726
                                                              ================


11.      COMMITTED STOCK

         In May 2002, Toys "R" Us, Inc. ("Toys"), our major customer, agreed to invest $1.3 million for the purchase of a non-recourse convertible note and a warrant to purchase 2,500,000 shares of common stock. In connection with this transaction, Toys signed a two-year software development and services agreement (the "Development Agreement") that expires in February 2004. The purchase price is payable in installments through September 27, 2002. The note is non-interest bearing, and the face amount is either convertible into shares of common stock valued at $0.553 per share or payable in cash at our option, at the end of the term. The note is due May 29, 2009, or if earlier than that date, three years after the completion of the development project contemplated in the Development Agreement. We do not have the right to prepay the convertible note before the due date. The face amount of the note is 16% of the $1.3 million purchase price as of May 29, 2002, and increases by 4% of the $1.3 million purchase price on the last day of each succeeding month, until February 28, 2004, when the face amount is the full $1.3 million purchase price. The face amount will cease to increase if Toys terminates the Development Agreement for a reason other than our breach. The face amount will be zero if we terminate the Development Agreement due to an uncured breach by Toys of the Development Agreement. At March 31, 2003, we had received the full proceeds of $1.3 million and the face amount of the note is $774,000.

         The warrant entitles Toys to purchase up to 2,500,000 of shares of our common stock at $0.553 per share. The warrant is initially vested as to 400,000 shares as of May 29, 2002, and vests at the rate of 100,000 shares per month until February 28, 2004. The warrant will cease to vest if Toys terminates the Development Agreement for a reason other than our breach. The warrant will become entirely non-exercisable if we terminate the Development Agreement due to an uncured breach by Toys of the Development Agreement. Toys may elect a "cashless exercise" where a portion of the warrant is surrendered to pay the exercise price. At March 31, 2003, 1.4 million shares of the warrant are exercisable.

         The note conversion price and the warrant exercise price are each subject to a 10% reduction in the event of an uncured breach by us of certain covenants to Toys. These covenants do not include financial covenants. Conversion of the note and exercise of the warrant each require 75 days advance notice. We also granted Toys certain registration rights for the shares of common stock into which the note is convertible and the warrant is exercisable.

         In November 2002, the Board decided that this note will converted solely for equity and will not be repaid in cash. The note therefore has been classified as equity at March 31, 2003.

         In accordance with generally accepted accounting principles, the difference between the conversion price of the note of $0.553 and our stock price on the date of issuance of the note was considered to be interest expense. For the year ended March 31, 2003, we recorded a charge of $151,000 representing a proportion of the total debt discount.

         We have also allocated the proceeds received from debt or convertible debt with detachable warrants using the relative fair value of the individual elements at the time of issuance. For the year ended March 31, 2003, we recognized $20,000 as interest expense. The remaining value of the detachable warrants of $574,000 has been recorded as an offering cost and as such, there is no effect on our consolidated statement of operations.

12.      COMMITMENTS AND CONTINGENCIES

         OPERATING LEASES - We lease office space and various automobiles under non-cancelable operating leases that expire at various dates through the year 2006. Certain leases contain renewal options. Future annual minimum lease payments for non-cancelable operating leases at March 31, 2002 are summarized as follows (in thousands):

              YEAR ENDING MARCH 31:
              2004                                                $         736
              2005                                                          708
              2006                                                          195
              2007                                                            7
                                                                  --------------
                                                                  $       1,646
                                                                  ==============

         Rent expense was $891,000, $1.2 million and $1.5 million for the fiscal years ended March 31, 2003, 2002 and 2001, respectively.

         EMPLOYEE BENEFIT PLAN - Effective January 1, 1999, we adopted a defined contribution plan under Section 401(k) of the Internal Revenue Code covering all eligible employees employed in the United States ("401(k) Plan"). Eligible participants may contribute up to $10,000 or 20% of their total compensation, whichever is lower. Up until July 1, 2000, we matched 50% of the employee's contributions, up to 3% of the employee's total compensation and made discretionary contributions to the plan. Participants will be immediately vested in their personal contributions and over a six year graded schedule for amounts contributed by us. Effective, July 1, 2000, we amended the 401(k) Plan to for the following items: (a) our matching contribution equal to 50% of the employee's contributions, up to 6% of the employee's total compensation and (b) eligible participants may defer up to $12,000 or 18% of their total compensation, whichever is lower. Effective January 1, 2002, we ceased matching contributions. We made matching contributions to the 401(k) Plan of approximately $125,000 and $359,000 in the fiscal years ended March 31, 2002 and 2001, respectively.

         LITIGATION -In April of 2002, our former CEO, Thomas Dorosewicz, filed a demand with the California Labor Commissioner for $256,250 in severance benefits allegedly due under a disputed employment agreement, plus attorney's fees and costs. Mr. Dorosewicz's demand was later increased to $283,894. On June 18, 2002, we filed an action against Mr. Dorosewicz and an entity affiliated with him in San Diego Superior Court, Case No. GIC790833, alleging fraud and other causes of action relating to transactions Mr. Dorosewicz caused us to enter into with his affiliates and related parties without proper board approval. On July 31, 2002, Mr. Dorosewicz filed cross-complaints in that action alleging breach of statutory duty, breach of contract, fraud and other causes of action related to his employment with us and other transactions he entered into with us. This dispute was heard by an arbitrator the week of October 3, 2003. The arbitrator issued an award on November 7, 2003, resolving most of the disputed issues in favor of the Company as follows: (a) the Company was awarded a refund of rental payments amounting to $66,950.76; (b) the excessive equipment leasing financing charges by Mr. Dorosewicz were recast substantially reducing the Company's unpaid balance; (c) Mr. Dorosewicz was ordered to repay attorneys' fees reimbursement he had previously been provided by the Company; (d) Mr. Dorosewicz was denied severance benefits; (e) Mr. Dorosewicz's claims with respect to options were denied; and (e) Mr. Dorosewicz was awarded his unpaid bonus in the amount of $56,719. The net amount awarded to Mr. Dorozewicz was $85,672.09. The arbitrator has not yet made an order regarding payment of attorneys' fees and costs. An attorneys' fee award in our favor could reduce or eliminate any award to Mr. Dorosewicz. A decision from the arbitrator should be forthcoming.

         On May 15, 2002, an employee who is currently out on disability/worker's compensation leave filed a claim with the California Labor Commissioner seeking $41,000 in alleged unpaid commissions. In or about December of 2002, the employee filed a discrimination claim against us with the Department of Fair Employment and Housing, alleging harassment and sexual orientation discrimination. We have responded appropriately to both the wage claim and the discrimination allegations, which we believe lack merit based on present information. On December 1, 2003, the Department of Fair Housing and Employment closed the case on the basis of no probable cause to prove violation of statute, and gave notice of right to sue.


         On August 30, 2002, Cord Camera Centers, Inc., an Ohio corporation ("Cord Camera"), filed a lawsuit against one of our subsidiaries, SVI Retail, Inc. ("SVI Retail") as the successor to Island Pacific Systems Corporation, in the United States District Court for the Southern District of Ohio, Eastern Division, Case No. C2 02 859. The lawsuit claims damages in excess of $1.5 million, plus punitive damages of $250,000, against SVI Retail for alleged fraud, negligent misrepresentation, breach of express warranties and breach of contract. These claims pertain to the following agreements between Cord Camera and Island Pacific: (i) a License Agreement, dated December 1999, as amended, for the use of certain software products, (ii) a Services Agreement for consulting, training and product support for the software products and (iii) a POS Software Support Agreement for the maintenance and support services for a certain software product. At this time, we cannot predict the merits of this case because it is in its preliminary state and discovery has not yet commenced. This case was settled on September 30, 2003. The terms of the settlement agreement are subject to a confidentiality covenant.

         In mid-2002, we were the subject of an adverse judgment entered against it in favor of Randall's Family Golf Centers, ("Randall") in the approximate sum of $61,000. The judgment was entered as a default judgment, and is based on allegations that we received a preferential transfer of funds within 90 days of the filing by Randall of a chapter 11 case in the United States Bankruptcy Court for the Southern District of New York. We and Randall agreed to settle this claim for $12,500 subject to the settlement receiving approval by the U.S. Bankruptcy Court.

         On December 16, 2002, Chapter 11 Debtors Natural Wonders, Inc. and World of Science, Inc. (collectively "Debtors") filed an adversary proceeding against our subsidiary SVI Retail, Inc. seeking to avoid and recover preferential transfers. The Debtors sought recovery of approximately $84,000, which it had previously paid to SVI Retail for goods and services rendered. On March 12, 2003, the Debtors and SVI Retail settled the adversary proceeding for $18,000.

         On November 22, 2002, UDC Homes, Inc and UDC Corporation now known as Shea Homes, Inc. served Sabica Ventures, Inc. ("Sabica"), our wholly-owned subsidiary, and our then Island Pacific operating division ("Island Pacific") with a cross-complaint for indemnity on behalf of an entity identified in the summons as Pacific Cabinets. Sabica and Island Pacific filed a notice of motion and motion to quash service of summons on the grounds that neither Sabica nor Island Pacific has ever done business as Pacific Cabinets and has no other known relation to the construction project that is the subject of the cross-complaint and underlying complaint. A hearing on Sabica's and Island Pacific's motion to quash occurred on May 22, 2003 and was subsequently denied.

         Except as set forth above, we are not involved in any material legal proceedings, other than ordinary routine litigation proceedings incidental to our business, none of which are expected to have a material adverse effect on our financial position or results of operations. However, litigation is subject to inherent uncertainties, and an adverse result in existing or other matters may arise from time to time which may harm our business.

13.      PREFERRED STOCK, COMMON STOCK, TREASURY STOCK, STOCK OPTIONS AND
         WARRANTS

         PRIVATE PLACEMENTS - In March 2000, we received $2.9 million from the sale of common stock to an investor. We agreed to register the shares with the Securities and Exchange Commission ("SEC"). The shares carried a "repricing right" which entitled the investor to receive additional shares upon the occurrence of certain events. In October 2000, we issued 375,043 shares in satisfaction of the repricing right.

         In October 2000, the SEC declared effective the registration statement. We became obligated to pay to the investor liquidated damages for late effectiveness of the registration statement in the amount of $286,000. The investor agreed in March 2001 to accept 286,000 shares of common stock in satisfaction of the liquidated damages and agreed to purchase an additional 214,000 shares of common stock for $214,000. In connection with this agreement, we issued the investor a two-year warrant to purchase up to 107,000 shares of common stock at $1.50 per share. This warrant had expired and was canceled at March 31, 2003.

         We agreed to register all of the shares sold in March 2001, and those that it may sell under the warrant, with the SEC. We became obligated to pay to the investor liquidated damages in the amount of $60,000. In April 2002, we issued to the investor 140,000 shares of common stock in satisfaction of the liquidated damages.

         In December 2000, we received $1.5 million from the sale of common stock and warrants to a limited number of accredited investors. As part of the same transaction, the investors purchased in January 2001 an additional $0.5 million of common stock and warrants, and two of the investors purchased in February 2001 an additional $0.5 million of common stock and warrants on the same terms and conditions. We issued a total of 2,941,176 shares of common stock and 1,470,590 warrants to purchase common stock at an exercise price of $1.50 as a result of the aforementioned transaction. We agreed to register the common shares purchased and the common shares issuable upon the exercise of warrants with the Securities and Exchange Commission. We filed a registration statement in January 2001 to register these shares, but it did not become effective. We issued 1,249,997 penalty warrants with a strike price of $0.85 per share, with a fair value of $740,000, as required under an agreement with the investors. We were obligated to issue to each investor a warrant for an additional 2.5% of the number of shares purchased by that investor in the private placement for each continuing 30-day period during which a registration statement is not effective.

         In July 2002, we and the investors agreed to revise the terms of the foregoing warrants and to cease accruing penalty warrants from the original obligation. We also agreed that the warrants previously issued to the investors to purchase an aggregate of 3,033,085 shares of common stock at exercise prices ranging from $0.85 to $1.50, and expiring on various dates between December 2002 and June 2004, would be replaced by new warrants to purchase an aggregate of 1,600,000 shares at $0.60 per share, expiring July 19, 2007.

         We also agreed to file a registration statement with the Securities and Exchange Commission for the resale of all shares held by or obtainable by these investors. The registration statement was filed on May 12, 2003. In the event such registration statement is not declared effective by the SEC by June 30, 2003, we will be obligated to issue five-year penalty warrants for the purchase of 5% of the total number of registrable securities at an exercise price of $0.60 per share. For the first and second 30 day periods after June 30, 2003 in which the registration statement is not effective, we will be obligated to issue additional warrants for the purchase of 5% of the total number of registrable securities at an exercise price of $0.60 per share. For each 30 day period thereafter in which the registration statement is not effective, we will be obligated to issue additional penalty warrants for the purchase of 2.5% of total number of registrable securities at an exercise price of $0.60 per share. On July 27, 2003, the investors agreed to extend the due date for the effectiveness of the registration statement to July 31, 2003. No further penalty warrants will accrue from the original registration obligation to these investors (see Note 10).

         PREFERRED STOCK - The Series A Preferred has a stated value of $100 per share and is redeemed at our option any time prior to the maturity date of December 31, 2006 for 107% of the stated value and accrued and unpaid dividends. The shares are entitled to cumulative dividends of 7.2% per annum, payable semi-annually. At March 31, 2003 and 2002, dividends in arrears amounted to $1.3 million or $9.00 per share and $254,000 or $1.80 per share, respectively. The holders may convert each share of Series A Preferred at any time into the number of shares of our common stock determined by dividing the stated value plus all accrued and unpaid dividends, by a conversion price initially equal to $0.80. The conversion price will increase at an annual rate of 3.5% calculated on a semi-annual basis. The Series A Preferred is entitled upon liquidation to an amount equal to its stated value plus accrued and unpaid dividends in preference to any distributions to common stockholders. The Series A Preferred has no voting rights prior to conversion into common stock, except with respect to proposed impairments of the Series A Preferred rights and preferences, or as provided by law. We have the right of first refusal to purchase all but not less than all of any shares of Series A Preferred or shares of common stock received on conversion which the holder may propose to sell to a third party, upon the same price and terms as the proposed sale to a third party.

         COMMON STOCK - During fiscal year ended March 31, 2003, we issued the following:

                  o an aggregate of 91,666 shares of common stock totaling $36,000 to consultants for services rendered in the prior periods.

                  o an aggregate of 96,666 shares of common stock totaling $26,000 to consultants for services rendered in the current year.

                  o an aggregate of 120,000 shares of common stock totaling $60,000 to our attorney for legal services rendered in prior periods.

                  o 15,000 shares of common stock, with fair value of $7,000 to an attorney for legal services provided in the current year.

                  o 140,000 shares of common stock in satisfaction of the liquidated damages relating to late registration of the shares sold to AMRO International, S.A. in March 2001.

                  o In conjunction with the recapitalization transactions with Softline Limited, we issued in May 2002 an aggregate of 141,000 shares of Series A Convertible Preferred Stock at a deemed purchase price of $100 per share in exchange for 10,700,000 of our common shares held by Softline and the discharge of a $12.3 million note payable to Softline. We also transferred to Softline our note received in connection with the sale of IBIS Systems Limited. The transactions had an effective date of January 1, 2002 (see Note 4).

                           The Series A Preferred Stock has a stated value of $100 per share and is redeemable at our option any time prior to the maturity date of December 31, 2006 for 107% of the stated value and accrued and unpaid dividends. The shares are entitled to cumulative dividends of 7.2% per annum, payable semi-annually when, as and if declared by the board of directors in priority and preference to dividends declared on our common shares. Each share of Series A Preferred Stock may be converted by the holder at any time into the number of common shares determined by dividing the stated value plus all accrued and unpaid dividends, by a conversion price initially equal to $0.80. The conversion price increases at an annual rate of 3.5% calculated on a semi-annual basis. The Series A Preferred Stock is entitled upon liquidation to an amount equal to its stated value plus accrued and unpaid dividends in preference to any distributions to our common stockholders. The Series A Preferred Stock has no voting rights prior to conversion into common stock, except with respect to proposed impairments of the Series A Preferred rights and preferences, or as provided by law. We have the right of first refusal to purchase all but not less than all of any shares of Series A Preferred Stock or common shares received on conversion of the Series A Convertible Preferred Stock which Softline may propose to sell to a third party, upon the same price and terms as the proposed sale to a third party. We also granted Softline certain registration rights for the common shares into which the Series A Preferred Stock is convertible, including the right to demand registration on Form S-3 if such form is available to us and certain other conditions are satisfied and the right to include shares issuable upon conversion of the Series A Preferred Stock in other registration statements we propose to file.

                  o an aggregate of 527,286 shares of common stock totaling $217,000 to stockholders as payment of accrued interest on the convertible notes due to stockholders.

                  o an aggregate of 595,200 shares of common stock totaling $390,000 to Softline Limited, our majority stockholder, as payments for past due loan refinancing fees and payables.

                  o 1,010,000 shares of common stock to a stockholder as repayment of a loan with the outstanding balance of $388,000. This loan was acquired in connection with the acquisition of Island Pacific.

                  o 100,000 shares of common stock to an employee as bonus payment of $25,000 earned in the current year.

                  o 1,000,000 shares of common stock with the fair market value of $787,000, to Union Bank of California as partial payment of loan payoff (see Note 9).

         We also received 367,000 shares of our common stock returning from a consultant as a result of early termination of investor relations service contracts. These shares were recorded as share receivable component of stockholders' equity at March 31, 2002. These shares were canceled and retired at March 31, 2003.

         TREASURY STOCK - In November 1998, the Board of Directors authorized us to purchase up to 1,000,000 shares of our common stock. As of March 31, 2001, we had repurchased 444,641 shares of our common stock at a cost of $4.3 million. The purchased shares were canceled as of March 31, 2002.

         We received 10,700,000 shares of our common stock valued at $8.6 million from Softline in connection with the transactions between us and Softline described in Notes 5, 10 and 13. Up until March 31, 2003, these shares were pledged to the Bank as collateral for the term loans (see Note 10). Subsequent to March 31, 2003, the 10.7 million treasury shares were canceled and retired.

         STOCK OPTION PLAN - We adopted an incentive stock option plan during fiscal year 1990 (the "1989 Plan"). Options under this plan may be granted to our employees and officers. There were initially 1,000,000 shares of common stock reserved for issuance under this plan. Effective April 1, 1998, the board of directors approved an amendment to the 1989 Plan increasing the number of shares of common stock authorized under the 1989 Plan to 1,500,000. The exercise price of the options is determined by the board of directors, but the exercise price may not be less than the fair market value of the common stock on the date of grant. Options vest immediately and expire between three to ten years from the date of grant. The 1989 Plan terminated in October 1999.

         On October 5, 1998, the board of directors and stockholders approved a new plan entitled the 1998 Incentive Stock Plan (the "1998 Plan"). The 1998 Plan authorizes 3,500,000 shares to be issued pursuant to incentive stock options, non-statutory options, stock bonuses, stock appreciation rights or stock purchases agreements. The options may be granted at a price not less than the fair market value of the common stock at the date of grant. The options generally become exercisable over periods ranging from zero to five years, commencing at the date of grant, and expire in one to ten years from the date of grant. The 1998 Plan terminates in October 2008. On August 18, 2000, the Board approved certain amendments to the 1998 Plan. On November 16, 2000, the shareholders approved certain amendments. These amendments: (a) increased number of shares authorized in the Plan from 3,500,000 to 4,000,000, (b) authorized an "automatic" annual increase in the number of shares reserved for issuance by an amount equal to the lesser of 2% of total number of shares outstanding on the last day of the fiscal year, 600,000 shares, or an amount approved by the Board of Directors, and (c) to limit the number of stock awards of any one participant under the 1998 Plan to 500,000 shares in any calendar year. On September 19, 2002, the shareholders approved to increase the number of shares authorized in the 1998 Plan by 1,000,000 shares and to increase the number of stock awards that may be granted to any one participant in any calendar year under the 1998 Plan from 500,000 shares to 1,000,000 shares.

         The following summarizes our stock option transactions under the stock option plans:

                                                                          WEIGHTED
                                                                           AVERAGE
                                                                          EXERCISE
                                                                          PRICE PER
                                                          OPTIONS           SHARE
                                                     --------------    --------------
         Options outstanding, April 1, 2000              1,790,260     $        5.44
             Exercised                                    (131,300)    $        6.24
             Granted                                     2,891,929     $        1.35
             Expired/canceled                             (589,855)    $        4.88
                                                     --------------
         Options outstanding, March 31, 2001             3,961,034     $        2.55
             Granted                                     2,117,300     $        0.89
             Expired/canceled                           (1,592,445)    $        1.84
                                                     --------------
         Options outstanding, March 31, 2002             4,485,889     $        2.05
             Exercised                                    (150,000)    $        0.50
             Granted                                     1,718,000     $        0.51
             Expired/canceled                           (1,224,483)    $        1.91
                                                     --------------
         Options outstanding March 31, 2003              4,829,406     $        1.56
                                                     ==============
         Exercisable, March 31, 2001                       922,885     $        4.01
                                                     ==============
         Exercisable, March 31, 2002                     2,030,673     $        2.63
                                                     ==============
         Exercisable, March 31, 2003                     3,096,559     $        1.84
                                                     ==============

         In addition to options issued pursuant to the stock option plans described above, we issued additional options outside the plans to employees, consultants, and third parties. The following summarizes our other stock option transactions:

                                                                          WEIGHTED
                                                                           AVERAGE
                                                                          EXERCISE
                                                                          PRICE PER
                                                          OPTIONS           SHARE
                                                     --------------    --------------
         Options outstanding, April 1, 2000              2,156,512     $        2.02
             Exercised                                    (289,700)    $        1.82
             Granted                                       300,000     $        0.95
             Granted                                      (800,000)    $        1.25
                                                     --------------
         Options outstanding, March 31, 2001             1,366,812     $        2.28
             Expired/Canceled                             (320,000)    $        1.08
                                                     --------------
         Options outstanding, March 31, 2002             1,046,812     $        2.61
             Granted                                     4,132,500     $        0.32
             Expired/Canceled                             (125,000)    $        4.60
                                                     --------------
         Options outstanding, March 31, 2003             5,054,312     $        0.69
                                                     ==============
         Exercisable, March 31, 2001                     1,166,812     $        2.51
                                                     ==============
         Exercisable, March 31, 2002                     1,046,812     $        2.61
                                                     ==============
         Exercisable, March 31, 2003                     5,054,312     $        0.69
                                                     ==============

         During the fiscal years ended March 31, 2003, 2002 and 2001, we recognized compensation expense of $8,000, $0 and $28,000, respectively, for stock options granted to non-employees for services provided to us.

         The following table summarizes information as of March 31, 2003 concerning currently outstanding and exercisable options:

                                               Options Outstanding                              Options Exercisable
                             ------------------------------------------------------    -----------------------------------
                                                    Weighted
                                                  Average               Weighted           Weighted
                                                    Remaining            Average            Average
             Range Of             Number           Contractual          Exercise            Number             Exercise
         Exercise Prices        Outstanding           Life                Price           Exercisable            Price
         ---------------     ---------------     ---------------     --------------    ----------------    ---------------
                                                     (years)
         $0.28 -   0.30            4,835,000            3.64         $        0.28          4,500,000      $        0.28
         $0.30 -   1.00            2,157,819            7.68         $        0.79          1,420,202      $        0.79
         $1.01 -   3.00            2,150,454            6.38         $        1.62          1,527,984      $        1.72
         $3.01 -   7.00              438,175            4.36         $        4.74            433,175      $        4.72
         $7.01 -  11.75              302,270            3.80         $        7.87            269,510      $        7.88
                             ------------------------------------------------------     --------------     --------------

                                   9,883,718            5.04         $        0.87          8,150,871      $     0.87
                             ======================================================     ==============     ==============

         We have adopted the disclosure-only provision of SFAS No. 123. The following pro forma information presents net income and basic and diluted earnings per share as if compensation expense had been recognized for stock options granted in the fiscal years ended March 31, 2003, 2002 and 2001, as determined under the fair value method prescribed by SFAS No. 123 (in thousands, except per share amounts):

                                         YEAR ENDED        YEAR ENDED        YEAR ENDED
                                          MARCH 31,         MARCH 31,         MARCH 31,
                                            2003              2002              2001
                                       ---------------  ----------------  ---------------
Net loss:
    As reported                        $     (2,718)    $     (14,658)    $     (28,954)
    Pro forma                          $     (4,431)    $     (15,963)    $     (29,408)
Basic and diluted loss per share:
    As reported                        $      (0.09)    $       (0.41)    $       (0.83)
    Pro forma                          $      (0.15)    $       (0.45)    $       (0.85)

Weighted average assumptions:
    Dividend yield                             None              None              None
    Volatility                                 117%               77%              140%
    Risk free interest rate                   2.25%              3.9%              5.8%
Expected life of options                    4 years           4 years          10 years

         For options granted during the year ended March 31, 2003 where the exercise price was equal to the stock price at the date of grant, the weighted average fair value of such options was $0.39, and the weighted-average exercise price of such options was $0.51. No options granted during the year ended March 31, 2003 where the exercise price was greater than or less than the stock price at the date of grant.

         WARRANTS - At March 31, 2003 and 2002, we had outstanding warrants to purchase 6,018,527 and 4,040,168 shares of common stock, respectively, at exercise prices ranging from $0.55 to $7.28 per share. The lives of the warrants range from two to seven years from the grant date. During the fiscal year ended March 31, 2003 and 2002, we recognized compensation expense of $43,000 and $579,000, respectively, for warrants granted to non-employees for services provided to us.

14.      INCOME TAXES

         The provision (benefit) for income taxes consisted of the following components (in thousands):

                                                       YEAR ENDED          YEAR ENDED         YEAR ENDED
                                                        MARCH 31,           MARCH 31,           MARCH 31,
                                                          2003                2002                2001
                                                     ---------------    ----------------    ---------------
         Current:
             Federal                                 $           --     $            39     $       (1,261)
             State                                            4,000                  --                 45
             Foreign                                             --                  --                 --
                                                     ---------------    ----------------    ---------------
         Total                                                4,000                  39             (1,216)
                                                     ---------------    ----------------    ---------------

         Deferred:
             Federal                                             --                  --             (3,523)
             State                                               --                  --               (774)
             Foreign                                             --                  --                (99)
                                                     ---------------    ----------------    ---------------
         Total                                                   --                  --             (4,396)
                                                     ---------------    ----------------    ---------------

         Provision (benefit) for income taxes        $           --     $            39     $       (5,612)
                                                     ===============    ================    ===============

         Significant components of our deferred tax assets and liabilities at March 31, 2003 and 2002 are as follows (in thousands):

                                                                             MARCH 31,
                                                                     ------------------------
                                                                       2003           2002
                                                                     ---------      ---------
         Current deferred tax assets/(liabilities):
             State taxes                                             $    300       $     --
             Accrued expenses                                             913          1,107
             Related party interest                                        --            852
             Prepaid services                                              92            284
             Deferred revenue                                             669             --
             Warrants for services                                        298            344
             Allowance for bad debts                                      159            191
                                                                     ---------      ---------

         Net current deferred tax assets                                2,431          2,778
                                                                     ---------      ---------

         Non-current deferred tax assets/(liabilities):
             Research and expenditure credits                           2,005             --
             Net operating loss                                         7,571         11,040
             Fixed assets                                                 117             --
             Other credits                                                 --             --
             Deferred rent                                                 35             82
             State taxes                                                 (575)            --

         Accrued expenses                                                  --             84
                                                                     ---------      ---------

         Total non-current deferred tax assets                          9,153         11,206

         Intangible assets                                             (6,415)        (9,908)
         Accumulated capitalized research and development costs            --           (749)
         Other                                                             --            (17)
                                                                     ---------      ---------

         Total non-current deferred tax liability                      (6,415)       (10,674)
                                                                     ---------      ---------

         Net non-current deferred tax asset/(liability)                 5,169          3,310
                                                                     ---------      ---------

         Valuation allowance                                           (5,169)        (3,310)
                                                                     ---------      ---------

         Net deferred tax liability                                  $     --       $     --
                                                                     =========      =========

         The difference between the actual provision (benefit) and the amount computed at the statutory United States federal income tax rate of 34% for the fiscal years ended March 31, 2003, 2002 and 2001 is attributable to the following:

                                                               YEAR                YEAR                YEAR
                                                               ENDED               ENDED               ENDED
                                                             MARCH 31,           MARCH 31,           MARCH 31,
                                                               2003                2002                2001
                                                          ---------------    ----------------    ---------------
         Provision (benefit) computed at statutory rate           (34.0)%            (34.0)%             (34.0)%
         Nondeductible goodwill                                     7.9                5.1                 4.8
         Change in valuation allowance                             73.9               20.4                 9.1
         Change in valuation allowance for NOL                    (20.8)              --                  --
         Foreign income taxed at different rates                   (0.3)               9.7                 5.0
         Tax credits                                              (24.2)              (2.9)                --
         State income tax, net of federal tax benefit              (2.5)              (0.7)               (1.4)
         Other                                                     --                  2.4                 0.3
                                                          ---------------    ----------------    ----------------

         Total provision (benefit) for income taxes                 (--)%               (--)%            (16.2)%
                                                          ===============    ================    ===============

         At March 31, 2003 and 2002, we had Federal and California tax net operating loss carryforwards of approximately $19.6 million and $10.1 million, respectively. The Federal and California tax net operating loss carryforwards will begin expiring after 2008.

         We also have Federal and California research and development tax credit carryforwards of approximately $1.2 million and $696,000, respectively. The Federal credits will begin expiring after 2008. The California credits may be carried forward indefinitely.

15.      EARNINGS (LOSS) PER SHARE

         Earnings (loss) per share for the fiscal years ended March 31, 2003, 2002 and 2001, are as follows (in thousands, except share amounts and per share data):

                                                              FISCAL YEAR ENDED MARCH 31, 2003
                                                        ------------------------------------------
                                                           LOSS            SHARES       PER SHARE
                                                        (NUMERATOR)     (DENOMINATOR)     AMOUNT
         Basic and diluted EPS:
             Loss available to common stockholders      $   (3,733)      29,598,518      $  (0.12)
                                                        ==========       ==========      =========


                                                              FISCAL YEAR ENDED MARCH 31, 2002
                                                        ------------------------------------------
                                                           LOSS            SHARES       PER SHARE
                                                        (NUMERATOR)     (DENOMINATOR)     AMOUNT

         Basic and diluted EPS:
             Loss available to common stockholders      $  (14,912)      35,697,999      $  (0.42)
                                                        ==========       ==========      =========


                                                              FISCAL YEAR ENDED MARCH 31, 2001
                                                        ------------------------------------------
                                                           LOSS            SHARES       PER SHARE
                                                        (NUMERATOR)     (DENOMINATOR)     AMOUNT

         Basic and Diluted EPS:
             Loss available to common stockholders      $  (28,945)      34,761,386      $  (0.83)
                                                        ==========       ==========      =========

         The following potential common shares have been excluded from the computation of diluted net loss per share for the periods presented because the effect would have been anti-dilutive:

                                                                           FOR THE YEARS ENDED MARCH 31,
                                                                      2003             2002                2001
                                                                      ----             ----                ----
         Options outstanding under our stock option plans           4,829,406         4,485,889         3,961,034
         Options granted outside our stock option plans             5,054,312         1,046,812         1,366,812
         Warrants issued in conjunction with private placements     1,625,000         2,944,499         1,602,590
         Warrants issued for services rendered                        320,669         1,095,669            12,336
         Warrants issued in conjunction with convertible note
           due to major customer                                    2,500,000                --                --
         Warrants issued in conjunction with convertible
           debentures                                               1,572,858                --                --
         Convertible notes due to stockholders                      2,200,338         1,037,037                --
         Series A Convertible Preferred Stock                      18,561,594        17,625,000                --
         Convertible debentures                                     3,419,304                --                --
         Committed Stock                                            2,976,190                --                --
                                                                -------------    --------------    ---------------
                Total                                              43,059,671        28,234,906         6,942,772
                                                                =============    ==============    ===============

16.      RELATED PARTIES

         Included in other receivables at March 31, 2003 and 2002 are amounts due from our officers and employees in the amount of $3,000 and $31,000, respectively.

         We began occupying our current principal executive offices in July 2001. At that time, the premises were owned by an affiliate of our Chief Executive Officer at that time. Monthly rent for these premises was set at $13,783. In April, 2002, the premises were sold to an entity unrelated to the former Chief Executive Officer. As of the date of this report, we are negotiating the terms of a written lease with the new owner.

         In November 2000, we borrowed $600,000 from a wholly-owned subsidiary of Softline to help meet operating expenses. This loan called for interest at 10% per annum, and was discharged in full in February 2001. Interest expense under this loan was $3,000 for the year ended March 31, 2001. In order to discharge the remaining balance of that loan while meeting other critical operational expenses, we borrowed $400,000 from Barry M. Schechter, our Chairman. We borrowed an additional $164,000 from Mr. Schechter in March 2001, which funds were needed to meet operational requirements of our Australian subsidiary. The advances from Mr. Schechter bore interest at prime rate and were due on demand, subject to a limit on demand rights of $50,000 per payment. Interest expense under the loans from Mr. Schechter was $0, $0 and $7,000 for the fiscal year ended March 31, 2003, 2002 and 2001, respectively. The loans were paid in full in June 2001.

         Included in loans due to stockholders totaling $1.3 million and $618,000 as of March 31, 2003 and 2002, respectively, was $0 and $122,000, respectively, owed to a stockholder who together with Barry
         M. Schechter and an irrevocable trust forms a beneficial ownership group. The original loan amounts totaling $2.3 million ($1.5 million of which was from the stockholder included in the group described above) were borrowed in June 1999 to fund the acquisition of Island Pacific Systems Corporation on April 1, 1999. These loans were repaid in full at March 31, 2003. Interest was calculated monthly at the current prime rate with no stated maturity date. Interest expense under these loans for the years ended March 31, 2003, 2002 and 2000 was $12,000, $26,000 and $74,000, respectively.

         We retain an entity affiliated with a director of the board to provide financial advisory services. During the years ended March 31, 2003, 2002 and 2001, the expenses for these services were $47,000, $42,000 and $112,000, respectively. We also incurred $0, $19,000 and $25,000 in expenses to the same director for accounting services during the fiscal years ended March 31, 2003, 2002 and 2001, respectively. We borrowed $50,000, $125,000, $70,000 and $50,000 from another entity affiliated with this director in May 2001, December 2001, May 2002 and September 2002, respectively, to meet payroll expenses. These amounts were repaid together with interest at the then-effective prime rate, promptly as revenues were received, and are paid in full as of the date of this report.

17.      BUSINESS SEGMENTS AND GEOGRAPHIC DATA

         We are a leading provider of software solutions and services to the retail industry. We provide high value innovative solutions that help retailers understand, create, manage and fulfill consumer demand. Up until April 1, 2003, we also developed and distributed PC courseware and skills assessment products for both desktop and retail applications. Our solutions and services have been developed specifically to meet the needs of the retail industry. Our solutions help retailers improve the efficiency and effectiveness of their operations and build stronger, longer lasting relationships with their customers.

          Effective April 1, 2002, we reorganized our operations into three business units that have separate management teams and reporting infrastructures. Each unit is evaluated primarily based on total revenues and operating income excluding depreciation and amortization. Identifiable assets are also managed by business units. The units are as follows:

                  o RETAIL MANAGEMENT SOLUTIONS - offers suite of applications, which builds on our long history in retail software design and development. Island Pacific provides our customers with an extremely reliable, widely deployed, comprehensive and fully integrated retail management solutions. Island Pacific Retail Management solution includes merchandise management that optimizes workflow and provides the highest level of data integrity. This module supports all operational areas of the supply chain including planning, open-to-buy purchase order management, forecasting, warehouse and store receiving distribution, transfers, price management, performance analysis and physical inventory. In addition, Island Pacific Retail Management includes a comprehensive set of tools for analysis and planning, replenishment and forecasting, event and promotion management, warehouse, ticketing, financials and sales audit. Through collaborations with strategic partners, Island Pacific Retail Management offers tools for loss prevention, communication with stores and vendors, integration needs, purchase and allocation decisions, analysis of weather impact, control and management of business processes, consumer research, tracking consumer shopping patterns, forecasting and replenishment, and analyzing store people productivity.

                  o STORE SOLUTIONS - offers suite of applications builds on our long history of providing multi-platform, client server in-store solutions. We market this set of applications under the name "OnePointe," and "one Pointe International" which is a full business to consumer software infrastructure encompassing a range of integrated store solutions. "OnePointe" is a complete application providing all point-of-sale ("POS") and in-store processor (server) functions for traditional "brick and mortar" retail operations.

                  o SVI TRAINING PRODUCTS, INC. ("Training Products") - developed and distributed PC Courseware and skills assessment products for both desktop and retail applications. This unit was sold and discontinued effective April 1, 2003.

         A summary of the revenues and operating income (loss), excluding depreciation and amortization, attributable to each of these business units and identifiable assets is as follows (in thousands):

                                                                                    Fiscal 2003
                                                                                -----------------
         Net sales:
               Retail Management Solutions                                      $         20,390
               Store Solutions                                                             1,906
               Training Products                                                           1,517
                                                                                -----------------
                    Consolidated net sales                                      $         23,813
                                                                                =================

         Operating income (loss):
               Retail Management Solutions                                      $          3,129
               Store Solutions                                                               129
               Training Products                                                             287
               Other (see below)                                                          (5,974)
                                                                                -----------------
                    Consolidated operating loss                                 $         (2,429)
                                                                                =================

         Depreciation:
               Retail Management Solutions                                      $            192
               Store Solutions                                                                47
               Other                                                                          91
                                                                                -----------------
                    Consolidated depreciation                                   $            330
                                                                                =================

         Other operating loss:
               Amortization of intangible assets                                $         (3,818)
               Depreciation                                                                  (91)
               Administrative costs and other non-allocated expenses                      (2,065)
                                                                                -----------------
                    Consolidated other operating loss                           $         (5,974)
                                                                                =================

         Identifiable assets:
               Retail Management Solutions                                      $         31,953
               Store Solutions                                                             4,404
               Training Products                                                             381
                                                                                -----------------
                    Consolidated identifiable assets                            $         36,738
                                                                                =================

         Operating income in Retail Management Solutions, Store Solutions and Training Products includes direct expenses for software licenses, maintenance services, programming and consulting services, sales and marketing expenses, product development expenses, and direct general, administrative and depreciation expenses. The "Other" caption includes amortization of intangible assets, non-allocated costs and other expenses that are not directly identified with a particular business unit and which we do not consider in evaluating the operating income of the business unit.

         We currently operate in the United States and the United Kingdom. In February 2002, the Australian subsidiary ceased operations after National Australian Bank, the subsidiary's secured lender, placed it in receivership (see Note 3). The following is a summary of local operations by geographic area (in thousands):

                                                            YEAR ENDED        YEAR ENDED       YEAR ENDED
                                                             MARCH 31,         MARCH 31,        MARCH 31,
                                                               2003              2002             2001
                                                         ----------------  ---------------- ---------------
                                                                            (in thousands)
         Net Sales:
              Continuing operations:
                  United States                          $        19,616   $        24,246  $       25,930
                  United Kingdom                                   2,680             2,469           2,119
                                                         ----------------  ---------------- ---------------
                                                                  22,296            26,715          28,049
                                                         ----------------  ---------------- ---------------
              Discontinued operations:
                  United States                                    1,370             1,390           1,300
                  Australia                                           --             2,363           4,959
                  United Kingdom                                     147               146             216
                                                         ----------------  ---------------- ---------------
                                                                   1,517             3,899           6,475
                                                         ----------------  ---------------- ---------------

                  Total net sales                        $        23,813   $        30,614  $       34,524
                                                         ================  ================ ===============

         Long-lived assets:
                  United States                          $        31,595   $        36,154  $       48,270
                  Australia (discontinued operations)                 --                --           1,370
                  United Kingdom                                      27                22              59
                                                         ----------------  ---------------- ---------------
                  Total long-lived assets                $        31,622   $        36,176  $       49,699
                                                         ================  ================ ===============

18.      SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

         MARCH 31, 2003                               JUNE 30       SEPT. 30         DEC. 31        MAR. 31         TOTAL
         ------------------------------------------------------------------------------------------------------------------
         Net Sales                               $      5,321     $    4,205      $    7,391     $    6,896     $   23,813
         Gross Profit                                   3,209          2,538           5,173          4,646         15,566
         Net Income (Loss)                             (2,017)        (2,259)            384          1,174         (2,718)
         Diluted Income (Loss) Per Share         $      (0.07)    $    (0.08)     $     0.01     $     0.04     $    (0.09)

         MARCH 31, 2002                               JUNE 30       SEPT. 30         DEC. 31        MAR. 31         TOTAL
         ------------------------------------------------------------------------------------------------------------------

         Net Sales                               $      7,509     $    7,966      $    5,971     $    6,806     $   28,252
         Gross Profit                                   3,914          4,666           3,619          4,874         17,073
         Net Income (Loss)                             (3,514)        (3,588)         (2,970)        (4,586)       (14,658)
         Diluted (Loss) Per Share                $      (0.09)    $    (0.09)     $    (0.08)    $    (0.16)    $    (0.41)

         The summation of quarterly net income (loss) per share may not equate to the year-end calculation as quarterly calculations are performed on a discrete basis.

19.      SUBSEQUENT EVENTS

         In April 2003, we appointed Messrs. Harvey Braun and Steven Beck to the positions of Chief Executive Officer and Chief Operating Officer, respectively. Mr. Barry M. Schechter remains as Chairman of the Board.

         In April 2003, we entered into a Securities Purchase Agreement with an unrelated investor for the sale of a 9% debenture, convertible to shares of our common stock at a conversion price of $1.02, for the proceeds of $400,000. This debenture matures in October 2005 and was accompanied by a five-year warrant to purchase 156,311 shares of common stock with an exercise price of $1.02 per share. Interest is due on a quarterly basis, payable in cash or shares of common stock at our option.

         In May 6, 2003, we entered into an agreement with another unrelated group of investors for the sale of 9% debentures, convertible into shares of our common stock at a conversion price of $1.02, for the gross proceeds of $300,000. These debentures mature in October 2005 and are accompanied by five-year warrants to purchase an aggregate of 101,112 shares of common stock with an exercise price of $1.0236 per share. Interest is due on a quarterly basis, payable in cash or shares of our common stock at our option.

20.      FINANCING AND NEW AGREEMENTS (UNAUDITED)

         In June 2003, we entered into an agreement with various institutional investors (the "Institutional Investors") for the sale to these investors of 5,275,000 shares of common stock at a price of $1.50 per share for an aggregate purchase price of $7.9 million. We also granted the Institutional Investors registration rights under a registration rights agreement, we filed a separate registration statement covering their shares on July 31, 2003. If this registration statement is not declared effective by the SEC by September 29, 2003, we will be obligated to pay a cash penalty equal to the rate of 2% per month until such event is cured..

         In connection with this financing, we paid the placement agent cash compensation of 8% of the proceeds and issued a five-year warrant to purchase 527,500 shares of common stock at an exercise price of $1.65 per share. We also issued five-year warrants to purchase 375,000 shares of common stock at an exercise price of $1.65 to certain holders of our 9% convertible debentures in order to obtain their requisite consent and waivers of rights they possessed to participate in the financing. In accordance with the warrant agreements, the exercise price of 375,000 warrants were adjusted to $1.55 due to the sale of our common stock in November 2003.

         In the November 7, 2003 PIPE Transaction we sold 3,180,645 shares of common stock at a price of $1.55 per share in a private placement transaction to various institutional and accredited investors for an aggregate purchase price of $4.9 million. We also granted the November 7, 2003 PIPE Transaction investors registration rights under a registration rights agreement in which we agree to file a registration statement with the SEC for the resale of all shares sold these investors. If the registration statement is not filed by December 8, 2003 or declared effective by February 5, 2003, we will be obligated to pay on December 8, 2003 or February 5, 2003, and each monthly anniversary until the registration statement is filed or declared effective, an amount in cash, as liquidated damages, equal to 2.0% of the purchase price paid by the investors in November 7, 2003 PIPE Transaction.

         In connection with the November 7, 2003 PIPE Transaction, we paid the placement agent cash compensation of $179,000, 115,226 shares of common stock and issued a five-year warrant to purchase 282,065 shares of common stock at an exercise price of $1.71 per share.

         In November 2003, we entered an agreement with Toys "R" Us to terminate the software development and services agreement. Pursuant to the agreement the outstanding note was settled in full and the warrant to purchase 2,500,000 shares of our common stock was cancelled.

         On November 20, 2003, we executed an agreement by which through a merger transaction we would acquire Page Digital, a developer of multi-channel commerce software for consideration of $7.0 million, consisting of $2.0 million in cash and 2,500,000 shares of our common shares valued at $2.00. The agreement also provides for a potential adjustment to the number of shares in the merger exchange to the extent our common stock trades below $1.50 for the 20 trading days immediately prior to the closing. We anticipate that there is a high probability of closing this transaction. We anticipate the closing will occur immediately following a fairness hearing before the California Commissioner of Corporations in order to perfect our exemption under
         Section 3(a)(10) of the Securities Act, or, alternatively, if the fairness hearing does not result in our ability to avail ourselves of that exemption, the closing would occur immediately following the effectiveness of an S-4 registration statement which we would file under the Securities Act. Page Digital has total assets of approximately $2.0 million (unaudited) and generated annual revenues of approximately $6.0 million (unaudited). As of September 30, 2003, Page Digital had 37 employees, all of whom were based in the United States.

         An option agreement (the "Option Agreement") was prepared and agreed upon by Softline, Ltd. and Steven Beck, as trustee of a certain management group of the Company (the "Optionees"). Under the Option Agreement Softline agreed to grant the Optionees the right to purchase from Softline 8,000,000 shares of common stock of the Company and such number of shares of Series A Convertible Preferred Stock convertible into 17,125,000 shares of common stock of the Company (the "Option Shares") for a price of $0.80 per Option Share. The Option Agreement would expire on the earlier of March 24, 2004 and the date on which an Optionee's full-time employment as an officer or director of the Company is terminated for any reason.

         On November 14, 2003, The Sage Group plc (the "Sage Group") acquired substantially all the assets of Softline, including Softline's 141,000 shares of our Series A Convertible Preferred Stock, 8,923,915 shares of our common stock and options exercisable for 71,812 shares of our common stock. In connection with the acquisition, certain agreements of Softline, including the rights and obligations respecting and arising from the Option Agreement, were also assigned to and assumed by the Sage Group. Accordingly, the Optionees now have the right to purchase the Option Shares from the Sage Group for a price of $0.80 per Option Share. The right to exercise the Option is to be distributed as determined by the Company's Board to the Optionees, who may include Mr. Beck and other members of the Company's management, as an incentive to continue service for the Company. It is the current intent of the Optionees to transfer their rights under the Option Agreement to the Company. On September 17, 2003, 500,000 shares of common stock underlying the Series A Convertible Preferred Stock were issued in the names of 033 Growth Partners I, L.P., 033 Growth Partners II, L.P., Oyster Pond Partners, L.P. and 033 Growth International Fund Ltd.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

         SEC Registration Fee..........................    $    2,852
         Legal fees and expenses.......................    $  259,000*
         Accounting fees and expenses..................    $   20,000
         Printing & Engraving..........................    $    4,000

* includes $214,000 in fees incurred in the November 7, 2003 PIPE Transaction.

ITEM 14.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
(iv) for any transaction from which the director derived an improper personal benefit. Our Restated Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

         Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

         Our Restated Certificate of Incorporation provides indemnification of our directors and officers to the fullest extent permitted by the DGCL. Our Restated Bylaws provides for indemnification by the Company of its directors, officers and certain non-officer employees under certain circumstances against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the Company.

         We have obtained liability insurance for each of our directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as our directors or officers.

         The above discussion of our Restated Certificate of Incorporation and Restated Bylaws and Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Restated Certificate of Incorporation, Restated Bylaws and statutes.

         At present, there is no pending litigation or proceeding involving our directors or officers as to which indemnification is being sought nor are we aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 15.          RECENT SALES OF UNREGISTERED SECURITIES

          We have issued the following unregistered securities within the last three years.

          1. In May 2002, we issued 141,000 shares of our Series A Convertible Preferred Stock to Softline Limited. The issuance of the Series A Convertible Preferred Stock was part of a series of transactions with Softline to (a) repay our subordinated note to Softline and
               (b) to transfer to Softline our note received in connection with the sale of IBIS Systems Limited, in exchange for 10,700,000 of our common shares. The foregoing securities were offered and sold without registration under the Securities Act to a sophisticated investor who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          2. In May 2002, Toys "R" Us agreed to invest $1.3 million for the purchase of a non-recourse convertible note and a warrant to purchase 2,500,000 of our common shares. The note is non-interest bearing, and the face amount is payable in shares of our common stock valued at $0.553 per share. In November 2003, we entered into a termination agreement with Toys where the convertible note was settled in full and the warrant was canceled. The foregoing securities were offered and sold without registration under the Securities Act to a sophisticated investor who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          3. During the last three years, we granted 6,417,729 options to purchase shares of our common stock to employees and consultants pursuant to our 1998 Incentive Stock Plan, in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          4. During the last three years, we issued an aggregate of 251,257 shares of our common stock to employees, at per share prices ranging from $0.25 to $1.25, in lieu of cash payments for commissions and bonuses totaling $183,175, in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          5. During the last three years, we granted 174,845 shares to Norman Smith, at per share prices ranging from $0.50 to $1.61, as payment for past due legal fees totaling $130,000. The foregoing securities were offered and sold without registration under the Securities Act to a sophisticated investor who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          6. In March 2000, we sold 337,448 shares of common stock to AMRO International, S.A. ("AMRO") for gross proceeds of $3 million and issued 7,500 shares of common stock to AMRO in lieu of $85,000 commission payment. We agreed to register the shares with the Securities and Exchange Commission ("SEC") by June 30, 2000. The shares carried a "repricing right" which entitled the investor to receive additional shares upon the occurrence of certain events. In October 2000, we issued additional 375,043 shares of common stock to AMRO in satisfaction of the repricing right. The registration statement was declared effective in October 2000. We became obligated to pay to AMRO liquidated damages for late effectiveness of the registration statement in the amount of $286,000. In March 2001, we issued 286,000 shares of common stock in satisfaction of the liquidated damages and sold additional

               214,000 shares of common stock for gross proceeds of $214,000 to AMRO. In connection with this sale of shares, we granted AMRO a two-year warrant to purchase 107,000 shares of common stock at $1.50 per share We may call warrants for $0.001 per share upon the occurrence of certain events. AMRO will have thirty days after the call to exercise the warrant, after which time the warrant will expire. We agreed to register all of the shares sold in March 2001, and those that it may sell under the warrant, with the SEC. We became obligated to pay to AMRO liquidated damages in the amount of $60,000. In April 2002, we issued 140,000 shares of common stock in satisfaction of the liquidated damages. The foregoing securities were offered and sold without registration under the Securities Act to a sophisticated investor who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          7. In December 2000, we entered into an agreement to sell up to 2,941,176 common shares to a limited number of accredited investors related to ICM Asset Management, Inc. ("ICM") for cash at $0.85 per share. We sold 1,764,706 of such shares in December 2000, for gross proceeds of $1.5 million, and an additional 588,235 shares in January 2001, for additional gross proceeds of $0.5 million. Two of the investors exercised a right to purchase an additional 588,235 shares in February 2001 for additional gross proceeds of $0.5 million. The foregoing securities were offered and sold without registration under the Securities Act to accredited investors who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          8. We also agreed to issue to each investor related to ICM a warrant to purchase one common share at $1.50 for each two common shares purchased in the private placement (aggregate warrants exercisable for 1,470,590 shares). We had the right to call 50% of the warrants, subject to certain conditions, if our common shares traded at a price above $2.00 per share for thirty consecutive days. We had the right to call the remaining 50% of the warrants, subject to certain conditions, if our common shares traded at a price above $3.00 per share for thirty consecutive days. We agreed to register all of the shares sold under the purchase agreement or the warrants with the SEC. Our agreement with the investors provided that if a registration statement was not effective on or before April 21, 2001, we would be obligated to issue two-year warrants to each investor, entitling the investor to purchase additional shares of our common stock at $0.85 per share. We filed a registration statement in January 2001 to register these shares, but it did not become effective. We had issued the investors warrants to purchase 1,249,997 common shares under this agreement. In July 2002, these warrants were cancelled and replaced by new warrants pursuant to the amended agreements. See Item 11. The foregoing securities were offered and sold without registration under the Securities Act to accredited investors who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          9. In May and June 2001, we issued a total of $1.25 million in convertible notes to a limited number of accredited investors related to ICM. The notes were originally due August 30, 2001, and required interest at the rate of 12% per annum to be paid until maturity, with the interest rate increasing to 17% in the event of a default in payment of principal or interest. Any portion of the unpaid amount of principal and interest was convertible at any time by the investors into common shares valued at $1.35 per share. We also agreed to issue to the investors three-year warrants to purchase 250 common shares for each $1,000 in notes purchased, at an exercise price of $1.50 per share. The foregoing securities were offered and sold without registration under the Securities Act to accredited investors who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          10. In July 2002, we agreed to amend the terms of the notes and warrants issued to the investors related to ICM. The investors agreed to replace the existing notes with new notes having a maturity date of September 30, 2003. The interest rate on the new notes was reduced to 8% per annum, increasing to 13% in the event of a default in payment of principal or interest. We are required to pay accrued interest on the new notes calculated from July 19, 2002, in quarterly installments beginning September 30, 2002. In December 2002, the investors agreed to extend the accrued interest payments on the new notes to September 2003. The investors reduced accrued interest and late charges on the original notes by $16,000, and accepted payment of the reduced amount with 527,286 shares of our common stock valued at $0.41 per share, which was the average closing price of our shares on the American Stock Exchange for the 10 trading days prior to July 19, 2002. In July 2002, we issued 358,863 common shares to the investors as payment for $147,493 in accrued interest. In August 2002, we issued 168,423 common shares to the investors as payment for $69,222 in accrued interest. The new notes were convertible at the option of the holders into shares of our common stock valued at $0.60 per share. We did not have a right to prepay the notes. The foregoing securities were offered and sold without registration under the Securities Act to accredited investors who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          11. We also agreed that the warrants previously issued to the investors related to ICM to purchase an aggregate of 3,033,085 shares at exercise prices ranging from $0.85 to $1.50, and expiring on various dates between December 2002 and June 2004, would be replaced by new warrants to purchase an aggregate of 1,600,000 shares at $0.60 per share, expiring July 19, 2007. The replacement warrants are not callable by us.

          12. We also agreed to file a registration statement for the resale of all shares held by or obtainable by the investors related to ICM. We filed a registration statement covering these shares that was declared effective by the SEC on July 18, 2003.

          13. In January 2000, we issued 5,000 shares of common stock to Tara Trust, an unrelated party, upon exercise of non-qualified option at an exercise price of $5.00 per share. This option was granted outside of the option plans in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          14. During the period January 2000 through June 2000, we issued 300,000 shares of common stock to Gala Trust, an unrelated party, upon exercise of non-qualified option at an exercise price of $1.75 per share. This option was granted outside of the option plan in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          15. In March 2000, we issued 93,023 shares to Jay Fisher, a former stockholder of MarketPlace Systems Corporation, valued at $1 million, as partial consideration for the acquisition of the assets of that company. The foregoing securities were offered and sold without registration under the Securities Act to an accredited investor who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          16. In March 2000, we issued 46,774 shares of common stock, valued at $213,000, to Softline, our majority stockholder, as reimbursement for a portion of the purchase price for Triple-S Computers pursuant to our agreement with Softline dated May 27, 1998. We also issued 56,718 shares of common stock to Softline upon exercise of non-qualified option for an exercise price of $113,000. This option was granted outside of the incentive stock option plans. In October 2002, we issued to Softline 500,000 shares of common stock, valued at $325,000, for payment of past due refinancing fees related to a note payable to Softline and 95,200 shares of common stock, valued at $64,000, for payment of past due services provided in prior periods by Softline's subsidiary. The foregoing securities were offered and sold without registration under the Securities Act to an accredited investor who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          17. In March 2000, we issued an aggregate of 10,000 shares of common stock to Donald Radcliffe, a Board director, upon exercise of non-qualified options at exercise prices of $0.30 and $2.00 per share for an aggregate exercise price of $11,500. In June 2002, we issued 75,000 shares of common stock to Mr. Radcliffe for payment of services provided in previous periods, valued at $24,750. The foregoing securities were offered and sold without registration under the Securities Act to an accredited investor who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          18. In May 2000, we issued 5,000 shares of common stock to Gerald Bagg, an unrelated party, upon exercise of non-qualified option at an exercise price of $0.75 per share. This option was granted outside of the incentive stock option plans in reliance upon the exemption provided by Section 4(2) under the Securities Act

          19. In July 2000, we issued 3,700 shares of common stock to Clive Klugman, a former employee, upon exercise of non-qualified option at an exercise price of $2.75 per share. This option was granted outside of the incentive stock option plans in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          20.  In September 2000, we issued 11,308, 22,918, 11,000 and 12,500 shares of common stock to Mr. A. Speck, Mr. R. Rosenblatt, Madison Leasing and Mr. J. Bloom, respectively, unrelated parties, upon exercise of non-qualified options at an exercise price of $2.00 per share. These options were granted outside of the incentive stock option plans in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          21. In October 2002, we issued 1,010,000 shares of common stock, valued at $389,000, to Stonehage S.A. as full settlement of a note payable acquired in connection with the acquisition of our business unit, Island Pacific. The foregoing securities were offered and sold without registration under the Securities Act to an accredited investor who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/ or Regulation D thereunder.

          22. In May 2001 and July 2001, we issued 5,000 and 17,157 shares of common stock to Stephenson & Stephenson LLP for payments of past due invoices for recruiting fees, valued at $8,000 and $17,000, respectively, in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          23. In August 2001 and September 2001, we issued 5,000 shares of common stock each to Job Dr. for payments of past due invoices for recruiting fees, valued at $4,000 and $3,000, respectively, in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          24. In October 2001, we issued 10,000 shares of common stock to Donner Corp. International for payment of past due invoices for investor relation services, valued at $10,000 in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          25. In October 2001, we issued 100,000 shares of common stock to Western Financial Communications, Inc. ("Western Financial") for payment of consulting services provided, valued at $72,000. We also granted Western Financial a two-year warrant to purchase 100,000 shares of common stock at an exercise price of $1.00 in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          26. In June 2003, we issued 59,838 shares of common stock to Western Financial upon exercise of this warrant.

          27. In October 2001, we issued 31,575 shares of common stock to Research Works, Inc. for payment of past due invoices for recruiting fees, valued at $24,000 in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          28. In December 2001, we issued 187,500 shares of common stock to KBK Ventures, Inc. for payment of public relation services provided, valued at $150,000. We also granted KBK Ventures, Inc. a three-year warrant to purchase up to 208,333 shares of common stock at an exercise price of $1.00 in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          29. In December 2001, we issued 30,000 shares of common stock to Roger Howland for payment of past due invoices for recruiting fees, valued at $28,000 in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          30. In January 2002, we issued 40,000 shares of common stock to Displayworks for payment of past due invoices for tradeshow exhibit services, valued at $36,000 in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          31. In January 2002, we issued 11,800 shares of common stock to Retail Search Group for payment of past due invoices for recruiting fees, valued at $10,000 in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          32. In April 2002, we issued 33,332 shares of common stock to Richard Singer for payment of consulting fees provided, valued at $19,000 in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          33. In April 2002, we issued 100,000 shares of common stock, valued at $45,000, to Aura (Pvt) Limited for investment relations services in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          34. In June 2002, we issued 15,000 shares of common stock to Robert Pomerantz for payment for legal services provided, valued at $7,000 in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          35. In September 2002, we issued 5,000 shares of common stock to RCG Capital Markets Group, Inc. for payment of consulting services provided, valued at $3,000 in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          36. In October 2002, we issued 50,000 shares of common stock to Tribe Communications, Inc. for payment of public relation services provided, valued at $8,000 in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          37. In January 2003 and April 2003, we issued 25,000 and 48,000, respectively, shares of common stock to CEOcast, Inc. for payment of investor relation services provided, valued at $8,000 and $25,000, respectively, in reliance upon the exemption provided by
               Section 4(2) under the Securities Act. CEOcast, Inc. assigned rights to 70,080 shares to Rachel Glicksman and 2,920 shares to Gary Nash.

          38. In September 2002, we granted Steven Beck, President of Island Pacific, and Harvey Braun, CEO of Island Pacific, each a non-qualified option to purchase up to 2 million shares of common stock at an exercise price of $0.28 per share. The option vests immediately and expires in September 2005. The option was granted outside of the incentive stock option plans. The foregoing securities were offered and sold without registration under the Securities Act to accredited investors who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          39. In March 2003, we issued 1,000,000 shares of common stock to Union Bank of California as part of a settlement for a term loan acquired in June 1999. The foregoing securities were offered and sold without registration under the Securities Act to an accredited investor who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          40. In March 2003, we issued an aggregate of $3.5 million in debentures convertible into shares of common stock and warrants to purchase an aggregate of 1,572,858 shares of common stock to Midsummer Investment, Ltd., Omicron Master Trust, and Islandia, L.P. The debentures have a conversion price of $1.0236, and the warrants have an exercise price of $1.0236. These debentures were offered and sold without registration under the Securities Act to accredited investors who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          41. In March 2003, we issued an unsecured note that is convertible into shares of common stock at a price per share of eighty percent (80%) of the average share closing price of Borrower's common stock for the ten trading day period immediately preceding the maturity date of the note, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          42. On April 1, 2003, we issued an aggregate of $400,000 in debentures convertible into and warrants to purchase an aggregate of 547,089 shares of common stock to MBSJ Investors LLC. The debentures are have a conversion price of $1.0236, and the warrants have an exercise price of $1.0236. These debentures and warrants were offered and sold without registration under the Securities Act to an accredited investor who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          43. On May 6, 2003, we issued an aggregate of $300,000 in debentures convertible into and warrants to purchase an aggregate of 394,195 shares of common stock to Crestview Capital Fund I, L.P., Crestview Capital Fund II, L.P. and Crestview Capital Offshore Fund, Inc. The debentures are have a conversion price of $1.0236, and the warrants have an exercise price of $1.0236. These debentures and warrants were offered and sold without registration under the Securities Act to accredited investors who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          44. On June 27, 2003, we issued an aggregate of 5,275,000 shares of common stock to Bonanza Master Fund, Ltd., The Pinnacle Fund, L.P., Sandor Capital Master Fund, L.P., Southwell Partners, LP, Westpark Capital, L.P., Microcapital Fund LP, Atlas Capital (Q.P.) L.P., Atlas Capital Master Fund, Ltd., Gruber & McBain International, Lagunitas Partners, LP, Jon D. Gruber and Linda W. Gruber, J. Patterson McBaine and Glacier Partners. The foregoing securities were offered and sold without registration under the Securities Act to accredited investors who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          45. On June 27, 2003, we issued to Roth Capital Partners, LLC a warrant to purchase 527,500 shares of common stock at an exercise price of $1.65 per share. This warrant was offered and sold without registration under the Securities Act, in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          46. On June 27, 2003, we issued to the current holders of our 9% convertible debentures warrants to purchase an aggregate of 375,000 shares of common stock at an exercise price of $1.65 per share. These warrants were offered and sold without registration under the Securities Act, in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          47. We also agreed to file a registration statement for the resale of all shares held by or obtainable by the investors that participated in the June 27, 2003 transaction, including the debenture holders who were issued warrants. We filed a registration statement covering these shares that was declared effective by the SEC on September 26, 2003.

          48. On March 31, 2003, we issued to Century Capital a warrant to purchase 50,000 shares of common stock for services rendered. In July 2003, we issued 35,428 to Century Capital upon cashless exercise of its warrant. This warrant was offered and sold without registration under the Securities Act, in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          49. In May 2003 and July 2003, we issued an aggregate of 84,849 shares of common stock to our employees in lieu of cash payment for past due commissions totaling $83,000, in reliance upon the exemption provided by Section 4(2) under the Securities Act.

          50. In the quarter ended June 30, 2003, we issued an aggregate of 14,171 shares of common stock to our employees upon exercise of their incentive stock options with the exercise prices ranging from $0.86 to $1.75, in reliance upon exemption provided by
               Section 4(2) under the Securities Act.

          51. In July 2003, we issued 1,914 shares of common stock to an employee upon exercise of his incentive stock options with the exercise prices of $1.00 and $1.61, in reliance upon the exemption provided by Section 4(2) of the Securities Act.

          52.  In July 2003 and August 2003, we issued 488,472 and 293,083, respectively, shares of common stock to Omicron Master Trust upon the conversion of $500,000 and $300,000, respectively, of its debenture, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          53. In August 2003, we issued 4,116 shares of common stock to a former employee upon exercise of his incentive stock options with the exercise prices of $1.00 and $1.61, in reliance upon the exemption provided by Section 4(2) of the Securities Act.

          54. In September 2003, we issued 7,048 shares of common stock to a former employee upon exercise of her incentive stock options with the exercise prices ranging from $0.90 to $1.61, in reliance upon the exemption provided by Section 4(2) of the Securities Act.

          55. In August 2003, we issued 390,777 shares of common stock to MBSJ Investors pursuant to our right to convert a $400,000 debenture in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          56. In August 2003, we issued 293,082 shares of common stock to Crestview Capital Fund I, L.P., Crestview Capital Fund II, L.P. and Crestview Capital Offshore Fund, Inc. pursuant to our right to convert their $300,000 debentures in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          57. In September 2003, we issued 2,637,747 shares of common stock to Midsummer Investment Ltd., Omicron Master Trust and Islandia, L.P. pursuant to our right to convert their $3.5 million debentures in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          58. In October 2003, we issued 100,000 shares of common stock to Cord Camera Centers, Inc. The foregoing securities were offered and sold without registration under the Securities Act to an accredited investor who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          59. In September 2003, we issued 2,287,653 shares of common stock to investors related to ICM pursuant to their right to convert their $1.4 million debentures in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          60. On November 7, 2003, we issued an aggregate of 3,180,645 shares of common stock to 033 Growth Partners I, L.P., 033 Growth International Fund, Ltd., 033 Growth Partners II, L.P., Deutsche Bank AG, London Branch, Oyster Pond Partners, L.P., Heartwood Capital, L.P., Blackstone Partners, LP, Passport Master Fund, LP, Passport Master Fund II, LP, Burlingame Equity Investors, LP, the Moore Family Trust, the Douglas Moore, IRA and the Ruth Moore Bypass Trust. The foregoing securities were offered and sold without registration under the Securities Act to an accredited investors who had access to all information which would have been in a registration statement, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          61. On November 7, 2003, we issued Roth Capital Partners, LLC 115,226 shares of common stock and a warrant to purchase 282,065 shares of common stock at an exercise price of $1.71 per share. The foregoing securities were offered and issued without registration under the Securities Act, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

          62. On November 25, 2003, we issued Richardson & Patel, LLP, Page Digital's legal counsel, 15,000 shares of common stock as payment for legal services provided in connection with the Page Digital acquisition. The foregoing securities were offered and sold without registration under the Securities Act, in reliance upon the exemption provided by Section 4(2) under the Securities Act and/or Regulation D thereunder.

ITEM 16.          EXHIBITS.

EXHIBIT           DESCRIPTION
-------           -----------

2.1 Agreement of Merger and Plan of Reorganization dated as of July 1, 1998 among the Company and its wholly-owned subsidiary; Applied Retail Solutions, Inc., and the shareholders of Applied Retail Solutions, Inc., incorporated by reference to exhibit 2.1 to the Company's 8-K filed on September 16, 1998.

2.2 First Amendment to the Agreement and Plan of Reorganization dated January 28, 1999 among the Company and its wholly- owned subsidiary, Applied Retail Solutions, Inc., and the shareholders of Applied Retail Solutions, Inc., incorporated by reference to exhibit 2.1 to the Company's Form 10-QSB for the quarter ended December 31, 1998.

2.3 Second Amendment to the Agreement and Plan of Reorganization dated May 24, 1999 among the Company and its wholly-owned subsidiary, Applied Retail Solutions, Inc., and the shareholders of Applied Retail Solutions, Inc., incorporated by reference to exhibit 2.12 to the Company's 10-KSB for the fiscal year ended March 31, 1999.

2.4 Stock Purchase Agreement dated June 1, 1999 among the Company, Island Pacific Systems Corporation, and the shareholders of Island Pacific Systems Corporation, incorporated by reference to exhibit 2.1 to the Company's Form 8-K filed on June 18, 1999.

2.5 Asset Purchase Agreement dated March 16, 2000 among the Company, MarketPlace Systems Corporation and Jay Fisher, incorporated by reference to exhibit 2.15 to the Company's 10-K for the fiscal year ended March 31, 2000.

2.6 Agreement and Plan of Merger of Island Pacific, Inc. and SVI Holdings, Inc. dated February 20, 2001, incorporated by reference to exhibit 2.8 to the Company's 10-K for the fiscal year ended March 31, 2001.

2.7 Purchase and Exchange Agreement dated as of January 1, 2002 between the Company and Softline Limited, incorporated by reference to exhibit 2.1 to the Company's 8-K filed May 16, 2002. Exhibits and schedules have been omitted pursuant to
                  Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.

2.8 Deed of Appointment dated February 20, 2002 between the bank and the receivers of SVI Retail (Pty) Limited, incorporated by reference to exhibit 2.2 to the Company's 10-K filed July 16, 2002. Exhibits and schedules have been omitted pursuant to
                  Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.

2.9 Business Sale Agreement dated May 3, 2002 among the receivers and managers of the assets of SVI Retail (Pty) Limited and QQQ Systems PTY Limited, incorporated by reference to exhibit 2.3 to the Company's 10-K filed July 16, 2002. Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.

2.10 Securities Purchase Agreement dated March 31, 2003 by and among the Company, Midsummer Investment, Ltd., Omicron Master Trust, and Islandia, L.P., incorporated by reference to exhibit 2.1 to the Company's Form 8-K filed April 15, 2003.

2.11 Securities Purchase Agreement dated April 1, 2003 by and among the Company and MBSJ Investors, LLC, incorporated by reference to exhibit 2.2 to the Company's Form 8-K filed on April 15, 2003.

2.12 Agreement dated May 6, 2003 by and among the Company, Crestview Capital Fund I, L.P., Crestview Capital Fund II, L.P. and Crestview Capital Offshore Fund, Inc., incorporated by reference to exhibit 2.12 to the Company Form S-1 filed on May 12, 2003.

2.13 Securities Purchase Agreement dated June 27, 2003 by and among the Company and the purchasers named therein, incorporated by reference to exhibit 2.1 to the Company's Form 8-K filed on July 2, 2003.

2.14 Securities Purchase Agreement dated November 7, 2003 by and among the Company and the purchasers named therein, incorporated by reference to exhibit 2.1 to the Company's Form 8-K filed on November 12, 2003.

3.1 Amended and Restated Certificate of Incorporation, incorporated by reference to exhibit 3.1 to the Company's 8-K filed on July 15, 2003.

3.2               Certificate of Designation, incorporated by reference to
                  exhibit 4.1 of the Company's 8-K filed May 16, 2002.

3.3 Restated Bylaws, incorporated by reference to exhibit 3.2 to the Company's 10-K for the fiscal year ended March 31, 2001.

4.1 Registration Rights Agreement dated as of March 31, 2003 by and among the Company, Midsummer Investment, Ltd., Omicron Master Trust, and Islandia, L.P., incorporated by reference to exhibit 4.1 to the Company's Form 8-K filed April 15, 2003.

4.2 Registration Rights Agreement dated as of April 1, 2003 between the Company and MBSJ Investors LLC., incorporated by reference to exhibit 4.2 to the Company's Form 8-K filed April 15, 2003.

4.3 Registration Rights Agreement dated June 27, 2003 by and among the Company and the parties named therein, incorporated by reference to exhibit 4.1 to the Company's Form 8-K filed on July 2, 2003.

4.4 Registration Rights Agreement dated November 7, 2003 by and among the Company and the parties named therein, incorporated by reference to exhibit 4.1 to the Company's Form 8-K filed on November 12, 2003.

4.5 Settlement Agreement, Mutual Release and Covenant Not to Sue by and among the Company and Cord Camera Centers, Inc. dated September 30, 2003.

5.1               Opinion of Solomon Ward Seidenwurm & Smith, LLP.

10.1 Incentive Stock Option Plan, as amended April 1, 1998, incorporated by reference to exhibit 10.1 to the Company's 10-QSB for the quarter ended September 30, 1998.

10.2 1998 Incentive Stock Plan, as amended, incorporated by reference to exhibit 10.4 to the Company's 10-K for the fiscal year ended March 31, 2001.

10.3 Employment Agreement of Barry M. Schechter dated effective October 1, 2000, incorporated by reference to exhibit 10.2 to the Company's 10-K for the fiscal year ended March 31, 2001.

10.4 Term Loan Agreement dated June 3, 1999 between the Company and Union Bank of California, N.A., incorporated by reference to exhibit 10.1 to the Company's 8-K filed on June 18, 1999.

10.5 Amendment No. 1 to Term Loan Agreement between the Company and Union Bank of California, N.A., dated May 31, 2000, incorporated by reference to exhibit 10.24 to the Company's 10-K for the fiscal year ended March 31, 2000.

10.6 Revolving Note between the Company and Union Bank of California, N.A., dated May 31, 2000, incorporated by reference to exhibit 10.25 to the Company's 10-K for the fiscal year ended March 31, 2000.

10.7 Amendment No. 2 to Term Loan Agreement between the Company and Union Bank of California, N.A., dated July 13, 2000, incorporated by reference to exhibit 10.26 to the Company's 10-K for the fiscal year ended March 31, 2000.

10.8 Term Loan Note of the Company in favor of Union Bank of California, N.A. dated July 13, 2000, incorporated by reference to exhibit 10.27 to the Company's 10-K for the fiscal year ended March 31, 2000.

10.9 Common Stock Purchase Agreement dated December 22, 2000 between the Company, Koyah Leverage Partners, L.P., Koyah Partners, L.P., Nigel Davey, and Brian Cathcart, incorporated by reference as exhibit 10.2 to the Company's 8-K filed on January 8, 2001.

10.10 Amendment No. 3 to Term Loan Agreement, incorporated by reference to exhibit 10.6 to the Company's 10-Q filed February 14, 2001.

10.11 Letter Agreement between the Company and Union Bank of California, N.A. dated April 24, 2001, incorporated by reference to exhibit 10.18 to the Company's 10-K for the fiscal year ended March 31, 2001.

10.12 Letter Agreement between the Company and Union Bank of California, N.A. dated June 22, 2001, incorporated by reference to exhibit 10.19 to the Company's 10-K for the fiscal year ended March 31, 2001.

10.13 Amended and Restated Term Loan Agreement between the Company and Union Bank of California, N.A. dated as of June 29, 2001, incorporated by reference to exhibit 10.20 to the Company's 10-K for the fiscal year ended March 31, 2001.

10.14 First Amendment to Amended and Restated Term Loan Agreement between the Company and Union Bank of California, N.A. dated as of March 18, 2002, and First Amendment to Amended and Restated Pledge Agreement between the Company, Sabica Ventures, Inc., SVI Retail, Inc., SVI Training Products, Inc., and Union Bank of California, N.A. dated as of March 18, 2002, each incorporated by reference to exhibit 10.4 to the Company's 10-K filed on July 16, 2002.

10.15 Second Amendment to Amended and Restated Term Loan Agreement between the Company and Union Bank of California, N.A. dated as of May 21, 2001, incorporated by reference to exhibit 10.5 to the Company's 10-K filed on July 16, 2002.

10.16 Third Amendment to Amended and Restated Term Loan Agreement between the Company and Union Bank of California, N.A. dated as of July 15, 2002, incorporated by reference to exhibit 10.6 to the Company's 10-K filed on July 16, 2002.

10.17 Fourth Amendment to Amended and Restated Term Loan Agreement between the Company and Union Bank of California, N.A. dated as of November 15, 2002, incorporated by reference to exhibit
                  10.3 to the Company's 10-Q filed on February 14, 2003.

10.18 Warrant in favor of UNIONBANCAL EQUITIES, Inc. dated January 2, 2003, incorporated by reference to exhibit 10.4 to the Company's 10-Q filed on February 14, 2003.

10.19 Common Stock Purchase Agreement between the Company and AMRO International, S.A. dated March 13, 2000, incorporated by reference to exhibit 10.28 to the Company's 10-K for the fiscal year ended March 31, 2000.

10.20 Registration Rights Agreement between the Company and AMRO International, S.A. dated March 13, 2000, incorporated by reference to exhibit 10.29 to the Company's 10-K for the fiscal year ended March 31, 2000.

10.21 Letter Agreement between the Company and AMRO International, S.A. dated March 1, 2000, incorporated by reference to exhibit
                  10.23 to the Company's 10-K for the fiscal year ended March 31, 2001.

10.22 Common Stock Option Agreement dated May 24, 1999 between the Company and Softline Limited, incorporated by reference to exhibit 10.30 to the Company's 10-K for the fiscal year ended March 31, 2000.

10.23 Amended and Restated Subordinated Promissory Note of the Company in favor of Softline Limited dated June 30, 2001, incorporated by reference to exhibit 10.26 to the Company's 10-K for the fiscal year ended March 31, 2001.

10.24 Investor Rights Agreement between the Company and Softline Limited dated as of January 1, 2002, incorporated by reference to exhibit 4.2 to the Company's 8-K filed May 16, 2002.

10.25 Investors' Rights Agreement among SVI Holdings, Inc., Koyah Leverage Partners, L.P. and Koyah Partners, L.P. dated July 19, 2002, incorporated by reference to exhibit 10.25 to the Company Form S-1 filed on May 12, 2003.

10.26 Investors' Rights Agreement among SVI Holdings, Inc., Koyah Leverage Partners, L.P. and Koyah Partners, L.P., dated December 22, 2000, incorporated by reference to exhibit 10.3 to the Company's 8-K filed January 8, 2001.

10.27 Amendment Agreement between the Company, Koyah Leverage Partners, Koyah Partners, L.P., Raven Partners, L.P., Nigel Davey, and Brian Cathcart dated July 15, 2002, incorporated by reference to exhibit 10.11 to the Company's 10-K filed on July 16, 2002.

10.28 First Amendment to Amendment Agreement between the Company, Koyah Leverage Partners, Koyah Partners, L.P., Raven Partners, L.P., Nigel Davey, and Brian Cathcart dated December 5, 2002, incorporated by reference to exhibit 10.6 to the Company's 10-Q filed on February 14, 2003.

10.29 Second Amendment to Amendment Agreement between the Company, Koyah Leverage Partners, Koyah Partners, L.P., and Raven Partners, L.P. dated March 14, 2003, incorporated by reference to exhibit 10.29 to the Company Form S-1 filed on May 12, 2003.

10.30 Third Amendment to Amendment Agreement between the Company, Koyah Leverage Partners, Koyah Partners, L.P., and Raven Partners, L.P. dated March 28, 2003, incorporated by reference to exhibit 10.30 to the Company Form S-1 filed on May 12, 2003.

10.31 Fourth Amendment to Amendment Agreement between the Company, Koyah Leverage Partners, Koyah Partners, L.P., and Raven Partners, L.P. dated April 3, 2003, incorporated by reference to exhibit 2.12 to the Company Form S-1 filed on May 12, 2003.

10.32 Fifth Amendment to Amendment Agreement between the Company, Koyah Leverage Partners, Koyah Partners, L.P., and Raven Partners, L.P. dated June 27, 2003 (included herewith).

10.33 Convertible Promissory Note and Grant of Security Interest between SVI Holdings, Inc. and Koyah Leverage Partners L.P., dated December 14, 2000, incorporated by reference to exhibit
                  10.1 to the Company's 8-K filed January 8, 2001.

10.34 Form of Warrant To Purchase Common Stock, incorporated by reference to exhibit 10.4 to the Company's 8-K filed January 8, 2001.

10.35 Form of Convertible Promissory Note for entities related to ICM Asset Management, Inc., incorporated by reference to exhibit 10.31 to the Company's 10-K for the fiscal year ended March 31, 2001.

10.36 Loan Note in Favor of Datafaction, as amended, incorporated by reference to exhibit 10.5 to the Company's 10-Q filed February 14, 2001.

10.37 Promissory Note in favor of Barry Schechter, dated February 13, 2001, incorporated by reference to exhibit 10.33 to the Company's 10-K for the fiscal year ended March 31, 2001.

10.38 Umbrella Agreement with Toys `R Us, incorporated by reference to exhibit 10.34 to the Company's 10-K for the fiscal year ended March 31, 2001. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

10.39 License Agreement for Software Products with Toys `R Us, incorporated by reference to exhibit 10.35 of the Company's 10-K for the fiscal year ended March 31, 2002. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

10.40 Modification Agreement with Toys `R Us, as amended, incorporated by reference to exhibit 10.36 of the Company's 10-K for the fiscal year ended March 31, 2002. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

10.41 Services Agreement with Toys "R" Us, incorporated by reference to exhibit 10.37 of the Company's 10-K for the fiscal year ended March 31, 2001. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

10.42 Professional Services Agreement between SVI Retail, Inc. and Toys "R" Us dated July 10, 2001, incorporated by reference to exhibit 10.2 to the Company's 10-Q for the quarter ended September 30, 2001. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

10.43             Purchase Agreement between the Company and Toys "R" Us, Inc.
                  dated May 29, 2002, incorporated by reference to exhibit 10. 14 to the Company's 10-K filed on July 16, 2002.

10.44 Convertible Note in favor of Toys "R" Us, Inc. dated May 29, 2002, incorporated by reference to exhibit 10.15 to the Company's 10-K filed on July 16, 2002.

10.45 Warrant in favor of Toys "R" Us, Inc. dated May 29, 2002, incorporated by reference to exhibit 10.16 to the Company's 10-K filed on July 16, 2002.

10.46 Development Agreement between the Company and Toys "R" Us, Inc. dated May 29, 2002, incorporated by reference to exhibit
                  10.17 to the Company's 10-K filed on July 16, 2002. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

10.47 Discounted Loan Payoff Agreement dated March 31, 2003 by and among Union Bank of California, N.A., the Company, SVI Retail, Inc., Sabica Ventures, Inc., and SVI Training Products, Inc., incorporated by reference to exhibit 10.3 to the Company's Form 8-K filed April 15, 2003.

10.48 Unsecured Promissory Note dated March 31, 2003 in favor of Union Bank of California, incorporated by reference to exhibit
                  10.48 to the Company Form S-1 filed on May 12, 2003.

10.49 Summary of loan transactions between the Company and World Wide Business Centres, incorporated by reference to exhibit
                  10.12 to the Company's 10-K filed on July 16, 2002.

10.50 Option Agreement between Softline Ltd. and Steven Beck, as trustee of a certain management group of Island Pacific, Inc.

21.1              List of Subsidiaries (included herewith).

23.1              Consent of Deloitte & Touche LLP, independent auditors.

23.2 Consent of Singer Lewak Greenbaum & Goldstein LLP, independent auditors.

23.3 Consent of Solomon Ward Seidenwurm & Smith, LLP. Reference is made to Exhibit 5.1.

24.1 Power of Attorney. Reference is made to the signature page hereof.

ITEM 17.          UNDERTAKINGS

         We hereby undertake:

         (1) To file, during any period in which offers or sales are being made pursuant to this registration statement, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase of decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement as effective; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced above or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, on December 8, 2003.


                                   ISLAND PACIFIC, INC., A DELAWARE CORPORATION

                                   By: /s/ Harvey Braun
                                       ---------------------------------------
                                   Harvey Braun, Chief Executive Officer and
                                   Chairman of the Board
                                   (Principal Executive Officer)

                                   By: /s/ Ran Furman
                                       ---------------------------------------
                                   Ran Furman, Chief Financial Officer
                                   (Principal Financial and Accounting Officer)


                                POWER OF ATTORNEY

         The registrant and each person whose signature appears below constitutes and appoints Harvey Braun and Ran Furman and any agent for service named in this registration statement and each of them, his, her, or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her, or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed under Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURES                         CAPACITY                              DATE


/s/ Harvey Braun            Chief Executive Officer and Chairman        12/8/03
------------------------
Harvey Braun

/s/ Steven Beck             President, Chief Operating Officer          12/8/03
------------------------    and Director
Steven Beck

/s/ Ivan M. Epstein         Director                                    12/8/03
------------------------
Ivan M. Epstein

/s/ Ian Bonner              Director                                    12/8/03
------------------------
Ian Bonner

/s/ Michael Silverman       Director                                    12/8/03
------------------------
Michael Silverman

/s/ Robert P. Wilkie        Director                                    12/8/03
------------------------
Robert P. Wilkie

                                  EXHIBIT INDEX

EXHIBIT           DESCRIPTION
-------           -----------

2.1 Agreement of Merger and Plan of Reorganization dated as of July 1, 1998 among the Company and its wholly-owned subsidiary; Applied Retail Solutions, Inc., and the shareholders of Applied Retail Solutions, Inc., incorporated by reference to exhibit 2.1 to the Company's 8-K filed on September 16, 1998.

2.2 First Amendment to the Agreement and Plan of Reorganization dated January 28, 1999 among the Company and its wholly- owned subsidiary, Applied Retail Solutions, Inc., and the shareholders of Applied Retail Solutions, Inc., incorporated by reference to exhibit 2.1 to the Company's Form 10-QSB for the quarter ended December 31, 1998.

2.3 Second Amendment to the Agreement and Plan of Reorganization dated May 24, 1999 among the Company and its wholly-owned subsidiary, Applied Retail Solutions, Inc., and the shareholders of Applied Retail Solutions, Inc., incorporated by reference to exhibit 2.12 to the Company's 10-KSB for the fiscal year ended March 31, 1999.

2.4 Stock Purchase Agreement dated June 1, 1999 among the Company, Island Pacific Systems Corporation, and the shareholders of Island Pacific Systems Corporation, incorporated by reference to exhibit 2.1 to the Company's Form 8-K filed on June 18, 1999.

2.5 Asset Purchase Agreement dated March 16, 2000 among the Company, MarketPlace Systems Corporation and Jay Fisher, incorporated by reference to exhibit 2.15 to the Company's 10-K for the fiscal year ended March 31, 2000.

2.6 Agreement and Plan of Merger of Island Pacific, Inc. and SVI Holdings, Inc. dated February 20, 2001, incorporated by reference to exhibit 2.8 to the Company's 10-K for the fiscal year ended March 31, 2001.

2.7 Purchase and Exchange Agreement dated as of January 1, 2002 between the Company and Softline Limited, incorporated by reference to exhibit 2.1 to the Company's 8-K filed May 16, 2002. Exhibits and schedules have been omitted pursuant to
                  Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.

2.8 Deed of Appointment dated February 20, 2002 between the bank and the receivers of SVI Retail (Pty) Limited, incorporated by reference to exhibit 2.2 to the Company's 10-K filed July 16, 2002. Exhibits and schedules have been omitted pursuant to
                  Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.

2.9 Business Sale Agreement dated May 3, 2002 among the receivers and managers of the assets of SVI Retail (Pty) Limited and QQQ Systems PTY Limited, incorporated by reference to exhibit 2.3 to the Company's 10-K filed July 16, 2002. Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the Securities and Exchange Commission upon request.

2.10 Securities Purchase Agreement dated March 31, 2003 by and among the Company, Midsummer Investment, Ltd., Omicron Master Trust, and Islandia, L.P., incorporated by reference to exhibit 2.1 to the Company's Form 8-K filed April 15, 2003.

2.11 Securities Purchase Agreement dated April 1, 2003 by and among the Company and MBSJ Investors, LLC, incorporated by reference to exhibit 2.2 to the Company's Form 8-K filed on April 15, 2003.

2.12 Agreement dated May 6, 2003 by and among the Company, Crestview Capital Fund I, L.P., Crestview Capital Fund II, L.P. and Crestview Capital Offshore Fund, Inc., incorporated by reference to exhibit 2.12 to the Company Form S-1 filed on May 12, 2003.

2.13 Securities Purchase Agreement dated June 27, 2003 by and among the Company and the purchasers named therein, incorporated by reference to exhibit 2.1 to the Company's Form 8-K filed on July 2, 2003.

2.14 Securities Purchase Agreement dated November 7, 2003 by and among the Company and the purchasers named therein, incorporated by reference to exhibit 2.1 to the Company's Form 8-K filed on November 12, 2003.

3.1 Amended and Restated Certificate of Incorporation, incorporated by reference to exhibit 3.1 to the Company's 8-K filed on July 15, 2003.

3.2               Certificate of Designation, incorporated by reference to
                  exhibit 4.1 of the Company's 8-K filed May 16, 2002.

3.3 Restated Bylaws, incorporated by reference to exhibit 3.2 to the Company's 10-K for the fiscal year ended March 31, 2001.

4.1 Registration Rights Agreement dated as of March 31, 2003 by and among the Company, Midsummer Investment, Ltd., Omicron Master Trust, and Islandia, L.P., incorporated by reference to exhibit 4.1 to the Company's Form 8-K filed April 15, 2003.

4.2 Registration Rights Agreement dated as of April 1, 2003 between the Company and MBSJ Investors LLC., incorporated by reference to exhibit 4.2 to the Company's Form 8-K filed April 15, 2003.

4.3 Registration Rights Agreement dated June 27, 2003 by and among the Company and the parties named therein, incorporated by reference to exhibit 4.1 to the Company's Form 8-K filed on July 2, 2003.

4.4 Registration Rights Agreement dated November 7, 2003 by and among the Company and the parties named therein, incorporated by reference to exhibit 4.1 to the Company's Form 8-K filed on November 12, 2003.

4.5 Settlement Agreement, Mutual Release and Covenant Not to Sue by and among the Company and Cord Camera Centers, Inc. dated September 30, 2003.

5.1               Opinion of Solomon Ward Seidenwurm & Smith, LLP.

10.1 Incentive Stock Option Plan, as amended April 1, 1998, incorporated by reference to exhibit 10.1 to the Company's 10-QSB for the quarter ended September 30, 1998.

10.2 1998 Incentive Stock Plan, as amended, incorporated by reference to exhibit 10.4 to the Company's 10-K for the fiscal year ended March 31, 2001.

10.3 Employment Agreement of Barry M. Schechter dated effective October 1, 2000, incorporated by reference to exhibit 10.2 to the Company's 10-K for the fiscal year ended March 31, 2001.

10.4 Term Loan Agreement dated June 3, 1999 between the Company and Union Bank of California, N.A., incorporated by reference to exhibit 10.1 to the Company's 8-K filed on June 18, 1999.

10.5 Amendment No. 1 to Term Loan Agreement between the Company and Union Bank of California, N.A., dated May 31, 2000, incorporated by reference to exhibit 10.24 to the Company's 10-K for the fiscal year ended March 31, 2000.

10.6 Revolving Note between the Company and Union Bank of California, N.A., dated May 31, 2000, incorporated by reference to exhibit 10.25 to the Company's 10-K for the fiscal year ended March 31, 2000.

10.7 Amendment No. 2 to Term Loan Agreement between the Company and Union Bank of California, N.A., dated July 13, 2000, incorporated by reference to exhibit 10.26 to the Company's 10-K for the fiscal year ended March 31, 2000.

10.8 Term Loan Note of the Company in favor of Union Bank of California, N.A. dated July 13, 2000, incorporated by reference to exhibit 10.27 to the Company's 10-K for the fiscal year ended March 31, 2000.

10.9 Common Stock Purchase Agreement dated December 22, 2000 between the Company, Koyah Leverage Partners, L.P., Koyah Partners, L.P., Nigel Davey, and Brian Cathcart, incorporated by reference as exhibit 10.2 to the Company's 8-K filed on January 8, 2001.

10.10 Amendment No. 3 to Term Loan Agreement, incorporated by reference to exhibit 10.6 to the Company's 10-Q filed February 14, 2001.

10.11 Letter Agreement between the Company and Union Bank of California, N.A. dated April 24, 2001, incorporated by reference to exhibit 10.18 to the Company's 10-K for the fiscal year ended March 31, 2001.

10.12 Letter Agreement between the Company and Union Bank of California, N.A. dated June 22, 2001, incorporated by reference to exhibit 10.19 to the Company's 10-K for the fiscal year ended March 31, 2001.

10.13 Amended and Restated Term Loan Agreement between the Company and Union Bank of California, N.A. dated as of June 29, 2001, incorporated by reference to exhibit 10.20 to the Company's 10-K for the fiscal year ended March 31, 2001.

10.14 First Amendment to Amended and Restated Term Loan Agreement between the Company and Union Bank of California, N.A. dated as of March 18, 2002, and First Amendment to Amended and Restated Pledge Agreement between the Company, Sabica Ventures, Inc., SVI Retail, Inc., SVI Training Products, Inc., and Union Bank of California, N.A. dated as of March 18, 2002, each incorporated by reference to exhibit 10.4 to the Company's 10-K filed on July 16, 2002.

10.15 Second Amendment to Amended and Restated Term Loan Agreement between the Company and Union Bank of California, N.A. dated as of May 21, 2001, incorporated by reference to exhibit 10.5 to the Company's 10-K filed on July 16, 2002.

10.16 Third Amendment to Amended and Restated Term Loan Agreement between the Company and Union Bank of California, N.A. dated as of July 15, 2002, incorporated by reference to exhibit 10.6 to the Company's 10-K filed on July 16, 2002.

10.17 Fourth Amendment to Amended and Restated Term Loan Agreement between the Company and Union Bank of California, N.A. dated as of November 15, 2002, incorporated by reference to exhibit
                  10.3 to the Company's 10-Q filed on February 14, 2003.

10.18 Warrant in favor of UNIONBANCAL EQUITIES, Inc. dated January 2, 2003, incorporated by reference to exhibit 10.4 to the Company's 10-Q filed on February 14, 2003.

10.19 Common Stock Purchase Agreement between the Company and AMRO International, S.A. dated March 13, 2000, incorporated by reference to exhibit 10.28 to the Company's 10-K for the fiscal year ended March 31, 2000.

10.20 Registration Rights Agreement between the Company and AMRO International, S.A. dated March 13, 2000, incorporated by reference to exhibit 10.29 to the Company's 10-K for the fiscal year ended March 31, 2000.

10.21 Letter Agreement between the Company and AMRO International, S.A. dated March 1, 2000, incorporated by reference to exhibit
                  10.23 to the Company's 10-K for the fiscal year ended March 31, 2001.

10.22 Common Stock Option Agreement dated May 24, 1999 between the Company and Softline Limited, incorporated by reference to exhibit 10.30 to the Company's 10-K for the fiscal year ended March 31, 2000.

10.23 Amended and Restated Subordinated Promissory Note of the Company in favor of Softline Limited dated June 30, 2001, incorporated by reference to exhibit 10.26 to the Company's 10-K for the fiscal year ended March 31, 2001.

10.24 Investor Rights Agreement between the Company and Softline Limited dated as of January 1, 2002, incorporated by reference to exhibit 4.2 to the Company's 8-K filed May 16, 2002.

10.25 Investors' Rights Agreement among SVI Holdings, Inc., Koyah Leverage Partners, L.P. and Koyah Partners, L.P. dated July 19, 2002, incorporated by reference to exhibit 10.25 to the Company Form S-1 filed on May 12, 2003.

10.26 Investors' Rights Agreement among SVI Holdings, Inc., Koyah Leverage Partners, L.P. and Koyah Partners, L.P., dated December 22, 2000, incorporated by reference to exhibit 10.3 to the Company's 8-K filed January 8, 2001.

10.27 Amendment Agreement between the Company, Koyah Leverage Partners, Koyah Partners, L.P., Raven Partners, L.P., Nigel Davey, and Brian Cathcart dated July 15, 2002, incorporated by reference to exhibit 10.11 to the Company's 10-K filed on July 16, 2002.

10.28 First Amendment to Amendment Agreement between the Company, Koyah Leverage Partners, Koyah Partners, L.P., Raven Partners, L.P., Nigel Davey, and Brian Cathcart dated December 5, 2002, incorporated by reference to exhibit 10.6 to the Company's 10-Q filed on February 14, 2003.

10.29 Second Amendment to Amendment Agreement between the Company, Koyah Leverage Partners, Koyah Partners, L.P., and Raven Partners, L.P. dated March 14, 2003, incorporated by reference to exhibit 10.29 to the Company Form S-1 filed on May 12, 2003.

10.30 Third Amendment to Amendment Agreement between the Company, Koyah Leverage Partners, Koyah Partners, L.P., and Raven Partners, L.P. dated March 28, 2003, incorporated by reference to exhibit 10.30 to the Company Form S-1 filed on May 12, 2003.

10.31 Fourth Amendment to Amendment Agreement between the Company, Koyah Leverage Partners, Koyah Partners, L.P., and Raven Partners, L.P. dated April 3, 2003, incorporated by reference to exhibit 2.12 to the Company Form S-1 filed on May 12, 2003.

10.32 Fifth Amendment to Amendment Agreement between the Company, Koyah Leverage Partners, Koyah Partners, L.P., and Raven Partners, L.P. dated June 27, 2003 (included herewith).

10.33 Convertible Promissory Note and Grant of Security Interest between SVI Holdings, Inc. and Koyah Leverage Partners L.P., dated December 14, 2000, incorporated by reference to exhibit
                  10.1 to the Company's 8-K filed January 8, 2001.

10.34 Form of Warrant To Purchase Common Stock, incorporated by reference to exhibit 10.4 to the Company's 8-K filed January 8, 2001.

10.35 Form of Convertible Promissory Note for entities related to ICM Asset Management, Inc., incorporated by reference to exhibit 10.31 to the Company's 10-K for the fiscal year ended March 31, 2001.

10.36 Loan Note in Favor of Datafaction, as amended, incorporated by reference to exhibit 10.5 to the Company's 10-Q filed February 14, 2001.

10.37 Promissory Note in favor of Barry Schechter, dated February 13, 2001, incorporated by reference to exhibit 10.33 to the Company's 10-K for the fiscal year ended March 31, 2001.

10.38 Umbrella Agreement with Toys `R Us, incorporated by reference to exhibit 10.34 to the Company's 10-K for the fiscal year ended March 31, 2001. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

10.39 License Agreement for Software Products with Toys `R Us, incorporated by reference to exhibit 10.35 of the Company's 10-K for the fiscal year ended March 31, 2002. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

10.40 Modification Agreement with Toys `R Us, as amended, incorporated by reference to exhibit 10.36 of the Company's 10-K for the fiscal year ended March 31, 2002. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

10.41 Services Agreement with Toys "R" Us, incorporated by reference to exhibit 10.37 of the Company's 10-K for the fiscal year ended March 31, 2001. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

10.42 Professional Services Agreement between SVI Retail, Inc. and Toys "R" Us dated July 10, 2001, incorporated by reference to exhibit 10.2 to the Company's 10-Q for the quarter ended September 30, 2001. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

10.43             Purchase Agreement between the Company and Toys "R" Us, Inc.
                  dated May 29, 2002, incorporated by reference to exhibit 10. 14 to the Company's 10-K filed on July 16, 2002.

10.44 Convertible Note in favor of Toys "R" Us, Inc. dated May 29, 2002, incorporated by reference to exhibit 10.15 to the Company's 10-K filed on July 16, 2002.

10.45 Warrant in favor of Toys "R" Us, Inc. dated May 29, 2002, incorporated by reference to exhibit 10.16 to the Company's 10-K filed on July 16, 2002.

10.46 Development Agreement between the Company and Toys "R" Us, Inc. dated May 29, 2002, incorporated by reference to exhibit
                  10.17 to the Company's 10-K filed on July 16, 2002. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

10.47 Discounted Loan Payoff Agreement dated March 31, 2003 by and among Union Bank of California, N.A., the Company, SVI Retail, Inc., Sabica Ventures, Inc., and SVI Training Products, Inc., incorporated by reference to exhibit 10.3 to the Company's Form 8-K filed April 15, 2003.

10.48 Unsecured Promissory Note dated March 31, 2003 in favor of Union Bank of California, incorporated by reference to exhibit
                  10.48 to the Company Form S-1 filed on May 12, 2003.

10.49 Summary of loan transactions between the Company and World Wide Business Centres, incorporated by reference to exhibit
                  10.12 to the Company's 10-K filed on July 16, 2002.

10.50 Option Agreement between Softline Ltd. and Steven Beck, as trustee of a certain management group of Island Pacific, Inc.

21.1              List of Subsidiaries (included herewith).

23.1              Consent of Deloitte & Touche LLP, independent auditors.

23.2 Consent of Singer Lewak Greenbaum & Goldstein LLP, independent auditors.

23.3 Consent of Solomon Ward Seidenwurm & Smith, LLP. Reference is made to Exhibit 5.1.

24.1 Power of Attorney. Reference is made to the signature page hereof.